Prospectus Supplement (Sales Report) No. 1 dated January 11, 2011 to Prospectus dated January 7, 2011	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated January 7, 2011 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated January 7, 2011 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 475275

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
475275	$9,200	$9,200	12.98%	1.00%	January 7, 2011	January 16, 2014	January 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 475275. Member loan 475275 was requested on January 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	Paychex Inc	Debt-to-income ratio:	21.91%
Length of employment:	10+ years	Location:	Pompton Lakes, NJ

Home town:
Current & past employers:	Paychex Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/11 > I would like to pay off all my higher rate credit card accounts as well as an installment loan with a remaining balance. Thank you very much for your assistance.

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	49
Revolving Credit Balance:	$5,508.00	Public Records On File:	3
Revolving Line Utilization:	25.40%	Months Since Last Record:	65
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 542218

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542218	$1,500	$1,500	6.91%	1.00%	January 5, 2011	January 16, 2014	January 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 542218. Member loan 542218 was requested on January 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,616 / month
Current employer:	hardin co board of Education	Debt-to-income ratio:	16.22%
Length of employment:	10+ years	Location:	Elizabethtown, KY

Home town:
Current & past employers:	hardin co board of Education
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/11 > Christmas debt

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1982	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	41
Revolving Credit Balance:	$7,837.00	Public Records On File:	0
Revolving Line Utilization:	43.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the hardin co board of Education?	Type your answer here teacher

Member Payment Dependent Notes Series 548461

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548461	$12,000	$12,000	10.36%	1.00%	January 5, 2011	January 14, 2014	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 548461. Member loan 548461 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Hyundai Motor America	Debt-to-income ratio:	4.59%
Length of employment:	4 years	Location:	COSTA MESA, CA

Home town:
Current & past employers:	Hyundai Motor America
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,866.00	Public Records On File:	0
Revolving Line Utilization:	92.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My questions: (1) Position (brief job summary) with current employer? (2) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before paid off? Full 3-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 371 are listed today. Not all will 100 pct fund, especially sizes $15K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are auto2atically eligible to be issued. When your listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens closer approaches expiration. More advantageous to accept partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on time payments, borrowers automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes your loan quickly funds. Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	1) Corporate Planning Division of major autmotive manufacturer - Primary responsibility is pricing vehicles for the U.S. Market (been with company 5 years). 2) Aniticpated repayment timing is 2 years. 3) I believe I would accept partially funded loan.

Member Payment Dependent Notes Series 573871

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
573871	$12,000	$12,000	8.88%	1.00%	January 11, 2011	January 11, 2014	January 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 573871. Member loan 573871 was requested on December 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:	ITC	Debt-to-income ratio:	9.15%
Length of employment:	10+ years	Location:	wixom, MI

Home town:
Current & past employers:	ITC
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,430.00	Public Records On File:	0
Revolving Line Utilization:	26.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 587135

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
587135	$7,000	$7,000	18.17%	1.00%	January 6, 2011	January 6, 2016	January 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 587135. Member loan 587135 was requested on December 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,083 / month
Current employer:	Me Day Spa	Debt-to-income ratio:	2.35%
Length of employment:	1 year	Location:	Miami, FL

Home town:
Current & past employers:	Me Day Spa
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,950.00	Public Records On File:	0
Revolving Line Utilization:	81.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Me Day Spa and where did you work prior to that?	I am a spa manager and before this I worked for an apparel company in nyc.
This loan is listed for $16k, but your LendingClub credit history shows less than $3k in revolving debt. What other debt will be paid using the funds from this loan?	The loan will be used to produce garments to cover production cost for a pending invoice order I have with Macy's.
What do you plan on using this money for?	This loan will be used to help fund the production of garments for a purchase order/invoice I have with a retailer/buyer.

Member Payment Dependent Notes Series 591674

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
591674	$12,450	$12,450	12.23%	1.00%	January 7, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 591674. Member loan 591674 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$16,783 / month
Current employer:	Rothwell Figg Ernst + Manbeck P.C.	Debt-to-income ratio:	11.88%
Length of employment:	2 years	Location:	Washington, DC

Home town:
Current & past employers:	Rothwell Figg Ernst + Manbeck P.C.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,458.00	Public Records On File:	0
Revolving Line Utilization:	92.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Rothwell Figg Ernst + Manbeck P.C. and where did you work prior to that?	I'm an associate attorney at RFEM. Prior to that, I was in law school, and prior to that, I was getting my bachelor's degree.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? DO you have any other loans apart from CC loans ? What is your monthly budget ? Please itemize Can you contact Lending club borrower services and submit documentation to get your income verified ? It increases confidence in lenders and will fund your loan faster	Other loans include the following: Student loans: Access Group, roughly 167,000 total; 30 year term, several different interest rates (average of about 7.5%); monthly payment of approximately 1250.00. Credit card: Citicards: $10500, %30 interest rate, minimum monthly payment of approximately $400. Credit card: Bank of America: $7500, %26 interest rate, minimum monthly payment of approximately $300. Credit Card: PNC Bank: $750, %11 interest rate, minimum monthly payment of approximately $15. Car Payment: GMAC, $5,300, %11 interest rate, 37 months remaining The loans that will be paid off by this loan are the CitiCards credit card and a portion of the Bank of America credit card. At the current payments I am making on the Citicards credit card, it will be paid off in three years; at the current payments I am making on the Bank of America card, it will be paid off in two. This loan will allow me to reduce my monthly payments on the Citicards credit card by approximately $90, and will allow me to pay off the Bank of America card within one year.
Attorney, Hi, My questions are: (1) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (2) Normally 300 loans listed daily; 471 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	(1) I expect to take 2-3 years to pay off the loan. Most likely, I intend to pay it off towards the end of the third year. (2) Yes, I will accept the partially funded loan.

Member Payment Dependent Notes Series 608259

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
608259	$1,800	$1,800	12.61%	1.00%	January 7, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 608259. Member loan 608259 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	California Appellate Project	Debt-to-income ratio:	13.28%
Length of employment:	2 years	Location:	Emeryville, CA

Home town:
Current & past employers:	California Appellate Project
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/11 > Hello. My loan request is multi-purpose. It will allow me to: (1) Pay off a small medical bill of $350 for prescription lenses that would otherwise accumulate interest in a monthly payment plan. (2) Pre-pay my auto insurance premium of $900 which will earn me a discounted rate. (3) Build my credit history and credit score. I am a full-time, recently promoted employee at a very stable, non-profit legal-services corporation established by the State Bar of California in 1983 and funded by the Judicial Council of California (the California Courts). My monthly budget is stable and robust. This allows me to make major purchases without the use of credit. However, in anticipation that I may some day like to make a major purchase which does require the use of credit (such as a home loan), I would like to utilize attractive credit tools such as LendingClub to build my credit history and score. Thank you.

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	42
Revolving Credit Balance:	$4,990.00	Public Records On File:	0
Revolving Line Utilization:	58.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Where did you work prior to California Appellate Project?	Prior to my employment at the California Appellate Project, where I started in 2009, I worked with People Connection Inc., from 2006 to 2009.

Member Payment Dependent Notes Series 609823

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
609823	$6,400	$6,400	5.42%	1.00%	January 10, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 609823. Member loan 609823 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	BNSF Railway	Debt-to-income ratio:	6.64%
Length of employment:	5 years	Location:	Haltom City, TX

Home town:
Current & past employers:	BNSF Railway
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > Using this loan to pay down remaining credit card debt.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,285.00	Public Records On File:	0
Revolving Line Utilization:	16.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the BNSF Railway?	I'm an operations manager, overseeing the distribution and utilization of a fleet of approximately 3000 assets across the nation.
What is it you plan on using the requested funds for?	I have credit card debt that I have been consistently paying down each month, however the interest rate on the balance will be increasing substantially after the next billing cycle, so my goal is to use these funds to pay off the rest of my balance, while borrowing at a much lower rate. Thanks!
Hello, I have some brief questions for you regarding your loan. What is your net monthly income? Could you list your monthly expenses by type & amount (mortgage/rent, car, other existing debt, utilities, insurance, phone, internet, food, gym, childcare costs)? What interest rates are you currently paying on your debt? Are you going to be the sole person paying for this loan, or will someone else be helping you pay it? How long do you expect to take to pay off this loan? Full 3-years? 2 to 3-years? 1 to 2-years? Less than 1-year? Thank you for your help, and I look forward to funding your loan.	My net monthly income is about $4000 (after taxes, health insurance, 401k, savings deductions, etc). I pay 1300/month on my mortgage, and 300 for my car. All other fixed household expenses add up to about another 600/month. So I have about 2200 in fixed expenses, another 4-500 for variable expenses (gas, food, entertainment, etc). Aside from mortgage and auto loan, and this credit card balance I'm trying to pay down, I have no other debt. I'm currently paying 0% on my debt, and that is about to expire after the next billing cycle, which is why I am now seeking this loan. I am the only person who will be repaying this loan. I expect to pay off this loan in 12-18 months. Thanks!

Member Payment Dependent Notes Series 620131

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
620131	$12,000	$12,000	16.69%	1.00%	January 10, 2011	January 4, 2016	January 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 620131. Member loan 620131 was requested on December 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$20,833 / month
Current employer:	DocuSign, Inc.	Debt-to-income ratio:	1.42%
Length of employment:	< 1 year	Location:	Fort Mill, SC

Home town:
Current & past employers:	DocuSign, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/21/10 > Loan for purchase of new Harley Davidson motorcycle for my wife. Borrower added on 12/21/10 > As stated, the funds will be used to purchase a new motorcycle for my wife. The bike in question is her "dream bike." I am employed by a very stable technology organization that is experiencing 100% growth year over year. My position, although new, is also extremely stable. While my monthly income is very robust (50% base salary, 50% commissions, and an additional $20k per year in Social Security benefits), my credit rate has suffered over the last few years due to the significant medical expenses incurred while my wife battled breast cancer. She passed away in 2009. I have since remarried. I am a mature and responsible borrower. I have budgeted to pay this loan off in twenty four months or less. Borrower added on 12/22/10 > I have been with my present employer since 11/1/2010. Prior to that I was with Omega Performance Corporation as a Vice President and Regional Manager for four years. Before Omega Performance, I was with Experian as a Strategic Account Director. Prior to Experian, I was a Principal Consultant with Dun & Bradstreet.

A credit bureau reported the following information about this borrower member on November 22, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1982	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	4
Total Credit Lines:	43	Months Since Last Delinquency:	15
Revolving Credit Balance:	$427.00	Public Records On File:	0
Revolving Line Utilization:	23.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at DocuSign, Inc. and where did you work prior to that?	I am a Regional Sales Director. I have responsibility for the Carolinas and Tennessee. I work specifically with Enterprise-level clients (i.e. Bank of America, Federal Express, Duke Energy, et al). Prior to DocuSign, Inc., I was a Vice President and Regional Manager with Omega Performance Corporation. We worked almost exclusively with the financial services community in the areas of risk management training, sales and service training, etc.. Prior to Omega Performance, I was a Strategic Account Director for Experian. Prior to that, a Principal Consultant with Dun & Bradstreet.
Is the $20,833 gross monthly income a typo?	It is not. My monthly income is comprised of approximately 50% base salary, 50% commissions, and approximately $1,500 per month in Social Security benefits paid for the care of my children whose mother passed away some years ago.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Good morning! Thank you for your interesting in financing this loan. Regarding your questions, we have only a mortgage on our primary residence (no HELOC). The balance on said loan is approximately $420,000. The approximate market value is $475,000. In addition, we have two rental properties valued in aggregate at approximately $300,000, and owe approximately $220,000 on the two combined. Again, thank you!
What was your start date with Docu Sign?	November 1, 2010. My position (Regional Sales Director) is part of a larger expansion of our sales effort. I focus on Enterprise clients in the Carolinas and Tennessee (i.e. Bank of America, Lowe's, BB&T, Federal Express, et al).
Hello, you say you are a "mature and responsible borrower" and yet your profile indicates you have had 4 delinquencies in the last 2 years. Could you please explain?	Thank you for your question. The delinquencies in question were a result of the extraordinary financial circumstances brought on by the medical treatments that my wife was going through at the time. She was diagnosed with breast cancer in 2006. It went into remission in 2007 and returned in 2008. She passed away in 2009. I have since remarried. Again, thank you for your question.
What are the ages of your children and does your current wife work and if so what is her annual income?	Good morning! I apologize for the delay in responding. I have been spending much of the holiday with family and friends. Our children are eight and nine years old. My wife is a Human Resources Manager and earns $65,000 per year. With that said, she works on contract and is not a salaried employee (therefore we are responsible for taxes, insurance, etc.).

Member Payment Dependent Notes Series 622461

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
622461	$15,000	$15,000	19.66%	1.00%	January 10, 2011	January 17, 2016	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 622461. Member loan 622461 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	Family Healthcare	Debt-to-income ratio:	21.34%
Length of employment:	< 1 year	Location:	Edmond, OK

Home town:
Current & past employers:	Family Healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 18, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,351.00	Public Records On File:	0
Revolving Line Utilization:	95.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance on my mortgage is $106,000 with a market value of $140,000. No HELOC or 2nd. Thank you.
What kind of work do you do? The following is info only: Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. No response needed, just giving you some info. Thank You!	Nurse practitioner. Thank you.
Hi, My questions are: (1) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (2) Normally 300 loans listed daily; 457 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	1) I plan on paying this loan off within 2 to 2 1/2 years if fully funded. If partially funded, I will pay it off quicker. 2) Of course I would prefer to have it fully funded, but even a partial funding will help with my consolidation. Thank you.
What was your start date with Family Healthcare?	I started Aug 20th. I will also be picking up shifts at a couple of other minor emergency clinics to help pay off my debt faster.
I like your personal finance metrics and will likely be investing in your loan application. However, would you mind verifying your employment and income with Lending Club? I ask for 3 reasons: 1) makes investors feel more secure in their investment, 2) increases your chance of getting a fully funded loan, 3) your loan app gets funded faster. So it benefits us both. LC's support staff can be reached at "support@lendingclub.com" or (866) 754-4094. They will direct you on the specifics of how to do this, but it basically involves sending a copy of your pay stubs or electronic deposit receipts. Best of luck with your application!	Thank you for your suggestions. I am in the process of verifying employment & income. Thank you.
Where did you work prior to Family Healthcare, and for how long? Secondly, is there any particular reason for your large revolving-credit debt ($27K)? Thanks in advance for your cooperation in answering these questions.	I worked in the ER at a local hospital for 3 1/2 years & at a surgical hospital for the 12 years prior to that. Pretty much all my debt (other than my house & vehicle) is a result of going to graduate school & not being able to work full time during it. Before I returned to school, I had very little revolving debt. I'm trying to clean it all up now, which is why I'm wanting this consolidation loan. Thank you.
Hi, I would be interested in investing in your note, have a few quick questions: - are you the sole wage earner in your family? - what is your net take home pay and what are your living expenses (mortgage, insurace, commute etc..) - many people (including myself) would like to have your income verified, are you in the process ? Thank you,	My take home is $5400/month and my living expenses are approx $2500/month. When I spoke with customer service yesterday, they informed me I didn't need to verify my income as they have reviewed my credit-worthiness and approved me. I had my pay stubs ready to fax. I am the sole wage earner, but I have life and disability insurance and have an emergency fund as well. Hope this info helps. Thanks
What type of debt are you trying to consolidate? Amounts and interest rates (if student loans, I assume that they have low interest rates and provide tax benefits?)? Thank you.	I am consolidating revolving credit. The amounts range from $1500-5500 with interest rates from 17-24%. My student loans are not included in this consolidation so I can keep the tax benefits intact.Thank you.

Member Payment Dependent Notes Series 622591

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
622591	$15,000	$15,000	6.17%	1.00%	January 5, 2011	January 5, 2014	January 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 622591. Member loan 622591 was requested on December 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,025 / month
Current employer:	Illinois State Police	Debt-to-income ratio:	20.11%
Length of employment:	10+ years	Location:	NAPERVILLE, IL

Home town:
Current & past employers:	Illinois State Police
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 22, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$62,919.00	Public Records On File:	0
Revolving Line Utilization:	15.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 626560

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
626560	$8,000	$8,000	14.46%	1.00%	January 10, 2011	January 12, 2016	January 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 626560. Member loan 626560 was requested on December 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,917 / month
Current employer:	Palmyra Board of Education	Debt-to-income ratio:	2.74%
Length of employment:	6 years	Location:	MERCHANTVILLE, NJ

Home town:
Current & past employers:	Palmyra Board of Education
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	10	Months Since Last Delinquency:	7
Revolving Credit Balance:	$2,467.00	Public Records On File:	0
Revolving Line Utilization:	60.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the Palmyra Board of Education?	Secretary to Principal
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	I am seeking debt consolidation for three credit cards, totaling approximately $8,000. I currently pay about $300 a month. I will be paying off two cards with the money I borrow.
My questions: (1) Position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long are you realistically expecting to service loan (active status) before paid off? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Holiday's Best Wishes. Lender: 505570 Screen ID: U S Marine Corps Retired Va Bch, Va	Secretary to Principal. Full 5 years.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My home is under my husband's name. Balance is approximately $145,000.

Member Payment Dependent Notes Series 628731

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
628731	$12,000	$12,000	10.36%	1.00%	January 10, 2011	January 16, 2014	January 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 628731. Member loan 628731 was requested on January 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Marymount Manhattan College	Debt-to-income ratio:	16.34%
Length of employment:	4 years	Location:	New York, NY

Home town:
Current & past employers:	Marymount Manhattan College
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/11 > My new years resolution, to be debt free faster! Credit Card Consolidation Plan Borrower added on 01/04/11 > My experience so far with LendingClub is great. After my loan is paid, I plan to become an investor myself!

A credit bureau reported the following information about this borrower member on December 9, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,260.00	Public Records On File:	0
Revolving Line Utilization:	86.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Marymount?	Mac/Multimedia Tech Support: Hardware and Software I also work from home for another company that is not posted in my profile.
What do you do for Marymount Manhattan College?	Mac/Multimedia Tech Support: Hardware and Software I also work from home for another company that is not posted in my profile.
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Borrower registration offers two loan repayment choices: 3-yrs (36-months), or 5-yrs (60-months). Initially chose 3-yrs length. How long do you realistically expect to service loan (an active status) before pay off? Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? < 1-yr? (After loan issued you can email support@lendingclub.com. Request to establish higher $ payment automatically shortens loan's length. Support approves requests that will repay loans more quickly when $ payment higher. After higher $ payment effective,,Support will not lower the $ payment. Voluntarily higher $ payment remains status quo loan's lifetime.) Best wishes loan 100 percent funds. Lender: 505570 Screen ID: U S Marine Corps Retired	(1) Mac/Multimedia Tech Support: Hardware and Software I also work from home for another company that is not posted in my profile. (2) 3 yrs. I currently pay more without the consolidation loan with my current rates. I plan to request a shorter term when I reach half of repayment. Also, whenever possible, I plan to pay more than my monthly deduction. Thank you for your questions.
Hello, Can you please detail the terms (amount and interest rate) of all the debt(s) you are looking to consolidate as well as the debt(s) you are not looking to consolidate? Secondly, has anything occurred to avoid accruing new debt?	I have 3 cards I'd like to consolidate. They all had lower interest rates and (through no fault of my own) the rates went up last year during the 'recession.' Very upset at these companies because I ALWAYS pay on time, and usually more than minimum. Haven't gotten around to calling them until now and they won't give me lower than what I'm approved for here at lending club, so here I am. 5400 @19% 2500 @ 22% 4500 @18% Not consolidating 8000 @8% YES!!! I'M SICK AND TIRED OF NOT HAVING ENOUGH SAVINGS!!!
Hi, I'm interested in seeing what debt you're hoping to pay off. Can you list the amounts and interest rates of the credit lines that you intend to pay off? In addition, is there any other debt that you won't be consolidating? Thanks!	This question is already answered. Thanks for asking.
Hi, Couple of questions: 1. ) Please list all your debts (all your open credit lines), APRs', outstanding balances, monthly payments for each, durations and please highlight the debt that is going to be paid-off/adjusted with this loan. 2.) Please list your take home pay, savings, all your households' expenses including mortage/rent, home-insurance, health-insurance payments, medication expenses & if any tax liens, alimony & child-care expenses? Tx	1.) I've answered part of this already on another member's question, please read. Those are the only open credit lines we have. This loan is for the lines that I'm consolidating. Before consolidation, I pay roughly $650/month. -Oops, I have a $200 line I carry with me for emergencies. I refused a credit line increase on this one. 2.) No mortgage. No kids. No smoking, drinking, drugs... I eat healthy and my partner and I like boxing and biking. We're young and a long way off from retiring. Although, I do have a retirement plan in place - company matches. Rent is $850 (including utilities) for us to split. All insurance (Medical, Dental, 403b retirement) is taken pre-tax so my net is roughly $1200/bi-weekly. Note: my partner's income is not included in my profile. Net take home is roughly $1300/bi-weekly. ***I include my partner's income because it is our combined TOTAL debt that I'm looking to consolidate. We're married 2yrs, been together now for a total of 15yrs. I handle all the finances. Another note: I work from home for another company not included in my profile: take home a week varies from 300-600/week (PER - WEEK). My partner free-lances as well, sometimes 750+/month extra. Savings is SADLY at $4500. I want a NEST EGG that's why I don't want to use it to lower my loan amount. I'm looking forward to building our savings this year when I get this consolidation loan. I am AGGRESSIVE and CONFIDENT in my ability to pay off the loan AS PROMISED and hopefully SOONER THAN AGREED. Thank you for your questions.
-What do you do at Marymount Manhattan College?	Tech Support: Hardware, software maintenance and upgrades.
Thank you, I will be investing in your loan. Please remember we all work extremely hard for our money and we're counting on you to pay us back.	I completely understand. I've played the game long enough! Read books like Stanley and Danko's The Millionaire Next Door, Suze Ormand's cheesy title (but very helpful) Young, Broke and Fabulous, subscribed to personal finance feeds and articles. That's actually how I found the Lending Club a while ago. Kept the article, did my research that this was legit in case I needed it and here I am. I'm also doing Smarty-Pig on the side. Just a small amount as another out of site-out of mind savings. All of my paycheck starting this year is set to Direct Deposit to my Savings. We plan to work hard, live frugally off my partner's paychecks and our freelance work so as to build our nest egg and finally CUT OFF these plastic chains!!!

Member Payment Dependent Notes Series 632725

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
632725	$12,000	$12,000	8.88%	1.00%	January 6, 2011	January 12, 2016	January 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 632725. Member loan 632725 was requested on December 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,333 / month
Current employer:	mannington	Debt-to-income ratio:	20.38%
Length of employment:	10+ years	Location:	ALLOWAY, NJ

Home town:
Current & past employers:	mannington
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 29, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1981	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,733.00	Public Records On File:	0
Revolving Line Utilization:	16.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is mannington and what do you do there?	I am a lab.tech for a floorcovering plant.Such as sheet vinly flooring,ceramic tile,commerical flooring,hardwood flooring etc.
Hello, what is Mannington and what do you do there? Thanks!	Mannington is afloor covering plant,hardwood floors,carpet,tile,commerical flooring and sheet vinyl flooring.I am a lab tech at mannington.
What is it you plan on using the requested funds for?	I answered these questions earlier this morning

Member Payment Dependent Notes Series 633116

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
633116	$10,000	$10,000	9.62%	1.00%	January 5, 2011	January 5, 2014	January 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 633116. Member loan 633116 was requested on December 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,417 / month
Current employer:	Aldi Inc.	Debt-to-income ratio:	0.86%
Length of employment:	10+ years	Location:	Curtis bay, MD

Home town:
Current & past employers:	Aldi Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 16, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,041.00	Public Records On File:	0
Revolving Line Utilization:	38.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Aldi Inc.?	I started as a manager trainee with Aldi about 10 years ago and was promoted to store manager after about 3 months and then promoted to my current position as a district manager after about 5 years.
Can you please itemize the debts you wish to consolidate with the $25,000?	Citi card $4000 capital one card $3000 discover $7000 Beldens card $7000 citi card #2 $3000 my fianc??e is responsible for two of these debts. I wanted to show her on this application as well however there was only a place for 1 persons name. We are combining our debts together under 1 payment. Her credit score is over 700 and her salary is the same as mine. This consolidation is to simplify things and give us a steady monthly payment.
Is the $7,417 gross monthly income yours alone, or the total of your income and your fiancee's income?	She makes an additional $7400. This loan is solely due to consolidation and making my life a little easier with bills. Between my fianc??e and I we make approximately $190000 a year. We both came from previous lifes where our significant others liked to spend money and essentially that's where the debt came from. We could afford to pay the debt off in a few months with the payments going to different companies however it's a big headache and I'm just looking to make things a little easier.
What is you and your fiancees net monthly income and $ monthly costs (mortgage, utilities, car, any CC debt/loans not consolidated by this loan, phone/internet/cable, childcare/tuition costs as applicable)? Thanks for your answer to this Q.	Her net monthly income is $4500. Her monthly bills including credit card debt are about $2000/ mnth.
Your loan profile says the loan amount is $10K, not $25K. Please explain. Please also explain why you can not just pay everything off, since your Debt To Income ratio is less than 1%. Thank you.	Lending club reduced my loan amount. Not sure why? I'm also trying to save money to buy a new home. This money was to simplify my bill paying. I could pay things off in a few months if I wanted to but I'm simply just trying to condense debt at this point.
Did you request to reduce the amount you wish to borrow? Why so?	No. Not sure but lending club reduced it. Makes no sense to me but no one was in their offices due to the holidays. I'm not certain why? This is my first experience with lending club. Not really sure how this whole program works.
Please list each of the debts (balance and APRs) that you will *not* be consolidating with this loan. Thank you in advance.	I do not have this info readily available at the time however I do know the rates I'm consolidating are significantly higher than the rate I'm getting here.

Member Payment Dependent Notes Series 636390

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
636390	$10,500	$10,500	13.72%	1.00%	January 7, 2011	January 10, 2016	January 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 636390. Member loan 636390 was requested on December 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,200 / month
Current employer:	west park elementary school	Debt-to-income ratio:	9.67%
Length of employment:	5 years	Location:	rosamond, CA

Home town:
Current & past employers:	west park elementary school
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	26
Revolving Credit Balance:	$6,755.00	Public Records On File:	0
Revolving Line Utilization:	95.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	we owe about 132000 and we do not have any equity loans outstanding on the home. current value of home is 160000.
Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month?	combined total is 7000 a month
Thank you for taking the time to answer lender questions and for the information you have provided. I am happy to help fund your loan. That said, please be aware this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we sincerely want to help you and simply ask that you be a responsible borrower and take your obligation serioursly. Best of luck to you.	Thank you
My questions: (1) Position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before paid off? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes your loan quickly funds. Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	I work for Southern Kern Unified School District as maintenance. My wife and I plan on paying off the loan in 3 years or less. Thank you for all your help.
Hello, I am interested in funding your loan, but have a couple of questions: 1) What is your monthly expenses? (i.e. Mortgage, ultilities, food, phone, cable, credit cards, etc...) 2) If for some unfortunate situation you, your spouse, or both lose your jobs, what is your back up plan to pay off this loan?	Monthly expenses are 3200 and for a back up plan we have a savings account and other money locked into CDs to use if neccessary

Member Payment Dependent Notes Series 636983

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
636983	$13,200	$13,200	6.17%	1.00%	January 7, 2011	January 11, 2014	January 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 636983. Member loan 636983 was requested on December 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	Backfin Blue Cafe	Debt-to-income ratio:	5.91%
Length of employment:	9 years	Location:	St. Petersburg, FL

Home town:
Current & past employers:	Backfin Blue Cafe
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 26, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,025.00	Public Records On File:	0
Revolving Line Utilization:	14.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at the Backfin Blue Cafe?	I am a waitress. I've worked there for 9 years. I would be considered the "senior server", if we had designations like that. I do all the training of new people.
Hello. Your current credit card debt is $8,025. What are your plans for the remainder of the money you have requested? Wishing you the best.	I have a commercial property in New Mexico that was left to me after a break up. The balance that I owe on that property is $13,000. The owner of that property is "holding the papers". The interest that my ex had for that loan is 13%. I intend to use the money to pay off that high interest loan.
Hello. Also, are you going to be able to handle the monthly payments of $402.59? Such payments represent 17% of your gross monthly income. Best regards, Jeff	The current payment I have for that property is $295.00 a month. I have never missed a payment in over 10 years. I also have a savings account that I automatically deposit $305.00 a month in. I was going to re-allocate some of my savings account money to cover the approximate $105.00 difference. Thanks for asking.
what are you going to do with the commercial property?	I currently have it listed, but I've had it listed for the better part of 10 years. I forgot to mention that I have a renter in there. He has been there since 2008, and he pays me $150/month. He pays all the utilities.

Member Payment Dependent Notes Series 637206

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
637206	$12,000	$12,000	14.09%	1.00%	January 5, 2011	January 10, 2014	January 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 637206. Member loan 637206 was requested on December 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	UBS AG	Debt-to-income ratio:	6.01%
Length of employment:	< 1 year	Location:	HAMDEN, CT

Home town:
Current & past employers:	UBS AG
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/27/10 > Consolidate all open lines and pay off existing loans. Borrower added on 12/28/10 > This loan will consolidate a Personal loan, and existing credit card debt to a prefered intrest rate. Currently with intrest rates recently changed from 10-18% to 25-38%.

A credit bureau reported the following information about this borrower member on December 27, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	19
Revolving Credit Balance:	$6,719.00	Public Records On File:	0
Revolving Line Utilization:	28.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at UBS AG and where did you work prior to that?	I am a IT Project Manager. I converted from a 18 month contract under my own company in April. Before UBS I was self employed as an IT Consultant.
Hi! I am interested in funding you. Please explain following items to clarify your loan. 1. Purpose of this loan. If for credit cards, how much are you paying back now? Also, Number of credit card that you are not going to close by this loan. 2. The reasons that you accumulated this debt. 3. Itemized monthly expense 4. Anyone who you need to financially support, for example, your children. 5. Anyone who bring income into your household. Are they in debt? Thank you for answering my questions.	The purpose of this loan is to consolidate existing lines of credit into one monthly payment. This includes an existing unsecured personal loan and 3 of my existing lines of credit. The three cards being paid down will be left open. The net interest paid using a consolidation will be less than the combined interest paid on the cards due to the rate increases by the lenders. Credit cards were used for consumption spending as I have been able to pay living expenses and continue to pay down my debts in the last 3 years. Existing Monthly Expenses: Rent $950, Food & Misc $300, $250 Personal Loan $450 Combined payment for all open card lines. Utilities $300 ( Power, Gas, Oil) Pay period Bi Weekly Net $2030. I have no dependents nor do I financially support anyone but myself. The loan will be the final bridge to consolidate all existing debts. My current and short term income will allow for this loan to be paid in full within 18 months.
Can you explain the delinquency on your record?	In may of 09 I was late as one of my creditors would not post a phone payment the Friday the payment was due. Instead posted the payment the following monday.

Member Payment Dependent Notes Series 637256

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
637256	$25,000	$25,000	16.32%	1.00%	January 6, 2011	January 4, 2014	January 4, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 637256. Member loan 637256 was requested on December 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Pacific Maritime Association	Debt-to-income ratio:	22.48%
Length of employment:	9 years	Location:	Gardena, CA

Home town:
Current & past employers:	Pacific Maritime Association
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/25/10 > I currently have no problem paying my present bills, I purely just want to lump my credit cards payments together. I have been blessed with an occupation that allows me to work a number of ways to make a generous income (longshoreman for the Port of LA/Long Beach the biggest port in the country). I plan to double up on many payments to pay loan off sooner, for I have a low mortgage loan and no car payments. Personally, I cannot stand to owe people, whether it be a $1 or more and knowing that this loan is funded my many people, all investors can rest assured that they will be my #1 priority. Before my last two year mishaps, I was the go-to gal for EVERYONE, and as soon as this little hiccup chapter in my life is over, I too will be in your place when a temporary situation brings a person to me asking me for help....I WILL REMEMBER!!!

A credit bureau reported the following information about this borrower member on December 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,796.00	Public Records On File:	0
Revolving Line Utilization:	90.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the Pacific Maritime Association?	I work for the port of LA/Long Beach as a Longshoreman(woman).
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Question 1: $133,000 Question 2: $172,000
How did you accrue the current debt? Do you have a budget and plan that allows for repayment of this loan? Please detail budget. (I use mint.com & review goals/budgets monthly)	This current debt was accrued in a few ways: 1. Keeping my mother from loosing her home in the home forclosure scares. I exhausted my savings then turned to credit. 2. A number of family members lost their jobs during the recession and needing temporary help for they have kids and I dont. Therefore, credit cards. 3. For the 1st time in many years the longshoremans on the waterfront actually took a hit in the recession. Salary averaging from $100k annually turned into 30k. It was a devastating two years. Before I was a longshoreman(woman) I was a banker securities licensed, life licensed, with a credit score of 805. I have never had a problem paying any bills nor have I ever been late. I purely just want to lump the payment together to form one payment. Fortunately, the occupation that I am in currently allows me to work as much or as little as I want, and I plan to work alot of hours to pay this off...believe me :)
Can you please list all debts, including balances, interest rates, and monthly payments, and say which you will be paying off with this loan? What are your total monthly expenses and your approximate monthly take-home pay? You mentioned that salaries for longshoremen have taken a hit in the past two years. Are things better now? How has your pay been affected? Why are you confident that you will continue to be able to earn a high salary if things have been uncertain?	Thank you Member_758012. To answer you question about the salaries of longshoreman doing better, the answer is yes they are. The reason for that is consumers are buying again. When consumers buy ANYTHING...cars, food, homes(wood to build), electronics...etc. China, Hong Kong, Taiwan...etc. have to make and ship the products to the end user. Of course the same process from the USA. Absolutely, everything we consume daily has to come through the ports. Whether it be the railroad system or ship it's most likely came through our port of LA/Long Beach for we are the largest in the country. For the 1st time in history we took a huge hit, with the recent recession people didn't know what to expect, so they stopped buying EVERYTHING. Foreign countries did the same, it was a domino effect therefore the shortage in work. However, everything seems to be progressing solidly back to normal, I think people are buying again, look at the current Xmas sales. This past year I was able to gross $80,000 annual salary and was out for two months on foot surgery, I think it's safe to say we're doing okay. The longshoremans shouldn't experience that again, and if so way after this loan is payed off :) My total monthly expenses is $2600 (min credit card payment) My approximate take-home pay $4000-6000 monthly I have the ability to work 1day a week or 7days a week sometimes a double shift in a day, all depends. I work on average 5days a week. I plan on paying my: credit union line of credit: $15000 11% credit card: $8000 21% credit card: $5000 21% Hope that answers your questions :-)
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. No response needed, just giving you some info. Thank You and Happy Holidays!	Thank you so much your helpful advice. The strange thing is I did send them all that information. Perhaps I need to call anyway to verify. Thank you once again, I truly appreciate it. Happy Holidays to you!

Member Payment Dependent Notes Series 637714

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
637714	$10,000	$10,000	6.54%	1.00%	January 7, 2011	January 5, 2014	January 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 637714. Member loan 637714 was requested on December 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	Move inc	Debt-to-income ratio:	15.38%
Length of employment:	9 years	Location:	Thousand oaks, CA

Home town:
Current & past employers:	Move inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/22/10 > Consolidation loan to pay off credit cards and any other debt Borrower added on 12/22/10 > This loan will allow me to consolidate my debt and have one payment versus multiple, which will ensure that I am at a minimum able to re-pay this debt in a timely manner. - I am a good borrower because I have been with the same company for nearly 10 years and have excellent job stability. I take pride in being an excellent risk and will sacrifice to make sure my payments are made on-time. - I have a sound budget and plan out my repayment plans and contingency plans before I apply for loan.

A credit bureau reported the following information about this borrower member on December 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,573.00	Public Records On File:	0
Revolving Line Utilization:	51.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you cancelled your credit cards? If not, what prevents you from running them back up? Will you accept partial loan? What is your job position?	I will cancel my credit cards if I get the loan. I would consider a partial loan, but cancelling all my credit cards is contingent on getting the full loan - if partial, then I would cancel all credit cards that the partial loan would cover. My position is System Administrator 1/Systems Analyst ( Service Desk Express ).

Member Payment Dependent Notes Series 637762

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
637762	$10,000	$10,000	6.91%	1.00%	January 5, 2011	January 11, 2014	January 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 637762. Member loan 637762 was requested on December 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Columbia Business School	Debt-to-income ratio:	4.37%
Length of employment:	3 years	Location:	Hoboken, NJ

Home town:
Current & past employers:	Columbia Business School
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	15
Revolving Credit Balance:	$11,511.00	Public Records On File:	0
Revolving Line Utilization:	28.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Columbia Business School?	I work with alumni to create a stronger community and raise money for different initiatives, programs and financial aid.
Please list your balances, interest, payments and your monthly living expenses, thank you.	Card 1: $3400 with a 14.24% interest rate Card 2: $7500 with 11% interest rate I spend about $500/month towards debt Living expense: rent is $1425/month, commuting expenses are about $150/month, cell phone is $37/month, about $200/month for food and $200/month for entertainment
What are the current rates and balances on the debts you are consolidating?	card 1: $3400 with a 14.24% interest rate Card 2: $7500 with 11% interest rate

Member Payment Dependent Notes Series 637920

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
637920	$16,000	$16,000	14.09%	1.00%	January 5, 2011	January 11, 2014	January 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 637920. Member loan 637920 was requested on December 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,200 / month
Current employer:	Kelly	Debt-to-income ratio:	15.17%
Length of employment:	< 1 year	Location:	Raleigh, NC

Home town:
Current & past employers:	Kelly
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/10 > Yes, Hi, I am excited about paying off 3 credit cards with very high interest rates, combining it into one payment, and having the debt paid off in 3 years. THANK YOU

A credit bureau reported the following information about this borrower member on December 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	40
Revolving Credit Balance:	$19,184.00	Public Records On File:	0
Revolving Line Utilization:	58.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Zillow.com shows the market value of my house as = $160,000. My mortgage loan = $143,150. (4.5% interest rate) Thank you for your consideration.
Hello, I am also interested in funding your loan, but am hoping you can answer some questions first. 1. Can you please tell us what your job is and verify your income with Lending Club? Verifying your monthly income will go a long way toward helping to fully fund your loan. 2. Also, can you please list your monthly expenses, including minimum credit card payments (with current interest rate on each line of revolving credit)? Thank you.	I work as a Manufacturing Engineer for Kidde Aerospace. A close estimation of my monthly expenses are: Mortgage: $902, Discover $90 @ 17%, Chase $250 @ 30%, Citicard $190@ 14%, Car Payment $360 not sure of rate, Citifinancial $120 @ 15%, Life Insurance $80 per month, food, gas....

Member Payment Dependent Notes Series 638105

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
638105	$10,000	$10,000	5.79%	1.00%	January 10, 2011	January 10, 2014	January 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 638105. Member loan 638105 was requested on December 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	Elk Grove School District	Debt-to-income ratio:	9.52%
Length of employment:	9 years	Location:	SACRAMENTO, CA

Home town:
Current & past employers:	Elk Grove School District
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 27, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	26
Revolving Credit Balance:	$10,038.00	Public Records On File:	0
Revolving Line Utilization:	27.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job with the Elk Grove School District?	I am a elementry school clerk. I work directly with parents and the school district with all matters concerning enrollment and attendence. I'm responsible for finding a place for the child within the program that fits thier needs and or finding another school for them to attend in the case of overcrowding or special needs.
Hi! I am interested in funding you. Please explain following items to clarify your loan. 1. Purpose of this loan. If for credit cards, how much are you paying back now? Also, Number of credit card that you are not going to close by this loan. 2. The reasons that you accumulated this debt. 3. Delinquencies. (Please look at your credit history of this listing.) 4. Itemized monthly expense 5. Anyone who you need to financially support, for example, your children. 6. Anyone who bring income into your household. Are they in debt? Thank you for answering my questions.	The purpose of the loan is for bill consolidation. I'm currently pay about $900.00 monthly on these bills. Only one bill will not be addressed with this loan. The debts are accumulation of vehicle problems, car insurance, and christmas spending of the years. There are no delinquencies. I currently support my one child and his father. No other income comes into the household. Itemized expenses are: Cell Phone Internet TV Credit Cards Medical Car Insurance Rent Food

Member Payment Dependent Notes Series 638127

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
638127	$8,000	$8,000	9.62%	1.00%	January 5, 2011	January 5, 2016	January 5, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 638127. Member loan 638127 was requested on December 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,600 / month
Current employer:	Mat-Su Borough School District	Debt-to-income ratio:	18.54%
Length of employment:	4 years	Location:	Wasilla, AK

Home town:
Current & past employers:	Mat-Su Borough School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/22/10 > Credit Card Debt Borrower added on 12/22/10 > This loan will be used to pay off credit card debt, and put the rest into savings for emergency purposes. I work full time as a teacher and I am on a contract where my employment is guaranteed. My monthly budget is around 4000 a month with a total left over after all bills and debt around 1500 dollars. Borrower added on 12/22/10 > I have good credit and never made a late payment on any of my loan and credit card payments. I was able to pay off a 12,000 dollar credit card balance within 1 month. Borrower added on 12/23/10 > I work in the special education department. I deal with kids that have a disability with anger issues, depression, and behavior disorders. I have never been late on a loan payment and I will make sure I will not be late with this loan. Borrower added on 12/24/10 > My monthly income is around 5,000 dollars a month which is my net pay. My bills all together per month equals to about 2800 dollars which includes all my loans, car loans, and credit card debt. Borrower added on 12/24/10 > I am willing to pay ahead with this loan and pay it off as quickly as possible, I have never been late before on a loan payment and I will make sure that this loan gets paid. Borrower added on 12/25/10 > Forgot to mention that my net pay is around 5,000 a month, Its little extra income that I do online. Pretty much income that isn't needed to be reported but this little income does go to our savings account.

A credit bureau reported the following information about this borrower member on December 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,237.00	Public Records On File:	0
Revolving Line Utilization:	15.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Mat-Su Borough School District?	I am a full time special education teacher. I teach with high school children who have disabilities, emotional disabilities, and anger issues who can't control their behavior in a regular classroom setting. I am the lead teacher in my room. I evaluate and monitor their behavior if they cause disturbances in class and if they get kicked out of their regular classroom, they get sent to my room for behavior evaluation.
Your profile states gross income of $4,600/month, but you mention you net $5k/month. Is there another income in your household? Would you mind verifying your income with LC?	Yes there is a second job I do online that I gain a little of income. My Husband also works full time but didn't include him.
Hello, I am interested in funding your loan but wondering why you would take on a bigger loan than you need in order to put money in an emergency fund? Doesn't it bother you that you will be paying interest for that money?	You are right. I feel that paying interest on a loan is not good but depends how big of your loan is in order to be affected. For this loan I will be making sure that I can pay it off within 2 years or less. I will see what my options are when my loan gets approved from the credit department. Overall doesnt bother me to pay the interest rate on it.

Member Payment Dependent Notes Series 638181

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
638181	$3,500	$3,500	13.35%	1.00%	January 7, 2011	January 13, 2016	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 638181. Member loan 638181 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,448 / month
Current employer:	Florence Nursing and Rehabilitation Center	Debt-to-income ratio:	7.46%
Length of employment:	< 1 year	Location:	FLORENCE, AL

Home town:
Current & past employers:	Florence Nursing and Rehabilitation Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,808.00	Public Records On File:	0
Revolving Line Utilization:	33.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 638244

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
638244	$8,400	$8,400	6.91%	1.00%	January 7, 2011	January 6, 2014	January 6, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 638244. Member loan 638244 was requested on December 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	PECO, Inc.	Debt-to-income ratio:	16.30%
Length of employment:	3 years	Location:	Vancouver, WA

Home town:
Current & past employers:	PECO, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,663.00	Public Records On File:	0
Revolving Line Utilization:	69.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is PECO, Inc. and what do you do there?	PECO manufactures commercial aircraft interior and exterior parts for Boeing as well as build to print manufacturing for defense and medical companies. I work in human resources as a recruiter & employee relations manager.

Member Payment Dependent Notes Series 638258

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
638258	$12,000	$12,000	6.91%	1.00%	January 10, 2011	January 11, 2014	January 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 638258. Member loan 638258 was requested on December 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,544 / month
Current employer:	Mississippi Power	Debt-to-income ratio:	7.32%
Length of employment:	4 years	Location:	Mobile, AL

Home town:
Current & past employers:	Mississippi Power
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	66	Months Since Last Delinquency:	10
Revolving Credit Balance:	$3,693.00	Public Records On File:	0
Revolving Line Utilization:	34.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Mississippi Power?	I am a Human Resources Business Consultant, Staff. I am a trusted advisor and strategic business partner on people related issues surrounding human capital in the areas of employee and labor relations, talent acquisition and management, change management, diversity and inclusion, compensation and benefits and other related areas.

Member Payment Dependent Notes Series 638301

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
638301	$20,000	$20,000	18.17%	1.00%	January 10, 2011	January 11, 2016	January 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 638301. Member loan 638301 was requested on December 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	M-I Homes	Debt-to-income ratio:	9.65%
Length of employment:	1 year	Location:	CHARLOTTE, NC

Home town:
Current & past employers:	M-I Homes
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/10 > This loan is for an addition to my current home. Currently the home is 3 bed 2 bath. After the addition the home will be 4 bed 3 bath raising the value of the home.I am a home builder and get most items at cost. I am estimating the cost of project to be about $50.00 a square foot with most homes appraising at $100.00 a square foot inthis area. I plan to close on a new first mortage and pay off this loan.

A credit bureau reported the following information about this borrower member on December 24, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	30	Months Since Last Delinquency:	3
Revolving Credit Balance:	$8,372.00	Public Records On File:	0
Revolving Line Utilization:	34.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at M-I Homes?	I am a construction supervisor. The loan is for an addition to my personal home.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	balance owed is 156000. No equity loans outstanding. Zillow has value at 156000. loan is for addition of 4th bedroom and 3rd bathroom. Value of addition should exceed loan amount and Iplan to re-close on first mortgage to pay off the loan
can you describe what you want to use the money for? what is the value of your home and how much total debt do you have on it?	The loan is for a 2 room addition to my home. My wife is expecting twins. My plan is to later pay off the loan by having the home re-appraised and closing on a new first mortgage. I have house values currently at 160,000. We owe 157000. the addition would make the home 4 bed 3 bath. homes of that size are selling for above 200,000. some listed as high as 230000.
How long have you lived in your current home? did you build it?	I lived in this home for 8 years. I did not build this home.
what are your fixed monthly expenses?	At $ 2100-2200 depending on fuel costs and what areas of town we are building in.
Please verify your income by submitting your pay stub to Lending Club. You will receive funding much more speedily, and you are more likely to be completely funded. (support@lendingclub.com)	All required paper work was sent in yesterday for review.
Please explain your 3 delinquencies, thank you.	I viewed my credit report and only see only late payment. That was a medical expense in September. Other than that there have been no delinquencies.
What are the 3 delinquies within the last 3 months?	I just took a look at my credit history. I only see one late payment for 2010 . It was for our car payment. Honestly my wife and I were tring to pay off the last of the medical bills for our daughter and we missed it. I do not see any other recent lates.
Will you be doing all the construction yourself? Thanks in advance!	I will be managing the project as a whole as well as doing as many of the parts that I can. For example paint, interior trim, plumbing etc.. The larger items for example, framing and, concrete will be contracted to the contractors I use on my sites everyday. This is crucial to achieving my time limits as well as my financial limits. Hope that helps. Thank you
Just to be sure, have you gotten quotes on this job? $50/SF seems low for new construction, especially if you are still needing to purchase labor for framing and delivery of concrete. Thanks in advance!	Yes, I have the quotes. Honestly I will be closer to $ 35.00- $ 40.00 a square foot. Im not going to share all of my pricing since it would be unprofessional to do so but, I purchased 3 windows for the project. 2-2460 vinyl low E twins and 1 - 2460 vinyl low E single. My total cost installed 520.44. I can understand how it would look crazy low but, most people would pay well above the rates I receive as well as to have someone manage the overall job.

Member Payment Dependent Notes Series 638457

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
638457	$10,000	$10,000	9.62%	1.00%	January 5, 2011	January 10, 2016	January 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 638457. Member loan 638457 was requested on December 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,950 / month
Current employer:	Skadden Arps Slate Meagher and Flom LLP	Debt-to-income ratio:	15.97%
Length of employment:	2 years	Location:	NAPERVILLE, IL

Home town:
Current & past employers:	Skadden Arps Slate Meagher and Flom LLP
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 27, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$59,540.00	Public Records On File:	0
Revolving Line Utilization:	8.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. What is your profession 2. Please enter a description on how you plan to use the money. 3. Your Credit Report shows that you have $59k in outstanding Credit Balance. Does this include a HELOC?	I am a paralegal manager. I have been in the paralegal field for over twenty years, first working as a paralegal and then moving on to become a team leader, paralegal coordinator, and now a paralegal manager. I plan to use the money to finish my basement. The outstanding credit balance includes a HELOC.
What is your net monthly income and your $ monthly costs (mortgage, utilities, car, any CC debt/loans not consolidated by this loan, phone/internet/cable, childcare/tuition costs as applicable)? Thanks for your answer to these Qs.	My monthly income (after taxes, retirement, savings, medical/dental insurance, life insureance) is $8,000. This amount is consilidated with my spouses income of $6000 per month and all is combined to cover our household expenses which range from $6,000 to $6,500 per month (there are certain months where we do not have childcare expenses and our utilities - including gas and electric - fluctuate drastically in our area each month depending on the weather). Hope this helps!
My questions: (1) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before paid off? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes your loan quickly funds. Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	I anticipate 2 to 3 years to pay off.

Member Payment Dependent Notes Series 638496

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
638496	$20,400	$20,400	6.54%	1.00%	January 7, 2011	January 7, 2014	January 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 638496. Member loan 638496 was requested on December 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Navarro Discount Pharmacy	Debt-to-income ratio:	20.62%
Length of employment:	< 1 year	Location:	Miami, FL

Home town:
Current & past employers:	Navarro Discount Pharmacy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 24, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,611.00	Public Records On File:	0
Revolving Line Utilization:	32.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Navarro Discount Pharmacy and where did you work prior to that?	I oversee the operations for the pharmaceutical wholesale distributorship

Member Payment Dependent Notes Series 638674

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
638674	$8,000	$8,000	12.61%	1.00%	January 7, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 638674. Member loan 638674 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	n/a	Debt-to-income ratio:	9.10%
Length of employment:	1 year	Location:	Hoffman Estates, IL

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,551.00	Public Records On File:	0
Revolving Line Utilization:	68.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 638808

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
638808	$20,000	$20,000	6.17%	1.00%	January 10, 2011	January 7, 2014	January 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 638808. Member loan 638808 was requested on December 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,750 / month
Current employer:	Scranton Orthopaedics	Debt-to-income ratio:	11.71%
Length of employment:	5 years	Location:	Dalton, PA

Home town:
Current & past employers:	Scranton Orthopaedics
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 24, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1983	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	63	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,016.00	Public Records On File:	0
Revolving Line Utilization:	45.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My questions: (1) Position (brief job summary) with current employer? (2) Initially selected 3-years length for loan's repayment terms. How long are you realistically expecting to service loan (active status) before paid off? Full 3-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; week ago 575; today 371. Not all 100 percent fund, especially $15K - 25K. 14-day listing overlaps fundings slowest time 12/25 to 01/02 Holidays. Loans 60 percent plus funded when time expires automatically eligible for issue. When time expires, IF loan 60 percent PLUS funded, will you accept partially funded loan? (Advantageous because a partially funded, lower APR interest loan pays off higher APR interest debts. After 6-months on time payments, automatically eligible to relist loan for unfunded $ amount or list new loan.)	1)Department Supervisor overseeing staff of 11 people, 9 professional, 2 clerical. 2) Intent in seeking 36 month loan is to retire debt. Goal is to repay full amount within 24 to 36 months. Not sure at this time if I will accept partially funded loan.
What is your net monthly income and your $ monthly costs (mortgage, utilities, car, any CC debt/loans not consolidated by this loan, phone/internet/cable, childcare/tuition costs as applicable)? Thanks for your answer to this Q.	net income 4160/mo minus 3200 expense leaving 960 free cash. income value given excludes secondary income from spouse AND includes all cc debt payments (rounded to % of debt NOT minimums), mortgage and household expenses. Tuition costs have been put away on a monthly basis since the children were born...

Member Payment Dependent Notes Series 638840

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
638840	$3,000	$3,000	12.98%	1.00%	January 5, 2011	January 7, 2014	January 7, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 638840. Member loan 638840 was requested on December 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Integratas	Debt-to-income ratio:	1.00%
Length of employment:	3 years	Location:	Queens village, NY

Home town:
Current & past employers:	Integratas
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2007	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain need for loan. Thank You ..	Loan needed for vacation purposes.

Member Payment Dependent Notes Series 639387

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
639387	$4,750	$4,750	9.99%	1.00%	January 6, 2011	January 13, 2016	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 639387. Member loan 639387 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,750 / month
Current employer:	Fayetteville Technical Community College	Debt-to-income ratio:	10.82%
Length of employment:	5 years	Location:	Fayetteville, NC

Home town:
Current & past employers:	Fayetteville Technical Community College
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/10 > Semi-Consolidation loan

A credit bureau reported the following information about this borrower member on December 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	28
Revolving Credit Balance:	$17,040.00	Public Records On File:	0
Revolving Line Utilization:	25.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 639489

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
639489	$14,650	$14,650	15.57%	1.00%	January 7, 2011	January 8, 2016	January 8, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 639489. Member loan 639489 was requested on December 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,125 / month
Current employer:	Tri-State Consulting	Debt-to-income ratio:	14.56%
Length of employment:	10+ years	Location:	Lakewood, CO

Home town:
Current & past employers:	Tri-State Consulting
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/25/10 > This loan will be used to… a) Pay off credit card debt consolidating under one bill with a lower interest rate. b) To send a message to the card companies that jumping rates to astronomical proportions for no reason will not be tolerated by this consumer. I am a good candidate for this loan because… I have a great track record for repayment and a strong desire to be free of the corrupt credit card industry forever. Recent history: I recently sold my house, the profit from that was going to be used to pay off card debt but unfortunately the house sat on the market for over a year and I agreed to sell at a loss to get it to move. I'm now free of mortgage payments and living with a roommate to save more money, but the high interest card debt is still a thorn that I am determined to wipe out and if I can make someone (other than the card companies) money in the process of getting debt free I'm all for it. :) Thank you for your time and consideration, I look forward to all of us benefiting from this decision.

A credit bureau reported the following information about this borrower member on December 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,851.00	Public Records On File:	0
Revolving Line Utilization:	88.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My questions: (1) Position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long are you realistically expecting to service loan (active status) before paid off? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 371 loans listed today. Not all will 100 percent fund, especially $15K - 25K. 14-day listing overlaps funding slowest period; 12/25 to 01/02 includes two 3-day weekend holidays within 10-days. Loans 60 percent plus funded when the listing time expires automatically eligible for issue. When time expires, IF loan 60 percent PLUS funded, will you accept partially funded loan? (Advantageous to accept the partially funded lower APR interest loan because you can pay off higher APR interest debts. After 6-months of on time payments, borrower's automatically are eligible to relist loan for unfunded $ amount or list new loan.) Holiday's Best Wishes. Lender: 505570 Screen ID: U S Marine Corps Retired Va Bch, Va	Good day to you, 1) Job description: Meeting with clients to discuss their advertising needs, creating logos, print media (flyers, brochures, cards), working with photography and computer aided design, brainstorming and presenting ideas to the client, working with clients design and IT team and marketing departments. And of course being part "gopher" as needs dictate (gopher this, gopher that). :) 2) Time period: I selected 5 years instead of 3 because the interest rate here would have jumped to 19.x% and over one hundred dollars more than what I'm paying now each month to the card companies. Realistically I see this being paid off a 3-4 year period, I've always paid a bit more each month on cards and mortgage and every little bit counts. 3) End of year loans: I didn't realize that this was Lending Clubs slow time of year, this is my first time here. Yes even a partially funded loan would be beneficial to knock down the higher rate interest cards, though I will still keep positive thought that it will be fully funded so that I can follow the plan to be stress and debt free. Thank you for the information, God bless and thank you for your service.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	Absolutely. The only debt I have left is credit card debt in which the card companies spiked rates unexpectedly due to their convoluted reasoning of the state of the economy. Vehicle is paid off, I sold my house in October and am now living with a roommate to save more money, and have no other loans. 1. TO BE PAID OFF: $2837.42 APR 19.9%, paying $75-200 monthly, Capital One 2. TO BE PAID OFF: $10,952.51 APR 22.9%, paying $320-500 monthly -- This one is CITI, the biggest thorn. I called customer service to request a lower rate after they spiked it since I've been with them for many years with a great track record, but they said they currently don't have anything to offer me and to try back later. Very disappointing, and since they seem to value money over good customer relations I look forward to calling them back when the balance is zero and they don't ever earn another penny from me. 3. NOT BEING PAID OFF BUT LISTING HERE FOR REFERENCE: $2,214.17 -- this is only at 8.9% and this Lending Club loan will not be used on it. Thank you for your time and consideration, and all the best for a great start to the New Year.

Member Payment Dependent Notes Series 639644

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
639644	$6,000	$6,000	6.54%	1.00%	January 5, 2011	January 9, 2014	January 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 639644. Member loan 639644 was requested on December 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,250 / month
Current employer:	Tallatoona CAP Inc	Debt-to-income ratio:	20.44%
Length of employment:	3 years	Location:	Cedartown, GA

Home town:
Current & past employers:	Tallatoona CAP Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/10 > I have a full-time job as a preschool teacher. I need this loan to consolidate some credit card debt and pay it off quicker by avoiding high interest rates. My budget allows me to pay almost double the minimum payment of this loan, and therefore I will be able to repay it sooner than three years. Thank you for your help!

A credit bureau reported the following information about this borrower member on December 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	2
Revolving Credit Balance:	$3,920.00	Public Records On File:	0
Revolving Line Utilization:	22.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Tallatoona CAP Inc?	I am a teacher.

Member Payment Dependent Notes Series 639770

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
639770	$7,750	$7,750	12.98%	1.00%	January 10, 2011	January 10, 2014	January 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 639770. Member loan 639770 was requested on December 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,917 / month
Current employer:	Injured Workers Pharmacy	Debt-to-income ratio:	15.60%
Length of employment:	2 years	Location:	Tyngsboro, MA

Home town:
Current & past employers:	Injured Workers Pharmacy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 26, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	6	Months Since Last Delinquency:	17
Revolving Credit Balance:	$1,175.00	Public Records On File:	0
Revolving Line Utilization:	15.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide details on need for loan. Thank You	I need the loan in order to pay for my car in cash. That way I will save money on car insurance since I will not need comprehensive insurance when I own the car outright. I will still have liability/collision insurance and still save more than the value of the loan over the next 3 years by just removing comprehensive insurance.
What do you do at Injured Workers Pharmacy and where did you work prior to that?	I dispense and package medication at this mail-order pharmacy as a registered pharmacy technician. Previous to this, I worked at Pelham Community Pharmacy, a long-term care pharmacy for approximately 2 years with similar job duties.

Member Payment Dependent Notes Series 640006

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
640006	$5,400	$5,400	15.95%	1.00%	January 5, 2011	January 9, 2014	January 9, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 640006. Member loan 640006 was requested on December 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,259 / month
Current employer:	Merck	Debt-to-income ratio:	17.22%
Length of employment:	2 years	Location:	Hatfield, PA

Home town:
Current & past employers:	Merck
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/26/10 > My current credit card interest rate is 34.99%. I plan to use this money to pay off the credit card. I have a secure job and definitely plan to repay the loan. Please ask me if you have further inquiries or would like to see additional/ supporting information. Thank you!

A credit bureau reported the following information about this borrower member on December 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	27	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	40	Months Since Last Delinquency:	23
Revolving Credit Balance:	$12,130.00	Public Records On File:	0
Revolving Line Utilization:	62.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Months Since Last Delinquency: 23 Can you tell us about the delinquency? thank you!	My brother took out a private educational loan and used me as a cosigner without my knowledge. I did not find out until when I signed up with Bank of America's Privacy Assist which alerted me of the delinquency. I immediately made the back payments and the lender agreed to removed the negative rating only if I filed charged against my brother which I declined. That has been the only time I have ever been delinquent. I am subscribed to BOA'S privacy assist to ensure this never happens again.
What is your position at Merck? Also, would you be willing to have Lending Club verify your income? Thanks.	Absolutely, I want Lending Club (LC) to verify my income. I am a Staff Chemical Engineer. I called LC earlier this morning asking what I need to do to verify my income, however the LC Representative said I cannot initiate the process and would have to wait until LC sends me an email. I would then complete the tasks in the email. I opened my LC account yesterday and the LC Representative said it could take up to a week until someone reviews my income. Thank you for the question!
Does your brother have a job and is he paying the loan? Private Ed loans are nasty and unless you are off the loan, the bank can garnish your wages.	I am still listed as the cosigner of that loan. My brother does work but I still have the monthly payments automatically deducted from my account just to be safe and also due to the fact that the monthly payment is very low which doesn't hurt. The delinquency is a blemish on my record that has cost me sooo much and I am counting down to the 7 years when it will no longer be on my record. Thank you for your support!

Member Payment Dependent Notes Series 640033

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
640033	$5,000	$5,000	6.91%	1.00%	January 7, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 640033. Member loan 640033 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,750 / month
Current employer:	Jalux Americas, Inc.	Debt-to-income ratio:	16.97%
Length of employment:	2 years	Location:	san francisco, CA

Home town:
Current & past employers:	Jalux Americas, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	27	Months Since Last Delinquency:	11
Revolving Credit Balance:	$1,030.00	Public Records On File:	0
Revolving Line Utilization:	5.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Jalux Americas, Inc. and where did you work prior to that?	JALUX Americas, Inc. was established in 1982 in the U.S. as a branch division of the parent company JALUX Inc. in Tokyo, Japan. http://www.jaluxam.com/ I work there as a Sales Associate in the retail store for over year. Prior to that, I was working at NTT America, Inc. as a Executive Assistant/ Marketing Associate.
Can you tell us about Jalux and your position there?	JALUX Americas, Inc. was established in 1982 in the U.S. as a branch division of the parent company JALUX Inc. in Tokyo, Japan. http://www.jaluxam.com/ I work there as a Sales Associate in the retail store for over year.

Member Payment Dependent Notes Series 640211

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
640211	$12,000	$12,000	10.36%	1.00%	January 7, 2011	January 10, 2016	January 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 640211. Member loan 640211 was requested on December 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Wal Mart	Debt-to-income ratio:	14.20%
Length of employment:	7 years	Location:	Reynoldsburg, OH

Home town:
Current & past employers:	Wal Mart
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/10 > I would like to consolidate my bills Borrower added on 12/28/10 > I would like to consolidate my bills and get a lower interest rate.

A credit bureau reported the following information about this borrower member on December 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,627.00	Public Records On File:	0
Revolving Line Utilization:	89.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list the balances, APRs, and monthly payments for the debt you intend to consolidate with this loan. Thanks!	Discover 5000.00 Visa 5000.00 BP 1000.00
My questions: (1) Position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before paid off? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 552 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens closer approaches expiration. More advantageous to accept partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on time payments, borrowers automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes your loan quickly funds. Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	I am a sales associates, 40 hr week. I also draw SS. I had to move and that is how I got in debt. The interest rate is outrageous and I would like to pay them off and have a smaller interest rate. I have paid them on time always, but as other prices go up it is harder and I am not getting anywhere. I don't plan on using the whole 5 years, more like 3 years.
Did you change anything in your life to prevent creating new credit card debt? Could you please list your monthy expenses? Are you the sole earner in your family?	My monthly expenses including rent is 1130.00 and I am the only one in my family, Have no support

Member Payment Dependent Notes Series 640245

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
640245	$16,800	$16,800	12.61%	1.00%	January 10, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 640245. Member loan 640245 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Micro-Fab, LLC	Debt-to-income ratio:	12.18%
Length of employment:	10+ years	Location:	Brooklyn Park, MN

Home town:
Current & past employers:	Micro-Fab, LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > The interest free period of my current loan (used for vinyl siding on my house) is close to expiring and I'd like to avoid the close-to-30% interest before it kicks in. I would also like to consolidate my credit card debt into this loan.

A credit bureau reported the following information about this borrower member on December 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	37
Revolving Credit Balance:	$20,616.00	Public Records On File:	0
Revolving Line Utilization:	42.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 457 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	I help schedule and plan our jobs from start to finish--machines (CNC turning and milling machines) and people used, length of time from start to finish, coordination with shipping on our outsourcing needs. I also program, set-up, and run parts. If/when needed, I also work in the inspection room. I would probably be paying off the loan between 2-1/2 and 3 years. Yes, if the loan gets to 60% funded, I would accept it. Thanks!

Member Payment Dependent Notes Series 640336

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
640336	$12,000	$12,000	9.25%	1.00%	January 5, 2011	January 12, 2016	January 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 640336. Member loan 640336 was requested on December 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Government	Debt-to-income ratio:	7.05%
Length of employment:	10+ years	Location:	KINSTON, NC

Home town:
Current & past employers:	Government
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 29, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,086.00	Public Records On File:	0
Revolving Line Utilization:	44.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) Employer "Government". Military Rank?-Pay Grade?-ETS? or Civilian GS/WG Pay Grade? (2) Borrower registration offers two loan repayment choices: 3-yrs (36-months), or 5-yrs (60-months). Initially chose 5-yrs length. How long do you realistically expect to service loan (an active status) before pay off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? < 1-yr? (After loan issued can email support@lendingclub.com. Request to establish higher $ payment automatically shortens loan's length. Support approves requests that repay loans more quickly when $ payment higher. After higher $ payment effective,,Support will not lower $ payment. Voluntarily higher $ payment remains status quo loan's lifetime.) Best wishes loan 100 percent funds. Lender: 505570 Screen ID: U S Marine Corps Retired	I work for the Air Force as a civilian WS 16. I am also in the AF Reserve E9. Pay stubs will be sent next available business day. Will do both at least 10 more years. Hope to service loan as short as possible. Home improvement meant to improve home for quicker sale, plan to purchase smaller space now kids are out.

Member Payment Dependent Notes Series 640344

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
640344	$4,900	$4,900	14.46%	1.00%	January 5, 2011	January 11, 2016	January 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 640344. Member loan 640344 was requested on December 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,260 / month
Current employer:	n/a	Debt-to-income ratio:	5.32%
Length of employment:	n/a	Location:	Lake Stevens, WA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,908.00	Public Records On File:	1
Revolving Line Utilization:	47.70%	Months Since Last Record:	95
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	Social Security
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I own 2 fifth wheels
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Yes I have tittle to both of the places I live in.
What are fifth wheels?	I live in fifth wheel mobil trailers 1 in Arizona 1 in Washington State.

Member Payment Dependent Notes Series 640448

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
640448	$25,000	$25,000	17.06%	1.00%	January 10, 2011	January 10, 2016	January 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 640448. Member loan 640448 was requested on December 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,833 / month
Current employer:	BlueCava Inc.	Debt-to-income ratio:	14.97%
Length of employment:	< 1 year	Location:	Orange, CA

Home town:
Current & past employers:	BlueCava Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/10 > Hi All, I have some high interest credit card balances that I am interested in consolidating. I am in the senior management team of a successful IT company and have a very steady job. I have had a very clean credit history and have never been late on any of my payments. Please contact, if you need more information. Thanks!

A credit bureau reported the following information about this borrower member on December 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,216.00	Public Records On File:	0
Revolving Line Utilization:	86.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, what debts are you trying to consolidate (with current amounts)?	Hi, I am trying to consolidate 2 credit card balances that I have. One is 13K other is 9K. Really high interest rates on both, so want to get rid of them. Thanks!
You mention two credit cards (one at $13,000 and the other at $9,000). Could you be more specific? What are the rates on these cards?	The one with 13K balance is 24.99% and the one with 9K is 19.99%.

Member Payment Dependent Notes Series 640452

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
640452	$10,000	$10,000	9.62%	1.00%	January 6, 2011	January 10, 2016	January 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 640452. Member loan 640452 was requested on December 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,250 / month
Current employer:	Alon, Inc	Debt-to-income ratio:	7.94%
Length of employment:	< 1 year	Location:	Largo, MD

Home town:
Current & past employers:	Alon, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/27/10 > I would love to obtain this loan to build the kitchen I always wanted. I found a contractor that is giving me an amazing price and he does beautiful work. I would really appreciate the opportunity to be considered for this loan. Remodeling the kitchen would make my home perfect. Borrower added on 12/27/10 > Please help make my home perfect by building my dream kitchen. Borrower added on 12/27/10 > I would love the chance to remodel my kitchen. I found a contractor whose giving me an amazing price and does beautiful work. I would really appreciate the opportunity to be considered for this loan. Please help me build my dream kitchen. Borrower added on 12/27/10 > dream kitchen Borrower added on 12/27/10 > dream kitchen

A credit bureau reported the following information about this borrower member on December 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	21	Months Since Last Delinquency:	10
Revolving Credit Balance:	$896.00	Public Records On File:	0
Revolving Line Utilization:	43.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain your 3 delinquencies? What's your position in Alon Inc.?	I was laid off for almost a year. I am a Program Support Specialist.
What percentage of the total renovation cost is this loan going to cover? Could you maybe list the major items in the work order? (new cabinets, countertop, etc.).	The loan is going to cover 100% of the renovation. The major items are new flooring, new cabinets, some new appliances and countertops.

Member Payment Dependent Notes Series 640466

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
640466	$14,550	$14,550	9.62%	1.00%	January 7, 2011	January 14, 2014	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 640466. Member loan 640466 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Yale University	Debt-to-income ratio:	17.15%
Length of employment:	2 years	Location:	New Haven, CT

Home town:
Current & past employers:	Yale University
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,615.00	Public Records On File:	0
Revolving Line Utilization:	71.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My questions: (1) Position (brief job summary) with current employer? (2) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before paid off? Full 3-yrs? to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 552 are listed today. Not all will 100 pct fund, especially sizes $15K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens closer approaches expiration. More advantageous to accept partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on time payments, borrowers automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes your loan quickly funds. Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	1. I work in the Office of International Students & Scholars at Yale. The OISS is responsible for issuing immigration documents and providing support to all international students, scholars, and families that come to Yale to work or study. I develop and implement programs for this population (language, culture, social events, etc). In spite of campus-wide budget cuts, our office has not been subject to any personnel cuts and in fact is expected to grow in the coming years as the university increases the number of international programs and visitors. 2. I expect to pay off the loan, assuming it is fully funded, within 2-3 years. 3. I would absolutely accept the partially funded loan. Many thanks for your advice and good wishes.
Hi, interested in funding your loan. Would like to know though how you accumulated the debt you have and whether something happened for you not to accumulate any new credit card loans?	I'm sorry that I can't pinpoint any particular event for either of your questions. I accumulated the debt through irresponsible use of credit cards during and following college and I am determined not to fall into the same trap in the future. During the last two years I have been more diligent about creating and sticking to a budget and paying down debt, instead of just paying minimum amounts. I will be using this loan to pay off balances on my highest interest rate cards and plan to be free of credit card debt within three years.

Member Payment Dependent Notes Series 640478

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
640478	$9,500	$9,500	6.17%	1.00%	January 5, 2011	January 10, 2014	January 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 640478. Member loan 640478 was requested on December 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,750 / month
Current employer:	LG-Tek	Debt-to-income ratio:	11.41%
Length of employment:	2 years	Location:	Baltimore, MD

Home town:
Current & past employers:	LG-Tek
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 27, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,143.00	Public Records On File:	0
Revolving Line Utilization:	17.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi! I am interested in funding you. Please explain following items to clarify your loan. 1. Purpose of this loan. If for credit cards, how much are you paying back now? Also, Number of credit card that you are not going to close by this loan. 2. The reasons that you accumulated this debt. 3. Your position at current company 4. Previous work experience 5. Itemized monthly expense 6. Anyone who you need to financially support, for example, your children. 7. Anyone who bring income into your household. Are they in debt? Thank you for answering my questions.	The purpose of this loan is to refinance my current loan with a lower interest rate. This is just a refinance since I've been offered a significantly lower rate from here. I'm currently paying back 270 per month. I only have one credit card that is being paid off separately and is not a part of this loan. The debt was accumulated from career training courses that I paid for out of pocket. Im a learning facilitator for the federal government and I was in the US Navy for 8 years before I separated and started working for the government. I bring home approx. 3300 per month after taxes and my monthly expenses total approximately 2300. I have one child to support and 1 person who provides income in my household and they are not in debt. Hope that this helps!
Hi. I'm interested in funding your loan. I would like to know the purpose of the loan, and what you do at LG-Tek. Thanks!	The purpose of my loan is to refinance my current loan that I have with a low interest rate. I work as a Learning Facilitator for the government at LG-Tek.

Member Payment Dependent Notes Series 640565

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
640565	$10,000	$10,000	6.17%	1.00%	January 7, 2011	January 10, 2014	January 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 640565. Member loan 640565 was requested on December 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	USI Insurance Services	Debt-to-income ratio:	19.22%
Length of employment:	8 years	Location:	Lodi, CA

Home town:
Current & past employers:	USI Insurance Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	65
Revolving Credit Balance:	$3,835.00	Public Records On File:	0
Revolving Line Utilization:	25.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for USI Insurance Services?	I am an Account Manager and Wellness Coordinator for the Employee Benefits Department.
What is the purpose of this loan?	I have a 401K loan outstanding in amount of $4,500 that I want to pay back as I am changing jobs and want to avoid paying taxes and penalties on that money. Also, I have medical bills from this year and credit cards to pay off, totalling about $4,000. Will be moving soon and could use remaining funds to pay moving expenses.
What would you do with this loan?	I have a 401K loan outstanding in amount of $4,500 that I want to pay back as I am changing jobs and want to avoid paying taxes and penalties on that money. Also, I have medical bills from this year and credit cards to pay off, totalling about $4,000. Will be moving soon and could use remaining funds to pay moving expenses.
Your revolving credit balance is listed as $3835, but you are requesting a $10,000 loan. How will the loan money be used?	I have a 401K loan outstanding in amount of $4,500 that I want to pay back as I am changing jobs and want to avoid paying taxes and penalties on that money. Also, I have medical bills from this year and credit cards to pay off, totalling about $4,000. Will be moving soon and could use remaining funds to pay moving expenses.
Maybe I am just missing this but what is the purpose of this loan? Thanks.	I have a 401K loan outstanding in amount of $4,500 that I want to pay back as I am changing jobs and want to avoid paying taxes and penalties on that money. Also, I have medical bills from this year and credit cards to pay off, totaling about $4,000. Will be moving soon and could use remaining funds to pay moving expenses.

Member Payment Dependent Notes Series 640600

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
640600	$24,000	$24,000	14.46%	1.00%	January 6, 2011	January 10, 2014	January 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 640600. Member loan 640600 was requested on December 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	n/a	Debt-to-income ratio:	11.61%
Length of employment:	5 years	Location:	Roebuck, SC

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/27/10 > Use of Funds: To Support High Growth of existing Technology business. Started in 2005, we've grown quickly. This loan allows us to pay personnel and vendors on time even amongst fast growth. Why I'm a good Borrower: Whether buying a home, car, or borrowing for business, I have never paid late, and I have no plans to change that. My word is my word. Monthly Budget: I can easily support repayment of this loan. Our business is growing over 100% per year. Better yet, its all Monthly Recurring Revenue with most customers paying via Credit Card, we have little AR. In short, our business has gained income every month for the past 36 months continuously, and continues to gain. This makes it easy to repay this loan and plan for cash flow. This is my 2nd recurring revenue business and I have over 11 years experience in building a similar recurring revenue business.

A credit bureau reported the following information about this borrower member on December 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,319.00	Public Records On File:	0
Revolving Line Utilization:	32.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Nature of the business? Thanks	Good Question. We develop Data Backup Software and deliver it via Software as a Service (SaaS) business model which creates the recurring revenue stream. We sell to Businesses which always need backup (they can't function without it). Therefore our average customer stays a customer for 4+ years. Even in a slow economy, we've grown every year based on our reputation. Thank you for your interest.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Thank you for your question: According to my mortgage statement, our current mortgage balance is $130,337.09. That is a 30 yr fixed rate mortgage, with 24.5 years remaining. The Zillow Zestimate is $160,000 with an up arrow adjacent to the value. We have no HELOC or any other loan against our home, except for the primary mortgage.
Your loan sounds promising, and I would like to help. Would you consider verifying your income? It would increase your chances of getting funded greatly.	Thank you for your interest and the suggestion. I believe I have verified my income and I'm waiting on Lending Club. I have submitted my last 2 years tax returns to Lending Club in order to verify my income. If there is something else I need to do, or answer, please let me know. Thank you!

Member Payment Dependent Notes Series 640687

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
640687	$8,000	$8,000	12.23%	1.00%	January 7, 2011	January 10, 2016	January 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 640687. Member loan 640687 was requested on December 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Hedgeable, Inc.	Debt-to-income ratio:	7.32%
Length of employment:	2 years	Location:	New York, NY

Home town:
Current & past employers:	Hedgeable, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,247.00	Public Records On File:	0
Revolving Line Utilization:	83.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Hedgeable, Inc. and where did you work prior to that?	I am in an executive position. Before this I was at a high-net worth manager and large hedge fund.
It seems silly for anyone to invest in your small business when you have not provided a description of what the business will be. If you'd like to get you loan funded, please provide some details as to why this loan would be a good investment decision.	Hi, wrote a description, but they haven't posted it yet... We are already a cash flow generating business. We will be using the funds as part of a bridge loan for new employees. I can pay off the interest payments with personal income or business income.
Purpose of the loan?	As part of a larger bridge loan to supplement new hiring for the new year until we close institutional funding this quarter.
Please provide information about the business. What is the loan for--start-up, advertising, etc.	Will be part of a larger bridge loan to help with new hiring this year. We are a revenue producing business, waiting to close a new round of institutional funding.

Member Payment Dependent Notes Series 640734

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
640734	$10,750	$10,750	14.83%	1.00%	January 5, 2011	January 10, 2016	January 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 640734. Member loan 640734 was requested on December 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,087 / month
Current employer:	Market Street United	Debt-to-income ratio:	14.47%
Length of employment:	3 years	Location:	Dallas, TX

Home town:
Current & past employers:	Market Street United
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/10 > Loan will be used to purchase a washer and dryer. In addition to purchasing other essential appliances.

A credit bureau reported the following information about this borrower member on December 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,498.00	Public Records On File:	0
Revolving Line Utilization:	42.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please provide details on the need for the loan. Also what do you do at your job? Thank You	The need for this loan is for buying major appliances such as a washer, dryer, and other house hold appliances. I work as a bakery clerk where I'm responsible for preparing next-day products to be baked off the next morning. In addition, I am cross-training for Assistant Management.
What do you do at Market Street United?	Work in the Bakery department as a bakery clerk and cross-training for Assistant Management.
Over $10k buys some pretty expensive appliances, and this loan payment is going to require over 15% of your gross income. A top line washer/dryer runs about $3k - what other appliances are you purchasing? Thanks in advance!	Refrigerator, and stove
$10,750 loan for a washer and dryer? Are you kidding me? You can get a good washer/dryer for not even $1000. What are the "other essential appliances" you intend to buy? Why do you need to buy so many appliances now? And why are you not asking for a much smaller loan, to funding only the washer and dryer, given your poor credit?	Yes, will re-place original appliances when considering buying a home.

Member Payment Dependent Notes Series 640747

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
640747	$9,250	$9,250	6.54%	1.00%	January 10, 2011	January 10, 2014	January 10, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 640747. Member loan 640747 was requested on December 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Pasta Pomodoro	Debt-to-income ratio:	21.75%
Length of employment:	< 1 year	Location:	Ave Maria, FL

Home town:
Current & past employers:	Pasta Pomodoro
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/27/10 > I have a car that I got taken advantage of when I bought and paid way too much. I have a lot of negitive equity and I don't even use the car often enough to want to keep paying on it. I would like to sell the car and pay off the difference with this loan, as well as get rid of some of the high intrest credit cards I have.

A credit bureau reported the following information about this borrower member on December 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,759.00	Public Records On File:	0
Revolving Line Utilization:	44.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Pasta Pomodoro and where did you work prior to that?	I am a server there. I just moved to California. Before that I worked at another restaurant, in Nh, as a manager/server/bartender for 3 years. I am also starting to study to get my certificate to be a pharmacy technician, and hopefully I can take the test in the next 6 months.
I'm confused. In the previous response you said that you just moved to California and before that were in New Hampshire, but your application lists your location as Ave Maria, Florida. So which is it? What is the amount owed and rate of your car loan? How much is the car worth? Use KBB's private party good condition if unsure.	1. My legal address is at my parents house, in Ave Maria, Fl. I was staying with friends in NH working. It was easier to just keep their address as my legal address when I was not living at a permanent address. That is one reason I would like this loan because I want to make CA my permanent address but I would have to spend a lot of money to register my car here and I don't use it enough to justify spending the money to register it. 2. The loan for the car is for $19000, and the car would probably be able to be sold privately for $14000 or $11000 for trade in (Carmax is what I am thinking). My rate for my car is around 7%. I have had it for about 4 months. I am living very close to public transportation and my roommate and boyfriend both have cars, so there is no need for me to have a car right now. 3. This is not the car I over paid for. It was the car before it and I have had a really hard time getting rid of the other car because I owed so much more then it was worth. I am going to have to pay this money no matter what, whether it is through a car loan or a personal loan, so I would rather just pay it off without having to pay for the car and insurance and all the other expenses that come with owning a car.

Member Payment Dependent Notes Series 641001

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641001	$22,000	$22,000	8.88%	1.00%	January 10, 2011	January 11, 2014	January 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641001. Member loan 641001 was requested on December 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,042 / month
Current employer:	Med Star Health - Harbor hospital	Debt-to-income ratio:	19.37%
Length of employment:	< 1 year	Location:	brooklyn, MD

Home town:
Current & past employers:	Med Star Health - Harbor hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	73
Revolving Credit Balance:	$6,055.00	Public Records On File:	1
Revolving Line Utilization:	32.20%	Months Since Last Record:	97
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Med Star Health - Harbor hospital and where did you work prior to that?	I am a Registered nurse working for Harbor Hospital- Med Star health, prior to Harbor I work for Good Samaritan Hospital also a Med Star health for total of 3.0 years. I transferred from Good Samaritan to Harbor hospital for convenience of being closer to home
You have requested a loan for $22k, but according to your credit report you only have about $6k in debt. What will the extra funds be used for?	The loan will be used for credit card consolidation and home repairs. I have four credit cards debt totaling 15,000 and the rest will be used for a new roof and water heater
Can you please list the debts that you plan to repay with this loan? Thanks.	I will consolidate four credit cards with high interest and home repair ( new roof and water heater/ furnace) Itemized as such Mastercard I -$6750, Visa -$7400, Mastercard II -$600, Fashion Bug $ 600, estimate for new roof $4500 and new water heater $2000
Hi. Couple of questions. 1. Application is for $22,000, but credit report shows balance of $6000. Please let us know the debts you will consolidate with this loan (e.g., Card 1 - $5k - 18%, Edu Loan - $10k - 9%, etc). 2. Credit report shows a delinquency about 6 years ago and 1 public record. Please elaborate if you know the details. Thank you.	Please see answers on my loan page

Member Payment Dependent Notes Series 641027

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641027	$10,000	$10,000	12.98%	1.00%	January 6, 2011	January 13, 2016	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641027. Member loan 641027 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	Saint Joseph Mercy Health-Huron Woods	Debt-to-income ratio:	18.86%
Length of employment:	5 years	Location:	Milan, MI

Home town:
Current & past employers:	Saint Joseph Mercy Health-Huron Woods
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/10 > I plan on using the loan to pay off my credit card because the interest rate went up on it and would like a lower interest rate. I am a good borrower because I always pay my payments on time, I have never been late with a payment. I have been employed at Hurons Woods for five years and have never been laid off or had my hours cut involuntarily. Borrower added on 12/31/10 > I have a room mate, so my proportion of the rent is $325 a month which includes utlilities. Car Insurance $40 Phone $40 personal loan $122 credit card (which I hope to pay off with this loan) $206 food $200 gas $160 Total Expenses: $1093 I bring home anywhere from $700-$800 biweekly, so I have $307 extra spending money a month on the low end. The credit card I want to pay off mininum monthly payment is 206, the loan I am applying for estimated monthly payment will be $227 so I will have to make at least an extra $21 payments.

A credit bureau reported the following information about this borrower member on December 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,757.00	Public Records On File:	0
Revolving Line Utilization:	40.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My questions: (1) Position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before paid off? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes your loan quickly funds. Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	I am a Resident Care Assistant which is like a Nurse Assistant. I help the resident with getting dressed and other activities of daily living. I also work as a Medication Tech. there, which involves me passing medication to the residents and taking vital signs. I do get paid more when I work as a Medication Tech. I am looking at paying off the loan in about 4 years.

Member Payment Dependent Notes Series 641071

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641071	$14,400	$14,400	13.35%	1.00%	January 10, 2011	January 11, 2014	January 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641071. Member loan 641071 was requested on December 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	PS Business Parks	Debt-to-income ratio:	11.46%
Length of employment:	7 years	Location:	irvine, CA

Home town:
Current & past employers:	PS Business Parks
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/10 > The goal of this loan is to pay off 3 highly leveraged credit cards immediately, now having 1 monthly payment to better track and manage more easily, and at the same time improve my credit at a faster pace.

A credit bureau reported the following information about this borrower member on December 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,528.00	Public Records On File:	0
Revolving Line Utilization:	95.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you list the debts (amounts) you are carrying?	AmEx: 7,500 rate of approx. 18% CitiCard: 7,000 rate of approx. 19% Visa (world BofA): 7,500 of approx 21% I have 2 other cards with much lower balances. I intend to pay off 1 of the above 3 in the next 30 days with a bonus I will be paid, and the other 2 through this program. Thus clearing off about 85-90% of my debt enabling myself to improve my credit, and put myself in a position to buy my first home.
What do you do at PS Business Parks?	Leasing Director, primarily handling lease negotiations, marketing of properties, interaction/dealings with tenants, customers, brokers, vendors, etc.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	AmEx: 7,500 rate of approx. 18% CitiCard: 7,000 rate of approx. 19% Visa (world BofA): 7,500 of approx 21% I have a couple other cards with much lower balances. I intend to pay off 1 of the above 3 in the next 30 days with a bonus I will be paid, and the other 2 through this program. Thus clearing off about 85% of my debt enabling myself to improve my credit, and put myself in a position to buy my first home. Leasing Director, primarily handling lease negotiations, marketing of properties, interaction/dealings with tenants, customers, real estate brokers, vendors, etc. Employed for 7 years here, and is a very stable company.
How long do you plan to take to pay off the remaining $10k of debt not mentioned above? What steps will you take to avoid accumulating debt in the future?	For one, I will be closing the highest interest rate card I have once it is paid to zero, decreasing my credit cards from 5 to 4. Additionally not accumulate any additional debt and keep the 2-3 cards which I will have down to zero balance by end of januar, kept at zero in 2011 while i pay down the final debts.
Can you verify your income?	Yes, and I have already with the Lending Club credit review dept.

Member Payment Dependent Notes Series 641159

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641159	$20,000	$20,000	14.09%	1.00%	January 10, 2011	January 12, 2014	January 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641159. Member loan 641159 was requested on December 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,750 / month
Current employer:	Corpus Media Labs	Debt-to-income ratio:	1.68%
Length of employment:	2 years	Location:	plano, TX

Home town:
Current & past employers:	Corpus Media Labs
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/10 > I am working as a software analyst for financial mortagage industry (Capital One). I was applying this loan for two purposes, one for furniture at home and vacation (planning for europe trip). Let me know if you need more details.

A credit bureau reported the following information about this borrower member on December 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	21
Revolving Credit Balance:	$1,698.00	Public Records On File:	0
Revolving Line Utilization:	5.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details on the need for the major purchase? Also what do you do at your job? Thank you	I am working as a software analyst for financial mortagage industry (Capital One). I was applying this loan for two purposes, one for furniture at home and vacation (planning for europe trip). Let me know if you need more details.
My questions: (1) Position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before paid off? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 552 are listed today. Not all will 100 pct fund, especially sizes $15K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens closer approaches expiration. More advantageous to accept partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on time payments, borrowers automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes your loan quickly funds. Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	I am working as a software analyst for Corpus Media Labs. We have several clients and current client is Capital One. I am working as a software quality analsyt at Capital One. I was applying this loan for two purposes, one for furniture at home and vacation (planning for europe trip). I will be paying this loan in 2 to 3 years at any cost. I am hoping for full loan as i don't want to apply again and again and I hope funds will be released soon. Let me know if you need more details.

Member Payment Dependent Notes Series 641207

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641207	$25,000	$25,000	14.09%	1.00%	January 5, 2011	January 12, 2014	January 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641207. Member loan 641207 was requested on December 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	Carroll County School System	Debt-to-income ratio:	20.35%
Length of employment:	10+ years	Location:	Bowdon, GA

Home town:
Current & past employers:	Carroll County School System
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/10 > I am looking to getting debt free in 3 years. This loan will be a big help in getting me to my goal. Thanks so much. D

A credit bureau reported the following information about this borrower member on December 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1985	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	22
Revolving Credit Balance:	$18,739.00	Public Records On File:	0
Revolving Line Utilization:	79.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Carroll County School System?	I am the Director of Federal Projects & Testing. I oversee federal monies (Title I, Title IIA, Title IID, Title III) received in the system. I also have the responsibility for all state mandated testing and reporting. I also have shared responsiblity with the Assistant Superintendent for elementary curriculum.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	First mortgage...$233,081, second $43,750 I have a very unique home: a Queen Ann Victorian built in 1877. 4200 sq. ft. under roof. 1000sq. ft. of porches around. No comparables around. Last appraisal in 2005 was $327,100. No HELOC.
My questions: (1) Initially selected 3-years length for loan's repayment terms. How long are you realistically expecting to service loan (active status) before paid off? Full 3-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (2) Normally 300 loans listed; 371 loans listed today. Not all will 100 percent fund, especially $15K - 25K. 14-day listing overlaps funding slowest period; 12/25 to 01/02 includes two 3-day weekend holidays within 10-days. Loans 60 percent plus funded when the listing time expires automatically eligible for issue. When time expires, IF loan 60 percent PLUS funded, will you accept partially funded loan? (Advantageous to accept the partially funded lower APR interest loan because you can pay off higher APR interest debts. After 6-months of on time payments, borrower's automatically are eligible to relist loan for unfunded $ amount or list new loan.) Holiday's Best Wishes. Lender: 505570 Screen ID: U S Marine Corps Retired Va Bch, Va	Probably 2 - 3 yrs. I would accept a partially funded loan. Thank you for the information. d
Please explain the 1 delinquency 22 months ago. Are you the sole income earner in your family?	I am the sole income earner. The one delinquency was because I, for some reason, did not enter it to be paid on my online banking. Needless to say, I know double check everything.
Please list all of your debts, including balances, interest rates, and monthly payments, and say which you will be paying off with this loan. Your credit report shows around $18k in revolving debt, but this loan is for $25k. What will you use the rest of the funds for?	The "SmartCredit" report that I have shows $36,572 in Revolving credit. Interest rates are mainly 13-15%.
Hi, Please explain the delinquency listed 22 months ago, Thanks!	I thought I had entered it in my online banking to pay. Didn't double check. Since, I double check everything.
You've requested $25K for debt consolidation, only less than $20K on file from lending club information. Please list your debt balance, interest rate, payment and your monthly expenses. Thank you.	My "SmartCredit" report lists $36, 572 in Revolving Debt. Most interest rates are 13-15%.
I am interested in funding your loan. Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. FYI - I ask this question because we see only the total revolving credit balance of the debts that are reported to TransUnion (the credit bureau used by Lending Club), and not all debts are reported to each and every one of the credit bureaus.	Credit Cards: Plan to pay off: Discover $3186.99 21.99% Bank of America $7474.38 25.24% American Express $4847.28 15.24% American Express $9566.46 14.5% Won't be paid off Chase $14605.43 13.24%

Member Payment Dependent Notes Series 641208

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641208	$20,000	$20,000	6.54%	1.00%	January 10, 2011	January 11, 2014	January 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641208. Member loan 641208 was requested on December 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,167 / month
Current employer:	PAN PACIFIC PETROLEUM	Debt-to-income ratio:	3.81%
Length of employment:	10+ years	Location:	LONG BEACH, CA

Home town:
Current & past employers:	PAN PACIFIC PETROLEUM
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > hello looking for the loan to do repairs on my home will be replacing the roof builting a porch . been working for the last 17 years in the transportation industry been 14 years with my present company i am the drivers dispatcher and assistent manager .

A credit bureau reported the following information about this borrower member on December 28, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,831.00	Public Records On File:	0
Revolving Line Utilization:	36.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your debt balances, interests, monthly payment, your monthly living expenses and your position in Pan Pacific Petroleum, thank you.	I AM A DISPATCHER FOR PAN PACIFIC
What type of home improvements will you be doing? Thanks in advance!	Type your answer he will be replacing the roofing and will be builting a porch in my back yard been rainning a lot in southern california and my roof started to have a small leak will replace it before the leak gett any worse or couse any damage to interior of the home
What is it you plan on using the requested funds for?	Type your answer here. will be replacing the roof of myu home and builting a back yard porch

Member Payment Dependent Notes Series 641270

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641270	$4,000	$4,000	9.25%	1.00%	January 10, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641270. Member loan 641270 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,083 / month
Current employer:	Ring Power	Debt-to-income ratio:	14.35%
Length of employment:	< 1 year	Location:	Saint Augustine, FL

Home town:
Current & past employers:	Ring Power
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	27
Revolving Credit Balance:	$1,991.00	Public Records On File:	0
Revolving Line Utilization:	56.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 641299

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641299	$7,000	$7,000	6.91%	1.00%	January 10, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641299. Member loan 641299 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	State of alaska	Debt-to-income ratio:	8.98%
Length of employment:	4 years	Location:	Anchorage, AK

Home town:
Current & past employers:	State of alaska
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > Hello folks, just trying to get rid of outrageous credit card interest rates on my only card. Heard about this site from a friend. I appreciate your time and consideration

A credit bureau reported the following information about this borrower member on December 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,507.00	Public Records On File:	0
Revolving Line Utilization:	80.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the State of alaska?	Project Engineer

Member Payment Dependent Notes Series 641341

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641341	$10,000	$10,000	8.88%	1.00%	January 5, 2011	January 12, 2014	January 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641341. Member loan 641341 was requested on December 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,750 / month
Current employer:	Illinois Transport inc.	Debt-to-income ratio:	0.55%
Length of employment:	8 years	Location:	Hometown, IL

Home town:
Current & past employers:	Illinois Transport inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/10 > Please let me know asap how this works! thanks Borrower added on 01/01/11 > Basically so everyone knows I am a financially secure single man looking to invest in a low mileage car to put away in my garage and enjoy on the weekends! I make good money and have full intention of paying the loan in full within one year!!! I always pay above the required amount! Please help me obtain my loan. thanks and HAPPY NEW YEAR Borrower added on 01/03/11 > Thanks to everyone so far that has put trust in my loan! I did find the vehicle I would like to purchase. It is a 2002 Chevrolet Camaro Z28 with the SS option 35th Anniversary! Extremely well taken care of and adult owned! Will be a collector one day without question. Thanks again everyone!!!!

A credit bureau reported the following information about this borrower member on December 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	74
Revolving Credit Balance:	$466.00	Public Records On File:	1
Revolving Line Utilization:	2.70%	Months Since Last Record:	108
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 641349

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641349	$6,000	$6,000	14.83%	1.00%	January 6, 2011	January 11, 2016	January 11, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641349. Member loan 641349 was requested on December 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	Barnes & Noble	Debt-to-income ratio:	10.93%
Length of employment:	1 year	Location:	Costa Mesa, CA

Home town:
Current & past employers:	Barnes & Noble
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/10 > Looking to consolidate debt and lower my monthly payment.

A credit bureau reported the following information about this borrower member on December 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	26
Revolving Credit Balance:	$5,744.00	Public Records On File:	0
Revolving Line Utilization:	69.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Barnes & Noble and where did you work prior to that?	I'm a general manager for 3 college campus bookstores which are run by Barnes & Noble. Prior to Barnes & Noble I worked for Fresh Produce Sports Wear as a regional manager for 10 years.

Member Payment Dependent Notes Series 641351

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641351	$4,800	$4,800	9.99%	1.00%	January 5, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641351. Member loan 641351 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Home Team Pest Defense	Debt-to-income ratio:	15.55%
Length of employment:	3 years	Location:	Las Vegas, NV

Home town:
Current & past employers:	Home Team Pest Defense
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,144.00	Public Records On File:	0
Revolving Line Utilization:	37.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Home Team Pest Defense?	I am a state licensed technician. I manage the largest area in the Las Vegas/Henderson area.
Hello, Can you please detail the terms (amount and interest rate) of all the debt(s) you are looking to consolidate as well as the debt(s) you are not looking to consolidate? Secondly, has anything occurred to avoid accruing new debt?	Here is what I owe: Ikea $858 @ 25.99% APR WalMart $823 @22.90% APR Target $840 @ 25.24% APR Kay Jewelers $280 @0% APR Chase Freedom $1298 @23.24% APR I also have a $389 monthly car payment and a $856 mortgage that I have help from roommates to pay. To answer your second question, no, I have nothing to prevent mew from accruing new debt

Member Payment Dependent Notes Series 641427

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641427	$19,750	$19,750	17.06%	1.00%	January 7, 2011	January 14, 2016	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641427. Member loan 641427 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	home depot	Debt-to-income ratio:	20.78%
Length of employment:	10+ years	Location:	windsor locks, CT

Home town:
Current & past employers:	home depot
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/10 > paying off credit cards Borrower added on 12/31/10 > my credit cards and wife's credit cards

A credit bureau reported the following information about this borrower member on December 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	25
Revolving Credit Balance:	$14,008.00	Public Records On File:	1
Revolving Line Utilization:	57.40%	Months Since Last Record:	41
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	cardmember services 1308.12 / 22.00 citi card 2558.59 / 39.83 ge money bank 1117.51/37.00 card services 526.60/20.00 venue 308.54/20.00 wifes credit cards
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	owe 165000.00 mortgage loan. House worth 225000.00 equity loan 17000.00
My questions: (1) Position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before paid off? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 552 are listed today. Not all will 100 pct fund, especially sizes $15K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens closer approaches expiration. More advantageous to accept partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on time payments, borrowers automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes your loan quickly funds. Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	employed with home depot for fifteen years. Assistant manager. Yes five year loan. Yes i will accept. partial loan.
I will need the same info on your wife's cards as on yours to be able to participate in your loan.	citicard 3432.48/68.88 citicard 10701.00/158.00 bank of america 606.00/15.00 victorias sectet 400.00/20.00 macys 166.00/28.00 card member services 1138.46/22.00
Does your wife work outside the home? If so, what is your combined monthly income?	73,000.00 a year
1. What was the deliquency 25 mo ago and the public record 41 mo ago? 2. For each of the debts you plan to pay off with this loan, please provide the AMOUNT of that particular debt and the RATE you are currently paying on that debt. Thanks	hospital bill. never recieved remaining bill. We had moved and didnt realized we had an outstanding hospital bill on our credit report. two years later they sent us a letter stating we didnt pay it. house payment. dont remember why we were late. credit cards
Please explain the public record 41 months ago. Did you file for bancruptcy maybe? Thank you.	no bankruptsy. Hospital bill that was never sent to us.
I will help fund your loan, but with the following concern and advice. Your credit rating is one of your most valuable assets. Someone who is late on a house payment for no reason at all ["I don't remember" indicates there was nothing that prevented you from paying it other than irresponsibility] makes one wonder if you will remember to pay your LC loan. I am hoping you learned from your prior experience and will be more responsible from now on.	excuse me, it was one late payment in 12 years. we had a sick child in and out of the hospital. NOBODY HAS A PERFECT LIFE.

Member Payment Dependent Notes Series 641509

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641509	$25,000	$25,000	15.95%	1.00%	January 11, 2011	January 12, 2014	January 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641509. Member loan 641509 was requested on December 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	Avaya	Debt-to-income ratio:	10.19%
Length of employment:	4 years	Location:	West Orange, NJ

Home town:
Current & past employers:	Avaya
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/10 > -The loan will be used for paying off the credit cards. -I have a good job and good credit and can make the monthly payments. - My job is very stable.

A credit bureau reported the following information about this borrower member on December 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	42
Revolving Credit Balance:	$26,224.00	Public Records On File:	0
Revolving Line Utilization:	68.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Avaya?	What do I do at AVAYA? I am an engineer.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 360K 2. 2. What is the current market value of your home? (use zillow.com if unsure) $450K
Can you please give more details about the payment delinquency showing up in your file?	What delinquency???
I have a few quick questions for you: 1. Are you the sole wage earner in your house? How many dependents do you have? 2. What were the 5 credit inquiries for in the past 6 months?	1. Are you the sole wage earner in your house? No. 2. What were the 5 credit inquiries for in the past 6 months? Renovation done to our house

Member Payment Dependent Notes Series 641545

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641545	$8,000	$8,000	6.54%	1.00%	January 11, 2011	January 12, 2014	January 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641545. Member loan 641545 was requested on December 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Industrial Process Equip.	Debt-to-income ratio:	5.31%
Length of employment:	9 years	Location:	TROY, IL

Home town:
Current & past employers:	Industrial Process Equip.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/10 > I am planning to pay off all of my debt and combine all of those separate payments into one monthly payment. I have a very stable job that I have been at for over 9 years and it is a very solid company. I will make sure I have my payments in on time and in full each month, I have alerts set up on my phone to tell me when bills are due each month so that I never miss one. I am currently spending a little over $300/month in credit card debt...so if I could get that consolidated with a lower interest rate, it would help me pay that down much faster. Please consider helping me, I am just trying to be debt free as soon as possible so I can be free of all that and hopefully buy my first home when it's all caught up. Thank you, April

A credit bureau reported the following information about this borrower member on December 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	39
Revolving Credit Balance:	$6,167.00	Public Records On File:	0
Revolving Line Utilization:	36.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Industrial Process Equip.?	Inside Sales/Customer Service

Member Payment Dependent Notes Series 641631

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641631	$12,000	$12,000	5.42%	1.00%	January 10, 2011	January 12, 2014	January 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641631. Member loan 641631 was requested on December 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Wellston City Schools	Debt-to-income ratio:	9.65%
Length of employment:	10+ years	Location:	Vinton, OH

Home town:
Current & past employers:	Wellston City Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/10 > Paying off Bank of America Borrower added on 12/29/10 > Paying off Bank of America

A credit bureau reported the following information about this borrower member on December 29, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1969	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,108.00	Public Records On File:	0
Revolving Line Utilization:	52.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Wellston City Schools?	I am a school teacher and teach HS Geometry. I have been with WHS for 26 years now.
Hello, I have some brief questions for you regarding your loan. What is your net monthly income? Could you list your monthly expenses by type & amount (mortgage/rent, car, other existing debt, utilities, insurance, phone, internet, food, gym, childcare costs)? Also, what interest rates are you currently paying on your credit cards? Are you going to be the sole person paying for this loan, or will someone else be helping you pay it? Thank you for your help, and I look forward to funding your loan.	Net Income - 3000 ; Mortgage - 785 ; Auto - 460 ; Water - 14 ; Phone - 50 ; Food - 150. I am the sole person paying. Bank of America charges 11.24% interest.
I would like to help, but first have a few questions. What is the combined income of your household? Please would you tell us about yourself, and explain what exactly this loan is for. Please list amounts of every debt you have (credit card, auto, mortgage, HELOC, student loan, medical and so on). Please list amounts of any savings you may have (non-retirement and retirement accounts) and other equity (such as in your residence). Will you have payments for this loan automatically made from your bank or will you pay manually every month? Are you likely to pay this loan off earlier than the stated term? Please contact Lending Club to have them verify your income.	I am a single teacher who makes a bit more than $50,000 a year. I live on a farm that my brother and I own of a little over 100 acres. We raise beef cattle and really do not make a lot of money doing that, but have good hamburgers! I have retirement funds in STRS and a life insurance policy through my employer. I also have an annuity that I have had for quite a few years. My house is going to be 8 years old in April and my payments are 785 a month. My truck payment (2007 puchased last year in November) is 460. I plan on setting up the loan repayment via the bank so I don't have to write checks and use the PO (snail mail). I will pay anything extra that I can when I can so I'd like to pay the loan off in two years if I can.

Member Payment Dependent Notes Series 641676

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641676	$7,000	$7,000	5.79%	1.00%	January 11, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641676. Member loan 641676 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,083 / month
Current employer:	Rituals Salon-Spa	Debt-to-income ratio:	7.26%
Length of employment:	4 years	Location:	Richmond, VA

Home town:
Current & past employers:	Rituals Salon-Spa
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/08/11 > I am a busy hairstylist and I make just under $70,000. I am very responsible, pay all my bills on time and have very little debt other than my house and about $1,500 in credit cards which I am currently paying on monthly and a car loan which is close to being paid off. I have money in savings, a Roth Ira and a 401k. I am a very careful spender and just need a small loan to complete some household projects. We are expecting a baby in the spring and are in the process of renovating an extra room to make another bedroom. We are also trying to update our kitchen to make more space in the cabinets. If we have any spare money left over, we would love to purchase an older pickup truck to make working around the house easier. Thank you all for making this possible :)

A credit bureau reported the following information about this borrower member on December 29, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,054.00	Public Records On File:	0
Revolving Line Utilization:	20.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your project?	My project is home improvement's. We purchased a home a few years ago and are expecting a new baby in the spring so therefore are trying to get things in order.
What is it you plan on using the requested funds for?	Please refer to my page.
There is nothing on your page that specifies what you plan on using the requested funds for.	I had replied to another investor's question on my page. I would be using the funds for some home improvements to prepare for the arrival of our new baby in the spring.
Congratulations on the expected arrival! I would like to help, but first have a few questions. Thank you in advance for your detailed answers which will be seen by all prospective lenders. What is the combined income of your household? Please would you tell us about yourself, your work, and explain what exactly these home improvements are, is it furnishings or construction? Please list amounts of every debt you have (credit card, auto, mortgage, HELOC, student loan, medical and so on). Please list amounts of any savings you may have (non-retirement and retirement accounts) and other equity (such as in your residence). Will you have payments for this loan automatically made from your bank or will you pay manually every month? Are you likely to pay this loan off earlier than the stated term? Please contact Lending Club to have them verify your income. Will your household income change once the baby arrives?	I'm sorry but this amount of questions about my income, and personal affairs seems a little invasive. I'm looking to borrow $7,000 not $300,000. Considering my credit has already been approved by lending club I feel that they can contact me for any further personal information.
Sorry, but you need to answer our questions. Loans on lending club are funded by ordinary people, not huge corporations subject to bailouts. The whole point of p2p lending is that borrowers can explain specifically what they need funds for and lenders can ask questions and decide where to invest their hard earned funds. And lending club protects your privacy. If you insist on acting evasive, lenders may assume you have something to hide.	I don't mean to sound evasive. This is my first experience with p2p lending and I wasn't expecting all these questions. My credit is in great shape. I pay all my bills on time. Have no other loans other than my mortgage. Total credit card debt is about $1,500 which I pay on monthly. I have money in savings, a Roth Ira and a 401k. I am a very careful spender and responsible with money. I plan on having my loan payments deducted monthly from my account and would love to pay it off as quickly as possible or within the 36months.

Member Payment Dependent Notes Series 641682

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641682	$20,000	$20,000	13.35%	1.00%	January 5, 2011	January 12, 2016	January 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641682. Member loan 641682 was requested on December 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,661 / month
Current employer:	Cambrldge Care	Debt-to-income ratio:	0.00%
Length of employment:	6 years	Location:	DENVER, CO

Home town:
Current & past employers:	Cambrldge Care
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/10 > This loan is to purchase home appliances and remodeling. Borrower added on 01/04/11 > I have a stable job as a nurse and i will be able to make the monthly payment without any problems.

A credit bureau reported the following information about this borrower member on December 29, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details on the need for the home improvement? Also what do you do at your job? Thank you	I need to buy sound proof windows, a new fridge, change the carpet to a wood floor. Im a nurse and i take care of elderly people in nursing home.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Total balance on the loan is $179,515.97. Current market vakue is $199,000
what are your fixed monthly expenses?	Expenses are divided between my husband and myself' I do take care of the morgage (which is $1204.52 per month) and my husband take care of the rest (utilities, food, gas and other neccessities). My monthly expenses are between $1200.00 and $1300.00
Please list out your monthly expenses: Mortgage, Utilities, Transportation as well as other monthly expenses that you track on a regular basis. Thanks.	The only expense I do take care on monthly bases is the mortgage ($1204.52) The rest is on my husband's budget.
What's your monthly budget? This monthly loan payment is a substantial chunk of your gross income.	My monthly budget is between 1200.00 and $1300.00. My husband takes care of the rest.
guess I can't invest in this note if a simple question to find out what your income minus expenses are. that is the difference you have to play with or in this case, make payments on this obligation.	My income minus expenses is about 1,300 dollards.

Member Payment Dependent Notes Series 641704

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641704	$5,150	$5,150	8.88%	1.00%	January 7, 2011	January 12, 2014	January 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641704. Member loan 641704 was requested on December 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Joiner Management	Debt-to-income ratio:	7.32%
Length of employment:	4 years	Location:	Madison, GA

Home town:
Current & past employers:	Joiner Management
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,899.00	Public Records On File:	0
Revolving Line Utilization:	68.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 641743

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641743	$10,000	$10,000	5.79%	1.00%	January 5, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641743. Member loan 641743 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	USDA Forest Service, Southern Research S	Debt-to-income ratio:	11.50%
Length of employment:	4 years	Location:	Hot Springs, AR

Home town:
Current & past employers:	USDA Forest Service, Southern Research S
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/11 > This loan will be primarily used to improve my home prior to putting it on the market. This loan will also be used to pay off my one unsecured loan with a remaining balance of approximately $4000. I have an excellent credit score and credit history. Thank you for this opportunity.

A credit bureau reported the following information about this borrower member on December 30, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$595.00	Public Records On File:	0
Revolving Line Utilization:	1.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Will you be remaining with the same job? Wishing you the best in 2011.	Yes, I will be remaining with my current position. I will be seeking a better position in the near future (1 year), within a federal agency.
What type of home improvement will you be doing with the $6k remaining balance? What is the market value of the house (use zillow.com) and how much is owed on the mortgage? Thanks in advance!	I will be redoing a bathroom-myself, new front door, carpet and paint, as well as all of the little things to get a house ready for market including landscape and powerwash. Zillow.com did not have a market estimate. The tax est. value is 105,900. 99,000 is owed on the mortgage. I will have an assessment done as soon as the improvements are complete, but as of right now, planning on putting it on the market for 130 and selling for 120 to 115. Just want out from the property without losing too much and doing these minor fixups and repairs will help out considerably.

Member Payment Dependent Notes Series 641793

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641793	$7,200	$7,200	12.61%	1.00%	January 6, 2011	January 12, 2014	January 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641793. Member loan 641793 was requested on December 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Ontario Reign Hockey Club	Debt-to-income ratio:	13.73%
Length of employment:	3 years	Location:	Ontario, CA

Home town:
Current & past employers:	Ontario Reign Hockey Club
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,905.00	Public Records On File:	0
Revolving Line Utilization:	57.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 641838

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641838	$12,000	$12,000	14.46%	1.00%	January 6, 2011	January 12, 2016	January 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641838. Member loan 641838 was requested on December 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,833 / month
Current employer:	Navy	Debt-to-income ratio:	2.37%
Length of employment:	10+ years	Location:	Jacksonville, FL

Home town:
Current & past employers:	Navy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/10 > My intention is to use the money to consolidate some debts we incurred when we were transfered. We had to spend some money to repair and renovate an older home we bought. I want to align these debts under one interest and one payment. I am a 21 year Navy veteran who has served on the ground in Iraq and on numerous deployments on ships. I am currently attending school on line at Villanova University via my GI bill and am studying Human Resource Management. My intention is to achieve my Professional in Human Resources (PHR) certification and eventually transition from the Navy and begin a second career in HR. As to my monthly budget, I have a reasonable mortgage, no car payments and my only debts are two Lowes project cards, and a master card between my wife and I. we have balances on these cards as stated above. My intention is to pay off these cards and cancel them, thus eliminating my debt once this loan is paid off.

A credit bureau reported the following information about this borrower member on December 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,056.00	Public Records On File:	0
Revolving Line Utilization:	94.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My questions: (1) US Navy Rank? Pay Grade? ETS? (Officers ETS is "Indefinite") (2) Initially selected 5-years length for loan's repayment terms. How long are you realistically expecting to service loan (active status) before paid off? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 371 loans listed today. Not all will 100 percent fund, especially $15K - 25K. 14-day listing overlaps funding slowest period; 12/25 to 01/02 includes two 3-day weekend holidays within 10-days. Loans 60 percent plus funded when the listing time expires automatically eligible for issue. When time expires, IF loan 60 percent PLUS funded, will you accept partially funded loan? (Advantageous to accept the partially funded lower APR interest loan because you can pay off higher APR interest debts. After 6-months of on time payments, borrower's automatically are eligible to relist loan for unfunded $ amount or list new loan.) Holiday's Best Wishes. Lender: 505570 Screen ID: U S Marine Corps Retired Va Bch, Va	US Navy Senior Chief with 21 years of service. Intend to pay off the loan faster than 5 years but the lower payment gives me flexibility.
Senior Chief, Thanks for reply; but you answered 2 of 3 questions. This is Questions 3 that you missed: (3) Normally 300 loans listed; 371 loans listed today. Not all will 100 percent fund, especially $15K - 25K. 14-day listing overlaps funding slowest period; 12/25 to 01/02 includes two 3-day weekend holidays within 10-days. Loans 60 percent plus funded when the listing time expires automatically eligible for issue. When time expires, IF loan 60 percent PLUS funded, will you accept partially funded loan? (Advantageous to accept the partially funded lower APR interest loan because you can pay off higher APR interest debts. After 6-months of on time payments, borrower's automatically are eligible to relist loan for unfunded $ amount or list new loan.) MSgt USMC Retired Virginia Beach, VA	I will consider it. As I stated, my intention is to assign some debts under one interest rate and one payment. If I can say get a couple of debts aligned in this manner then it may still be financially sound to accept the partially funded loan. I will have to sit down and look at the amount and see if it makes sense. But it would seem that even if I could only align 75% of my debt, it would still be a good move to make. Especially if the interest rate were lower. I hope this answers your question. And thanks Sir, for your service!
Is it your intention to remain on active duty during the entire duration of this loan? What is your rating? If married, amount of income/debt spouse adds to household?	To answer your question, no I will be retiring from the Navy next year. I will be transitioning into the Human Resource field. My spouse is a stay at home mom caring for our child. My wifes debt is part of what I intend to pay off. One of the Lowes project cards is her's as well as the master card. She is also paying off a student loan that has a 15 year payoff and a monthly payment of $150.
1) What are the APRs, balances, and minimum payments of the cards you intend to consolidate with this loan? 2) Given the state of the economy, why do you think that it will be feasible for you to transition careers at this point in time? Do you have a plan in place for the possibility it takes you longer than you anticipate to find a job in Human Resources? Thank you for your reply to these questions, and I look forward to investing in your loan.	I intend to consolidate my two highest APR cards under this loan. They are two Lowes project cards. One has a balance of $5500 w/ an 19.88% APR and payment of $200. The second Lowes card has a balance of $6000 with the same APR and same aproximate payment. As to changing careers. Yes, I am confident in my ability to find employment in the HR field. With out going into a lot personal information, it is time for me to move on from the Navy. I have done very well for myself in my career and have risen about as high as one can in the enlisted ranks. I have a breadth of managerial and leadership experience and I also have experience in HR while working in the Navy's HR franchise at the Navy Personnel Command. As to taking longer than anticipated to find a job: I have already begun to establish my network and when I retire, I will have almost three months of paid leave to give me a buffer. But if all goes to plan. I will already have a job. My plan B is a DOD job. I will have a leg up being a veteran of war with a disability rating that puts me in the no compete hiring status. I hope this answers your question. Have a Happy New Year.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The current market value of my home is Aroximately $134,000 as listed on Zilo. my mortgage balance is about the same amount. I have no HELOC's on my home. My Mortgage payment is $1018 a month.

Member Payment Dependent Notes Series 641876

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641876	$25,000	$25,000	13.35%	1.00%	January 5, 2011	January 12, 2014	January 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641876. Member loan 641876 was requested on December 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	Telsey advisory group	Debt-to-income ratio:	9.18%
Length of employment:	3 years	Location:	New york, NY

Home town:
Current & past employers:	Telsey advisory group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	29
Revolving Credit Balance:	$8,579.00	Public Records On File:	0
Revolving Line Utilization:	49.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list balances, APRs, and monthly payments for the debt you would be consolidating with this loan. Thanks!	Here are three balances I am consolidating: 1: $4,400. 29.99%. $321.00 2: $9,500. 29.99%. $156.00 3: $8,400. 23.19%. $255.00
What are the interest rates and balances of the debts you are consolidating?	Please see the first answer. I think it addresses your question. Thank you
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I don't have a home equity line of credit. Loan to value is 75% per a recent appraisal. I live in a coop in manhattan.
Why there has been 5 inquiries within last 6 months?	Not sure what you are looking at. I suspect that they are via banks/coop mgmt company, to refi my mortgage. I also think one is from ATT. I expect the refi to occur in the next couple months. It is a little more challenging, as I am in NY Coop, which just adds a whole other level of complexity.
Explain your Delinquency 29 months back? seems like this occurred after your $16,667/month job.	I was unemployed, though I don't remember the exact reasons for the delinquency. As you can see, it was temporary. I believe that it was literally a matter of days that caused the late payment.

Member Payment Dependent Notes Series 641888

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641888	$25,000	$25,000	18.17%	1.00%	January 10, 2011	January 12, 2016	January 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641888. Member loan 641888 was requested on December 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,750 / month
Current employer:	F W Webb Co.	Debt-to-income ratio:	10.37%
Length of employment:	10+ years	Location:	Hampstead, NH

Home town:
Current & past employers:	F W Webb Co.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/10 > This is for credit card consolidation due to 24.9% on two cards. Paying all bills on time, nothing in the rears, just want to bring it all together

A credit bureau reported the following information about this borrower member on December 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	46
Revolving Credit Balance:	$15,891.00	Public Records On File:	0
Revolving Line Utilization:	91.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	This is for 2 credit cards one is for FIA Financial, for 14K and the other card is Chase Bank for 10.4K the interest rate for FIA is 24.9 and for Chase it is 19.9. I pay 825 per month on these cards because if the interest rate, these accounts have already been closed. I am an Account Manager for a Wholesale Industrial Company. I fyou have any other questions please contact me!
Please contact Lending Club to submit your income verification documents (pay stub) at support@LendingClub.com	Faxed to you at 3:39 12/30/2010
My questions: (1) Position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long are you realistically expecting to service loan (active status) before paid off? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 371 loans listed today. Not all will 100 percent fund, especially $15K - 25K. 14-day listing overlaps funding slowest period; 12/25 to 01/02 includes two 3-day weekend holidays within 10-days. Loans 60 percent plus funded when the listing time expires automatically eligible for issue. When time expires, IF loan 60 percent PLUS funded, will you accept partially funded loan? (Advantageous to accept the partially funded lower APR interest loan because you can pay off higher APR interest debts. After 6-months of on time payments, borrower's automatically are eligible to relist loan for unfunded $ amount or list new loan.) Holiday's Best Wishes. Lender: 505570 Screen ID: U S Marine Corps Retired Va Bch, Va	I have been an acoount manager for my company for 20+ years, a company that was established 168 years ago, I selected the five year loan to allow my self time to pay it off.I could have taken a loan for a shorter payoff time, I am still going to try paying off my commitment as soon as possible.
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. No response needed, just giving you some info. Thank You and Happy Holidays!	Sent the information you requested yesterday at 3:30 EST, I faxed it to fax # 408-716-3186. If you did not get this information please contact me and I will resend it to you.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance on my one mortgage is 300K the house value for my area of NH is at 369K, do not owe any HELOC on my property.
Please verify your income by submitting your pay stub to Lending Club. You will receive funding much more speedily, and you are more likely to be completely funded. (support@lendingclub.com)	Already sent my information
How many dependents do you have and are you the sole earner in your family?	I have two dependence, Wife and Son plus myself, I have been employed with my company for 21 years, my wife works part time. I f you have any further questions please ask.

Member Payment Dependent Notes Series 641903

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641903	$6,000	$6,000	6.54%	1.00%	January 7, 2011	January 12, 2014	January 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641903. Member loan 641903 was requested on December 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,600 / month
Current employer:	n/a	Debt-to-income ratio:	12.31%
Length of employment:	n/a	Location:	north shore, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 29, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1978	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$423.00	Public Records On File:	0
Revolving Line Utilization:	10.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 641920

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641920	$7,000	$7,000	5.79%	1.00%	January 10, 2011	January 12, 2014	January 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641920. Member loan 641920 was requested on December 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,375 / month
Current employer:	Indian Health Services	Debt-to-income ratio:	24.48%
Length of employment:	10+ years	Location:	lake havasu city, AZ

Home town:
Current & past employers:	Indian Health Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 29, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	69
Revolving Credit Balance:	$6,619.00	Public Records On File:	0
Revolving Line Utilization:	35.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 641949

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641949	$5,000	$5,000	8.88%	1.00%	January 5, 2011	January 12, 2014	January 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641949. Member loan 641949 was requested on December 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,667 / month
Current employer:	big cedar lodge	Debt-to-income ratio:	1.88%
Length of employment:	9 years	Location:	ridgedale, MO

Home town:
Current & past employers:	big cedar lodge
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/10 > plan on paying off credit card and help my daughter with three children get out ofa finacial bind by paying off hospital bill and couple other bills Borrower added on 12/29/10 > paying off credit cards and hospital bill Borrower added on 12/29/10 > paying credit cards and hospital bill ,i will pay on time my bills are app.900.00 month.i work at a resort and am a chef the resort i am employed at is owned by bass pro shop

A credit bureau reported the following information about this borrower member on December 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	13
Revolving Credit Balance:	$1,679.00	Public Records On File:	0
Revolving Line Utilization:	26.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 641969

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
641969	$13,000	$13,000	8.88%	1.00%	January 5, 2011	January 12, 2014	January 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 641969. Member loan 641969 was requested on December 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,083 / month
Current employer:	Pearson	Debt-to-income ratio:	9.83%
Length of employment:	6 years	Location:	San Antonio, TX

Home town:
Current & past employers:	Pearson
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	16
Revolving Credit Balance:	$10,674.00	Public Records On File:	0
Revolving Line Utilization:	31.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 642011

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642011	$15,000	$15,000	12.61%	1.00%	January 10, 2011	January 12, 2016	January 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642011. Member loan 642011 was requested on December 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Italian Ministry of Foreign Affairs	Debt-to-income ratio:	6.39%
Length of employment:	10+ years	Location:	Oakland, CA

Home town:
Current & past employers:	Italian Ministry of Foreign Affairs
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/10 > Dear Lenders, please know that I am a reliable, honest and respectful person. I know how hard it is to save money to invest and I will repay this loan carefully. I have a government job and my employment is very secure. Thank you.

A credit bureau reported the following information about this borrower member on December 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,107.00	Public Records On File:	0
Revolving Line Utilization:	74.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	Hi, thanks for your questions. I am lucky to have a very good job. I am a professional translator and biligual office worker I have had the same job for 25 years in San Francisco. I will use this loan to pay a balance of about $11000 on a Discover card and on a Best Buys account (1500 approximately) I have been paying over the minumum payments on both cards (total $400 per month) but the interest rates are too high, about 25 percent. So this is a better deal for me and I also like the idea of paying interest to regular people like me. I have another $10000 in credit card debt that I am about to pay in full with cash during the month of January, I do not have other credit cards, student loans or car loans.
Welcome back! My questions: (1) Position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long are you realistically expecting to service loan (active status) before paid off? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; 371 loans listed today. Not all will 100 percent fund, especially $15K - 25K. 14-day listing overlaps funding slowest period; 12/25 to 01/02 includes two 3-day weekend holidays within 10-days. Loans 60 percent plus funded when the listing time expires automatically eligible for issue. When time expires, IF loan 60 percent PLUS funded, will you accept partially funded loan? (Advantageous to accept the partially funded lower APR interest loan because you can pay off higher APR interest debts. After 6-months of on time payments, borrower's automatically are eligible to relist loan for unfunded $ amount or list new loan.) Holiday's Best Wishes. Lender: 505570 Screen ID: U S Marine Corps Retired Va Bch, Va	For my job, please see previous answer. I consider myself blessed in my job because not only it is secure, it pays well and it is pleasant. I am planning to pay the loan in five years. I have no intention of paying sooner. I hope to be funded entirely, but I will accept a partial loan and then retry later if necessary, or find another way to accomplish my goal of being free of high interest credit cards forever. I wish a happy and prosperous new year to all..
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The market value of the house is around $550,000. Mortgage is $430,000 montlhy payment $2150.

Member Payment Dependent Notes Series 642049

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642049	$7,000	$7,000	12.98%	1.00%	January 6, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642049. Member loan 642049 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,612 / month
Current employer:	USPS	Debt-to-income ratio:	3.96%
Length of employment:	10+ years	Location:	Auburn, MA

Home town:
Current & past employers:	USPS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1982	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,392.00	Public Records On File:	0
Revolving Line Utilization:	90.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 642107

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642107	$5,000	$5,000	17.06%	1.00%	January 5, 2011	January 13, 2016	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642107. Member loan 642107 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	cvs pharmacy	Debt-to-income ratio:	0.36%
Length of employment:	4 years	Location:	gilbertsville, PA

Home town:
Current & past employers:	cvs pharmacy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/10 > This funding will be used to develop sofware, hardware, and web design to promote company in the options greeks analysis for major and small investors.Basically once the sofware is fully online, we will be able to analyze options market and find best senarios for investors to decide which course of actions would be suited for their porfolio thru various strategies to balance out their risks. A small portion of the loan will be use to test live market actions to see where the +/- real life account would match up the our testing account.The majority of the loan will be devoting to marketing the product and staffing development for the sofware side.

A credit bureau reported the following information about this borrower member on December 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	35
Revolving Credit Balance:	$722.00	Public Records On File:	0
Revolving Line Utilization:	9.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
To enable investors to make an informed decision, please provide a detailed loan description.	The purpose of this loan is to build a web base solfware options greek analysis which would allow small or large investor to make proper decisions on how to protect partial porfolio on market down turn. The sofware would analyze the combinations of options price from the open market and allow investors to make better decisions on how to proceed with the best or worse senario market. The sofware analysis will be launch on a web base technology only at this time and we would charge for monthly fee. A smal portion of the loan would also be used to hire staffs to test out the strategies for real profit and loss and maintain the technical aspects of the systems and their strategies. We believe that most of our revenue would come from our subscribers.
Specifically, what are the loan proceeds to be used for?	10% for marketing 10% for beta testing live market to see how system can be improved 10% initial staffing 30% reserve for future staffing 40% sofware development
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance is $313,000 , current market value :$360,000
There's something here I do not understand: Why does someone who makes over $130K a year need to get a loan for a mere $5K? Also, what was the delinquency a few yrs back?	Again, as I mention in the previous question, that my initial request was $25,000 , but the LendingClub analysis only allow me to get funded for $5000 because of inexperience credit handling. The actuall amount that I need is $50,000 to fully launch the business. So $5000 to start establishing my track record for lendingclub after 6 months I would be able to get more. Now the delinquency a few year back when I just graduated from pharmacy school and have to do residency which I fall behind my payment and at the time I was young and did not know what I want to do and did not stay focus on my credit.
What do you do as an employee for CVS, how many years have you been an employee, and how long have you been working in your field? Also, do you have any experience as an options/derivatives trader?	I am a pharmacist at CVS for 5 years as a full time employee. I have an interest in the stock market ever since I was in college , I trade options derivatives since 2000 but never got around with this new ideas of analyzing each individual options price on the open market and creating a hedge strategy and trade the strategy base on the greeks analysis data to improve the odds of making profit. So basically once we present different strategies for our investors or traders, we use our program greek analysis to guide them thru the ups and down of the market and give them choices as to continue staying in with the current strategies, adjust their positions, and when to get out of the strategies. This is not just buy and sell or stop loss on a position , but rather a multi dimentional tradding and it can only be done thru greeks options analysis, since it's providing a very objective forward data as to how to manage risk on a single position or on a porfolio basis. Pior to trading with this technique I was unsuccessfully trade profitable in the options market since there was too many factors against my positions, but with our current way of option analysis we are much better in position to guide the trade rather than hope for a positive trade.
you look like a very low risk borrower, but can't you cover this out of your pay or savings? why do you need us? also this loan is only $5,000. how can 10% of that ($500) cover initial staffing? thanks	The actual loans was $25,000, but it seems that I can only qualify $5000 thru a very rigorous analysis from Lending Club. I believe the people at Lending Club did a risk analysis on my credit and gave me a counter offer for $5000 from an initial $25,000, since I do not have enough experience in handling credit line business I would most likely only be qualify for $5000.00 . I believe they are looking out after their investors as well which is understandable. The amount of $5000 is not enough to fully launch my business but it's a starting point along with my own $25,000 risking capital . So yes after 6 months of good payment in place I would come back to Lending Club to raise for more capital, and hopefully they will accept my full $25,000 request. To be fully prepare for this kind of business, a total of $50,000 would be ideally strong , and steady for a start up company in this industry options trading. But our company is not actually trading , our main goal is to provide trading signalsand analysis so that investors would see the benefit of using our program. So 10% of $50,000 is $5000 to contract a programmer to put everything together into a web base program and to completly get it off ground would be ideally possible yes. And to maintain the web would cost me anywhere from $250 to $500 a month. We hope by that time we can start generating subscribers(traders) for a fee of $100 per monthly per user. So a typical good trading program would have 10 to 20 subscriber of more on monthly basis, and with the revenue we can build more programs for different type of assets. Our initial program launch is gear for traders or investors in ETF market but eventually we will analyze individual stocksl and the future market.
what do you do in cvs pharmacy?	I am a Pharmacist. I dispense medications, verify drug interactions, make sure people understand how to take certain medications and recommendations of over the counter medicine in case of an emergency situation where patients are unable to get to their doctor, and the last step is to work with insurance company to provide payment.

Member Payment Dependent Notes Series 642155

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642155	$2,000	$2,000	6.91%	1.00%	January 7, 2011	January 12, 2014	January 12, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642155. Member loan 642155 was requested on December 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,951 / month
Current employer:	WORKERS COMPENSATION	Debt-to-income ratio:	20.30%
Length of employment:	10+ years	Location:	HOLLIS, NY

Home town:
Current & past employers:	WORKERS COMPENSATION
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/10 > THE LOAN I REQUESTED IS TO HELP WITH HOME IMPROVEMENTON MY MOTHERS HOME. WHICH I ALSO RESIDES FOR THP PAST 10 + YEARS

A credit bureau reported the following information about this borrower member on December 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1986	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	31
Revolving Credit Balance:	$9,866.00	Public Records On File:	1
Revolving Line Utilization:	51.40%	Months Since Last Record:	87
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 642321

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642321	$16,000	$16,000	18.54%	1.00%	January 7, 2011	January 13, 2016	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642321. Member loan 642321 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,917 / month
Current employer:	Fresenius Medical Care	Debt-to-income ratio:	20.01%
Length of employment:	10+ years	Location:	Pine Bluff, AR

Home town:
Current & past employers:	Fresenius Medical Care
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/15/10 > I would appreciate this and plan on having on paying it off within 60 days. Thank You

A credit bureau reported the following information about this borrower member on December 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1987	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	39	Months Since Last Delinquency:	21
Revolving Credit Balance:	$9,047.00	Public Records On File:	0
Revolving Line Utilization:	26.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello. I do not hold the title to the home. It is under my husbands name only.
Please verify your income by submitting your pay stub to Lending Club. You will receive funding much more speedily, and you are more likely to be completely funded. (support@lendingclub.com)	This has been completed.
Please verify your income by submitting your pay stub to Lending Club. You will receive funding much more speedily, and you are more likely to be completely funded. (support@lendingclub.com)	This has been completed. Thank You
My questions: (1) Position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before paid off? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 552 are listed today. Not all will 100 pct fund, especially sizes $15K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens closer approaches expiration. More advantageous to accept partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on time payments, borrowers automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes your loan quickly funds. Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	I am a Registered Nurse and work as an Area Manager, managing 9 Dialysis Centers in my area. I have been with my current employer for 12 years. I hope to receive the full funding to pay off my 401K loan, so that I can re borrow from 401K to lower my current payments. However, I will use what I re borrow to pay this back immediately. Thank you so much!
Hi, If i remember correctly, you wanted to pay off a 401k loan, and then borrow the money from your 401K to pay off this loan... 1) What is the inerest rate loan on your 401k loan? 2) Assuming the rate is very low (prime+1), why borrow at 18.54%? 3) There is a significant origination fee for this lending club loan and there is probably a fee to take out another 401k loan? Why incur two origination fees for a 60 day period? Thanks in advance for answering my questions. Sincerely, -LL Herndon, VA P.S. By the time you answered my questions last time, your loan listing had expired and I didn't have an opportunity to fund. Please be more timely this time.	Hi. Yes, that is correct. I am going to re borrow on my 401k loan to lower my current monthly payments. Unforgettably, my payments cannot be automatically lowered and can only be completed if I pay the current one off and re borrow. So really, I would be paying this off pretty much within a couple of weeks of receiving it. Thank you so much!
RN, Received reply; thanks. Investors (lenders) earn interest only during period loan is active. If loan active less than scheduled period- 60-months- we only earn interest during lesser period, 48-months, 24- months, 18- months, 12-months, 6-months, 3-months, etc. Every investors basic goal is borrower who carries (keeps active) loan for entire scheduled period allowed. All L C loans issued have NO prepayment penalty. Some borrowers MISTAKENLY think they do investors a BIG "favor" with an ultra-short life loan; but financial reality is quite the opposite. Lendling Club Management charges borrowers "sliding scale" loan origination fee ($720 for your $16K loan); and charges investors 1 pct loan repayment fee to receive and distribute borrower's TOTAL payments pro rata among numerous participating investors. Example: your $16,000 loan at 18.54 pct APR repaid in full in one-month results in $16,247.20 total repayment minus $16,000 principal ='s $247.20 gross interest minus Managements 1 percent $162.47 TOTAL loan payment/collection fee ='s $84.72 n-e-t interest distributed to investors. $16,000 loan usually attracts 250 seperate small investors. Consequently interest paid to typical investor is THIRTY--THREE CENTS each. P2P loans are made to borrowers that investors personally do NOT know; typical investment averages approximately $65 per investor. "Been there, done that" applies to my previous participation in ultra-short life loans; personal opinion is ultra-short life loans are not worth time and $ investment risked for mere P-E-N-N-I-E-S interest actually received during/after loans ultra-short life span. That's why I ask question how long the borrower intends to service (keep active) the loan before payoff? L C Management operates similar to Wall Street stock broker. Broker doesn't care if investor makes a profit or incurs a loss on stocks the investor bought/sold through the broker because broker automatically earns their $ commission on both buy and sale transactions of the same stock. Now you know how it is to be a L C invesrtor (lender). Investors must "pick and choose" their participation loans carefully, otherwise investors are providing their essentially FREE services to P2P borrowers. Question: Your comments, please? Lender 505570 USMC-RETIRED 01.01.2011	Well, that makes sense. I too thought I would be doing a favor to the lenders, basically wanting to assure everyone they would definitely get their money back. Thanks for letting me see this in a different light.
Quickly, what were the 2 dienquies in the last 2years and th 4 inquires in 6 months.	The 2 deliquencies were a repayment program with BOA, My mother had been ill for sometime in another state, so I had to help take care of her and fell behind on those accounts, so I set up a repayment program. However, they are paid each month without any deliquencies. Then the inquiries were when I was buying a new car. Thank you so much!
It's me again! I am going to do my part and support you and I pray you will do your part. A bad credit score certainly is not a good thing to have. Besides I am already a senior (by a long ways) but thank God i am still able to function really well.	Thank you so very much! I will definetely do my part as I am trying to build up my once, great credit score again! Again, thank you!

Member Payment Dependent Notes Series 642328

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642328	$4,000	$4,000	6.17%	1.00%	January 6, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642328. Member loan 642328 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	n/a	Debt-to-income ratio:	8.91%
Length of employment:	n/a	Location:	Easton, PA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/10 > I will use funds to get caught up on some medical bills from my injury.I have always been a good payer. I have a $65,000 settlement coming to me within 30 to 45 days which amount has already been approved and can be verified through my attorneys office.I am guaranteed this settlement. I will use those fund to take care of this loan I am seeking.Thank-You

A credit bureau reported the following information about this borrower member on December 30, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1980	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,033.00	Public Records On File:	0
Revolving Line Utilization:	51.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 642349

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642349	$6,000	$6,000	5.79%	1.00%	January 5, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642349. Member loan 642349 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Appliance Replacement Inc	Debt-to-income ratio:	16.13%
Length of employment:	10+ years	Location:	Delanco, NJ

Home town:
Current & past employers:	Appliance Replacement Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1991	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,951.00	Public Records On File:	0
Revolving Line Utilization:	55.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 642354

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642354	$13,000	$13,000	9.62%	1.00%	January 10, 2011	January 13, 2016	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642354. Member loan 642354 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	ADP	Debt-to-income ratio:	13.67%
Length of employment:	10+ years	Location:	CHALFONT, PA

Home town:
Current & past employers:	ADP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/10 > Looking to pay off quicker then 5 years.. paying 400.00 month. this seems paying over 600+ now Borrower added on 12/30/10 > Thought this was best option since credit card comp rate are so high.. having trying to cons to pay off quicker for sometime and this looked like the best option.. never late and always on time

A credit bureau reported the following information about this borrower member on December 30, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	63	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,986.00	Public Records On File:	0
Revolving Line Utilization:	26.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My questions: (1) Position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before paid off? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 552 are listed today. Not all will 100 pct fund, especially sizes $15K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens closer approaches expiration. More advantageous to accept partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on time payments, borrowers automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes your loan quickly funds. Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	I am a National account Benefits/Payroll Consultant.. I would ideally like to be paid off in 3 years.. i would take part funded that would be better then what i am paying not on high interest Credit card.. i would like br debt free in 2-3 years..
Could you please verify your income with LendingClub? Thank you in advance!	80,000
What is it you plan on using the requested funds for?	I am paying off 2 high interest credit cards.. then closing them..
Do you recognize that titling your loan "CONS" makes one think of "CON ARTIST"?	Didnt think about that.. must not haved turned too may people of..

Member Payment Dependent Notes Series 642369

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642369	$20,000	$20,000	13.72%	1.00%	January 6, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642369. Member loan 642369 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,667 / month
Current employer:	UCSF Medical Center	Debt-to-income ratio:	6.04%
Length of employment:	2 years	Location:	Novato, CA

Home town:
Current & past employers:	UCSF Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/10 > Debt Consolidation Car / CC

A credit bureau reported the following information about this borrower member on December 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1980	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	66
Revolving Credit Balance:	$16,086.00	Public Records On File:	0
Revolving Line Utilization:	73.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	Car loan BofA approximately 6000.00 This car is in my possession as a result of relationship split. I have made all payments to date however, would like to pay it off as a condition of agreement. The loan is not currently in my name and I would rather pay it this way than to go through refinancing in my name or through credit union. I believe it's at 6.99% I have been paying 400 month on this. Payment is approximately 387.00 or so. This will be paid off with the loan. Credit Card, Chase: Approximate 6000.00 Again, this was a joint card and the agreement of the split was for me to be responsible for payment of this card. I have been paying well over the minimum for over a year but would like to wrap it up to remove other person from it. The account is closed once it's paid off. I have been paying 400 to 500 month on this card. This will be paid off by the loan. I have approx. 14,000 on a card of my own, incurred through self employment several years back, that I would put remainder money towards in order to pay it down more. I have been paying well over the minimum on this card as well, approximately 400.00/month payment. This will be paid off partially by the loan. My job is as a Manager within an Ambulatory Surgery Center.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Credit Card approximately 6000.00 I pay 400 to 500 month currently, well over minimum. This is through Chase. The account is closed once paid off. Car payment through BofA. approximately 6000 balance. I currently pay 400.00/mo. Payment is 387.00. This will be paid off with this loan. The remaining funds will be applied to another credit card in order to pay it down. Balance is approx. 14,000. I pay 300 month on this card.
My questions: (1) Position (brief job summary) with current employer? (2) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before paid off? Full 3-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 552 are listed today. Not all will 100 pct fund, especially sizes $15K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens closer approaches expiration. More advantageous to accept partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on time payments, borrowers automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes your loan quickly funds. Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	OR Support Manager UCSF Medical Center My job entails management of sterile processing dept, all purchasing for busy surgical department and management of 6 employees. I would realistically be able to pay this loan off in 2 years or less. Would accept partially funded loan if is enough to accomplish what I want.

Member Payment Dependent Notes Series 642370

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642370	$6,000	$6,000	9.25%	1.00%	January 5, 2011	January 16, 2014	January 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642370. Member loan 642370 was requested on January 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	R&W Alternarive Remodeling	Debt-to-income ratio:	14.34%
Length of employment:	5 years	Location:	lake zurich, IL

Home town:
Current & past employers:	R&W Alternarive Remodeling
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/11 > One part of this loan will be used to pay some of my credit cards off; another one to buy vacation package for my parents. I am a good candidate for this loan because I am confident that I can pay it off and I was NEVER late with my loan or credit card payments. Occupation:Office Administrator (5 years in the same company) Annual Salary: $42000 Monthly expenses: Housing: $ 400 Insurance: $ 150 Car expenses: $ 100 Utilities: $ Phone, cable, internet: $ $15 Food, entertainment: $ 200 Clothing, household expenses $ 70 Credit cards and other loans: $ 620 Other expenses: $ 90

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,932.00	Public Records On File:	0
Revolving Line Utilization:	63.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	I am not responsible for the mortgage on my house, I am just added to the title.The mortgage is under my fiance name.I do not have any Home Equity Line of Credit. The estimated home value is $ 243,000 and I live under my address since September 2007. --

Member Payment Dependent Notes Series 642388

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642388	$8,000	$8,000	14.09%	1.00%	January 6, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642388. Member loan 642388 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$25,000 / month
Current employer:	CareerBuilder	Debt-to-income ratio:	7.68%
Length of employment:	8 years	Location:	Chicago, IL

Home town:
Current & past employers:	CareerBuilder
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	34	Months Since Last Delinquency:	21
Revolving Credit Balance:	$28,579.00	Public Records On File:	0
Revolving Line Utilization:	96.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi - Lenders like me want to understand your need for a loan. You might want to add a description. How can you earn $ 300,000 and year and still need a loan for home improvements?	Fair question, I owned 2 houses that are currently underwater that has depleted my savings, trying to maintain that and easiest way was to get a quick loan that will also be paid back quickly.

Member Payment Dependent Notes Series 642432

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642432	$2,400	$2,400	13.72%	1.00%	January 5, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642432. Member loan 642432 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	St Tammany Fire Protection Dist 1	Debt-to-income ratio:	8.54%
Length of employment:	4 years	Location:	Slidell, LA

Home town:
Current & past employers:	St Tammany Fire Protection Dist 1
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	27
Revolving Credit Balance:	$806.00	Public Records On File:	1
Revolving Line Utilization:	80.60%	Months Since Last Record:	97
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you provide information on what the loan is for; your debts; and the deliquencies on your credit report. Thank you.	I didn't know there were deliquencies on my report. I did a couple payday loans and can't afford the interest. I wanted to pay them off and pay one of my credit cards off

Member Payment Dependent Notes Series 642494

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642494	$11,500	$11,500	14.46%	1.00%	January 6, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642494. Member loan 642494 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Prospect Mortgage	Debt-to-income ratio:	17.23%
Length of employment:	< 1 year	Location:	Santa Barbara, CA

Home town:
Current & past employers:	Prospect Mortgage
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/10 > I have two 18.99% interest rate credit cards that I would like to pay off as quickly as possible. Obtaining this loan will save me $2,100 in interest over the life of the loan, versus paying the same amount to the credit card company itself. I currently work for the largest private mortgage lender in the US, and receive a salary plus bonus. With this being my highest earning job so far, I am looking to make large steps to becoming debt free.

A credit bureau reported the following information about this borrower member on December 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	40
Revolving Credit Balance:	$11,870.00	Public Records On File:	0
Revolving Line Utilization:	92.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 642563

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642563	$4,000	$4,000	6.54%	1.00%	January 5, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642563. Member loan 642563 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	city of ormond beach	Debt-to-income ratio:	15.16%
Length of employment:	< 1 year	Location:	deltona, FL

Home town:
Current & past employers:	city of ormond beach
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 5, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$59,671.00	Public Records On File:	0
Revolving Line Utilization:	74.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 642663

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642663	$8,400	$8,400	13.35%	1.00%	January 5, 2011	January 13, 2016	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642663. Member loan 642663 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,583 / month
Current employer:	Cargill	Debt-to-income ratio:	22.50%
Length of employment:	< 1 year	Location:	Destrehan, LA

Home town:
Current & past employers:	Cargill
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1986	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,868.00	Public Records On File:	0
Revolving Line Utilization:	74.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 642664

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642664	$5,200	$5,200	6.54%	1.00%	January 7, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642664. Member loan 642664 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	city of virginia beach	Debt-to-income ratio:	12.37%
Length of employment:	< 1 year	Location:	virginia beach, VA

Home town:
Current & past employers:	city of virginia beach
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 4, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$41,954.00	Public Records On File:	0
Revolving Line Utilization:	46.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 642765

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642765	$5,875	$5,875	6.17%	1.00%	January 10, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642765. Member loan 642765 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,436 / month
Current employer:	Teledyne Brown Engineering	Debt-to-income ratio:	1.85%
Length of employment:	< 1 year	Location:	Huntsville, AL

Home town:
Current & past employers:	Teledyne Brown Engineering
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 3, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,201.00	Public Records On File:	0
Revolving Line Utilization:	5.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 642770

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642770	$7,200	$7,200	6.91%	1.00%	January 11, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642770. Member loan 642770 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,800 / month
Current employer:	United States Marine Corps	Debt-to-income ratio:	23.16%
Length of employment:	< 1 year	Location:	hubert, NC

Home town:
Current & past employers:	United States Marine Corps
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,423.00	Public Records On File:	0
Revolving Line Utilization:	37.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 642774

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642774	$4,725	$4,725	6.54%	1.00%	January 7, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642774. Member loan 642774 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,300 / month
Current employer:	Ralphs Market	Debt-to-income ratio:	13.61%
Length of employment:	< 1 year	Location:	Huntington Beach, CA

Home town:
Current & past employers:	Ralphs Market
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,858.00	Public Records On File:	0
Revolving Line Utilization:	51.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 642775

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642775	$3,075	$3,075	6.17%	1.00%	January 6, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642775. Member loan 642775 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	n/a	Debt-to-income ratio:	0.00%
Length of employment:	n/a	Location:	Bronx, NY

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 2, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 642776

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642776	$5,625	$5,625	20.03%	1.00%	January 7, 2011	January 13, 2016	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642776. Member loan 642776 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,767 / month
Current employer:	Sullivan & Worcester	Debt-to-income ratio:	22.91%
Length of employment:	< 1 year	Location:	Bronx, NY

Home town:
Current & past employers:	Sullivan & Worcester
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 2, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	23
Revolving Credit Balance:	$10,745.00	Public Records On File:	0
Revolving Line Utilization:	86.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 642777

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642777	$7,050	$7,050	12.23%	1.00%	January 6, 2011	January 13, 2016	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642777. Member loan 642777 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,805 / month
Current employer:	n/a	Debt-to-income ratio:	17.40%
Length of employment:	n/a	Location:	Jamestown, NY

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,859.00	Public Records On File:	0
Revolving Line Utilization:	82.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 642778

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642778	$7,425	$7,425	10.36%	1.00%	January 6, 2011	January 13, 2016	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642778. Member loan 642778 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,750 / month
Current employer:	Flowserve Inc	Debt-to-income ratio:	21.68%
Length of employment:	< 1 year	Location:	Raleigh, NC

Home town:
Current & past employers:	Flowserve Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1987	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,009.00	Public Records On File:	0
Revolving Line Utilization:	67.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 642782

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642782	$3,950	$3,950	6.54%	1.00%	January 5, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642782. Member loan 642782 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	G.E. transportation	Debt-to-income ratio:	13.79%
Length of employment:	< 1 year	Location:	erie, PA

Home town:
Current & past employers:	G.E. transportation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,458.00	Public Records On File:	0
Revolving Line Utilization:	37.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 642815

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642815	$3,850	$3,850	6.17%	1.00%	January 10, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642815. Member loan 642815 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,167 / month
Current employer:	AMC Theatres	Debt-to-income ratio:	15.92%
Length of employment:	< 1 year	Location:	Shawnee, KS

Home town:
Current & past employers:	AMC Theatres
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,113.00	Public Records On File:	0
Revolving Line Utilization:	75.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 642820

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642820	$3,725	$3,725	6.54%	1.00%	January 5, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642820. Member loan 642820 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	The Green Sage	Debt-to-income ratio:	14.84%
Length of employment:	< 1 year	Location:	Asheville , NC

Home town:
Current & past employers:	The Green Sage
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	77
Revolving Credit Balance:	$14,755.00	Public Records On File:	0
Revolving Line Utilization:	42.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 642822

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642822	$3,225	$3,225	5.79%	1.00%	January 5, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642822. Member loan 642822 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	EQT	Debt-to-income ratio:	5.60%
Length of employment:	< 1 year	Location:	Pittsburgh, PA

Home town:
Current & past employers:	EQT
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 28, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1976	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,104.00	Public Records On File:	0
Revolving Line Utilization:	24.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 642826

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642826	$6,800	$6,800	6.54%	1.00%	January 10, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642826. Member loan 642826 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	United Nations	Debt-to-income ratio:	16.04%
Length of employment:	< 1 year	Location:	Brooklyn, NY

Home town:
Current & past employers:	United Nations
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,433.00	Public Records On File:	0
Revolving Line Utilization:	46.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 642827

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642827	$3,625	$3,625	6.17%	1.00%	January 6, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642827. Member loan 642827 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	us army	Debt-to-income ratio:	12.46%
Length of employment:	< 1 year	Location:	madison, AL

Home town:
Current & past employers:	us army
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 24, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,037.00	Public Records On File:	0
Revolving Line Utilization:	48.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 642828

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642828	$3,425	$3,425	6.17%	1.00%	January 5, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642828. Member loan 642828 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	Chase	Debt-to-income ratio:	3.44%
Length of employment:	< 1 year	Location:	Columbus, OH

Home town:
Current & past employers:	Chase
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 24, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$257.00	Public Records On File:	0
Revolving Line Utilization:	2.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 642832

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642832	$3,625	$3,625	6.54%	1.00%	January 5, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642832. Member loan 642832 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	BB&T	Debt-to-income ratio:	23.77%
Length of employment:	< 1 year	Location:	McLean, VA

Home town:
Current & past employers:	BB&T
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 6, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	68
Revolving Credit Balance:	$6,683.00	Public Records On File:	0
Revolving Line Utilization:	36.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 642835

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642835	$3,850	$3,850	5.79%	1.00%	January 7, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642835. Member loan 642835 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,833 / month
Current employer:	Manatee Eductional Television	Debt-to-income ratio:	15.91%
Length of employment:	< 1 year	Location:	BRADENTON, FL

Home town:
Current & past employers:	Manatee Eductional Television
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 4, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1988	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	52
Revolving Credit Balance:	$8,440.00	Public Records On File:	0
Revolving Line Utilization:	18.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 642836

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642836	$4,975	$4,975	6.17%	1.00%	January 6, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642836. Member loan 642836 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	Yes	Debt-to-income ratio:	2.65%
Length of employment:	< 1 year	Location:	Denver, CO

Home town:
Current & past employers:	Yes
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 4, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 642838

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642838	$3,250	$3,250	6.54%	1.00%	January 5, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642838. Member loan 642838 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Aaron's Catering	Debt-to-income ratio:	4.77%
Length of employment:	< 1 year	Location:	Homestead, FL

Home town:
Current & past employers:	Aaron's Catering
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1974	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	43
Revolving Credit Balance:	$6,838.00	Public Records On File:	0
Revolving Line Utilization:	38.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 642839

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642839	$5,400	$5,400	12.23%	1.00%	January 5, 2011	January 13, 2016	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642839. Member loan 642839 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	asi constactors	Debt-to-income ratio:	18.00%
Length of employment:	< 1 year	Location:	pueblo west, CO

Home town:
Current & past employers:	asi constactors
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	3
Revolving Credit Balance:	$7,316.00	Public Records On File:	0
Revolving Line Utilization:	55.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 642845

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642845	$3,775	$3,775	6.17%	1.00%	January 6, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642845. Member loan 642845 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Comerica Bank	Debt-to-income ratio:	15.48%
Length of employment:	< 1 year	Location:	NEWARK, CA

Home town:
Current & past employers:	Comerica Bank
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,048.00	Public Records On File:	0
Revolving Line Utilization:	49.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 642846

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642846	$9,575	$9,575	13.35%	1.00%	January 5, 2011	January 13, 2016	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642846. Member loan 642846 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Wells Fargo Bank	Debt-to-income ratio:	4.62%
Length of employment:	< 1 year	Location:	Brentwood, CA

Home town:
Current & past employers:	Wells Fargo Bank
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,594.00	Public Records On File:	0
Revolving Line Utilization:	38.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 642847

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642847	$3,025	$3,025	6.17%	1.00%	January 6, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642847. Member loan 642847 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	PHT Corporation	Debt-to-income ratio:	8.33%
Length of employment:	< 1 year	Location:	Apex, NC

Home town:
Current & past employers:	PHT Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	46
Revolving Credit Balance:	$106,053.00	Public Records On File:	0
Revolving Line Utilization:	35.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 642852

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642852	$7,600	$7,600	9.99%	1.00%	January 7, 2011	January 13, 2016	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642852. Member loan 642852 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,533 / month
Current employer:	Ronald B. Rich and Associates	Debt-to-income ratio:	9.82%
Length of employment:	< 1 year	Location:	FERNDALE, MI

Home town:
Current & past employers:	Ronald B. Rich and Associates
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 30, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	69
Revolving Credit Balance:	$2,484.00	Public Records On File:	0
Revolving Line Utilization:	8.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 642853

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642853	$7,900	$7,900	14.83%	1.00%	January 7, 2011	January 13, 2016	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642853. Member loan 642853 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,958 / month
Current employer:	Department of Veterans Affairs	Debt-to-income ratio:	15.19%
Length of employment:	< 1 year	Location:	Bessemer, AL

Home town:
Current & past employers:	Department of Veterans Affairs
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1987	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	14
Revolving Credit Balance:	$52,264.00	Public Records On File:	0
Revolving Line Utilization:	41.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 642856

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642856	$3,900	$3,900	5.79%	1.00%	January 7, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642856. Member loan 642856 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	School District of Philadelphia	Debt-to-income ratio:	14.54%
Length of employment:	< 1 year	Location:	Lafayette Hill, PA

Home town:
Current & past employers:	School District of Philadelphia
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,017.00	Public Records On File:	0
Revolving Line Utilization:	55.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 642858

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642858	$6,275	$6,275	6.91%	1.00%	January 7, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642858. Member loan 642858 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$11,250 / month
Current employer:	Woodforest National Bank	Debt-to-income ratio:	15.64%
Length of employment:	< 1 year	Location:	Spring, TX

Home town:
Current & past employers:	Woodforest National Bank
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1989	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,463.00	Public Records On File:	0
Revolving Line Utilization:	26.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 642864

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642864	$8,400	$8,400	9.99%	1.00%	January 10, 2011	January 13, 2016	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642864. Member loan 642864 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Bronson Precision Products	Debt-to-income ratio:	10.50%
Length of employment:	< 1 year	Location:	Bronson, MI

Home town:
Current & past employers:	Bronson Precision Products
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,123.00	Public Records On File:	0
Revolving Line Utilization:	39.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 642865

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642865	$3,800	$3,800	6.54%	1.00%	January 5, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642865. Member loan 642865 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,917 / month
Current employer:	Texas State University	Debt-to-income ratio:	17.97%
Length of employment:	< 1 year	Location:	Austin, TX

Home town:
Current & past employers:	Texas State University
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,635.00	Public Records On File:	0
Revolving Line Utilization:	51.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 642868

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642868	$6,025	$6,025	6.54%	1.00%	January 11, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642868. Member loan 642868 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	pepsi	Debt-to-income ratio:	7.40%
Length of employment:	< 1 year	Location:	fall river, MA

Home town:
Current & past employers:	pepsi
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,719.00	Public Records On File:	0
Revolving Line Utilization:	40.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 642869

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642869	$9,100	$9,100	17.43%	1.00%	January 10, 2011	January 13, 2016	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642869. Member loan 642869 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,083 / month
Current employer:	veyance	Debt-to-income ratio:	7.88%
Length of employment:	< 1 year	Location:	mechanicsburg, OH

Home town:
Current & past employers:	veyance
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	24	Months Since Last Delinquency:	10
Revolving Credit Balance:	$14,985.00	Public Records On File:	0
Revolving Line Utilization:	64.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 642871

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642871	$3,250	$3,250	5.79%	1.00%	January 5, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642871. Member loan 642871 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,917 / month
Current employer:	n/a	Debt-to-income ratio:	4.82%
Length of employment:	n/a	Location:	Castle Rock, CO

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 23, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1978	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	33
Revolving Credit Balance:	$8,928.00	Public Records On File:	0
Revolving Line Utilization:	33.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 642873

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642873	$6,875	$6,875	6.54%	1.00%	January 7, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642873. Member loan 642873 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Wachtell, Lipton, Rosen & Katz	Debt-to-income ratio:	1.11%
Length of employment:	< 1 year	Location:	New Rochelle, NY

Home town:
Current & past employers:	Wachtell, Lipton, Rosen & Katz
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 23, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,640.00	Public Records On File:	0
Revolving Line Utilization:	7.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 642913

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642913	$8,075	$8,075	6.17%	1.00%	January 11, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642913. Member loan 642913 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Columbia College Chicago	Debt-to-income ratio:	19.08%
Length of employment:	5 years	Location:	Chicago, IL

Home town:
Current & past employers:	Columbia College Chicago
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/10 > (Bank of America account) Borrower added on 12/30/10 > Current payment per month is 640.00. Lower APR for this loan allows me to pay off debt amount faster than with credit card company.

A credit bureau reported the following information about this borrower member on December 30, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,725.00	Public Records On File:	0
Revolving Line Utilization:	37.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the current balance and % APR of the BofA account?	Balance is 8200.00 with 16%APR.
I would like to help, but first have a few questions. Thank you in advance for your detailed answers which will be seen by all prospective lenders. What is the combined income of your household? Please would you tell us about yourself, your work. Please list amounts of every debt you have (credit card, auto, mortgage, HELOC, student loan, medical and so on). Please list amounts of any savings you may have (non-retirement and retirement accounts) and other equity (such as in your residence). Will you have payments for this loan automatically made from your bank or will you pay manually every month? Are you likely to pay this loan off earlier than the stated term? Please contact Lending Club to have them verify your income.	A little bit about me: I am an artist with both a BA and MA degree, and work as an assistant director at a very well respected college. Annual income is 50,000. I have 54,000 in student loans at an extremely low APR. The majority of the current credit card debt is from graduate school expenses beyond tuition (supplies for thesis research, etc). These are the only two sources of debt I have. I rent and my car is paid off. I have 1200.00 in a savings account and about 6000 in my 401k. My plan is to pay this debt off in one year utilizing automatic monthly payments. The ultimate goal is to get this debt paid off as soon as possible so I have the freedom to contribute more to my savings/401k and use a portion of it to further my creative/artistic career. I hope this is helpful. Thanks for your consideration.
Hello, I have some brief questions for you regarding your loan. What is your net monthly income? Could you list your monthly expenses by type & amount (mortgage/rent, car, other existing debt, utilities, insurance, phone, internet, food, gym, childcare costs)? Thank you for your help, and I look forward to funding your loan.	It's not especially exciting but below are my monthly income/expenditures... Income: 2770.00 Expenses: 2730.00 765 rent 640 credit card payment 250 education loan 200 groceries 200 entertainment 190 utilities (elec, phone, internet) 175 lunch 140 insurance (home, car, life) 70 farm CSA/coop 50 art supplies 30 auto (gas/maintenance) 20 savings

Member Payment Dependent Notes Series 642926

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642926	$10,000	$10,000	5.79%	1.00%	January 7, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642926. Member loan 642926 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	darnitsa maintenace supply llc	Debt-to-income ratio:	1.71%
Length of employment:	6 years	Location:	watertown, NY

Home town:
Current & past employers:	darnitsa maintenace supply llc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 30, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$894.00	Public Records On File:	0
Revolving Line Utilization:	1.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	Type your answer here.I'm planning to buy two floor autoscrubers for cleaning services.

Member Payment Dependent Notes Series 642929

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642929	$5,000	$5,000	9.62%	1.00%	January 5, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642929. Member loan 642929 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,477 / month
Current employer:	marshall	Debt-to-income ratio:	12.19%
Length of employment:	8 years	Location:	flushing, NY

Home town:
Current & past employers:	marshall
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$971.00	Public Records On File:	0
Revolving Line Utilization:	42.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 642933

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642933	$19,000	$19,000	17.06%	1.00%	January 10, 2011	January 13, 2016	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642933. Member loan 642933 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	River Rock Rehabilitation	Debt-to-income ratio:	20.30%
Length of employment:	2 years	Location:	Belle Center, OH

Home town:
Current & past employers:	River Rock Rehabilitation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/10 > I am a 30 year old Occupational Therapist. I plan to use the money to pay off a loan I have on a Harley Davidson and various credit cards. The Harley will be sold to dealer at time of payoff and those funds will be used to pay off additional credit cards. My fiance and I will use the loan to help develop a budget that will allow us to get started on the right foot together. Borrower added on 01/03/11 > I will be closing the bulk of my credit cards with this loan. I have several department store cards with low balances that I will pay off and close. Borrower added on 01/06/11 > The Harley is at 21%. Not 12%. Typo.

A credit bureau reported the following information about this borrower member on December 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,623.00	Public Records On File:	0
Revolving Line Utilization:	83.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My questions: (1) Position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before paid off? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 552 are listed today. Not all will 100 pct fund, especially sizes $15K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens closer approaches expiration. More advantageous to accept partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on time payments, borrowers automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes your loan quickly funds. Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	1) I am an Occupational Therapist Assistant for a rehabilitation clinic in Ohio. I expect to have the loan paid off in 4 - 5 years. I will accept a loan less than 100% of the requested amount.
For each loan you plan to pay off with this >17% LC loan, (i.e., including the debts you plan to pay off with the proceeds of the Harley), please itemize the AMOUNT of that debt and the RATE you are paying on that debt. Thanks.	Best Buy - 1200 @ 19% Chase - 8000 @ 22% Harley - 12,500 @ 12% Staples - 1000 @ 22% Lowes - 1200 @ 19% Walmart - 400 @ 22%
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). Thanks.	Before Loan american family insurance $100.00 CenturyLink $119.41 Chase $300.00 Dayton Power $125.00 DIRECTV $140.00 Harley-Davidson Credit $300.00 HSBC RETAIL SERVICES $30.00 Indian Lake Water $34.03 Lowe's $50.00 Verizon - Jess $100.00 Walmart/GEMB $20.00 Wells Fargo $140.00 Rent $200.00 Total $1,658.44 After Loan american family insurance $100.00 CenturyLink $119.41 Dayton Power $125.00 DIRECTV $140.00 Indian Lake Water $34.03 Verizon - Jess $100.00 Wells Fargo $140.00 Rent $200.00 LC Loan 100% Funded $472.82 Total $1,431.26 Savings per month $227.18 Net Monthly Income $2,200.00
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). Thanks.	Before Loan american family insurance $100.00 CenturyLink $119.41 Chase $300.00 Dayton Power $125.00 DIRECTV $140.00 Harley-Davidson Credit $300.00 HSBC RETAIL SERVICES $30.00 Indian Lake Water $34.03 Lowe's $50.00 Verizon - Jess $100.00 Walmart/GEMB $20.00 Wells Fargo $140.00 Rent $200.00 Total $1,658.44 After Loan american family insurance $100.00 CenturyLink $119.41 Dayton Power $125.00 DIRECTV $140.00 Indian Lake Water $34.03 Verizon - Jess $100.00 Wells Fargo $140.00 Rent $200.00 LC Loan 100% Funded $472.82 Total $1,431.26 Savings per month $227.18 Net Monthly Income $2,200.00
I am a bit concerned that your debt is nearly half your annual income, but will make a modest contribution to your loan because you seem to have a real handle on knowing your expenses. Please consider reducing your Direct-TV package -- the idea of spending over 5% of your net income on this, when there are so many cheaper ways to get access to great entertainment, prevents you from getting out of debt much sooner. Consider netflix, library, etc. You could be putting an additional $50-$100 each month toward closing that debt!	My fiance will be helping to pay the loan as well. His Gross Annual Income is $54,000 with very little debt. He pays 200 / month on a student loan and 200 / month on a vehicle loan. We are in the process of downgrading our DirecTV package but he is locked in a contract for several more months. Thanks for the contribution.

Member Payment Dependent Notes Series 642962

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642962	$8,000	$8,000	15.57%	1.00%	January 6, 2011	January 14, 2016	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642962. Member loan 642962 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,467 / month
Current employer:	Chase Bank	Debt-to-income ratio:	15.06%
Length of employment:	< 1 year	Location:	Westlake Village, CA

Home town:
Current & past employers:	Chase Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > I plan to use these funds to consolidate my credit card debit into one easy payment. I just recently finish school and aquired this debt throught the years. Now that I have a stable job with Chase Bank I am able to pay it off.

A credit bureau reported the following information about this borrower member on December 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2007	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,737.00	Public Records On File:	0
Revolving Line Utilization:	48.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Chase Bank and where did you work prior to that?	I work in the Commercial Term Lending department and prior to that I was a student as Cal State Northridge.
What was your start date with Chase?	Jun 2010

Member Payment Dependent Notes Series 642967

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642967	$6,500	$6,500	6.54%	1.00%	January 11, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642967. Member loan 642967 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,400 / month
Current employer:	American Honda	Debt-to-income ratio:	8.48%
Length of employment:	10+ years	Location:	Canton, GA

Home town:
Current & past employers:	American Honda
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	26
Revolving Credit Balance:	$15,925.00	Public Records On File:	0
Revolving Line Utilization:	38.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Can you please list your credit cards, balances, interest rates, and whether they will be closed by this loan? Thanks!	401K loan 5200.00 Macys 600.00 Kohls 600.00
Hi. Can you please comment on the delinquency 26 months ago? Thanks.	Went through a divorce during that time. It took 14 months to finalize. Been final for 15 months. That should cover the time period being questioned

Member Payment Dependent Notes Series 642983

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
642983	$15,000	$15,000	16.32%	1.00%	January 5, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 642983. Member loan 642983 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,167 / month
Current employer:	Service By Air Inc	Debt-to-income ratio:	8.49%
Length of employment:	10+ years	Location:	Torrance, CA

Home town:
Current & past employers:	Service By Air Inc
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking to pay off credit card balances by refinancing my credit card debt at a lower rate and applying the savings to the remaining balances.

A credit bureau reported the following information about this borrower member on December 28, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1979	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	38
Revolving Credit Balance:	$29,236.00	Public Records On File:	1
Revolving Line Utilization:	85.30%	Months Since Last Record:	109
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	ortgage bal is $460,000, HELOC is $125,000, Home value is $525,000. I also own 2nd property that I recently inherited that I am selling and wil pay off the HELOC with the proceeds
My questions: (1) Position (brief job summary) with current employer? (2) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before paid off? Full 3-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 552 are listed today. Not all will 100 pct fund, especially sizes $15K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens closer approaches expiration. More advantageous to accept partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on time payments, borrowers automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes your loan quickly funds. Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	I am VP Corp. Development - I oversee our Los Angeles office and am responsible for growth in our 10 Western offices. I expect to pay off this loan in appx 12-18 months. I will accept partial funding. Semper Fi!
My questions: (1) Position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before paid off? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 552 are listed today. Not all will 100 pct fund, especially sizes $15K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens closer approaches expiration. More advantageous to accept partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on time payments, borrowers automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes your loan quickly funds. Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	I previously answered the same question concerning the three year term.
Your monthly salary is quite good. Please explain the delinquency? Why should I lend to you?	Not sure which delinquency you mean. I have been on time on everything for nearly 10 years. I have one medical bill for $50.00 that is showing as delinquent which wasn't even my bill. I am still fighting with them in order to get that removed. I have been married for 30 years, and at my same company for 23 years. I am extremely stable and am not a risk for non-payment in any way shape or form.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I have previously answered this question.
I am interested in funding. But first, please explain one public record that you have.	almost 10 years ago, my sister in law was at a company that was having an IPO - everyone there was sure they were going to get rich immediately on it, and she offered to 'let me in on it'. I gave all of the savings I had and maxed all of my credit cards out and borrowed all I could from friends based on this information. Unfortunately, they were all wrong and I lost my 'investment'. I have not invested in IPO' since.

Member Payment Dependent Notes Series 643005

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643005	$3,000	$3,000	17.43%	1.00%	January 11, 2011	January 17, 2016	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643005. Member loan 643005 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,750 / month
Current employer:	Sons of Norway Recreation Center	Debt-to-income ratio:	8.29%
Length of employment:	< 1 year	Location:	Alta, CA

Home town:
Current & past employers:	Sons of Norway Recreation Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,070.00	Public Records On File:	0
Revolving Line Utilization:	35.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Sons of Norway Recreation Center and where did you work prior to that?	I am the primary provider of repair estimates and services to the facility, as well as maintaining the grounds appearance. Prior to that, I was an assistant manager at a large name retail store. I am currently attending college as well as working, in pursuit of a degree in accounting.

Member Payment Dependent Notes Series 643022

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643022	$3,200	$3,200	12.61%	1.00%	January 5, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643022. Member loan 643022 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,400 / month
Current employer:	Absolute Wine and Spirits	Debt-to-income ratio:	3.09%
Length of employment:	2 years	Location:	astoria, NY

Home town:
Current & past employers:	Absolute Wine and Spirits
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2007	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,944.00	Public Records On File:	0
Revolving Line Utilization:	20.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 643083

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643083	$5,000	$5,000	13.72%	1.00%	January 5, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643083. Member loan 643083 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	citigroup	Debt-to-income ratio:	12.21%
Length of employment:	4 years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	citigroup
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	22
Revolving Credit Balance:	$6,347.00	Public Records On File:	0
Revolving Line Utilization:	70.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your employment? And what are you going to utilize $5,000 of loan upon receiving?	im a banker. i will pay all my debt such as credit and stores credit card and my checking plus.

Member Payment Dependent Notes Series 643114

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643114	$5,600	$5,600	9.25%	1.00%	January 6, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643114. Member loan 643114 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Houston Fire Dept.	Debt-to-income ratio:	6.00%
Length of employment:	3 years	Location:	Houston, TX

Home town:
Current & past employers:	Houston Fire Dept.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the Houston Fire Dept.?	I'm a firefighter/EMT at station 16, which is in the downtown area (Rice University/Museum District).
Can you please specify the make/model of the vehicle you're looking to buy if your loan is funded?	Mostly referbed '72 VW camper/bus.
0 credit balance!?! And a credit score of 750 ? Good for you. I will fund your loan and wish you well.	Oh thank you kindly

Member Payment Dependent Notes Series 643117

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643117	$4,400	$4,400	6.91%	1.00%	January 7, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643117. Member loan 643117 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	Startbucks	Debt-to-income ratio:	12.00%
Length of employment:	3 years	Location:	Miami, FL

Home town:
Current & past employers:	Startbucks
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,641.00	Public Records On File:	0
Revolving Line Utilization:	34.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Startbucks?	I am a shift supervisor
Hi! Could you please list the card you're paying off with this loan, with balances and interest rates? Thanks!	Im paying off a shell credit card, and they just recently up my interest rate to 18 percent! The balance is $3,000
Would you please list the interest rates, balances and amount you currently pay towards the credit cards that will be paid off with this loan? Please also list your monthly expenses. Thank you and good luck!	Im paying off a shell credit card, and they just recently up my interest rate to 18 percent! I owe $3,000 and im paying minimum payments because I am a student. My monthly expenses include my tuition and books for school.
What debts do you plan to consolidate with this loan? If you could provide the balances and % interest rates, that would be very helpful. Thank you	Im paying off a shell credit card, and they just recently up my interest rate to 18 percent! I owe $3,000 and im paying minimum payments because I am a student.
What is it you plan on using the requested funds for?	To pay off some debt and consolidate debt into one payment

Member Payment Dependent Notes Series 643152

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643152	$9,600	$9,600	12.61%	1.00%	January 10, 2011	January 15, 2016	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643152. Member loan 643152 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	SDCR	Debt-to-income ratio:	2.56%
Length of employment:	2 years	Location:	Lake Forest, CA

Home town:
Current & past employers:	SDCR
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/11 > My fiance an I bought our first home together last year. we both work at good jobs that we enjoy, but the move and all the expenses were more then we were told to expect by our loan broker. everything over the past year has had to be put on credit cards. We are now stable but have a number of high interest credit card payments every month. This loan will pay off all our debt and be half the monthly payment we are used to. We are excited to be debt free and no longer suffering from fluctuating interest rates and unexpected fees. Thank you so much for making this possible.

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,756.00	Public Records On File:	0
Revolving Line Utilization:	53.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is SDCR? and What is your position (brief job summary) with current employer? (2) Borrower registration offers two loan repayment choices: 3-yrs (36-months), or 5-yrs (60-months). Initially chose 5-yrs length. How long do you realistically expect to service loan (an active status) before pay off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? < 1-yr? (After loan issued can email support@lendingclub.com. Request to establish higher $ payment automatically shortens loan's length. Support approves requests that repay loans more quickly when $ payment higher. After higher $ payment effective,,Support will not lower $ payment. Voluntarily higher $ payment remains status quo loan's lifetime.) Best wishes loan 100 percent funds. Lender: 505570 Screen ID: U S Marine Corps Retired	SDCR is a company that resells a software called "Aloha" a POS software for touchscreen equipment at food places. and I am a technical support technician. And the goal would be to be paid off within the next 2-3 years. the main objective for now being to lower our monthly expense and develop a small emergency savings account so that we don't have to rely on credit cards again. Thank you
What is SDCR, what do you do there, and where did you work prior to that?	SDCR is a company that resells a software called "Aloha" a POS software for touchscreen equipment at food places. and I am a technical support technician. previous to SDCR, I worked for Aloha itself.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	the remaining balance of our loan is $139,792.04 as of right now. similar homes in our area are valued at 150,000.
Congrats on your first home purchase! Wondering why you ask for 5K more than your revolving balance shows? Thanks!	I have roughly 5k in debt myself. My fiance also has credit cards of her own that we have been using. so between the two of us, we have over 8k in debt, not including the house loan. so if the loan becomes fully funded, we will be able to pay off all the cards, as well as have a couple hundred dollars to put into a savings account.

Member Payment Dependent Notes Series 643176

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643176	$15,000	$15,000	13.72%	1.00%	January 7, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643176. Member loan 643176 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Fairfax County Public Schools	Debt-to-income ratio:	16.60%
Length of employment:	7 years	Location:	Alexandria, VA

Home town:
Current & past employers:	Fairfax County Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,270.00	Public Records On File:	0
Revolving Line Utilization:	80.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	Bank of America credit card $4774 - 29.9% pay $250/month, but minimum payment is $165. Union Plus credit card $9375 - 19.99%, pay $300/month, minimum payment is $214. Both will be paid by this loan. I am a teacher in a public school and have been teaching in the same county for 7 years.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you. You will still have $10,000 of revolving debt remaining if you apply this loan as stated; please list each debt which will remain unpaid and indicate how much you pay each month on each.	Bank of America $4774 - $165 minimum payment, but pay $250. Union Plus $9375 - $214 minimum payment - but pay $300. Wells Fargo 11000 - pay monthly $200 - Interest rate is 6.25% so not paying off with this loan because the current rate on this card is better than the loan rate. My goal is to pay these debts faster, and with a lower interest rate on this loan than the two cards, Bank of America and Union Plus, I will be paying more towards the principal and less interest.
My questions: (1) Position (brief job summary) with current employer? (2) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before paid off? Full 3-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 552 are listed today. Not all will 100 pct fund, especially sizes $15K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens closer approaches expiration. More advantageous to accept partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on time payments, borrowers automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes your loan quickly funds. Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	(1) Fifth grade teacher - planning, assessing and managing 48 eleven year-olds every day (simplified version). Love it! (2) 2 to 3 years (3) would really like to have better rate than I currently am getting on my credit cards. I am happy with the lower rate on this site. I want to try for full funding, but I really want to pay down my debt burden. I will do what I need to do to improve my financial situation.
How stable is your job? What is this debt from, and what will you do to avoid accumulating further debt going forward?	I teach in public school and I have been working for this county for eight years. After the third year you become vested, which means the same thing as tenure. I would have to commit a criminal act to lose my job. The debt is from getting divorced, paying for a lawyer and having to re-set up my life. I have no need for a lawyer now and I now have what I need to live. I don't anticipate having to get divorced again.
Thanks! I've funded your loan. Good luck getting it fully funded (it looks like you're well on your way) and good luck with those 11 year olds :).	Thank you!

Member Payment Dependent Notes Series 643182

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643182	$6,000	$6,000	6.91%	1.00%	January 6, 2011	January 16, 2014	January 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643182. Member loan 643182 was requested on January 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,200 / month
Current employer:	Riverside County	Debt-to-income ratio:	9.27%
Length of employment:	6 years	Location:	Hemet, CA

Home town:
Current & past employers:	Riverside County
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1988	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,605.00	Public Records On File:	0
Revolving Line Utilization:	43.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Riverside County and what bills do you plan to consolidate with this loan? Thanks.	I work for the Sheriff's Department. I plan to consolidate major medical and dental from my son. Some of the things in his surgeries were not covered.

Member Payment Dependent Notes Series 643201

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643201	$20,000	$20,000	17.43%	1.00%	January 7, 2011	January 13, 2014	January 13, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643201. Member loan 643201 was requested on December 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,417 / month
Current employer:	Newton-Wellesley Hospital	Debt-to-income ratio:	14.91%
Length of employment:	10+ years	Location:	Avon, MA

Home town:
Current & past employers:	Newton-Wellesley Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 30, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,156.00	Public Records On File:	0
Revolving Line Utilization:	83.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	The following debt to be pay off if I get full funding: Paypal credit card bal $5376@19.19% min pay is 150.00 Chase credit card bal $3489 @ 28.24% min pay is 120. Citibank credit card bal@ $4346.57@ 22.90% min pay 120 Orchard credit card bal $1869 @ 26.99 min pay 70 Home Depot(citibank)(closed) $5500 @22.90% pay 200/mo
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Current mortgage balance: $267,000 current market value $235,000 Heloc bal $11,000
My questions: (1) Position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before paid off? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 552 are listed today. Not all will 100 pct fund, especially sizes $15K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens closer approaches expiration. More advantageous to accept partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on time payments, borrowers automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes your loan quickly funds. Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	I work full time as a Technical specialist (Medical Laboratory Tech) in Microbiology at a community hospital. I have worked there 23 years. I also have a part-time job at another hospital as a Medical Lab tech in Microbiology Lab(been there 6 years). My goal is to pay off all my credit card debt within 3 years. Although I would like to have my loan fully funded I will accept 60% funding and pay off my highest interest rate credit cards. Will be faxing over documents needed to verify my income on Monday. Thanks for the information
What did this debt come from? Have things changed so that you need to borrow more on credit in the future?	Things are changing,my two sons are entering the Marines and I will be able to save more money each month in food,ultilities,cell phone,car insurance,I estimate between 800-1000/month. The need to borrow more on credit has not been an issue for me in the last year or two,I have been able to save money and pay cash for most items or services I need. My credit card interest rate went up after the credit card reform bill even though I have always payed my bills on time.I can pay off my credit card debt on my own in about 3 years but I was looking to do it at a lower interest rate and that is why I applied for this loan.My goal is now to pay off all my credit card debt as quickly as possible and keep saving into my emergency fund so I will not have to use my credit cards for unexpected situations. I plan to retire in about 10 years and want to be debt free. Please refer to previous question I answer concerning where my debt came from. Thank-you
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. No response needed, just giving you some info. Thank You!	Faxed over the documents to verify my income this morning. Thanks for the info.

Member Payment Dependent Notes Series 643253

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643253	$10,000	$10,000	6.17%	1.00%	January 10, 2011	January 14, 2014	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643253. Member loan 643253 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Xerox	Debt-to-income ratio:	14.97%
Length of employment:	6 years	Location:	Oregon City, OR

Home town:
Current & past employers:	Xerox
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/10 > Loan used to combine credit card debt. Borrower added on 12/31/10 > I would like to get all my credit cards on one bill with a lower rate and pay off some home improvement expenses. I just found out about this site. Great idea. I can see myself investing from the other side once I have some debt cleared out of the way.

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,903.00	Public Records On File:	0
Revolving Line Utilization:	22.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Xerox?	Supplier Quality Engineer for their solid ink printers.
Why 4 inquires within last 6 months?	I just bought a car to lower my car payment and monthly fuel expenses (SUV to TDI). Saving over $300 per month. I'm also refinancing my mortgage to a much lower rate.
How quickly do you anticipate paying back this loan?	Within the allocated three years without a problem.
What are the current rates and balances on the debt you are consolidating? Thanks.	Credit card 1 - $4,900 - 15.99% Credit card 2 - $900 - 13.24% Credit card 3 - $2,000 - 11.99% Credit card 4 - $1,300 - 15.24% Home Depot - $1,200 - 0% until July 2010, then ~19% I'm paying double the minimum payment, or more, on each right now. Over $550 per month. I plan to leave a small balance on one card and payoff and cancel all of the other cards.
Hello. This loan sounds like it will be an excellent help to you. Are you taking any steps to avoid accumulating additional new debt in the future? Wishing you the best in 2011.	Absolutely. This is debt that has slowly accumulated over the last 7 years (car maintenance, medical/dental, unexpected expenses, etc.). With the mortgage refi, car downgrade, debt consolidation and better budgeting - my savings per month will increase by over $1,000. I plan on using savings for any unexpected expense, no more credit, that word is leaving my vocabulary. Thank you, 2011 looks to be the year I put all of this behind me.
Hello, I have some brief questions for you regarding your loan. What is your net monthly income? Could you list your monthly expenses by type & amount (mortgage/rent, car, other existing debt, utilities, insurance, phone, internet, food, gym, childcare costs)? What interest rates are you currently paying on your debt? Are you going to be the sole person paying for this loan, or will someone else be helping you pay it? Thank you for your help, and I look forward to funding your loan.	I listed the interest rates in an answer to a previous question. You can see those, right? I will be the sole person paying this loan. Net monthly income - $4,000 Mortgage - $800 (will go to $600 with mortgage refi) Car loan - $375 (was paying $525 with SUV) Credit cards (currently paying double min payment or more) - $550 (will go to $300 with this loan) utilities (gas, electric, water, cable/internet) - roughly $150 (shared between three people) Fuel - $100 with TDi (was paying over $250 with SUV) Food - roughly $350 (includes dining out) Entertainment - $100 Medical - $150 (last payment will be this month) Monthly savings was close to $250, when I cut entertainment and food expenses. With all money saving changes implemented (all will be by February), I will be saving $1,000 per month without a problem.

Member Payment Dependent Notes Series 643255

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643255	$5,000	$5,000	12.23%	1.00%	January 5, 2011	January 16, 2014	January 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643255. Member loan 643255 was requested on January 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Discus Dental LLC	Debt-to-income ratio:	20.67%
Length of employment:	9 years	Location:	WEST HOLLYWOOD, CA

Home town:
Current & past employers:	Discus Dental LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > The funds will be used to consolidate a few higher interest credit cards and a couple other bills in order to become more financially balanced. I have been at my current job for almost 9 years. Borrower added on 01/04/11 > I have made the conscious decision to not use these high interest credit cards any longer. This loan will not only pay those off but more importantly get me on the path to financial freedom. My credit score is extremely important to me. Thank you to all investors who are currently involved in this process which is simply amazing. I am so happy I learned about this site.

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1984	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,692.00	Public Records On File:	0
Revolving Line Utilization:	67.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Discus Dental LLC?	Sales in our corporate sales department, working with large group practices, academic, and government dental offices.
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Borrower registration offers two loan repayment choices: 3-yrs (36-months), or 5-yrs (60-months). Initially chose 3-yrs length. How long do you realistically expect to service loan (an active status) before pay off? Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? < 1-yr? (After loan issued you can email support@lendingclub.com. Request to establish higher $ payment automatically shortens loan's length. Support approves requests that repay the loans more quickly when $ payment higher. After higher $ payment effective,,Support will not lower the $ payment. Voluntarily higher $ payment remains status quo loan's lifetime.) Best wishes loan 100 percent funds. Lender: 505570 Screen ID: U S Marine Corps Retired	Sales in our corporate sales department, working with large group practices, academic and government dental practices. Realistically, looking at 3 year pay off.

Member Payment Dependent Notes Series 643287

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643287	$4,000	$4,000	6.54%	1.00%	January 7, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643287. Member loan 643287 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,100 / month
Current employer:	Berry Plastic	Debt-to-income ratio:	0.00%
Length of employment:	10+ years	Location:	Oldtown, MD

Home town:
Current & past employers:	Berry Plastic
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Berry Plastic?	I am A Tech- I set up the machines for each printing job.
Are you moving locally or long distance?	It is a local move. I am moving my family to live with me.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	I own my house. I hold the title to my house, My wife and I hold the deed. No home Equity line of Credit. I have lived in my house for 13 years.
What is it you plan on using the requested funds for?	I am moving family memeber, needed for the expence of the move and relocation

Member Payment Dependent Notes Series 643293

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643293	$9,800	$9,800	9.25%	1.00%	January 7, 2011	January 14, 2016	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643293. Member loan 643293 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,250 / month
Current employer:	surerhands lift and care	Debt-to-income ratio:	21.02%
Length of employment:	8 years	Location:	wantage, NJ

Home town:
Current & past employers:	surerhands lift and care
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	30
Revolving Credit Balance:	$8,605.00	Public Records On File:	0
Revolving Line Utilization:	31.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please indicate car make, model, year, status (new/used), & if used, mileage. Thanks in advance!	Type your answer here. 1977 corvette
I am considering funding a portion of your loan. 1. Could you tell us more about yourself? 2. Tell us about your job and what you do. 3. Could you itemize your monthly expenses and incomes and list your personal assets and liabilities including mortgage(s) and HELOC if applicable. Thanks and good luck. -JCS	Type your answer here. I was told not to give out personal info. I have been at my job for 8 years, and very secure. i donot have a mortgage. it is paid off. I make ample amount of money to pay$ 200.00 a month. I have exelent credit, and proud of it. Hope this is acceptable for you. Thanks Don

Member Payment Dependent Notes Series 643306

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643306	$6,000	$6,000	15.95%	1.00%	January 6, 2011	January 14, 2016	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643306. Member loan 643306 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	Self	Debt-to-income ratio:	7.88%
Length of employment:	2 years	Location:	Marietta, GA

Home town:
Current & past employers:	Self
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,736.00	Public Records On File:	0
Revolving Line Utilization:	98.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My questions: (1) Income sources? Employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before paid off? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes your loan quickly funds. Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	I am an IT contractor and have two active contracts that I work a combined 40-50 hours a week of work from. The companies are 1. A small financial services company in Atlanta GA. 2. A large fast food chain headquartered in Atlanta GA. I will most likely pay this off before the five years is over. Likely 2 yrs or less, I selected five years because that is a standard auto loan.

Member Payment Dependent Notes Series 643333

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643333	$10,000	$10,000	16.69%	1.00%	January 5, 2011	January 14, 2016	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643333. Member loan 643333 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	n/a	Debt-to-income ratio:	19.54%
Length of employment:	3 years	Location:	Sierra Vista, AZ

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/10 > Fiance' is on hold for Open Heart Surgery from the Philippines any day now. Due to lack of funding, she might not be able to survive if she cannot get an operation. Borrower added on 12/31/10 > I am indired need of money for my fiance' heart surgery as soon as posible for her to survive. I am her only hope and you.....thank you and have a Happy New Year. Borrower added on 12/31/10 > your help is more appreciated to save a live Borrower added on 01/01/11 > Happy New Year everyone Borrower added on 01/03/11 > Thank you everyone for your help Borrower added on 01/03/11 > Doctor is waiting for the funding to get the surgery started, but they can't do it without any medical preparation to begin. Her only hope is you to be on her side to make it........Thank you for your help sir/mam Borrower added on 01/04/11 > I am looking forward for the big help LendingClub provided me in the future.......

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	25
Revolving Credit Balance:	$3,094.00	Public Records On File:	0
Revolving Line Utilization:	31.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Current Balance : $199,569.05 Minimum Amount Due : $1,492.10 Current Value : $235,000.00
Employer or current source of income?	SAIC $60.000.00 Annually Military Retirement $1,300.00 Momnthly
Your true gross income is $75,600 per year and $60K of which is through your employer SAIC?	Yes, $60K for SAIC and $1300.00 for my military retirement.

Member Payment Dependent Notes Series 643336

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643336	$15,000	$15,000	14.09%	1.00%	January 5, 2011	January 14, 2014	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643336. Member loan 643336 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	provident bank	Debt-to-income ratio:	6.76%
Length of employment:	8 years	Location:	BELMAR, NJ

Home town:
Current & past employers:	provident bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/10 > My boyfriend recently lost his job and I have been supporting us for the past few months. I have a good credit history and a stable job I have been with for over 8 years. I am expecting a raise and a bonus come February and would like to pay this loan as quickly as possible. I would like to use this money to pay off other debts only to simplify the payments at a lower rate.

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,432.00	Public Records On File:	0
Revolving Line Utilization:	92.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at provident bank?	Internal Auditor
My questions: (1) Position (brief job summary) with current employer? (2) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before paid off? Full 3-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 552 are listed today. Not all will 100 pct fund, especially sizes $15K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens closer approaches expiration. More advantageous to accept partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on time payments, borrowers automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes your loan quickly funds. Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	I'm an Internal Auditor and have been with the company for over 8 years. I expect a bonus and a raise by the end of February. That said I expect to pay off the loan sooner than the three years. I really just want to consolidate the debt I have because making the payments on three different cards at three different interest rates doesn't really make sense to me and I think it would be easier to just make one payment rather than three different ones. I'm already paying more than the rate I will be paying if I receive these funds so I know for a fact I can make larger payments to pay the debt down quicker.
Has your boyfriend found a job yet?	No he has not yet.

Member Payment Dependent Notes Series 643365

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643365	$9,800	$9,800	10.36%	1.00%	January 7, 2011	January 16, 2014	January 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643365. Member loan 643365 was requested on January 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Doubletree Hotel	Debt-to-income ratio:	19.60%
Length of employment:	3 years	Location:	pittsburgh, PA

Home town:
Current & past employers:	Doubletree Hotel
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/11 > The loan is for a credit card consilidation. currently I have a total of little over 9,000 in credit card debt. My goal is to pay them off! I work full time as a manager and also have a part time job as an investigator. I pay ALL my bills on time each month and I do have some discrentary income. My goal is to pay them off, so that we can be in a postion to buy a house in 2012. Utlizing the lending club is much better to pay them off so that I will save on interest rate. currently my average interest rates are 23%. I just want to get these paid off, Not use them, so that my debt to income ratio is alot lower and within the means to obtained a home loan so we can get a house of our own! thank you so much everyone! Borrower added on 01/02/11 > The loan is for credit card debt consildation. currently I owe a little over 9,000 and am paying about $550 a month in credit card payments. my interest rate average is 23%. My goal is to pay them all off, NOT use them again. Save on my interest and monthly payments and put ourselves in a postion to buy a home in 2012. I work 2 jobs, 1 full time, 1 part time. I pay all my bills on time and we have discrenary income. My purpose is to pay them off and reduce our debt to income ratio so that we are in a position to buy a home! this appears to be the best way to handle it as we save on interest , time, and monthy payments. thank you so much, any questions just ask ; ) Borrower added on 01/03/11 > Just wanting to say thank you to all the people who have invested so far in my loan. You guys and gals are great! Borrower added on 01/06/11 > everyone has been wonderful with there questions and helping me with this loan. THANK YOU

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,486.00	Public Records On File:	0
Revolving Line Utilization:	89.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, Can you please detail the terms (amount and interest rate) of all the debt(s) you are looking to consolidate as well as the debt(s) you are not looking to consolidate? Secondly, has anything occurred to avoid accruing new debt?	Sure- ; ) . Credit card 1 ??? balance 494.64, Rate 16.9% Credit card 2- balance $3331.80, Rate 18% Credit card 3- balance 411.44 rate 27% Credit card 4- balance 600.00 rate 23.5% Credit card 5- balance 705.00 rate 36% Credit card 6- balance 689.00 rate 22% Credit card 7- balance 478.88 rate 29.99% Credit card 8- balance 855.13 rate 23.99% Credit card 9- balance 635.38 rate 23.99% Credit card 10- balance 600.00 rate 26.99% Credit card 11- balance 550.00 rate 30.24% I am not sure what you mean by has anything occurred to avoid accuring new debt? but I dont use my credit cards anymore, havent in quite awhile, I have been focused on paying them down and have done a good job so far, but i feel this is a better wiser move to save on interest rates since last year all my creidt card rates went up alot! I went from a standard 9.99% to 13% up to 21.99 to even 30.00%. initally years ago when I had no credit or bad credit, I spent alot of work on establishing credity history. paying on time, restoring my credit as my goal is to be able to get a house and I am trying to put ourselves in the best possible postion. my score is almost 700, not bad, but not were i want it!! I want better so we can get a good rate. but anyway, I work a full time career, a 2nd part time career. but we are on a budget monthly so we stay focused. we alot our money for bills (normal expenses) and I put away money for savings each week, I paid off my car this year, which that extra money went to pay off other credit cards and now that is currently being put towards the current credit cards. but please understand, I can pay my credit card payments and even pay a little more each month. but with the interest rates, it is just too much money in my opionion and feel it is best to handle this way. I just cant pay them all off at once, so that is why i came here to lower my interest, put ourselves in a better position and get rid of those blood sucking cards as this will save us about $300 a month and goodness who knows how much in interest, ALOT!!!!! ; ) thank you so much for asking the question. I hope this explains it, if not ask away ; ) .
Thank you, I will be investing in your loan. Please remember we all work extremely hard for our money and we're counting on you to pay us back.	Thank you!!! thats is why I choose Lending club, good hard working people, helping good hard working people ; ) I am one of those people that is loyal an HONORS my commitments! That is how i was raised. Thank you so much for helping me! Truely appreciated ; ) .
Hello, I am interested in funding your loan, but I was wondering--why is the loan listed as for a wedding expense when it's for credit card payment and/or debt consolidation? Thank you for your help, and I look forward to funding your loan!	Thank you, I emailed Lending club about that, I have no idea why it listed that as wedding expenses. Intially when i received the promotional email and you put in your information to see what you qualify for just entered that in as I intially had no intention of doing the loan, until I see the low interest rate compared to my currentl credit card rate which average about 23%. ,so from my email link from the "pre qualify" link it was already attached to it, but when you select the loan offer you cannot change it as i put in credit card consildation for the title and then when it posted I saw the other. I emailed them as it is NOT for wedding expenses. It is strictly for credit cards to put ourselve in a position to buy a home. thank you so much for a great question! ; )
1. Will you verify your income with lending club? 2. Can you list your monthly expenses and incomes as well as your personal assets and liabilities? 3. Could you explain a bit more about what you do and your second job? Thanks and good luck -JCS	Hello, and thanks for looking at my loan ; ) . not sure what you mean by verify income, but lending club says i dont need too, but will call again to see what to do. montlhy expenses are the normal living expenses, rent, food, phone, cable (<1000) and i have student loan. my income is closer to 40,000 and his is over 50,000. personal assets??? I own my car. I have a 401k. i hold a 2nd job with a LLC company as an investigator for civil. it is part time which flucuates as sometimes i work almost as a full time 2nd job. I choose the amount of hours, so it depends on how heavy my work load is at my primary full time career as a manager. thanks for the questions ; ) .

Member Payment Dependent Notes Series 643367

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643367	$6,250	$6,250	9.99%	1.00%	January 5, 2011	January 14, 2014	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643367. Member loan 643367 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	Berger-Bros Camera	Debt-to-income ratio:	18.00%
Length of employment:	4 years	Location:	Selden, NY

Home town:
Current & past employers:	Berger-Bros Camera
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/10 > Purpose of this loan is to consolidate credit cards into one payment per month. I pay off all of my bills on time and in most cases beyond the minimum payment. The average credit card rate of 24%+ interest is the reason for wanting to consolidate to lower rates. In addition to working a job I've been with for 4 years; I own a growing online business selling collectibles on my own website, ebay amazon and bonanza.com; a business that does about $100K in gross sales yearly..and growing.

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	43
Revolving Credit Balance:	$9,421.00	Public Records On File:	0
Revolving Line Utilization:	28.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Berger-Bros Camera?	I maintain their website. Add products, fix errors and update their database.

Member Payment Dependent Notes Series 643383

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643383	$12,600	$12,600	9.99%	1.00%	January 11, 2011	January 14, 2016	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643383. Member loan 643383 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	The McGraw-Hill Companies, Inc.	Debt-to-income ratio:	2.82%
Length of employment:	3 years	Location:	decatur, GA

Home town:
Current & past employers:	The McGraw-Hill Companies, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/10 > The loan I am requesting will be used as capital for a small business that my partner and I will open in March 2011. The location of the store is on Broadway on the Upper West Side of New York City. We will essentially take over an exisiting business where the owner has decided that he wants to focus on his other ventures. The business is a quick service style cafe that will offer self serve frozen yogurt where customers can customize their own healthy dessert with different flavors and over 12 topping options. The store will also serve a variety of pastries that will be baked fresh everyday, along with an assortment of teas! We currently have $70K from our own personal funds.

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,245.00	Public Records On File:	0
Revolving Line Utilization:	30.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at The McGraw-Hill Companies, Inc.?	CriticalMiss: I am currently an analyst that has responsibilities for contract reviews, payment of invoices, analyzing loss trends and compiling company-wide data for reporting to third parties.
I would appreciate having a better sense of your expected income since you're taking over an existing business, and a couple of other related questions. Thanks in advance. What was the previous average yearly net profit of this business? Given your current location it appears that you be moving in order to start this business? Will you and your partner be relying on this business to provide your full income or will you have any other source of income?	Member_584064: We expect to to have a net income of $160,000. The net profit of the former owner was $110,000. Actually, I currently live in New York, but the credit bureau used didnt recognize my current address. My partner currently owns another company that he took over from his former boss.
Do you plan to quit your job for this biz venture?	Member_582956 : Yes, I will leave my position, but my partner will continue to run his business. In order to keep costs low, including wages, payroll taxes, insurance costs, etc., one of the partners will operate the store.
Will this business venture be your only source of income in the next few years, or will you have another source of income/backup plan? Best wishes	Member_821325: This will be my only source of income for the next few years. My partner will continue to run his business, which will be a backup resource. Thank you for your wishes and your question.
What type of online presence does your future business have? Does it have a website? Is it listed on any restaurant review sites?	Member_827218: We currently do not have an internet presence. Once our deal closes, we will primarily rely on the immensly heavy foot traffic along Broadway; we will be a very visible location. After which, we will establish our business online through various websites like citysearch.com; chowhound.com; menupages.com and; yelp.com. From there, we will have a website created.

Member Payment Dependent Notes Series 643486

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643486	$3,000	$3,000	12.61%	1.00%	January 5, 2011	January 14, 2014	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643486. Member loan 643486 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,507 / month
Current employer:	University of Florida	Debt-to-income ratio:	5.33%
Length of employment:	2 years	Location:	GAINESVILLE, FL

Home town:
Current & past employers:	University of Florida
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,747.00	Public Records On File:	0
Revolving Line Utilization:	96.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 643501

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643501	$3,800	$3,800	6.54%	1.00%	January 5, 2011	January 14, 2014	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643501. Member loan 643501 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,333 / month
Current employer:	Housing Authority of CityNew Britain	Debt-to-income ratio:	24.82%
Length of employment:	10+ years	Location:	New Britain, CT

Home town:
Current & past employers:	Housing Authority of CityNew Britain
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	55	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,766.00	Public Records On File:	0
Revolving Line Utilization:	33.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	I am purchasing a used car for my daughter.

Member Payment Dependent Notes Series 643511

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643511	$15,000	$15,000	9.99%	1.00%	January 6, 2011	January 14, 2014	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643511. Member loan 643511 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,500 / month
Current employer:	Needhams Companies	Debt-to-income ratio:	13.20%
Length of employment:	6 years	Location:	Oxford, PA

Home town:
Current & past employers:	Needhams Companies
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,942.00	Public Records On File:	0
Revolving Line Utilization:	46.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
My questions: (1) Position (brief job summary) with current employer? (2) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before paid off? Full 3-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 552 are listed today. Not all will 100 pct fund, especially sizes $15K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens closer approaches expiration. More advantageous to accept partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on time payments, borrowers automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes your loan quickly funds. Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	I transferred jobs 6 years ago and am here long term. I plan to pay off 2-3 years. I will take 60%. I am getting life thro
Hi, What is your total dollar amount of credit card debt outstanding? Thanks, Ron	$14,700.
Hello, I understand your desire to consolidate existing debt -- has anything occurred to avoid accruing new debt?	I have paid off and cancelled 2 of my credit cards. With this loan I will pay off the last one and plan on closing out that account. I have planned out a budget and am no longer supporting my 20 year old daughter. Most of debt was from the above.
What is the Needhams Co. and what do you do there?	It is a mushroom farm. I am the manager there.
Thank you, I will be investing in your loan. Please remember we all work extremely hard for our money and we're counting on you to pay us back.	Thanks for investing. You can count on me to pay back. The loan will help me get out of debt faster, I plan to pay back less than 3 years.
Could you please verify your income with LendingClub? Thanks in advance!	How do I verify Income ? Thanks

Member Payment Dependent Notes Series 643573

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643573	$12,250	$12,250	15.57%	1.00%	January 10, 2011	January 14, 2016	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643573. Member loan 643573 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Versacold Logistics Services	Debt-to-income ratio:	23.74%
Length of employment:	5 years	Location:	Pine Island, MN

Home town:
Current & past employers:	Versacold Logistics Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > This loan is to be used to pay off a Citibank card on which they raised the interest rate to a ridiculously high level. Saving at least $100 a month in interest will be great! Borrower added on 01/03/11 > The savings will go to paying down unexpected medical bills.

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1988	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,231.00	Public Records On File:	0
Revolving Line Utilization:	86.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Versacold Logistics Services?	Second shift supervisor, managing the workflow for the evening shift and supervising the employees. I also oversee our inventory system.
Please list credit card names, balances, interest rates & minimum payments that will be paid off. Funding would proceed more quickly if you verify your income with LendingClub - contact L.C. for details. Thanks in advance!	Citibank Driver's Edge Master Card, 29.99% rate (increased after Congress passed the new credit card rules), current balance $12,200, usual minimum payment $380-400 per month. While I asked for the 5-year term for this loan, I intend to pay it off in less time.
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Borrower registration offers two loan repayment choices: 3-yrs (36-months), or 5-yrs (60-months). Initially chose 5-yrs length. How long do you realistically expect to service loan (an active status) before pay off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? < 1-yr? (After loan issued can email support@lendingclub.com. Request to establish higher $ payment automatically shortens loan's length. Support approves requests that repay loans more quickly when $ payment higher. After higher $ payment effective,,Support will not lower $ payment. Voluntarily higher $ payment remains status quo loan's lifetime.) Best wishes loan 100 percent funds. Lender: 505570 Screen ID: U S Marine Corps Retired	I am 2nd shift/inventory control supervisor with Versacold Logistics Services, supervising warehouse crew during the evening shift and implementing/overseeing inventory control functions for cold storage warehouse. I initially chose 5-year length for lower payments, but wish to pay off sooner than that (currently expecting 2-3 yr range).

Member Payment Dependent Notes Series 643621

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643621	$5,000	$5,000	8.88%	1.00%	January 5, 2011	January 14, 2014	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643621. Member loan 643621 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Meals on Wheels Inc of Tarrant County	Debt-to-income ratio:	12.80%
Length of employment:	< 1 year	Location:	fort worth, TX

Home town:
Current & past employers:	Meals on Wheels Inc of Tarrant County
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,124.00	Public Records On File:	0
Revolving Line Utilization:	50.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, What do you need the money for?	pay off my credit card that i had to use for legal issues re: child custody...eventually pay off debt & buy a home

Member Payment Dependent Notes Series 643628

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643628	$7,200	$7,200	9.25%	1.00%	January 5, 2011	January 16, 2014	January 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643628. Member loan 643628 was requested on January 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,708 / month
Current employer:	Energizer Personal Care	Debt-to-income ratio:	8.80%
Length of employment:	5 years	Location:	Stamford, CT

Home town:
Current & past employers:	Energizer Personal Care
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,559.00	Public Records On File:	0
Revolving Line Utilization:	62.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Energizer Personal Care and what do you do there?	Energizer personal care is a division of energizer holdings (the parent company that also owns energizer battery). The personal care division is made up of several brands such as playtex, banana boat, shick wilkinson sword and hawaiin tropic. The company manufacturers and markets these products globally. I am a senior engineer responsible for product development within the playtex brand. This included designing and maintaining new products for the business as well as other research and development activities.
Hello, Can you please detail the terms (amount and interest rate) of all the debt(s) you are looking to consolidate as well as the debt(s) you are not looking to consolidate? Secondly, has anything occurred to avoid accruing new debt?	This loan would cover the only credit card debt I have. The amount s just about split even between 2 cards. One has an apr of 29.99 (incredibly high) and the other is at 19.99. And yes, since a promotion I received in august of last year I have not accrued any new debt and will likely not need to.

Member Payment Dependent Notes Series 643636

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643636	$5,000	$5,000	6.54%	1.00%	January 10, 2011	January 14, 2014	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643636. Member loan 643636 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,700 / month
Current employer:	n/a	Debt-to-income ratio:	5.79%
Length of employment:	9 years	Location:	Miami, FL

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/11 > I am requesting this loan to assist me with the recent adoption of our two little children from foster care. To set up 2 rooms for the children was a bit more than anticipated, so I turned to some cc's for quick use. Now though, I wish to pay them off, and concern myself with only one payment! I've been in a stable, well-paying position as a paralegal for over ten (10) years and also tutor part-time in the evenings. My credit rating is impeccable and I'm a firm believer in spending strictly within my means. Adopting has been pure joy and to plan for my childrens' future, I need to take care of right now. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	46
Revolving Credit Balance:	$4,875.00	Public Records On File:	1
Revolving Line Utilization:	20.80%	Months Since Last Record:	116
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	Paralegal for over ten (10) years, and tutor part-time in the evenings.
What do you do and how long have you been with your current employer? If less than one year, please provide prior employment information	Paralegal for over ten (10) years and tutor part-time in the evenings.

Member Payment Dependent Notes Series 643662

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643662	$10,550	$10,550	9.99%	1.00%	January 10, 2011	January 17, 2016	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643662. Member loan 643662 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,850 / month
Current employer:	AT&T	Debt-to-income ratio:	2.99%
Length of employment:	10+ years	Location:	Sachse, TX

Home town:
Current & past employers:	AT&T
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/11 > The requested loan is being used to fund the purchase of a 2004 GMC Yukon XL. KBB estimated value on this vehicle is $13,500. I have been with AT&T the past 30 years and plan to retire there in about 8 years. My yearly income has averaged $70,000 for the past 4 years. AT&T is unionized so with my 30 years of service the chances of getting layed off are probably less than 1%. They start with those with the least service and work their way up. If I were to get injured I am already retirement eligable and would receive my full pension from AT&T plus disability from good ole Uncle Sam. The reason I am using Lending Club is because my credi union which I have been a member for over 20 years will lend me the money but for only 24 months making my payment over $400.00. I do not want to spend that much per month on a car note. This seems to be a good 2nd option. I hope this helps ease any concerns you might have about funding this loan. Thanks, Michael

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1986	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,919.00	Public Records On File:	1
Revolving Line Utilization:	15.40%	Months Since Last Record:	109
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is the public record on file?	I don't understand the question.

Member Payment Dependent Notes Series 643677

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643677	$20,000	$20,000	13.72%	1.00%	January 10, 2011	January 14, 2016	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643677. Member loan 643677 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,521 / month
Current employer:	Pentagon Force Protection Agency	Debt-to-income ratio:	4.05%
Length of employment:	3 years	Location:	Bowie, MD

Home town:
Current & past employers:	Pentagon Force Protection Agency
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/10 > I have just purchased a new home and it requires some immediate repairs/improvements before I can move my son in with me. I could get accounts from the various home improvement stores, but prefer to hire a contractor and have only one payment per month.

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23.00	Public Records On File:	1
Revolving Line Utilization:	5.70%	Months Since Last Record:	82
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the Pentagon Force Protection Agency?	I am the Special Assistant to the Director of the agency. I began work for the Agency in 2006, as a Booz Allen Hamilton contractor, and was hired as a government employee in Jan 2008,
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hi. I just closed on the home yesterday. The loan amount is $233,916. I am paying for some immediate repairs, found during inspection which, according to the appraisal, will immediately increase the value of the home by $20k, giving me instant equity. Current market value is $240k. Thanks for your interest.
My questions: (1) Position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before paid off? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 552 are listed today. Not all will 100 pct fund, especially sizes $15K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens closer approaches expiration. More advantageous to accept partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on time payments, borrowers automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes your loan quickly funds. Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	Hello. (1) I am the Special Assistant to the Director of the agency (civilian version of a military assistant), GS14. (2) Realistically, I'd pay off within 4-yrs. (3) Yes, I would accept 60% funded. Thanks for your interest.
Investors will be more confident about funding your loan if your (1) income was verified and (2) Credit Review Status was approved. Please call Lending Club for the procedures for both and expedite their completion.	Thank you for the advice. I will do so.
Can you elaborate on the public record that appears on your credit history? Thanks in advance!	Gladly. I worked for a small marketing firm that had to lay off all staff in 2001. The firm gave the staff less than two weeks notice. My, then husband, had also just left his job. I was unable to find full-time work, that paid more than the unemployment benifits, for nearly 2 years. I found a p/t job in 2003. I, then, gained f/t employment with Booz Allen Hamilton (BAH), as a consultant, in March 2004, and paid off all debts. I worked as a Sr. Consultant with BAH until Jan '08, where I was contracted to work for two DoD agencies. The latter agency, Pentagon Force Protection Agency, hired me as a f/t government employee in Jan '08. I have been with them for 3 years. I hold a TS/SCI clearance, which would not have happened if my finances were not currently in order. BTW, I was also divorced in 2008, and have worked very hard to become independent. Getting this home, on my own, was a major accomplishment for me.
So what is the public record on file?	The public record was for taxes that were owed for tax year 2002. They were paid off in 2004.

Member Payment Dependent Notes Series 643698

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643698	$24,000	$24,000	16.69%	1.00%	January 10, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643698. Member loan 643698 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,653 / month
Current employer:	Department of Defense Education Activity	Debt-to-income ratio:	17.19%
Length of employment:	10+ years	Location:	Centreville, VA

Home town:
Current & past employers:	Department of Defense Education Activity
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > With this loan, I will be able to pay off the majority of my debts minus roughly $5500 which I can use my projected tax refund to pay that off. This is my chance to get my life back, to show my children that being a single mom doesn't mean you have to always struggle, it just means you have to be more responsible with your money, your time, and set your priorities correctly. You don't have to feel guilty just because someone left, you just have to be smart and know that each new day is a gift and a chance to set the right example. Thank you - hope you all have a great day!

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,462.00	Public Records On File:	0
Revolving Line Utilization:	74.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
HI, I'm interested in funding your loan, but I have a few questions first. 1) Since this is a debt consolidation loan, could you please list your debts, interest rates, and the amount you pay every month. For instance CC1 $2000 balance, 23.90% APR, $200/month. 2) Have you created a budget? What are you doing to get back on track financially? Lending Club is supposed to be cheaper for borrowers, not easier. We only see 14 metrics from your credit report (DTI, Credit score, info about credit lines, RCB, Payment history, etc.) and some basic information about you (location, salary, employer, rent/mortgage, etc.). Most lenders have very strict standards regarding who we lend to, your answers to these questions, will help us decide whether to fund your loan or not. There are hundreds of people on lending club looking for funding and some will go home empty handed. Thanks in advance for answering my questions. Sincerely, -LL Herndon, VA	Type your answer here. Answer 1: Amer Ex, $2864.17, 15.24%, $75; BofA, $6015.44, 9.24%, $103; C1, $529.08, 14.9%, $100; Chadwicks $554.10, 24.99%, $50; Chase $3422.49, 27.24%, $111; CitiMC $2485.26, 25.99%, $78; Citiloan 5747.43, 26.74%, $204; Belfort $2873, 0% (12 mon), $100; Dell $2652.60, 27.24%, $83; GY $2425.18, 26.99%, $60; LB $60.40, 24.99%, $60.40; Macys $2100.32, 24.50%, $68; Target $974.44, 23.24%, $87. Answer 2: My work offers budget counseling through our EAP office of which I am taking full advantage of - yes, they have helped me with setting up a budget. I understand the club is to be cheaper not easier, and after looking at my interest rates, I feel doing this will be cheaper. As for easier, nothing is easy about this, I did it to myself and it's hard to get out of but I'm tired of being dependent on my next check to simply exist - I want to start living, unafraid or where I'm going to come up with emergency money for the car or whatever. I'm creating my own fresh start whether I get this or not, I'm starting fresh and putting things in order. Thank you
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. No response needed, just giving you some info. Thank You!	Thank you very much, I will do that!
What do you do at the Department of Defense Education Activity?	Type your answer here. Hello, I am a Human Resources Specialist in the Classification and Compensation Section. I handle and process all waivers of erroneous overpayment; process all back pay with interest cases; process all step audits and pay audits; write position descriptions; process supervisory differentials and pay retention cases; and anything else they need - it's a great job and I love what I do here. Thank you
Info Only! You might want to check out mint.com also, this website has help lots of people just like you.	Type your answer here. Thank you very much!
Hi, My questions are: (1) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (2) Normally 300 loans listed daily; 471 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	Type your answer here. Good morning, I expect to use the 3 year period to pay off the loan. Yes, I would accept partial funding because comparing the interest rate of the loan versus the interest rate of some of my debts, the savings would be obvious. I can't begin to express how committed I am to rebuilding both myself and my life, even if this doesn't fund at 60%, while disappointed, doesn't mean I'm any less committed, I have to live within the budget that's been established and set aside savings - it's as simple as that. Thank you - have a great day!
I am interested in funding your loan. Your situation reminds me of what my mother went through. I want to say "Good luck!" and you have my support.	Type your answer here.Thank you, I hope your Mom got through everything ok and had great family and friends like I do. Take care, thanks again!
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). Thanks.	Type your answer here. Hello, my net monthly is $4,623; rent is $1700, utilities (gas, water) $140 (average); TV/Phone/Internet $145; food $600-$700 (3 teenagers); medical (prescriptions and doctor appts) $150; my car was paid off 2 years ago. Thank you - hoppe you enjoy your day
I'll be funding your loan! Good luck mom! We're rootin for ya :)	Type your answer here. Thank you so much - have a great weekend!!
Loan 69 pct; probably 100 pct fund. Information only; Reply optional: Initially pay as much $ as possible toward credit card HIGHEST APR pct interest rate; only pay minimum payments on other cards. When highest APR pct interest rate card is paid off, then pay everything you can toward credit card next highest rate. This debt snowballing saves you most $ amount of interest; pays down debt faster. Example: Paying $1,000/month on three credit cards. Card No. 1 $4,250 balance at 15.99 APR pct. Minimum payment 2% X $4,250. Pay $85 per month. Card No. 2 $4,750 balance at 17.99 APR pct. Minimum payment 2% X $4,750 balance. Pay $95 per month. Card No. 3 $10,000 balance at 19.99 APR pct. Pay $820 per month which is $1,000 minus $95 and minus $85. When highest APR pct interest rate card is paid off, apply same $820, slightly more by time card balance paid off, PLUS $95 minimum you were paying to card with next highest APR pct interest rate. Apply $915 per month to that card until card paidoff. When the card paid off, apply $915 per month PLUS $85 minimum you were paying to card with lowest APR pct balance. Apply $1,000 per month to that card until it paidoff. When last card paidoff, you are FREE of high APR interest rate CC debts. Important; Do NOT payoff credit cards that have interest rate LOWER than interest rate of this loan. Skip all free advice to use Mint.com and other debt organizers, practice faithfully Dave Ramsey Method, et al. Lender 505570 USMC-RETIRED Virginia Beach, Va 01.07.2011	Type your answer here. Thank you so much for the advice - have a great weekend Sir!
Your budget seems a little tight, especially if any unexpected expenses come up. Do you receive child support?	Type your answer here. Good evening, yes my budget is tight and no, I do not receive child support any longer. However, for the past 7 months, I've been faithful in paying myself first ($100 per pay period) which has resulted in sometimes only being able to pay the minimum payments on things. While certainly not ideal, it has been a good habit to develop and given me a little cushion for the unexpected. Thank you and have a great weekend!
I made an investment into you. I wish you the best for the future.	Type your answer here. Thank you very much, I feel very blessed with everyone's kind words and support - have a great weekend!
I'd like to start by saying my mother is currently going through a similar situation as yours and I wish you the best of luck. This loan certainly makes sense for almost all of your credit cards, except Amer Ex, $2864.17, 15.24%, $75; BofA, $6015.44, 9.24%, $103; C1, $529.08, 14.9%, $100, Belfort $2873, 0% (12 mon). Since these loans are at a lower interest rate than this loan, I wanted to confirm that you will be leaving these loans as they are. You are requesting 24,000 for approximately 33,000 worth of debt, leaving you with $9,000 worth of CC debt not covered by this loan. However, you have over $12,000 of debt that is currently financed at a lower interest rate than this loan will have. Do you plan on immediately repaying $3,000 of this loan, or will you be paying a higher interest rate on that debt than you currently are? It seems to me that you would have been better off requesting $21,000.	Type your answer here. Good evening, to be honest, I was going to pay off the high interest rate debts and as much as possible on everything else because my goal was to have just 1 payment to make every month. My thinking was paying off as much as possible would in the long run save me money. My ultimate goal is to be a cash spender except for major purchases like cars or a new roof. I understand having credit is important but until I can get myself back on an even track and feel comfortable again, I don't want the temptation of credit. Thank you and I wish the best for your Momma - take care and have a great weekend!

Member Payment Dependent Notes Series 643749

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643749	$12,000	$12,000	12.61%	1.00%	January 5, 2011	January 14, 2014	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643749. Member loan 643749 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	GORDMANS	Debt-to-income ratio:	16.77%
Length of employment:	10+ years	Location:	HIGH RIDGE, MO

Home town:
Current & past employers:	GORDMANS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/11 > I have five credit cards that I would like to pay off with this loan. They vary in interst rate from 14.9% to 30%. I always pay more than the minimum but a large portion of the payments still go to interest. My credit report shows more owed than I listed as my answer on a previous question. I had some medical expenses that were financed similar to a loan but it is actually a credit card for medical use. This card is not included in my debt consolidation request because it is a set payment and a set number of payments. Thank you to everyone who has taken a look at my loan application...feel free to ask any questions you may have. Take care!

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1992	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,599.00	Public Records On File:	0
Revolving Line Utilization:	54.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at GORDMANS?	I am a store manager. I have worked for them for just over 10 years as a store manager the entire time. Three different locations and I have been at my current store for almost two years.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance on my mortgages is $181,000. Zillow.com says the home is worth $170,500. I am not sure what HELOC is exactly so I hope this information helps.
My questions: (1) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before paid off? Full 3-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 371 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens closer approaches expiration. More advantageous to accept partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on time payments, borrowers automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes your loan quickly funds. Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	My goal is less than three years but it will be close to the 36 months. I would accept a partial loan and apply those funds to the highest interest rates as well. I don't anticipate listing again in 6 months even if a partial loan is made. Thank you!
Can you list the debts (amounts) you are carrying?	The amounts I have are in credit cards and are as follows: $1250, $2542, $4300, $4143, $900. It's a little more than the $12000 asked for. I plan on having the lowest balance paid off within the next 60-90 days. Thank you!
Hello, I understand your desire to consolidate existing debt -- has anything occurred to avoid accruing new debt?	One is simply the decision not to accrue anymore. I also recently refinanced my home to a 4.75% mortgage rate that is saving me over $200 a month. This of course frees up more cash to apply to debt or save. Although the mortgage company offered to pay off my credit cards I did not want that added as well. It's important to me to keep those seperate. Now I want to take steps towards eliminating credit card debt completly and quickly. The estimates I have done on debt calculators show at least 10 years :( using current payments, rates, and with no new debt. After that news I thought I would give this a try!
Thank you, I will be investing in your loan. Please remember we all work extremely hard for our money and we're counting on you to pay us back.	Thank you for your support. I'm sure this is a scary process as an investor. For me, this is actually even more critical because there are people behind the loan. I hope to have everyone paid back before three years is up :)

Member Payment Dependent Notes Series 643806

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643806	$25,000	$25,000	14.09%	1.00%	January 10, 2011	January 14, 2014	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643806. Member loan 643806 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Commonwealth of PA	Debt-to-income ratio:	20.67%
Length of employment:	10+ years	Location:	Harrisburg, PA

Home town:
Current & past employers:	Commonwealth of PA
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1986	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,235.00	Public Records On File:	0
Revolving Line Utilization:	44.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the Commonwealth of PA?	I am a systems analyst. I manage a unit of 10 people that writes the programs that process your online data.
Would you mind giving us a brief description of your duties, how long you've worked for your current employer, and how long you've worked in your chosen field? (please note: not phishing for personal info here, just want an idea of your employment & employment history.)	I am a systems analyst for the state. I manage a unit of 10 people that writes the computer programs that process data. I have been with the state for 26.5 years and in the current field 27 years
What is it you plan on using the requested funds for?	I plan on using the money to consolidate my high interest creidt cards
Hi, My questions are: (1) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service (active status) loan before paid off? Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes loan is 100 percent funded. Lender: 505570 ID: U S Marine Corps Retired Location: Va Beach, VA	im hoping to have it paid off in 2 to 3 years

Member Payment Dependent Notes Series 643840

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643840	$3,200	$3,200	12.98%	1.00%	January 6, 2011	January 14, 2014	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643840. Member loan 643840 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Real Capital Analytics	Debt-to-income ratio:	1.53%
Length of employment:	2 years	Location:	New York, NY

Home town:
Current & past employers:	Real Capital Analytics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/11 > My credit score is low, and after credit counseling, I've been told that I my outstanding balances are too high. A single monthly payment would also help me keep track of payment requirements and avoid delinquency. I've applied to banks for this loan, but have been offered interest rates like 19%.

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	65
Revolving Credit Balance:	$2,218.00	Public Records On File:	0
Revolving Line Utilization:	38.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Real Capital Analytics?	I've had a few different roles at RCA. For about 1.5 years I worked in the analytics department. I was responsible for generating ad hoc analysis for clients on commercial real estate topics. Our research department tracks commercial real estate transactions, and the analytics department slices the aggregate data in useful ways for our clients. I was also responsible for generating regularly recurring research reports on market trends. As the company has grown, I've become more involved in product development and integrating new data. I've work with the tech, analytics, and research departments on the new online dashboard tool, and I'm currently focused on integrating new international data (Chinese and Australian) into the database.
Please list your current credit card outstandings and their associated interest rates. Thanks.	Credit card 1: $964 current balance 16.24% Credit card 2: $637 25.24% Credit line 1 (due to Wells Fargo): ~$750 23.99% Other debt: ~$1,000 ~15%

Member Payment Dependent Notes Series 643848

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643848	$15,000	$15,000	15.20%	1.00%	January 10, 2011	January 14, 2016	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643848. Member loan 643848 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,417 / month
Current employer:	Farmer Brothers Coffee Co.	Debt-to-income ratio:	5.93%
Length of employment:	3 years	Location:	thousand palms, CA

Home town:
Current & past employers:	Farmer Brothers Coffee Co.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	35
Revolving Credit Balance:	$8,315.00	Public Records On File:	0
Revolving Line Utilization:	65.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Farmer Brothers Coffee Co.?	Im a sales rep. I have a route and i take orders for my costumers. i try to up sale nd get new product in. I also do the deliveries.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Thank you	My brother got sick with meningitis so i had to use credit cards to pay for house bills trips and house payments since both of my parents stoped working to be by his side. I owe Bank of America credit card $4,600 intrest rate 24% monthly payment $200 . Macys credit card $4,500 interest 24% payment $200. Chevron gas card $1000 interest 24% payment $150. Altura credit union $3000 Interest 14.99% payment $250
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	macys credit card $4,500 owed $200 payment bank of america credit card $4,600 owed $200 payment Chevron Gas card $1000 owed $150 payment Altura Credit Union $3000 owed $250 payment
Are you now able to stop putting expenses on the credit cards, or will you continue putting new expenses on the cards while paying off this loan?	The expenses on the credit card where only done because my brother went to the hospital ill with meningitis and both of my parents stop working to be by his side. So i had to pay bills and other expenses. Yes now am able to not put expenses because theyre working now.
What will you do to insure that you will not run up these credit cards again?	Ive canceled all of them except for one.

Member Payment Dependent Notes Series 643905

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643905	$17,000	$17,000	19.29%	1.00%	January 7, 2011	January 14, 2016	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643905. Member loan 643905 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	Consolidated Edison	Debt-to-income ratio:	11.43%
Length of employment:	10+ years	Location:	Bronx, NY

Home town:
Current & past employers:	Consolidated Edison
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	34
Revolving Credit Balance:	$17,606.00	Public Records On File:	0
Revolving Line Utilization:	81.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Con Ed?	I am a Construction Representative. I basically supervise contractors that do work for Con Ed (street work such as the installation of new electric conduit or gas lines). I make sure they comply with Con Ed specifications and I submit their bills for payment.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Outstanding mortgae: $41,000--$459 monthly Current value $100,000--Co-Op 8 1/2shares
Please verify your income by submitting your pay stub to Lending Club. You will receive funding much more speedily, and you are more likely to be completely funded. (support@lendingclub.com)	Paystub was submitted via email on Tuesday, January 3rd.
My questions: (1) Position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before paid off? Full 5-yrs? 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 307 are listed today. Not all will 100 pct fund, especially sizes $15K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens closer approaches expiration. More advantageous to accept partially funded loan.. After 6-months made on time payments, borrowers automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes your loan quickly funds. Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	My title is Construction Representative. I supervise outside contractors that do work for Con Edison (street operations). Contractors are hired to install underground electric, gas, and steam conduit and structures. I ensure the work is being done according to Con Edison specifications and I write up the jobs and submit reports for contractorn payments. I have 10 years with the company. My goal is to repay the loan within 2 years.
What are your plans for your current revolving debt?	November 2011 I will have held my Co-Op for 5 years. I get maximum return on sale price. I plan to sell Co-Op, pay off balance and any outstanding loans. Grandparents moving to Florida--Mom retired 2 weeks ago. We are taking over Grandparents house. Fully paid--just property taxes. Thats why in previous question i told another potential ninvestor, I plan to pay off loan within 2 years.
You state that you will have owned your coop for five years in November of 2011. I believe that means you made your purchase at or near the top of the bubble in the real estate market. You say that you currently owe 41K on the coop, and, its present value is 100K; how is this possible? Please explain. Thank you. IBEW 595 retired.	I was an existing resident of the building when it went co-op. I received "insider pricing". Existing tenants bought there apartments at a much lower price. Purchase price was $67,000.00. $100,000.00 may be a conservative estimate considering apartment is a 2 bedroom, with 2 year old wood floors throughout living room, foyer and dining room--a terrace with views of Manhattan and Queens. Bathroom was re-done summer of '09. Secured building with electronic swipe for entry. 2 Gated remote parking lots (space included with apartment). 1/2 block from #6 train to Manhattan and 1/2 block from I95. Building is also located in dual dead end streets (front and back). The main reason for the loan is to re-do the kitchen (counter tops, tiled floor, cabinets and backsplash).

Member Payment Dependent Notes Series 643926

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643926	$2,000	$2,000	9.99%	1.00%	January 5, 2011	January 14, 2014	January 14, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643926. Member loan 643926 was requested on December 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$79,000 / month
Current employer:	Country Financial	Debt-to-income ratio:	2.40%
Length of employment:	10+ years	Location:	Bloomington, IL

Home town:
Current & past employers:	Country Financial
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/10 > This loan is to pay for auto repairs (transmission) and misc bills

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1986	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	38	Months Since Last Delinquency:	9
Revolving Credit Balance:	$8,515.00	Public Records On File:	0
Revolving Line Utilization:	29.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Country Financial?	I work in systems area,

Member Payment Dependent Notes Series 643933

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643933	$6,000	$6,000	8.88%	1.00%	January 5, 2011	January 16, 2014	January 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643933. Member loan 643933 was requested on January 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,171 / month
Current employer:	n/a	Debt-to-income ratio:	22.37%
Length of employment:	10+ years	Location:	Kihei, HI

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/11 > I have never defaulted on any loans or credit cards. I have never been late on any monthy payments for 35 years. This loan will be used to pay off a 19.99% variable rate credit card that used to be a 7.99% fixed rate credit card. I have regular accounts doing repairs & maintenance that is still needed when the economy is down.

A credit bureau reported the following information about this borrower member on December 31, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$41,300.00	Public Records On File:	0
Revolving Line Utilization:	86.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 643939

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643939	$10,000	$10,000	16.69%	1.00%	January 7, 2011	January 16, 2016	January 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643939. Member loan 643939 was requested on January 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,667 / month
Current employer:	Environmental Protection Agency	Debt-to-income ratio:	23.40%
Length of employment:	4 years	Location:	DOVER, NH

Home town:
Current & past employers:	Environmental Protection Agency
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2007	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,834.00	Public Records On File:	0
Revolving Line Utilization:	87.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I still live at home with my parents and there was not an option for my situation. That's why I put own home. I do not pay rent.
What are you building a motor for?	My car has a bad piston ring so I need to fix it. While the motor is out I'm going to fully build it so this will not happen again and also it will be ready for a big turbo.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I still live at home and do not pay rent. They did not have an option for my situation.
Can you tell us what you do pay on a monthly basis?	I pay my school loans, car loan, insurance, phone bill, and credit card. I just got an 8k raise at work and make more then enough to pay for this loan.
It doesn't make sense to take out a loan for $10,000 to rebuild a motor when you can get a vehicle for less than this loan and not go into further debt.	Who are you to tell me what makes sense? Clearly I'm not just fixing it, hence why I said building! This is a hobbie and a project car. It's purpose is for drag racing and car shows.
what is your job at the epa? how long have you worked there?	I'm an IT Specialist. Been here almost four years.
what kind of car (make model year mileage) are you fixing? sounds fun, but $10k for engine rebuild seems expensive. is it a ferrari?	It's a 2007 Subaru STI. I'm building it for Show and Drag. Once the motor is built it should be able to hold around 500-600 WHP all day with no issues.
Hi, My questions are: (1) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes that your loan 100 percent quickly funds. Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	I went with the 5 year for a lower monthly amount but I plan to repay in 3-4 years.

Member Payment Dependent Notes Series 643968

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643968	$9,600	$9,600	12.23%	1.00%	January 7, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643968. Member loan 643968 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,000 / month
Current employer:	advantage sales and marketing	Debt-to-income ratio:	5.70%
Length of employment:	3 years	Location:	phoenix, AZ

Home town:
Current & past employers:	advantage sales and marketing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > i am a merchandiser that services kmarts walmarts grocery stores i do resets and what ever the vendors need accomplished i work with marketforce also as a mystery shopper/i do not have any late payments so i do not see what deliquency you are refering to my bills are payed in advance my phone is plus 140.00/all credit cards are paid every 2 weeks 100.00 so i dont see how there is a blemish on my credit/and yes i hold the title but that is not the collateral/i have coins that i would use not my home /i was looking to have the loan to accomplish improvements to home Borrower added on 01/03/11 > my income can be verified by bank statements income is auto payed

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1988	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	10
Revolving Credit Balance:	$5,298.00	Public Records On File:	1
Revolving Line Utilization:	35.10%	Months Since Last Record:	90
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at advantage sales and marketing?	i am a vendor rep. i service many accounts/doing resets, to downstocking at walmart,k-mart,grocery chains only to name a few as a vendor rep i service many account
Please explain deliquency earlier this year.	there is no deliquency if you have info let me know thank you
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	own home and dont have any payments clear and free /estimated price80,000.00/3 bed/2 bath/zero morgage no loans

Member Payment Dependent Notes Series 643981

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643981	$5,000	$5,000	6.17%	1.00%	January 7, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643981. Member loan 643981 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	MassBay Community College	Debt-to-income ratio:	8.28%
Length of employment:	6 years	Location:	Natick, MA

Home town:
Current & past employers:	MassBay Community College
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,029.00	Public Records On File:	0
Revolving Line Utilization:	49.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at MassBay Community College?	Hi, Thanks for the question. I'm an Administrative Assistant.

Member Payment Dependent Notes Series 643998

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
643998	$7,000	$7,000	8.88%	1.00%	January 5, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 643998. Member loan 643998 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Bermuda Commons	Debt-to-income ratio:	12.21%
Length of employment:	2 years	Location:	Mocksville, NC

Home town:
Current & past employers:	Bermuda Commons
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/11 > I have been a nurse for some 30 years. Having let my credit cards during holidays and helping family get higher than needed I appreciate this opportunity to get the payments under control. I will faithfully discharge this loan. Thank you

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1980	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	69
Revolving Credit Balance:	$13,778.00	Public Records On File:	0
Revolving Line Utilization:	27.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Bermuda Commons and where did you work before that?	As a Nurse I have responsibility for a hall of 36 patients. Before that I have worked in numerous Nursing Homes the longest of which was Autumn Care for approximately 20 yrs. Thank you for asking.

Member Payment Dependent Notes Series 644012

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644012	$10,000	$10,000	12.98%	1.00%	January 6, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644012. Member loan 644012 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Historic Hudson Valley	Debt-to-income ratio:	11.44%
Length of employment:	< 1 year	Location:	Tarrytown, NY

Home town:
Current & past employers:	Historic Hudson Valley
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,182.00	Public Records On File:	0
Revolving Line Utilization:	96.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Historic Hudson Valley and where did you work prior to that?	At Hisroric Hudson Valley I am the Farm Manager and my primary responsibility is taking care of the livestock. My previous job was also at a historic institution called Heritage Hill State Historical Park and I managed the Education department.
Please list balances, APRs, and monthly payments for the debt you intend to consolidate with this loan. thanks!	My credit card balance is $8,182.72 with a purchase APR of 13.24% and cash APR of 19.24%, and plan monthly payments of about $340.00.

Member Payment Dependent Notes Series 644019

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644019	$3,250	$3,250	13.35%	1.00%	January 7, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644019. Member loan 644019 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	D.C. GOV.	Debt-to-income ratio:	23.14%
Length of employment:	10+ years	Location:	SEVERNA PARK, MD

Home town:
Current & past employers:	D.C. GOV.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1985	Delinquent Amount:	$0.00
Open Credit Lines:	25	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	82
Revolving Credit Balance:	$47,390.00	Public Records On File:	0
Revolving Line Utilization:	74.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you for for the D.C. GOV.?	A Police C.S.I.( Crime Scene Investigator

Member Payment Dependent Notes Series 644031

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644031	$4,000	$4,000	12.61%	1.00%	January 5, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644031. Member loan 644031 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,800 / month
Current employer:	Lowndes, Drosdick, Kantor	Debt-to-income ratio:	14.50%
Length of employment:	4 years	Location:	Orlando, FL

Home town:
Current & past employers:	Lowndes, Drosdick, Kantor
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	15
Revolving Credit Balance:	$5,616.00	Public Records On File:	0
Revolving Line Utilization:	86.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Lowndes, Drosdick, Kantor ?	Work in the Records department....
Hi! What do you do for Lowndes, Drosdick, Kantor?	Work in the Records department.....

Member Payment Dependent Notes Series 644065

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644065	$15,000	$15,000	5.79%	1.00%	January 10, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644065. Member loan 644065 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Duke Energy	Debt-to-income ratio:	5.09%
Length of employment:	10+ years	Location:	Cornelius, NC

Home town:
Current & past employers:	Duke Energy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1978	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,783.00	Public Records On File:	0
Revolving Line Utilization:	5.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Duke Energy?	I am the Operations Training Manager. Have held this position since 2007. Have been employed with Duke Energy at McGuire Nuclear Station since 1975.
$10,000 a month and need more? Why? That is alot of money.	I am divorced (twice)--so between child support, paying off some lawyer fees, and my normal bills, leaves me with little extra at the end of the month. Plus being single, the government appreciates my 120k annaul salary. I do invest the max in my 401k as well.
What is it you plan on using the requested funds for?	Home repairs. Foundation is requiring to be stablized via pier support system.
Hi, I am interested in funding your loan. Why do you need the pier support system - do you live near the water? How much of your home worth (can use Zillow.com as an estimate) and how much you owe on it (including 1st and second if any)? How much are you paying out for alimony/child support and lawyers?	This is an engineered underground pier support system that stops and prevents future foundation cracking. It will not add any value to the home--sole purpose is to prevent propagation of the crack. Has a life of structure warranty. My home is worth about 230k down from 250k 2 years ago and I owe about 220K. No alimony. Child support and lawyer runs about 1250 a month.

Member Payment Dependent Notes Series 644089

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644089	$25,000	$25,000	12.61%	1.00%	January 10, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644089. Member loan 644089 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$41,667 / month
Current employer:	ICON Capital Corp.	Debt-to-income ratio:	5.16%
Length of employment:	5 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	ICON Capital Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/11 > Debt consolidation loan

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$56,905.00	Public Records On File:	0
Revolving Line Utilization:	86.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is the gross monthly income of $41,667. correct, or a typo?	That is correct.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	$829,000 mortgage, no HELOC. Market value is approx. $1M currently.

Member Payment Dependent Notes Series 644130

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644130	$8,000	$8,000	13.35%	1.00%	January 5, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644130. Member loan 644130 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	CitadelBroadcasting	Debt-to-income ratio:	11.31%
Length of employment:	5 years	Location:	Trenton, GA

Home town:
Current & past employers:	CitadelBroadcasting
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,519.00	Public Records On File:	0
Revolving Line Utilization:	47.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at CitadelBroadcasting?	I host a morning show.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mortgage balance is 140,000 with Chase. Current market value is 162,000. Thank you
What is the purpose of this loan?	We have several HIGH rate cards so we will use the funds for Debt Consolidation

Member Payment Dependent Notes Series 644134

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644134	$4,800	$4,800	13.35%	1.00%	January 6, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644134. Member loan 644134 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,175 / month
Current employer:	n/a	Debt-to-income ratio:	16.58%
Length of employment:	n/a	Location:	Staten Island, NY

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	25
Revolving Credit Balance:	$4,616.00	Public Records On File:	0
Revolving Line Utilization:	38.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	Pension
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	$312,000.00 Current market valuue about $325,000.00

Member Payment Dependent Notes Series 644141

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644141	$11,000	$11,000	9.99%	1.00%	January 7, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644141. Member loan 644141 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Boyle, Neblett & Wenger	Debt-to-income ratio:	19.23%
Length of employment:	5 years	Location:	Harrisburg, PA

Home town:
Current & past employers:	Boyle, Neblett & Wenger
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > Debt consolidation loan

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,558.00	Public Records On File:	0
Revolving Line Utilization:	47.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	Type your answer here. Hello, I am a paralegal in the bankruptcy department of a private law firm. As you can well imagine, given the current economy, we are quite busy. I have been a paralegal for a number of years, and in bankruptcy, in particular, for almost six years. I prepare documents and correspondence and file all bankruptcies, motions, and other court documents with the court. I also interview clients and assist them in preparing their bankruptcy petitions. I expect to pay the loan off in three years. Thank you for your questions.
Hello, Can you please detail the terms (amount and interest rate) of all the debt(s) you are looking to consolidate as well as the debt(s) you are not looking to consolidate? Secondly, has anything occurred to avoid accruing new debt?	Type your answer here. I have no debt that will not be consolidated. I am looking to consolidate the following: approximately $3500.00 at 18.99%; $4300 at 9.9%; $2300 at 8.99%; $700 at 24.99%. I understand that the interest rate offered to me at 9.9%, with an APR of over 12%, is the same or more than a few of my debts. My purpose in undertaking this loan is two-fold: one, to reduce all debts to one with a fixed low rate so that interest does not accrue to the point that it is a considerable part of the payment; and two, to pay all this off within the three-year time period. I have taken on a second job, and that will assist me in avoiding the accruing of new debt.

Member Payment Dependent Notes Series 644149

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644149	$1,400	$1,400	9.25%	1.00%	January 10, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644149. Member loan 644149 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,100 / month
Current employer:	East Ridge Middle School	Debt-to-income ratio:	23.91%
Length of employment:	2 years	Location:	Clermont, FL

Home town:
Current & past employers:	East Ridge Middle School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/11 > I want to get debt free in 2011!!!

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1992	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	18
Revolving Credit Balance:	$10,385.00	Public Records On File:	0
Revolving Line Utilization:	35.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at East Ridge Middle School?	Type your answer here. Teacher Aide - work in the ESE Department with special need childen, children with autism, developmentally delayed.

Member Payment Dependent Notes Series 644191

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644191	$10,000	$10,000	9.99%	1.00%	January 7, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644191. Member loan 644191 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	redriver federal credit union	Debt-to-income ratio:	24.64%
Length of employment:	3 years	Location:	altus, OK

Home town:
Current & past employers:	redriver federal credit union
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/11 > I would like to pay off the Dicover Card and USAA credit card and close the dicover card account. Borrower added on 01/05/11 > I have closed my discover card account and reduced my credit limit to 1000 on the usaa account in case of emergencies. thank you to all the current investors, you dont know how much this will help me out! I am a loan officer myself and never thought i would be put in this position as others have been before me. Thank you again and happy 2011!

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,973.00	Public Records On File:	0
Revolving Line Utilization:	69.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at redriver federal credit union?	I am a financial Service Representative as well as a loan processor. I have been with RRFCU for 3 years and 2 months now.
Hello, Can you please detail the terms (amount and interest rate) of all the debt(s) you are looking to consolidate as well as the debt(s) you are not looking to consolidate? Secondly, has anything occurred to avoid accruing new debt?	I am looking to consolidate the two major credit cards that i have, Discover and USAA. The reason for the consolidation is because the interest rates are high on both, 16.99 on Discover and 9.75 on the USAA. Both having larger balances, i would like this all into 1 payment so i can pay these off within 2 yrs or less. I want to close my discover card account, and if i must to recieve funding for this loan, i will close the USAA account as well. I have not used either card in the last few months. I was doing work on our house for awhile, and than some emergencies came up in the meantime to cause all this unsecured debt.
Thank you, I will be investing in your loan. Please remember we all work extremely hard for our money and we're counting on you to pay us back.	Thank you very much. I would NEVER not pay back. I am in the loan business myself, so i understand more than others. Thank you again.

Member Payment Dependent Notes Series 644243

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644243	$15,000	$15,000	16.32%	1.00%	January 6, 2011	January 15, 2016	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644243. Member loan 644243 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,000 / month
Current employer:	parsons	Debt-to-income ratio:	7.53%
Length of employment:	5 years	Location:	westport, MA

Home town:
Current & past employers:	parsons
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1983	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	55
Revolving Credit Balance:	$5,469.00	Public Records On File:	0
Revolving Line Utilization:	17.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is parsons and what do you do there?	Parsons Corporation is an EPC firm. I am a senior structural designer and a construction superintendent for Parsons
Please provide detailed information (lender, outstanding principal balance, interest rate and minimum monthly payment amount) for debts to be consolidated.	it is to consolidate credit cards into a more managable monthly payment
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	current balance on home loan is 267000. current market value of home is 345000.
You are seeking to borrow $15K to consolidate credit card debt but have a revolving credit balance of only $5.5K according to your credit history. Have you been on a shopping spree since the 1/1/11 date of your credit bureau report? Please provide detailed information (lender, outstanding principal balance, interest rate and minimum monthly payment amount) for debts to be consolidated.	yes i have made some additional purchases that are not on my credit report at this time.

Member Payment Dependent Notes Series 644256

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644256	$10,000	$10,000	14.09%	1.00%	January 6, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644256. Member loan 644256 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	Snorkel International	Debt-to-income ratio:	12.61%
Length of employment:	3 years	Location:	Union Star, MO

Home town:
Current & past employers:	Snorkel International
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	35	Months Since Last Delinquency:	11
Revolving Credit Balance:	$23,765.00	Public Records On File:	0
Revolving Line Utilization:	86.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 644257

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644257	$18,600	$18,600	15.57%	1.00%	January 11, 2011	January 15, 2016	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644257. Member loan 644257 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,739 / month
Current employer:	Gwinnett County Public Schools	Debt-to-income ratio:	14.57%
Length of employment:	10+ years	Location:	Braselton, GA

Home town:
Current & past employers:	Gwinnett County Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/11 > paying off credit cards so that we can be debt free in 5 years. We will only owe our mortgage payment at that time.

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1986	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,181.00	Public Records On File:	1
Revolving Line Utilization:	71.60%	Months Since Last Record:	87
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the Gwinnett County Public Schools?	I am a speech/Language Pathologist and work with Severe Emotional behavior disordered kids ages 3rd-5th grade, I also work with medically fragile, severe/profound children ages 5-21. I have worked at the same school for 13.5 years.
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Borrower registration offers two loan repayment choices: 3-yrs (36-months), or 5-yrs (60-months). Initially selected 5-yrs term length. How long do you realistically expect to service loan (an active status) before loan paid off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (FYI: After your loan is issued an option is to email support@lendingclub.com. Request to establish higher $ "fixed" payment. This automatically shortens loan's payment length. Support approves requests to repay loans more quickly when $ payment is higher, e.g., $250 desired per month vs. $175 required per month. Caveat: After "fixed" higher $ monthly payment is established, Support will not lower monthly payment later. A voluntarily higher $ monthly payment remains status quo (same) durig entire life of a loan.) (3) Normally 300 loans listed daily; 371 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	1) I am a Speech/Language Pathologist. I have worked with this school system for 13.5 years. I deal with speech/language disorders and deveolping functional communication skills for the following populations of students: Severe Emotional behavior disorders ages 3rd-5th grade and Severe/Profound intellectually disabled students from ages 5-22. 2) I went with the 60 month option to start out with the understanding that I would add more money to the payments as time went on. I fully expect to pay off loan before the 60 month time period. I consulted with my husband before applying and this is what he would agree to do at this time. Thank you for your consideration.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1) Total balance owed on one mortgage is $215,011.42. There is no equity line attached to this loan. 2) Current market value is approximately $160,000 This mortgage is paid up to date with no late payments and taxes have just been paid for the 2010 year.
are you going to abandon your house due to being underwater?	No as that would be financial disaster in the long run.
You have one public record on file, can you please explain this?	Yes. I was married previously to a man who was self employed and didn't want to work. So I tried to keep both business and personal afloat with charge cards. Well, since he chose not to work, I divorced him and was left with all the bills since he had no credit. I didn't have a choice but to file bankruptcy and move on. The bankruptcy was a Chapter 7 and should come off of my credit report in January of 2013.

Member Payment Dependent Notes Series 644275

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644275	$4,000	$4,000	8.88%	1.00%	January 6, 2011	January 18, 2016	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644275. Member loan 644275 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	n/a	Debt-to-income ratio:	13.76%
Length of employment:	8 years	Location:	dolores, CO

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,862.00	Public Records On File:	0
Revolving Line Utilization:	10.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	I plan to purchase a truck with a snow plow, as my tractor is slow (and cold!)
Where do you currently work?	My own business, last 15 years.

Member Payment Dependent Notes Series 644325

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644325	$6,000	$6,000	8.88%	1.00%	January 7, 2011	January 15, 2016	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644325. Member loan 644325 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	Center Mfg	Debt-to-income ratio:	2.64%
Length of employment:	8 years	Location:	Kentwood, MI

Home town:
Current & past employers:	Center Mfg
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,800.00	Public Records On File:	0
Revolving Line Utilization:	19.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Center Mfg and what do you do there?	Hi CriticalMiss! Center Mfg primarily makes stampings & weld assemblies for Automotive, RV (Honda) & Large Truck (Kenworth). It is a well deversified manufacturing company company with plants in several states. We are owened by IOP an investment company. Here are a couple links if you are interested. http://www.centermfg.com http://www.iopfund.com/portfolio/center_manufacturing.html I am a Journeyman Tool & Die maker for Center Mfg plant1. They employ 3 of us and I am the only one on 2nd shift. I repair, improve, retrofit & maintain the tools that make the stampings. I am also called on to advise, engineer, fabricate and just about anything else the plant needs done. I am versed in most common shop machinery. Hope that answers your question! Kevin
What is it you plan on using the requested funds for?	Hi ghettodrvr! The funds will be used to purchase a used car for my wife (Deb). About 3 years ago Deb and I decided we needed to get serious about getting out of debt for good. The 1st thing to go was our cars with payments. We each bought a car with cash. Mine is still running fine. Hers is at the end of it's useful life without spending a small fortune rebuilding the engine. My wife is a beautician who rents a chair and has her own clientele so her hours are all over the place. She also goes to retirement homes for a couple of her ladies. At night she has a 2nd job taking care of a quadriplegic. She also helps take care of the grand children, getting them to and from school. So you can see she really needs a dependable car. I work 2nd shift and my hours are very stable but we just cant work it out with one car. Deb was very reluctant to get a loan for a car after 3 years of working out of debt but she also knows its necessary. Prior to asking for this loan we were $4800 away from being debt free with the exception of our mortgage. As I write this we are $1100 away from reaching our goal. I would like to thank all our "investors" for having faith in Deb and I. Sincerely Kevin

Member Payment Dependent Notes Series 644361

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644361	$18,000	$18,000	15.95%	1.00%	January 10, 2011	January 15, 2016	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644361. Member loan 644361 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,400 / month
Current employer:	Marriott Marina Del Rey	Debt-to-income ratio:	11.45%
Length of employment:	5 years	Location:	north hollywood, CA

Home town:
Current & past employers:	Marriott Marina Del Rey
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/11 > This pass year has been really hard to live check by check. I just want to pay off all my open accounts and keep everything in one monthly payment. This will help me very much for 2011. Borrower added on 01/02/11 > I have been working for the Marina del Marriott Hotel for over 5 years. I work as an engineer supervisor.

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,903.00	Public Records On File:	0
Revolving Line Utilization:	86.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Marriott Marina Del Rey?	I am an engineer supervisor. I have been working for Marriott for a little over 5 years.
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Borrower registration offers two loan repayment choices: 3-yrs (36-months), or 5-yrs (60-months). Initially selected 5-yrs term length. How long do you realistically expect to service loan (an active status) before loan paid off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (FYI: After your loan is issued an option is to email support@lendingclub.com. Request to establish higher $ "fixed" payment. This automatically shortens loan's payment length. Support approves requests to repay loans more quickly when $ payment is higher, e.g., $250 desired per month vs. $175 required per month. Caveat: After "fixed" higher $ monthly payment is established, Support will not lower monthly payment later. A voluntarily higher $ monthly payment remains status quo (same) durig entire life of a loan.) (3) Normally 300 loans listed daily; 371 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	I am an engineer supervisor for the Marina del Rey Marriott Hotel. Have been working for Marriott for a little over 5 years. I am planning for a 5 year term. If other options seem reasonable I will make a decision. I would take a short term if it will help me combine my bills into one monthly payment. Thanks for the info. It really helps. Once a Marine always a Marine. I was in B 1/ 11 Camp Pendleton 1996-2000
Please list the debts that you are going to consolidate with this loan; the amount owed, and, the current interest rate on each debt. Thank You. IBEW 595 retired.	Dell Credit $2508.00 29.99% HSBC(Best Buy) $1324.36 24.24% Chase Credit $7578.40 17.00% Chase(Old Circuit City Account) $1394.38 26.90% Home Depot Credit $3872.00 26.99
For each loan you plan to pay off with this 16.5% LC loan, please itemize the AMOUNT of that debt and the RATE you are paying on that debt. Thanks.	I added the amounts and it was $17,677.14. Monthly payments in total is $1026.00 that are sent out to creditors
For each loan you plan to pay off with this >14% LC loan, please itemize the AMOUNT of that debt and the RATE you are paying on that debt [suggested format is: creditor, amount you will pay off, rate, monthly payment, e.g., "Chase, $5,000, 14.99%, $135."]. I still have some money to invest and eagerly await your answer!	Dell Credit $2508.00 29.99% HSBC(Best Buy) $1324.36 monthly payment 24.24% Chase Credit $7578.40 17.00% Chase(Old Circuit City Account) $1394.38 26.90% Home Depot Credit $3872.00 26.99
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Are you the sole wage earner? Thanks.	My net monthly income is around $2600.00. $250 food, $160 gas, $1026 credit card bills, $110 car insurance, $80 cell phone, $68 cable,$80 electricity(every 2 months for electric bill), $700 rent. Yes I am the sole wage earner. All the expenses usually leave me with pratically nothing. Combining all my credit card bills will really help me save and stop living check by check and also help me reduce the high interest rates.

Member Payment Dependent Notes Series 644362

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644362	$3,000	$3,000	9.99%	1.00%	January 6, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644362. Member loan 644362 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	USDA-FSA	Debt-to-income ratio:	19.09%
Length of employment:	10+ years	Location:	Selah, WA

Home town:
Current & past employers:	USDA-FSA
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1988	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,771.00	Public Records On File:	1
Revolving Line Utilization:	78.20%	Months Since Last Record:	102
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at USDA-FSA?	Program Technician.

Member Payment Dependent Notes Series 644386

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644386	$10,000	$10,000	15.95%	1.00%	January 11, 2011	January 15, 2016	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644386. Member loan 644386 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	US Postal Service	Debt-to-income ratio:	17.82%
Length of employment:	10+ years	Location:	Pennsville, NJ

Home town:
Current & past employers:	US Postal Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/11 > I plan to use the funds to pay off all credit cards and other lines of credit plus pay off anything else that could save me money down the road. I am a good borrower because I have a steady income with a lot of overtime and if I pay off my credit I will have more than enough to pay back the loan.My job is very stable.I have been there for 13 years.I have a regular route that I carry and I have at least 7 people under me.Even if they got rid of 7 rtes in my office they would still have to just put me somewhere else.Anyone who has more than 6 years in the postal service can not be laid off under union rules. Borrower added on 01/02/11 > I could really use this money to get my credit and finances in general back on track. Borrower added on 01/02/11 > Even though I get a lot of OT it is only enough to pay minimum payments on my credit which is getting harder to pay now cause of rising interest rates.If i had everything consolidated it would be easier to keep track of instead of spreading payments around.

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1988	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,218.00	Public Records On File:	0
Revolving Line Utilization:	81.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the US Postal Service?	I am full time regular carrier.
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Borrower registration offers two loan repayment choices: 3-yrs (36-months), or 5-yrs (60-months). Initially selected 5-yrs term length. How long do you realistically expect to service loan (an active status) before loan paid off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (FYI: After your loan is issued an option is to email support@lendingclub.com. Request to establish higher $ "fixed" payment. This automatically shortens loan's payment length. Support approves requests to repay loans more quickly when $ payment is higher, e.g., $250 desired per month vs. $175 required per month. Caveat: After "fixed" higher $ monthly payment is established, Support will not lower monthly payment later. A voluntarily higher $ monthly payment remains status quo (same) durig entire life of a loan.) (3) Normally 300 loans listed daily; 371 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	I am a full time regular carrier.I am guaranteed at least 40 hrs per week but I usually get 45+.I aksed for 5 yrs just to have lower payment and give me more chance to see what my finances are.But,I would probably pay it off sooner once I get everything figured out but not sure how long.I would accpet a smaller loan but not too much smaller cause I would like to get most if not everything consolidated.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance of my mortgage is about 145,000.I have no HELOC.The house was appraised for 153,000 when I bought it about 2 years ago.

Member Payment Dependent Notes Series 644396

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644396	$4,000	$4,000	13.35%	1.00%	January 6, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644396. Member loan 644396 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,333 / month
Current employer:	Best Buy	Debt-to-income ratio:	17.03%
Length of employment:	3 years	Location:	GRAND RAPIDS, MI

Home town:
Current & past employers:	Best Buy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2007	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,382.00	Public Records On File:	0
Revolving Line Utilization:	50.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Best Buy?	I currently work as a home delivery helper delivering appliances and i am in the process of trying to be a driver for Best Buy

Member Payment Dependent Notes Series 644403

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644403	$25,000	$25,000	10.36%	1.00%	January 10, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644403. Member loan 644403 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,500 / month
Current employer:	Lockheed Martin	Debt-to-income ratio:	8.07%
Length of employment:	4 years	Location:	Reston, VA

Home town:
Current & past employers:	Lockheed Martin
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > I plan on using the funds from this loan to consolidate a debt I have on a credit card. I have a very stable job with a large company and I will fully commit to the obligations in fulfilling the payments on this loan. I thank you in advance for your consideration and I'm willing to answer any questions you may have. Thanks!

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	62
Revolving Credit Balance:	$32,757.00	Public Records On File:	0
Revolving Line Utilization:	45.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Lockheed Martin?	I'm a program manager for Lockheed at the corporate offices. I work for the VP of Technology and manage a portfolio of projects.
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Borrower registration offers two loan repayment choices: 3-yrs (36-months), or 5-yrs (60-months). Initially selected 3-yrs term length. How long do you realistically expect to service loan (an active status) before loan paid off? Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (FYI: After loan is issued an option is to email support@lendingclub.com. Request to establish higher $ "fixed" payment. This automatically shortens loan's payment length. Support approves requests to repay loans more quickly when $ payment is higher, e.g., $250 desired per month vs. $175 required per month. Caveat: After "fixed" higher $ monthly payment is established, Support will not lower monthly payment later. A voluntarily higher $ monthly payment remains status quo (same) durig entire life of a loan.) (3) Normally 300 loans listed daily; 371 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	1) I'm a program manager for the corporate offices of Lockheed Martin, under the VP of Technology. 2) I expect to pay the loan back within three years. I'll likely pay more than the monthly balance to accelerate the payoff. 3) i'd prefer to receive 100 pct so that I may consolidate all my debt into one loan for ease of administration. However, your advice in the question makes sense and I'd consider lower apr loans. Thanks!
Please list balances, APRs, and monthly payments for the debt you intend to consolidate with this loan. thanks!	Balance: $27,600 APR: 25.24% Current Monthly Payment: ~$1500 Hope this answers the questions. Thanks!
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Are you the sole wage earner? Thanks.	1) roughly $5k 2) rent: $1.7K, food: $600-700, utilities: $90, internet: $70, phone: $80, insurance: $70 3) yes Hope that helps! Thanks.

Member Payment Dependent Notes Series 644408

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644408	$5,100	$5,100	9.62%	1.00%	January 5, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644408. Member loan 644408 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	JB Factory Carpets	Debt-to-income ratio:	9.31%
Length of employment:	5 years	Location:	Camano Island, WA

Home town:
Current & past employers:	JB Factory Carpets
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/11 > I have two credit cards I wish to pay off. One has a fairly reasonable interest rate, but the other exploded to almost 27%. I was able to get them to reduce it to a little bit lower than 25%, but it wasn't much of a concession to a good customer.

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	64
Revolving Credit Balance:	$596.00	Public Records On File:	0
Revolving Line Utilization:	37.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at JB Factory Carpets?	I specialize in flooring loss replacement for insurance customers. I wrote over $600,000 in business in 2010. Our umbrella company to Flooring America (our buying coop), CCA Global, has national contracts with State Farm, Farmers, Allstate, Safeco, The Hartford, Guide One etc. I receive assignments to estimate and replace from the insurance companies. It has been a very nice position to be in during the recession.

Member Payment Dependent Notes Series 644418

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644418	$1,500	$1,500	13.72%	1.00%	January 5, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644418. Member loan 644418 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	Internal Revenue Service	Debt-to-income ratio:	11.85%
Length of employment:	2 years	Location:	LAYTON, UT

Home town:
Current & past employers:	Internal Revenue Service
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	23
Revolving Credit Balance:	$2,822.00	Public Records On File:	1
Revolving Line Utilization:	76.30%	Months Since Last Record:	69
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 644479

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644479	$15,125	$15,125	10.36%	1.00%	January 6, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644479. Member loan 644479 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,859 / month
Current employer:	Rho Inc.	Debt-to-income ratio:	15.91%
Length of employment:	4 years	Location:	RALEIGH, NC

Home town:
Current & past employers:	Rho Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/11 > Funds to be used to consolidate higher interest loans/credit cards with the ultimate goal of eliminating debt faster. Additional Applicant Qualifications: - Employed in same stable industry consistently for over 10 years. - Conscientious borrower and attentive to credit profile.

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,683.00	Public Records On File:	0
Revolving Line Utilization:	95.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Rho Inc. and what do you do there?	Greetings. Rho is a clinical research organization and is one of many such organizations in this industry. Clinical research organizations design and run clinical trials for pharmaceutical companies then assist these pharmaceutical companies in gaining FDA approval for new pharmaceutical compounds (e.g., prescription drugs). I manage the activities involved with specific trials for these compounds. Thank you.
Your revolving credit balance is listed as $6,683, but the loan amount request is $15,125. How do you plan to use the difference? Please list the interest rate, balance and amount paid monthly for each credit card or loan to be paid off by this loan. Thank you and good luck!	Greetings. The Loans and Credit Cards targeted for consolidation with this loan are as listed below. The current balance, interest rate and current monthly payments are included. Credit Cards 1) $5820 at 21.99%, $200 monthly payment. 2) $863 at 15.80%, $32 monthly payment. Previous Consolidation Loans (from 2009) 1) $6074 at 20.78%, $200 monthly payment. 2) $999 at 12.99%, $130 monthly payment. Loans in Deferral 1) $1369 at 0.00%, $0 monthly payment. You will note that this consolidation loan will reduce my total monthly payment across all loans and credit cards listed here for consolidation from $562 per month to $491 per month. Over the life of this loan, that is a savings of over $2500 for me. Thank you.
Hello, I understand your desire to consolidate existing debt -- has anything occurred to avoid accruing new debt?	Greetings. My goal is to eliminate debt, however, this consolidation is a big step towards attaining that goal. I have been aggressively working to reduce my debt over the past 2 years and am currently on target with my self-imposed schedule to completely eliminate my debt. My primary strategy to prevent an increase in debt has been to live modestly, closely monitor my budget, continue investing a percentage of my salary into my 401k and apply any excess cash to further pay down my debt each month. This has already allowed me to pay-off and close additional accounts over the past 2 years. I cannot tell you how rewarding it is to be able to send that last payment to a debtor. Thank you.

Member Payment Dependent Notes Series 644482

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644482	$20,000	$20,000	10.36%	1.00%	January 10, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644482. Member loan 644482 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Harger	Debt-to-income ratio:	11.08%
Length of employment:	7 years	Location:	MCHENRY, IL

Home town:
Current & past employers:	Harger
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/11 > Hello.. I'm consolidating some existing debt into one payment. I have a 9 year credit history and never been late on a payment. My Vehicle is paid off. One of the credit cards I'm consolidating is my Advanta business card. This company went bankrupt, freezing credit accounts and left the cardholders with high interest rates on existing balances. Thanks

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,156.00	Public Records On File:	0
Revolving Line Utilization:	97.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Harger?	Hello I've currently been on the Harger payroll for around 2 1/2 years, but have done business with them for around 5, when I was running a small computer business. I initially won the job of revamping their website. They eventually hired me into the IT dept. After the owner found my talents in marketing, he has had me working in that dept. also designing, videos, and other various marketing projects along with website maintenance.
Please list balances, APRs, and monthly payments for the debt you intend to consolidate with this loan. thanks!	Hi The large majority is on the Advanta account. They gave me a 7.99% introductory rate when the account was opened. But then they claimed a internet payment was late by 12 hours and then put a 29.99% APR on the account. Not too long after, they went bankrupt unannounced and froze 1 million credit card accounts, also locking the consumer in the previous APR. There were multiple class action suits against the company before FDIC took over. I was able to move a portion to a few lower apr cards, but need to consolidate to pay this down the quickest. Thanks for your question
Hi, Couple of questions: 1. ) Please list all your debts (all your open credit lines), APRs', outstanding balances, monthly payments for each, durations and please highlight the debt that is going to be paid-off/adjusted with this loan. Please list all your Open Credit Lines. 2.) Please list your take home pay, savings, all your households' expenses including mortage/rent, home-insurance, health-insurance payments, medication expenses & if any tax liens, alimony & child-care expenses? Tx	Hello.. My Credit lines are 1 American Express Business card $3,500%17.5.. 1 AMEX personal $1,000 16%..Advanta business $10000 29.99%, 2 Captial One $3400 ~18%. Consolidated monthly miniumum is ~$460. My oldest account being around 10 years old and never late on any of my credit accounts. No late payments on owned veihcle- $23,000, no payments. $25,000 in 401k. $1,250 monthly 30/yr mortgage @ 4.95% -$430/year insurance included. $140/mo Ultilities. Bring home $850 weekly after taxes, 401k, med, den. Single no children or alimony,no tax liens, or med expenses..etc..
Are you the sole income earner in your household? Do you hold the title to your home under your *own* name? What is the total balance of the mortgage loans and any HELOC you owe on your home? What is the current market value of your home? (use zillow.com if unsure)	Hi.. Yes, I'm the sole income earner in my house. Single. Yes, the title is under my name. Mortgage balance is $123,000. Market Value is $220,000.
You must understand this is a big loan and most loans do not fund. To help you get the loan funded, may I ask the following: What is your budget for the next 2 years if the loan does not fund? What is your budget for the next 2 years if the loan does fund? Will you verify your income? You can do this by contacting LC by phone 866 754-4094, 8am-5pm Monday-Friday or email: support@lendingclub.com and tell LC that you WANT them to verify your income to help your chance of your loan fully funding. You will need to send LC pay stubs, w2 etc by email or fax. (Sometimes LC tells you don???t NEED to verify your income, which is true. It???s also true that funders do not NEED to fund your loan. If LC verifies your income, it greatly increases your chances of being funded and not having your loan request rejected) Good Luck.	The difference between funding or not, is I'll save a lot of money in interest payments, through a faster debt payoff. My income and employment has already been verified through Lending Club. Thanks

Member Payment Dependent Notes Series 644492

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644492	$10,000	$10,000	12.98%	1.00%	January 6, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644492. Member loan 644492 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	CSX TRANSPORTATION	Debt-to-income ratio:	13.93%
Length of employment:	6 years	Location:	HUNTINGTON, WV

Home town:
Current & past employers:	CSX TRANSPORTATION
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/11 > DEBT CONSOLIDATION

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,688.00	Public Records On File:	0
Revolving Line Utilization:	71.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Borrower registration offers two loan repayment choices: 3-yrs (36-months), or 5-yrs (60-months). Initially chose 3-yrs length. How long do you realistically expect to service loan (an active status) before pay off? Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? < 1-yr? (After loan issued you can email support@lendingclub.com. Request to establish higher $ payment automatically shortens loan's term. Support approves requests that repay loans more quickly when $ payment is higher. After higher payment effective,,Support will not lower the payment. Voluntarily higher $ payment remains status quo loan's lifetime.) Best wishes loan 100 percent funds. Lender: 505570 Screen ID: U S Marine Corps Retired	I am a train dispatcher for a Class I railroad. I plan on paing off loan within the next 2 years.
What do you do at CSX TRANSPORTATION?	I am a train dispatcher.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I do not have a HELOC. $78,000 is owed on mortgage. It was appraised last year for $108,000
Hello, interested in funding your loan but would like to know how you accumulated this CC debt and what steps you have taken to avoid building up more debt in the future. Thanks!	I outlived my income. I have closed the credit card accounts and have become a more responsible consumer who is not obsessed with buying and having material belongings.
What is the current rates and amounts owed on the debt you wish to consolidate?	What I wish to pay off immediately is 24%+

Member Payment Dependent Notes Series 644517

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644517	$6,400	$6,400	10.36%	1.00%	January 6, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644517. Member loan 644517 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Matrix Golf and Hospitality, JBCC	Debt-to-income ratio:	16.24%
Length of employment:	4 years	Location:	Belmar, NJ

Home town:
Current & past employers:	Matrix Golf and Hospitality, JBCC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/11 > This loan is to pay off credit card debt which I incurred having low paying jobs to get where I needed to be. I finally have a good and stable job that I love and looking to consolidate my debt and get rid off it forever. My usable income after all my bills and other expenses is roughly around $1,000. Im looking to take the next step in my financial future, security, and care for my future family! This loan will help me greatly

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	17
Revolving Credit Balance:	$10,534.00	Public Records On File:	0
Revolving Line Utilization:	55.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Matrix Golf and Hospitality, JBCC?	Im a Golf Course Superintendent at Jumping Brook Country Club. I take care of 18 holes of private golf along with the clubhouse grounds. Im in charge of 14 employees and 300 acres of property. Ive been in this field for 12 years and have an education from Rutgers University.

Member Payment Dependent Notes Series 644561

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644561	$10,000	$10,000	15.20%	1.00%	January 7, 2011	January 15, 2016	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644561. Member loan 644561 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,083 / month
Current employer:	New York County Clerk	Debt-to-income ratio:	11.63%
Length of employment:	10+ years	Location:	Glendale, NY

Home town:
Current & past employers:	New York County Clerk
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/11 > Paying off Student Loan, Bank Loan & 2 Credit Cards. I work for the New York State Court System & I love my job. Working for the courts, I have learned that debt doesn't go away. It just gets worse if you ignore it. With detication & commitment, I paid off 6 credit cards & have raised my credit score over 100 points in a year. I have moved into a new apartment & I would love to consolidate the final few bills into one monthly payment so all I have is Rent, Utilities & One Loan Payment. Thank you for taking time to read this & have a blessed new year!!!

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	19
Revolving Credit Balance:	$2,263.00	Public Records On File:	0
Revolving Line Utilization:	39.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Borrower registration offers two loan repayment choices: 3-yrs (36-months), or 5-yrs (60-months). Initially chose 5-yrs length. How long do you realistically expect to service loan (an active status) before pay off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? < 1-yr? (After loan issued can email support@lendingclub.com. Request to establish higher $ payment automatically shortens loan's length. Support approves requests that repay loans more quickly when $ payment higher. After higher $ payment effective,,Support will not lower $ payment. Voluntarily higher $ payment remains status quo loan's lifetime.) (3) Normally 300 loans listed daily; 371 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes loan 100 percent funds. Lender: 505570 Screen ID: U S Marine Corps Retired	(1) I do the mail for the Law & Equity section of the County Clerk's Office. It is the biggest department in the county clerk. Only 2 of us do this job which includes processing index numbers, transferring cases from other counties, filings, consolidations & searches for out of state clients. I've been in that department for over 5 years. (2) I am choosing 5 years because I do not want to paint myself into a corner like I did in other times of my financial life. I committed to more & couldn't deliver by the end of the commitment. I want to have the knowledge that if that particular month, I can only send the minimum and be ok. Chances are that the loan will be repaid before the 5 years is up but I like to have the choice (3) Yes I would accept a partially funded loan. It's better than nothing & would still make a dent in my debt. Thanks for your questions! I hope they help you & others who read my proposal! Blessings in the New Year, Dawnmarie
I am interested in funding your loan. Since this is a credit card refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance.	Student Loan: Approx $3,300... APR is lower than 10% (will completely pay off) MCU Bank Loan: $1900.... APR 14% (will NOT be paid off) Beneficial Loan $3,500.... APR 24% (will be partially paid off) Walmart Credit Card: $400.... APR 24% (will pay off) Best Buy Credit Card: $1200... APR 15% (will NOT be paid off) Retirement Fund Loan: $5000.00... APR.. not sure but I do pay back $250 a month from my paychecks so the $250 will go to this loan + any extra money in the budget. I'm trying to move payments around (will pay off) I will be honest that when & if I do get the money, I might look at my bills & payments to those bills again. Just looking at this list tells me that I might have to switch around what I will pay off, partially pay off & will not pay off. Thanks for for question & the exercise! :) Have a blessed new year! Dawnmarie
Thank you for the details. Managing personal finances can be quite a daunting task. Have you looked into using one of the free financial management tools online? I use one of them and it saves me a lot of time and also reduces the stress! mint.com is a good one to use. When deciding which of your debts to pay off, or pay down, keep in mind that this loan has an interest rate of 15.20% so paying off debts that are a a lower rate will cost you more money in the long run. As far as your student loans go - in addition to the rate being lower, there are other advantages to having student loans rather than other types of loans. I don't know the details of all the advantages, but it is something I would look into if I were you. Best wishes	Thank you so much for the advice. I tend to go old fashion with maintaining a budget: paper & pencil but I will look into the web site you suggested! Your question made me look at interest rates and I will be looking at those more closely!!! The student loan is only $50 a month out of pocket. Going to make any bills that I personally pay priority and any that come right out of my paycheck lower priority cause I'm not really "feeling" those. Thanks again!!!!!
Hey man. I am a math grad student. You sound like a good kid and I remember what it was like to be your age and allotting my paycheck. Here is my advice and I hope you will take it. Use this loan to pay off all your loans except your MCU Bank and your student loan. You will have 3 separate payments but you will save a lot of money. Good luck to you!! I'll have my money on you :-) , literally	Thanks for the advice! Looking at the numbers, that does sound like a good way to go, especially with rent & utilities coming up!
Will you verify your income through lending club?	If they ask me to, I could do that.

Member Payment Dependent Notes Series 644627

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644627	$2,000	$2,000	10.36%	1.00%	January 5, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644627. Member loan 644627 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,167 / month
Current employer:	pacific coast breaker	Debt-to-income ratio:	4.66%
Length of employment:	9 years	Location:	sacramento, CA

Home town:
Current & past employers:	pacific coast breaker
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	39
Revolving Credit Balance:	$1,378.00	Public Records On File:	0
Revolving Line Utilization:	44.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is pacific coast breaker and what do you do there?	Electrical supply & Quality Recycle Products, i'm working here as a technician.

Member Payment Dependent Notes Series 644644

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644644	$15,000	$15,000	16.32%	1.00%	January 10, 2011	January 15, 2016	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644644. Member loan 644644 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,800 / month
Current employer:	JP Morgan Chase	Debt-to-income ratio:	16.93%
Length of employment:	10+ years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	JP Morgan Chase
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/11 > I PLAN TO PAY OFF ALL MY CREDIT CARD DEBT, at this time my monthly credit crd payments are almost triple the amount , the monthly payments would be on this loan, my monthly budget would be $200 from each payroll to payoff this loan, my job is very stable, i've worked for JPMorgan chase for 22yrs, and planning to stay for 22 more.. Borrower added on 01/01/11 > How do I know I'm not going to pay and get into debt again, cutting up all the cards except for one for emergency use. I can and will do this.Please and thank you for this service.. Borrower added on 01/02/11 > The monthly payments for this loan is very affordable for me ,I have my job pay and another source of pay I receive every 2 weeks.

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,778.00	Public Records On File:	1
Revolving Line Utilization:	85.80%	Months Since Last Record:	95
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) Reason for Public Record on File 95-months ago? Resolution was? (2) What is your position (brief job summary) with current employer? (3) Borrower registration offers two loan repayment choices: 3-yrs (36-months), or 5-yrs (60-months). Initially chose 5-yrs length. How long do you realistically expect to service loan (an active status) before pay off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? < 1-yr? (After loan issued can email support@lendingclub.com. Request to establish higher $ payment automatically shortens loan's length. Support approves requests that repay loans more quickly when $ payment higher. After higher $ payment effective,,Support will not lower $ payment. Voluntarily higher $ payment remains status quo loan's lifetime.) (4) Normally 300 loans listed daily; 371 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes loan 100 percent funds. Lender: 505570 Screen ID: U S Marine Corps Retired	My position is a Sales@Services Associate, I handle all customer questions, or problems they may have with there bank account.. I also refer bank products that I feel will be beneficial to the customer.. The reason I have a Public Record, I will just say my husband walk out on me and my two daughters, it was a financial disaster to my household, but I have been able to adjust, move on and provide for my daughters.
(1) Initially chose 5-yrs length. How long do you realistically expect to service loan (an active status) before pay off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? < 1-yr? (2) Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan?	I honestly want to consolidated and pay off my bills, the monthly payments are going to be very affordable for me, so realistically I think 3-4yrs, I'm going to need to pay off this loan. anytime I'm able to make an extra payment , I plan to do so..I don't want to answer any (IF) questions . I just want to be positive about everything. so when my loan is funded, I will stick to my obligation , and be so thankful for this opportunity.. Thank you
For each loan you plan to pay off with this 16.5% LC loan, please itemize the AMOUNT of that debt and the RATE you are paying on that debt. Thanks.	My monthly credit cards payment is approx $750, my Rates Range from 12.90% -29.99%. 100% 0f this Loan from LC, will be used for consolidation purposes only. This LC opportunity is a blessing. Thank You

Member Payment Dependent Notes Series 644697

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644697	$9,000	$9,000	13.35%	1.00%	January 11, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644697. Member loan 644697 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	NOVA	Debt-to-income ratio:	12.50%
Length of employment:	3 years	Location:	SAN FERNANDO, CA

Home town:
Current & past employers:	NOVA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/11 > I want to consolidate my bills in order to go back to school for my Masters in Educational Counseling. I want to be able to just focus on school and not worry about paying off credit cards. Hopefully, this new year I will able to accomplish both tasks.

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,720.00	Public Records On File:	0
Revolving Line Utilization:	76.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Borrower registration offers two loan repayment choices: 3-yrs (36-months), or 5-yrs (60-months). Initially chose 3-yrs length. How long do you realistically expect to service loan (an active status) before pay off? Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? 1-yr? (After loan issued you can email support@lendingclub.com. Request establishing the higher $ payment automatically shortens loan's length. Support approves requests repay loans quicker when $ payment higher. After higher $ payment effective,,Support will not lower payment. Voluntarily higher $ payment remains status quo loan's lifetime.) Best wishes loan 100 percent funds. Lender: 505570 Screen ID: U S Marine Corps Retired	I work as a Program Coordinator at North Valley Charter School, which is a Charter School for both middle and high school students. Here I assist with the front office responsibilities, Maintain attendance records, Request and send student Cum files, Help with Credit Retrieval, Interpret and assist with parent conferences, Operate lunch program, run Yearbook Club and help with other tasks as well. I plan to do the 3 yr repayment plan. I actually want to pay more than the mininmum payment, since my bills will be consolidated, it will be easier to pay one big chunk of a payment versus several small payments with the high interest rates which make it much more difficult for what I owe to lower. Im hoping to finish in about a year and a half.
What is NOVA and what do you do there?	I was as a Program Coordinator at North Valley Charter School (NOVA), which is a Charter School for both middle and high school students. my responsibilities here include: General Office Duties, Input and maintain attendance and tardy records, Help with Credit Retrieval, Request and send student Cum files, Maintain files for students on contracts, Operate lunch program, Interpret and assist with parent conferences, and run te Yearbook program. I have been working here for three years and enjoy helping run the school with all the different tasks that I do. Since the school is very small, I get to interact with all of the students and try to help those high school students stay on the right path to graduate on time. I want to return to school and get my Masters in Educational Counseling. Paying off my bills would make it a whole lot easier in order to focus on my studies. Thank you so much.
Hello, interested in funding your loan. What steps have you taken to avoid getting into more CC debt? Thanks!	I have actually given the cards to my older sister. She has been pushing me to pay off what I owe and start saving. She has payed off her debt, finished school, saved money and purchased a home, all within the last few years. I hope that I will follow her footsteps. I know that no better how much I ask for the cards, she will not hand them over.

Member Payment Dependent Notes Series 644724

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644724	$1,500	$1,500	12.61%	1.00%	January 7, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644724. Member loan 644724 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,200 / month
Current employer:	Versatile Sash & Woodwork, Inc	Debt-to-income ratio:	2.75%
Length of employment:	4 years	Location:	portland, OR

Home town:
Current & past employers:	Versatile Sash & Woodwork, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,379.00	Public Records On File:	0
Revolving Line Utilization:	81.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Versatile Sash & Woodwork, Inc?	I work as a part-time bookkeeper.
What is the reason for this loan and these attorney fees?	The loan is to pay an attorney on behalf of my sibling who has recently been detained by immigration.
DO you have any other loans apart from revolving Credit card loan ? What are the attorney fees for ? Do you expect to pay the attorney on a periodic basis or one time ? If you have spousal income please specify approx ? What is your monthly budget (including family)? Please itemize	Besides the credit card, I have student loans. The attorney fees are to hire an attorney to hire an attorney on behalf of my sibling who has been detained by immigration. I am unable to come up with this money in one month, which the attorney has payment due. This is a one initial fee so that the attorney can take on the case,and after this initial feel, the attorney will setup a a payment schedule once the inital fee has been paid. Do not have spousal income. Monthly budget includes car insurance ($100), cell phone bill (for 3 people) $170, school loan repaymet ($80), credit card (min. $25), rent ($350),and water bill (quarterly; $200).

Member Payment Dependent Notes Series 644734

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644734	$4,000	$4,000	15.20%	1.00%	January 6, 2011	January 15, 2014	January 15, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644734. Member loan 644734 was requested on January 1, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	n/a	Debt-to-income ratio:	0.67%
Length of employment:	6 years	Location:	Berkeley, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/11 > 2011 is going to be a big year for my production business. 2010 has been incredibly fruitful and I am looking to invest in some simple production tools. This loan is for a tripod and dolly for some important upcoming shoots.

A credit bureau reported the following information about this borrower member on January 1, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	38
Revolving Credit Balance:	$103.00	Public Records On File:	0
Revolving Line Utilization:	25.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	Peacehead Productions is the company I work for. I am currently producing projects for Inman News, Lion TV, and Sears.

Member Payment Dependent Notes Series 644793

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644793	$10,000	$10,000	9.99%	1.00%	January 5, 2011	January 16, 2014	January 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644793. Member loan 644793 was requested on January 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,458 / month
Current employer:	Department of Veterans Affairs	Debt-to-income ratio:	1.53%
Length of employment:	2 years	Location:	Middle Village, NY

Home town:
Current & past employers:	Department of Veterans Affairs
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > The purpose of this loan is to pay for a wedding and reception that will be held on March 5, 2011. The expenses include; a fee for the Church, Catering Hall, Limousine Service, Photographer, DJ, Florist, and Tailor. Both of us, the bride and groom will pay back this loan. The groom has a bachelors degree in economics and is a professional federal employee. The position is stable and provides a salaried income with benefits. The bride is in her last year of completing her bachelors degree in English and currently works as a hotel receptionist. The position is part time and provides additional income to our household. None of us have any outstanding student loans. We have already accounted the monthly payment for this loan in to our budget and will limit our contributions to our savings while the loan is outstanding. We truly wish to be married and have a beautiful gathering for our family to celebrate this happy moment in our lives. Thank you for your consideration, Carlos and Patrisia

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2007	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,180.00	Public Records On File:	0
Revolving Line Utilization:	28.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, have you already chosen a wedding date? Also, will you be using a wedding planner?	Hello, Our wedding date is March 5, 2011. We will not be using a wedding planner.
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Borrower registration offers two loan repayment choices: 3-yrs (36-months), or 5-yrs (60-months). Initially chose 3-yrs length. How long do you realistically expect to service loan (an active status) before pay off? Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? < 1-yr? (After loan issued you can email support@lendingclub.com. Request to establish higher $ payment automatically shortens the loan's length. Support approves requests that repay the loan more quickly when $ payment higher. After higher $ payment effective,,Support will not lower the $ payment. Voluntarily higher $ payment remains status quo loan's lifetime.) Best wishes loan 100 percent funds. Lender: 505570 Screen ID: U S Marine Corps Retired	Hello, My current position is as a Contract Specialist with the US Department of Veterans. I realistically expect and intend on paying the loan off within the 36 months. Thank you for your advice.
Does the gross monthly income of $4,458. include both of your incomes?	No, the bride's part time position is not accounted for in that figure. The position is a weekend job that is stable and provides an additional gross monthly income of $320/month.
Thank you, I will be investing in your loan. Please remember we all work extremely hard for our money and we're counting on you to pay us back.	Thank you for helping make our dream come true. We promise not to let anyone down.
Hi, Couple of questions: Congratulations on your wedding 1. ) Please list all your debts (all your open credit lines), APRs', outstanding balances, monthly payments for each, durations and please highlight the debt that is going to be paid-off/adjusted with this loan. 2.) Please list your take home pay, savings, all your households' expenses including mortage/rent, home-insurance, health-insurance payments, medication expenses & if any tax liens, alimony & child-care expenses? Tx 3.) In Whose name is going to be on the loan application ?	Hello, We have no outstanding loans, we have 2 credit cards, 1 has a balance of $80 and a credit limit of $5,000 with an APR of 18%. The other is our primary card which we use for purchasing gas, groceries, fast food and bills and it has a average balance of $1000/month and a credit limit of $4,725 at an APR of 11%. We also have 2 department store credit cards each with a $0 balance. We pay all credit card bill in full and have never been charged a finance fee. Our average monthly take home pay after taxes, health, dental, and life insurance and retirement savings is $3396. Our rent is $1395. The grooms name is already on the loan application.

Member Payment Dependent Notes Series 644810

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644810	$5,000	$5,000	14.46%	1.00%	January 5, 2011	January 16, 2016	January 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644810. Member loan 644810 was requested on January 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,083 / month
Current employer:	RCI Sound Systems	Debt-to-income ratio:	13.20%
Length of employment:	8 years	Location:	Laurel, MD

Home town:
Current & past employers:	RCI Sound Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/11 > This loan is to help buy a second daily driver car. I am also in need of something a bit larger than my two seater for carting people and equipment around. I was thinking about becoming an investor on Lending Club and thought it would be a good idea to experience the loan process and give to those that are investors before becoming one myself. Borrower added on 01/02/11 > This loan would be a good investment because my monthly income allows me to make the payments with no problem. I've been with my job at a live audio/concert engineer for almost 5 years now. The business is located in the DC metro area and has not in any way been affected by the recent decline in the economy. 2010 was by best year financially by about 20% and 2011 looks just as good. Thanks for your interest in this loan.

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	42
Revolving Credit Balance:	$6,004.00	Public Records On File:	0
Revolving Line Utilization:	67.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at RCI Sound Systems?	I am the senior live audio mixing engineer. I also do all testing and evaluation for new purchases. I am also the head repair technician.

Member Payment Dependent Notes Series 644829

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644829	$15,000	$15,000	14.83%	1.00%	January 7, 2011	January 16, 2014	January 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644829. Member loan 644829 was requested on January 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	KAcme Adjusting Company LLC	Debt-to-income ratio:	21.21%
Length of employment:	2 years	Location:	Hubbardston, MA

Home town:
Current & past employers:	KAcme Adjusting Company LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > I have never been late on any of my payments. I plan on paying off my two credit cards with this loan. I have tried to work with the credit card banks, but they will not work with me because I don't use the cards. I am trying to be responsible and pay them off. I am a claims manager with a stable company. I took an early retirement from a large insurance company and have a very nice pension as added income with my now present position as claims manager for an independent adjusting firm. Thank you

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1984	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,696.00	Public Records On File:	0
Revolving Line Utilization:	91.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
ello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.We owe approx. 205K on our home with a small 2nd. We have about 5 acres on our mini Horse farm. Our market value on our home is approx. 260Kplus. could be more.
What do you do for KAcme Adjusting Company LLC and where did you work prior to that?	Type your answer here. I am the Claims Manager for ACME adjusting company. A new company with alot of exciting energy. I am so excited about being a team member. I took an early retirement from Norfolk and Dedham Group Insurance Company. I was an Assistant Vice Presiedent/Property Claims Manager prior to my retirement. I have a good pension from that company. My Husband his retired with his SS that contributes to our income. I just want to pay off my CC debt. I have contacted them and because I have not used them in years, they will not help me. I am on a three year plan to be debt free. I would appreciate your help and a good % rate. Thank you for anything you can do. Joanne

Member Payment Dependent Notes Series 644861

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644861	$1,500	$1,500	12.23%	1.00%	January 5, 2011	January 16, 2014	January 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644861. Member loan 644861 was requested on January 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,083 / month
Current employer:	San Diego County	Debt-to-income ratio:	22.41%
Length of employment:	6 years	Location:	EL CAJON, CA

Home town:
Current & past employers:	San Diego County
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	4
Revolving Credit Balance:	$28,862.00	Public Records On File:	0
Revolving Line Utilization:	87.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
ello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. I am underwater with the loan. My balance is 194K and the condo is worth 85K. To be honest, I had tried to short sale last year - the bank accepted at 85K but the MPI refused. In squaring the fallout from the short sale, I used up most everything and am in the process of restoring myself. My crredit is excellent other than a past due that BofA won't clear. I pay all my bills on time faithfully. I sincerely hope you will help me as my car was vandalized and I need to repair it. Thank you.
What do you do for San Diego County?	Type your answer here. I'm an admin analyst in the retirement department.

Member Payment Dependent Notes Series 644927

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
644927	$3,000	$3,000	6.54%	1.00%	January 6, 2011	January 16, 2014	January 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 644927. Member loan 644927 was requested on January 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,458 / month
Current employer:	The Elmezzi Foundation	Debt-to-income ratio:	14.82%
Length of employment:	3 years	Location:	New York, NY

Home town:
Current & past employers:	The Elmezzi Foundation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > My Fiance and I are putting together a top-notch Indian/Western-fusion wedding with over 200 guests, and greatly prefer taking out a loan to fill in the gaps rather than put expenses on our credit card. LendingClub seems like a perfect way to do this. 2 secure positions at financially stable organizations. Expect the monthly payments to be no problem. Thanks for your interest and investment! Chris

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31.00	Public Records On File:	0
Revolving Line Utilization:	0.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How soon do you expect to pay the loan off? Are you anticipating paying it off as soon as you receive the money from your wedding?	We greatly prefer to have a "cash buffer" in our checking account, so we will pay the loan off over a 1-2 year period. All cash gifts will be put into that designated checking account and automatic debits will be aligned.
What is it you plan on using the requested funds for?	To fill the gaps in funding for our wedding. Catering costs most likely.
Hello, I'm interested in funding your loan; however, I do have a question. Since you mentioned that your spouse works at a financially stable organization, may I ask which organization that might be? By the way, I saw your organization's website, and the work you do sounds wonderful--thank you for the great work you do, and thank you for your help!	Thank you! She works for Education Pioneers, a non-profit that attracts top talent to the Education sector.

Member Payment Dependent Notes Series 645002

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645002	$6,000	$6,000	14.09%	1.00%	January 5, 2011	January 16, 2014	January 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645002. Member loan 645002 was requested on January 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Hertz Local Edition	Debt-to-income ratio:	10.04%
Length of employment:	2 years	Location:	sunnyvale, CA

Home town:
Current & past employers:	Hertz Local Edition
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > How I plan to use the funds? I plan to pay off my credit card debt of $4000 and make one easy payment. What makes me a good borrower? Currently i have either paid all of my bills and payments on or before the due date.

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2007	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,910.00	Public Records On File:	0
Revolving Line Utilization:	60.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Hertz Local Edition and where did you work prior to that?	i am an assistant branch manager at one of the hertz local editions. prior to that i was working for a company called meganet in los angeles.

Member Payment Dependent Notes Series 645050

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645050	$8,300	$8,300	12.61%	1.00%	January 6, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645050. Member loan 645050 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,900 / month
Current employer:	n/a	Debt-to-income ratio:	10.79%
Length of employment:	n/a	Location:	clearlake, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > pay off credit cards. i am never late with my payments. my monthly budget is approx.1100.00 per mo. i am retired. Borrower added on 01/05/11 > i do not understand.what public record?

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,236.00	Public Records On File:	1
Revolving Line Utilization:	56.00%	Months Since Last Record:	98
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here . i recently refinanced my home to get a better interest rate. bal. aprox. 98000. since the bottem fell out of the economy about 80000
Employer or current source of income?	Type your answer here.i am retired. soc.sec. and annuities checks

Member Payment Dependent Notes Series 645068

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645068	$5,500	$5,500	9.25%	1.00%	January 5, 2011	January 16, 2014	January 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645068. Member loan 645068 was requested on January 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,800 / month
Current employer:	Cablevision	Debt-to-income ratio:	22.56%
Length of employment:	3 years	Location:	Ansonia, CT

Home town:
Current & past employers:	Cablevision
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/11 > In an attempt to get myself out from the crushing weight of credit cards and use the extra cash saved to pay off a car and move in with my sweetheart, I've decided to turn to Lending Club. Please help! Borrower added on 01/02/11 > I'm a good borrower, because I *always* pay my bills on time. $175/month payments are easy for me to obtain, because I'm currently paying more than that on my credit cards per month but getting nowhere with interest. I have a very stable job working for a large cable company. I am a good investment! :)

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,749.00	Public Records On File:	0
Revolving Line Utilization:	86.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Cablevision?	I work in the company's Dispatch department. We answer phones and troubleshoot directly with technicians in the field that are completing installations or may need our help in troubleshooting the back end of accounts that are not working properly. I will have been with this department 3 years this May.
Hi, interested in funding your loan. Did you take any steps to ensure not to accumulate new debt?	One of the credit card companies I owe to, the account is actually closed, so I'm paying off the balance but cannot charge anything further. I've cut up the card on the 2nd one, and the remaining card has an $800 limit on it, something I intend on keeping for true emergencies only, or at least until I can build up a sizeable emergency fund.

Member Payment Dependent Notes Series 645079

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645079	$4,000	$4,000	14.83%	1.00%	January 5, 2011	January 16, 2014	January 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645079. Member loan 645079 was requested on January 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	NES Financial	Debt-to-income ratio:	15.87%
Length of employment:	< 1 year	Location:	Auburn, CA

Home town:
Current & past employers:	NES Financial
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,612.00	Public Records On File:	0
Revolving Line Utilization:	98.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 645099

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645099	$8,000	$8,000	14.83%	1.00%	January 6, 2011	January 16, 2016	January 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645099. Member loan 645099 was requested on January 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,337 / month
Current employer:	OPM-DON	Debt-to-income ratio:	8.72%
Length of employment:	10+ years	Location:	SAVAGE, MD

Home town:
Current & past employers:	OPM-DON
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/11 > This an attempt to pay off five individual bills for one single bill; and also lowering the interest rate of two.

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,916.00	Public Records On File:	0
Revolving Line Utilization:	97.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is OPM-DON and what do you do in your job there?	Office of Personnel Management (Dept of Navy); I am a Financial Anaylst.
Hi, My questions are: (1) OPM-Dept Navy: GS/WG Pay Grade is? (2) Borrower registration offers two loan repayment choices: 3-yrs (36-months), or 5-yrs (60-months). Initially chose 5-yrs length. How long do you realistically expect to service loan (an active status) before pay off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? < 1-yr? (After loan issued can email support@lendingclub.com. Request to establish higher $ payment automatically shortens loan's length. Support approves requests that repay loans more quickly when $ payment higher. After higher $ payment effective,,Support will not lower $ payment. Voluntarily higher $ payment remains status quo loan's lifetime.) Best wishes loan 100 percent funds. Lender: 505570 Screen ID: U S Marine Corps Retired	(1) GS-13 (not sure why this information was asked) (2) 5-yrs (60months) preferred; As a rule of thumb, I always select the longest term offered, so no matter what happens in this economy or beyond, the minimum payment results in no burden or stress. However, since there is no penalty for early payoff or I am locked into full-term, I will apply additional as available to do so, which will result in a shorter term.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. balance $249008 2. no HELOC 3. market value $266K
Me again. Whenever self-entered employer description is "Government", "Military", "DoD", "Federal/"State/Municipal Civil Service" et al, it basically tells lenders nothing useful. Before committing $ to help fund loans, better to know if borrower is GS-12 or GS-02; Lt Col/CDRl (O-5) or Enlisted E-2, Secretary or Department Head, et al. Lender 505570 USMC-RETIRED (MSgt E-8 Finance)	Type your answer here.understand.
FYI: This is exacty the information that L C shares with lenders: Amount Requested $8,000 Loan Purpose Debt consolidation Loan Grade D3 Interest Rate 14.83% Loan Length 5 years (60 payments) Monthly Payment $189.61 / month Credit Review Status Under Review Funding Received $900 (11.25% funded) Investors 11 people funded this loan Listing Expires in 13d 7h (1/16/11 5:09 PM) Loan Status In Funding Loan Submitted on 1/2/11 5:09 PM Member_825465's Profile (all information not verified unless noted with an "*") Home Ownership MORTGAGE Current Employer OPM-DON Length of Employment 10+ years Gross Income $8,337 / month Debt-to-Income (DTI) 8.72% Location SAVAGE, MD Member_825465's Credit History (as reported by credit bureau on 1/2/11) Credit Score Range: 679-713 Earliest Credit Line 05/1995 Open Credit Lines 12 Total Credit Lines 29 Revolving Credit Balance $3,916.00 Revolving Line Utilization 97.90% Inquiries in the Last 6 Months 0 Accounts Now Delinquent 0 Delinquent Amount $0.00 Delinquencies (Last 2 yrs) 0 Months Since Last Delinquency n/a Public Records On File 0 Months Since Last Record n/a Loan Description Anything else you provided during registration process is NOT shared with lenders. Over and out. Lender 505570 USMC-RETIRED	I see. Thanks.

Member Payment Dependent Notes Series 645126

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645126	$5,000	$5,000	10.36%	1.00%	January 6, 2011	January 16, 2014	January 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645126. Member loan 645126 was requested on January 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	n/a	Debt-to-income ratio:	22.23%
Length of employment:	< 1 year	Location:	New York, NY

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/11 > I am moving locally, just within NYC, where I already lice and I just need a short term loan to cover the moving expenses and deposit required for moving into my new apartment. I anticipate that I will be refunded the security deposit I left for my current apartment as well as receive my tax refund in February, so repayment of a large portion of this loan should be pretty immediate. Borrower added on 01/03/11 > I am single, with no dependents and my annual income is more than sufficient for a comfortable lifestyle in the NY area. As I mention below, I have a great deal of education, both formal as well as in the realm of fitness. I have a well above average credit score.

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	39
Revolving Credit Balance:	$2,805.00	Public Records On File:	0
Revolving Line Utilization:	71.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	I work Monday through Thursday from 8 am to 7 pm at night as a private care coordinator for a child with medical issues. Additionally, I teach various yoga classes and workshops around the NYC area. I have a master's degree in Therapeutic Recreation from Temple University and I am a CTRS (Certified Therapeutic Recreation Specialist), a credential in accordance with calling oneself a recreation therapist. Previous to accepting this private case I worked i corporate healthcare as the Director of a Dementia program for older adults at an Assisted Living Residence (ALR).

Member Payment Dependent Notes Series 645132

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645132	$4,750	$4,750	12.23%	1.00%	January 6, 2011	January 16, 2014	January 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645132. Member loan 645132 was requested on January 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,200 / month
Current employer:	Danhov	Debt-to-income ratio:	24.82%
Length of employment:	7 years	Location:	Los Angeles, CA

Home town:
Current & past employers:	Danhov
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	8
Revolving Credit Balance:	$7,139.00	Public Records On File:	0
Revolving Line Utilization:	43.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Danhov?	Programmer

Member Payment Dependent Notes Series 645176

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645176	$3,000	$3,000	9.62%	1.00%	January 5, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645176. Member loan 645176 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,000 / month
Current employer:	n/a	Debt-to-income ratio:	17.80%
Length of employment:	n/a	Location:	Merrimack, NH

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1985	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,628.00	Public Records On File:	0
Revolving Line Utilization:	49.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	Famous Dave's and Weathervane Seafoods Restaurants. I wait tables at Famous Dave's while attending Springfield College. During the summer, I work back at home at Weathervane Seafoods waiting tables as well. I earn between $1000-$1500/month with only around $200 in bills. I am taking this loan out to completely pay off all credit accounts, so that I can consolidate those payments for those cards into one single (loan) payment. This way, I accrue less interest fees, and I save more money monthly.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1) No. Thankfully, my only monthly payments are only 3 Credit cards (I am a working college student) in which I will be paying off with this loan to save money on interest charges in the long-run. 2)I do not hold the deed, my parents do. I am currently living in college dorm housing. 3) No. 4)$340,500 5) I have lived in my current home for 11 years

Member Payment Dependent Notes Series 645218

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645218	$10,000	$10,000	13.72%	1.00%	January 6, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645218. Member loan 645218 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,708 / month
Current employer:	Colorado Geriatric Care	Debt-to-income ratio:	21.85%
Length of employment:	2 years	Location:	DENVER, CO

Home town:
Current & past employers:	Colorado Geriatric Care
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	60
Revolving Credit Balance:	$9,781.00	Public Records On File:	0
Revolving Line Utilization:	66.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Total balance of the mortgage loan is 137,000. I do not owe any HELOC on my home. A recent home similar to mine in my same complex sold for about 140,000
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	I am a physician's assistant (I work in partnership with the physician and provide medical care to the geriatric community in the nursing home, assisted living and home settings). I have been with my current employer since June 08. Realistically, I would probably use the full term to repay the loan, but would like to get it paid off in 2 years.
Hello, interested in funding your loan. Would be tell us how you accumulated your CC debt and how you will avoid the same from happening again? Thanks!	I accumulated this debt while in college and graduate school, living off next to nothing and student loans, unfortunately I used my credit cards during that time to fill the gap. Now having a career and an income, 9 years later, I am working on improving my credit and eliminating my debt. I live within my means now, which is easier with a steady decent income and no tuition :) I have definitely learned my lesson and all of my credit cards are cut up and if I don't have it, I don't spend it.

Member Payment Dependent Notes Series 645228

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645228	$1,000	$1,000	6.17%	1.00%	January 6, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645228. Member loan 645228 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	university of california	Debt-to-income ratio:	8.32%
Length of employment:	10+ years	Location:	santa cruz, CA

Home town:
Current & past employers:	university of california
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > etf trading with artificial intelligence Borrower added on 01/03/11 > Trading ETFs at Fidelity using backtested investment system using artificial intelligence. 20 Ishares ETFs have no commission/trading restrictions! Borrower added on 01/03/11 > Would like loan to smooth temporary cash flow.

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,020.00	Public Records On File:	0
Revolving Line Utilization:	28.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Cal? Thanks	I am a computer science full professor specializing in artificial intelligence research. Applications include chess, natural language and financial time series.

Member Payment Dependent Notes Series 645232

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645232	$1,000	$1,000	15.57%	1.00%	January 6, 2011	January 16, 2014	January 16, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645232. Member loan 645232 was requested on January 2, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,900 / month
Current employer:	n/a	Debt-to-income ratio:	17.05%
Length of employment:	n/a	Location:	Seattle, WA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/11 > Thank you for the loan. It is very much appreciated. Borrower added on 01/03/11 > How soon will I know if am approved. How long will it take to have the funds deposited in my checking account?

A credit bureau reported the following information about this borrower member on January 2, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1978	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	29
Revolving Credit Balance:	$7,507.00	Public Records On File:	1
Revolving Line Utilization:	99.60%	Months Since Last Record:	94
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Employer or current source of income?	Type your answer here. My source of income is Social Security and WA State Retirement Benefits.
Is it true you make $3,900 a month on Government benefits and you are asking for a $1,000 loan? What expenses do you have? I see you have a $7500 credit card balance. Please explain as much as you can. Thanks	Type your answer here. It is true I make $3900 a month. As for expenses I have a car payment, utility bills, insurance premiums, credit cards payments. While back I lent someone money and was not paid back.

Member Payment Dependent Notes Series 645299

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645299	$12,000	$12,000	10.36%	1.00%	January 10, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645299. Member loan 645299 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Citibank	Debt-to-income ratio:	17.41%
Length of employment:	< 1 year	Location:	Palmetto, FL

Home town:
Current & past employers:	Citibank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > Looking to use this loan to consolidate high interest rate credit cards and work towards my goal of paying off my revolving debt over the next 3 years. I am currently 3 months into my plan and this will help a great deal with total interest paid during the remaining time. My financial goal is by 01/2014 to have my mortgage as my only remaining debt.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,136.00	Public Records On File:	0
Revolving Line Utilization:	72.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 645324

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645324	$13,000	$13,000	14.46%	1.00%	January 7, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645324. Member loan 645324 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	E-Z Rent-A-Car	Debt-to-income ratio:	22.58%
Length of employment:	4 years	Location:	Orlando, FL

Home town:
Current & past employers:	E-Z Rent-A-Car
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > I have been stuck in a revolving door with my credit over the last 3 years: helping out work (they pay me back without interest) & friends, while paying off increasing interest rates. I also tried a debt consolidation calculator: it was suggesting it'd take 70+ months to repay my debt cheaper; I'd rather put this mess behind me. This would be like making a car payment for me: I've been making that the last few years without issue. Personally, I'm a system administrator for a living: I've had my job for over 4 years, and I'm respected by my peers as quite knowledgeable. Bit of a bookworm too. I don't own anything extravagant, save my computer and the car I make payments on, neither of which are extravagant.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,653.00	Public Records On File:	0
Revolving Line Utilization:	94.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please list your credit accounts, apr% for each, and the monthly payment you've been paying towards each. I see you have roughly 12k in revolving credit debt. Do you have any other debt outside of that? Do you plan on paying 100% of your debt off with this loan?	One's a USBank card with $9-10K on it, 19.99%; other's a Chase card with ~$3K on it, 18.99%. Only other debt is a car: that's about 40% paid off (its a few grand underwater on its value). Payment has varied: I usually plop $200-400 per card, depending how the month goes; as long as I don't have some work expense pop up, I'm good. Because the amount of the loan takes off some for funding, I'll be about $500 short of complete payoff, but at that point, I'd be able to take care of that.

Member Payment Dependent Notes Series 645359

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645359	$10,000	$10,000	16.69%	1.00%	January 11, 2011	January 17, 2016	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645359. Member loan 645359 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Hartford Hospital,cardiology department	Debt-to-income ratio:	12.15%
Length of employment:	7 years	Location:	west hartford , CT

Home town:
Current & past employers:	Hartford Hospital,cardiology department
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > I finish with my training @interventional Cardiology at jun/30/2011.im start my practice July/01/2011.i need the Lon for cover some expenses before start to practice.my base salary start from 450k to 550k.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	40
Revolving Credit Balance:	$13,790.00	Public Records On File:	0
Revolving Line Utilization:	80.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the Hartford Hospital,cardiology department?	Interventional Cardiology Fellow, PGY-VII. Im physician doing my last year of training at interventional cardiology.
Hi, My questions are: (1) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	I start my practice at July 2011,i can pay off my lon,1 to 2 yrs.
what country are you from?	Im us citizen.Born @ Dallas,TX.
Do you have a job lined up already or will you be opening your own practice? How did you determine the $450K starting salary? Thanks.	Job lined up. Interventional salary base start with 450k and up,i have job offer at Alaska for 950k start,but my family they don't like cold wether. (my wife)!!
Dear Sir / Madam. I am intending to help you with your loan. However, let me give you a piece of advice. Next time you are applying for a Lending club loan, try to proof-read your grammar and your writing. When a medical professional such as yourself who is in line to earn half a million dollars a year makes spelling mistakes, your credibility as a physician comes into question. Although you do not have to reply to questions targeted at revealing your religion/heritage/nationality, the reason why you were asked such a question is solely because of your sloppy writing. Native Americans usually don't make the mistakes you made in your loan request. Please proof-read next time. Cheers!	Hi, this is Leila bagheri, Michael's wife. My husband is very busy to answer all the question I'm Atari's user to answer all question. I'm i n USA only couple years I'm spiking 4 language. sorry for my gram-er and spelling. I don't see my husband that much because his job. I just try to help him. He wants to I do that for him....... Leila bagheri

Member Payment Dependent Notes Series 645462

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645462	$25,000	$25,000	15.57%	1.00%	January 10, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645462. Member loan 645462 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,833 / month
Current employer:	International College	Debt-to-income ratio:	16.73%
Length of employment:	4 years	Location:	New Rochelle, NY

Home town:
Current & past employers:	International College
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1975	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,283.00	Public Records On File:	0
Revolving Line Utilization:	55.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	No the loan is under my husband's name. .
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 457 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	I'm the Administrative director for International College which is based in Beirut Lebanon. The NYC office is for fundraising and operations. I expect to repay the loan in about 2 years. Yes I will accept partially funded loans. Thanks
What is it you plan on using the requested funds for?	For credit card debt consolidation.
Will you please tell us about the debts/interest rates/payments you are planning to consolidate?	Most of my credit card debts.
What is the current interest rate and the amounts owed on the debt you wish to consolidate?	$20,000 with interest rates of 21 to 26%.

Member Payment Dependent Notes Series 645465

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645465	$1,000	$1,000	12.61%	1.00%	January 10, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645465. Member loan 645465 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	n/a	Debt-to-income ratio:	22.22%
Length of employment:	10+ years	Location:	Morrilton, AR

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	38.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you currently employed?	Yes!

Member Payment Dependent Notes Series 645481

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645481	$4,500	$4,500	6.91%	1.00%	January 7, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645481. Member loan 645481 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$65,000 / month
Current employer:	MET Labs	Debt-to-income ratio:	0.58%
Length of employment:	7 years	Location:	Nottingham, MD

Home town:
Current & past employers:	MET Labs
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > Planning to make home improvements and pay off some debt! Thanks to all the investors! Borrower added on 01/03/11 > I plan to use this loan for home improvements (flooring/remodeling) and plan to pay off debt. I been with my company as a project coordinator for over 7 years and will be 8 years in the next few months. My job is stable. My company have been in business since the late 50's and always R&D funding and government funding for a multi million company. I will be dependable to repay this loan ontime and plan to pay it off less than 28 months. Thanks for your time and consideration.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,015.00	Public Records On File:	0
Revolving Line Utilization:	37.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for MET Labs?	I am project coordinator. I coordinate and manage test programs from start to finish. I am a liaison for my clients. I have managed/coordinated over 500 test programs in the past 5 years and steadily growing. Typical clients are the fortune 500 companies. Thanks for your time and consideration.
Gross monthly income $65,000. - a typo?	I apologize. This is a error. On the website I clicked on annual but it said came back to monthly. It would be nice to have a career that pays that well and share it with all. Thanks for your time and consideration.
What is it you plan on using the requested funds for?	I plan to replace my flooring and pay off some debt on my credit cards. Thanks for your time and consideration.

Member Payment Dependent Notes Series 645522

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645522	$5,000	$5,000	15.20%	1.00%	January 7, 2011	January 17, 2016	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645522. Member loan 645522 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,333 / month
Current employer:	Delmonico's Italian Steakhouse	Debt-to-income ratio:	2.63%
Length of employment:	4 years	Location:	UTICA, NY

Home town:
Current & past employers:	Delmonico's Italian Steakhouse
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > Will be moving to Boston for a better job.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	9	Months Since Last Delinquency:	21
Revolving Credit Balance:	$1,487.00	Public Records On File:	0
Revolving Line Utilization:	7.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Delmonico's Italian Steakhouse? Do you have a job lined up in Boston?	I'm a waitress. I make tips which are a variable income but right now I'm working with my school in Boston for an internship. I will also work as a waitress at night after my internship hours. Until I have a second waitressing job I will commute home on the weekends were I make about 300 in cash Friday to Sunday.

Member Payment Dependent Notes Series 645553

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645553	$8,000	$8,000	14.83%	1.00%	January 7, 2011	January 17, 2016	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645553. Member loan 645553 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,800 / month
Current employer:	Mulberry Road	Debt-to-income ratio:	20.29%
Length of employment:	4 years	Location:	Brighton, MA

Home town:
Current & past employers:	Mulberry Road
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > I feel that I am a good borrower because I am a mature and responsible adult who organizes all my finances accordingtly to assure that all of my bills are paid on time. I plan to use this loan to pay back credit cards used during college for tuition/books/etc. and to help consilidate debt at a lower APR and interest rate. I am currently a Store Manager and a Registered Nurse. Both of my jobs are stable with steady incomes. My monthly income is well over my monthly budget, leaving me with plenty of money to afford all of my finances and continue to save.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,412.00	Public Records On File:	0
Revolving Line Utilization:	64.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Mulberry Road?	Mulberry Road is a high end children's boutique in Boston, MA.
Are you working full time? Do you plan to get a full time nursing job?	I am working full time. Actually, more than full time. Right now my days are split between my two different jobs, but starting in the next few months I will only be at nursing job.

Member Payment Dependent Notes Series 645576

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645576	$8,000	$8,000	13.72%	1.00%	January 6, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645576. Member loan 645576 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,758 / month
Current employer:	Children's Medical Center Dallas	Debt-to-income ratio:	9.67%
Length of employment:	2 years	Location:	Dallas, TX

Home town:
Current & past employers:	Children's Medical Center Dallas
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > After 38 years, Mr. Right finally showed up, and now we're gettin' hitched!!! In 6 short weeks, we will say our "I do's" in Sonoma, California, surrounded by 100 year old vines and the people we love. Until that time, it's finalizing plans, last-minute errands and paying the vendors. We are seeking a lender (or two) to help us through the last minute expenses that are starting to creep up on us...i.e., contract completion payments, taxes on food/drink/accomodations/rental car, tips for the wedding vendors, gifts for the guests, etc. In return for your kindness, we promise to love, honor and obey our loan agreement with you! Thanks in advance for your consideration, K&E

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	44	Months Since Last Delinquency:	14
Revolving Credit Balance:	$12,110.00	Public Records On File:	0
Revolving Line Utilization:	52.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Children's Medical Center Dallas and where did you work prior to that?	I am a Nurse Practitioner. Prior to that, I worked in the same role at UCSF in San Francisco, CA
Could you please explain the 3 delinquencies in the past 2 years?	The interest rate on my home loan in California was variable, the payments became too high and I missed some payments. I later sold the home (at a loss) and moved to Texas to be with my fiance'. Please also review the number of previous loans and credit cards I've paid on-time and/or completed payment on.

Member Payment Dependent Notes Series 645593

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645593	$1,200	$1,200	6.54%	1.00%	January 10, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645593. Member loan 645593 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Children's Rights	Debt-to-income ratio:	9.50%
Length of employment:	1 year	Location:	Brooklyn, NY

Home town:
Current & past employers:	Children's Rights
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > I am a stable professional who works full time for a children's non-profit. I was recently the victim of a hit-and-run accident, which resulted in a decent amount of damage costing well over what I can affort. I plan to sell this car in the next month, which will means I anticipate to have this loan paid in full, likely much sooner than 36 months.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,477.00	Public Records On File:	0
Revolving Line Utilization:	31.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Where did you work prior to Children's Rights?	Prior to working for the non-profit, for about six years, I directed press and media relations for the NJ child welfare system.
What type of car do you have? Do you have an window of time as to when you anticipate your car will be sold? Do you already have someone interested in purchasing your vehicle? How long do you anticipate taking to pay back the loan if per chance you are unable to sell your car?	I own a 2005 Toyota Corolla. I hope to sell the car within a year now that I no longer need a vehicle. A family member might be interested, but if they do not buy I will sell privately. The loan will absolutely be paid in full within the 36 month parameters, since I can definitely afford the payments with or without the car selling. But, it could feasibly be paid off under 2 years.

Member Payment Dependent Notes Series 645610

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645610	$11,200	$11,200	14.46%	1.00%	January 7, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645610. Member loan 645610 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,750 / month
Current employer:	Department of Veterans Affairs	Debt-to-income ratio:	18.61%
Length of employment:	5 years	Location:	ROWLESBURG, WV

Home town:
Current & past employers:	Department of Veterans Affairs
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > Thank you to the investors who have funded my loan thus far. I will be using the money to pay off the majority of my credit cards. According to my current balances, I will have one credit card that will not be paid in full. I will pay off the remaining credit card and then double my payments for this loan. My goal is to be debt free, except mortgage prior to 2013. I have been working for the Dept. of Veterans Affairs for over 5 years and I plan to retire from the facility. I have a strong income and plan to turn my financial future around by doing away with all credit card balances. I have paid my credit cards on time and more than the minimum balances, but I feel I am making little headway with the outrageous interest rates. I would like to pay my credit cards off, pay this loan off, and begin saving more for retirement. I do have goals and this is my first step in meeting these financial goals. Your help is greatly appreciated. Thank you.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	35
Revolving Credit Balance:	$11,944.00	Public Records On File:	0
Revolving Line Utilization:	83.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mortgage balance is approximately $40,000, no home equity loan. Current market value is $137,000.
What do you do in your job for the Department of Veterans Affairs?	Program Support Specialist
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	I would like to pay off as much of the following credit cards in the order listed. GE Money (Walmart) -- $3811.45 min. $109 GE Money (JCPenny) -- $1985.87 min. $97 First Worldmost Visa $2500 min. $75 American Express $1231.00 min. $36 Capital One $2401.14 min. $42
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 457 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	1) I am currently employed with the Department of Veterans Affairs and work as a Program Support Specialist, GS-301, Grade 11, Step 2. 2) My goal is to be debt free, other than mortgage, within 2 years. I would have requested a two year loan, but that did not appear as an option. 3) I'm unsure about accepting a partially funded loan. This process is new to me and I will need to research the information/website. I'm hoping for 100% funding, but I can tell from your listed numbers, that several individuals are seeking funds. Thank you for viewing my request.

Member Payment Dependent Notes Series 645617

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645617	$1,600	$1,600	14.46%	1.00%	January 10, 2011	January 20, 2014	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645617. Member loan 645617 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	harris teeter	Debt-to-income ratio:	4.58%
Length of employment:	5 years	Location:	concord, NC

Home town:
Current & past employers:	harris teeter
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2007	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,938.00	Public Records On File:	0
Revolving Line Utilization:	73.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for harris teeter?	I am a fresh foods manager for harris teeter.

Member Payment Dependent Notes Series 645783

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645783	$10,750	$10,750	12.23%	1.00%	January 7, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645783. Member loan 645783 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,562 / month
Current employer:	Allied TPro	Debt-to-income ratio:	13.33%
Length of employment:	3 years	Location:	Waimanalo, HI

Home town:
Current & past employers:	Allied TPro
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1986	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	31
Revolving Credit Balance:	$12,601.00	Public Records On File:	0
Revolving Line Utilization:	36.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I owe $460,000.00 and according to Zillow the Zestimate is $920,000.00. I hope this helps.

Member Payment Dependent Notes Series 645805

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645805	$3,000	$3,000	12.61%	1.00%	January 5, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645805. Member loan 645805 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	ChoEducators LLC	Debt-to-income ratio:	7.15%
Length of employment:	3 years	Location:	Kendall Park, NJ

Home town:
Current & past employers:	ChoEducators LLC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > I am a good candidate for this loan because I will be paying it off within the next three months. I have used my savings to outright pay for the diamond in the engagement ring, I am now looking to completely pay for the ring & put deposits down for vendors. I will use my 2010 return to pay off the loan quickly & supplement it with other income. I am looking for ~$3000 at this time as both my girlfriend and I have been saving for the wedding, along with a down payment for a small townhome. Borrower added on 01/03/11 > Purpose of loan: This loan will be used to primarily pay off the remainder of the engagment ring as well as put deposits for vendors. I will be using the loan to combat possible higher interest rates on my current credit cards. I have used my savings to pay for the loose diamond and part of the custom ring (custom to save money compared to name brand). Finances: I plan on paying this loan off early rather than spanning the 3 years. I will use my 2010 tax return to pay off the loan, as well as income from my full-time job and freelance work. I am a good candidate for this loan because I am using it more as a tool for financial wellness in this stressful time of paying and planning for our wedding. We have saved a vast amount and just need this bit to put us over the edge and provide some mental relief. Monthly income: $ 3750 Monthly expenses: $ 2570 Net: $1180 (Usually rolled into savings but will be used to pay for expenses/loans) Monthly expenses: Housing: $600 Savings: $600 Car Payment Total: $360 Food: $250 Credit Cards: $200 Gas for Car: $160 Utilities: $150 Cell Phone/Internet: $80 Gym: $20 Entertainment: $100-150

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	17
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 645820

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645820	$4,900	$4,900	14.09%	1.00%	January 5, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645820. Member loan 645820 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	LAWS ELECTRONCS	Debt-to-income ratio:	23.96%
Length of employment:	10+ years	Location:	BARLING, AR

Home town:
Current & past employers:	LAWS ELECTRONCS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	41
Revolving Credit Balance:	$12,049.00	Public Records On File:	1
Revolving Line Utilization:	65.50%	Months Since Last Record:	26
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I currently have one mortgage loan. I owe 101,000 and home value is 140,000.
HI, 1) What was the public record a little over two years ago, did you file for bankruptcy and what was the final disposition? 2) What do you do for LAWS Electronics? Thanks in advance for answering my questions. Sincerely, -LL Herndon, VA	My dad sued me for an insurance check on a rent house we had bought together I paid him the 895.00 for the check. I am the general manager and I do custom home automation installs and programming. I havebeen here since I stopped working as a nurse 16 years ago.
What kind of Motorcycle are you buying, is it new or used and what is the value of it?	2006 Harley DynaWideGlide. Should be worth 10K+ It is a bike I am planning on customizing and selling and then maybe do another. I currently have six other bikes and all are paid for except one.

Member Payment Dependent Notes Series 645839

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645839	$4,200	$4,200	15.57%	1.00%	January 7, 2011	January 17, 2016	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645839. Member loan 645839 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,222 / month
Current employer:	Antelope Valley High School District	Debt-to-income ratio:	19.06%
Length of employment:	5 years	Location:	Lancaster, CA

Home town:
Current & past employers:	Antelope Valley High School District
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > This is a moving loan to cover moving expenses and security deposit. I have an extremely stable and steady income to make the monthly payments. My monthly budget is $3500 a month, and my rent will be less then 35% of that. I was unaware that I would need to move so quickly, otherwise I would have saved the money. I had to replace the transmission on my truck recently so that drew down my savings. Thank you very much for your help and I look forward to doing business with you. Borrower added on 01/04/11 > Just wanted to add that I work for a school district as a Cafeteria Custodian and my income is $3222 a month (not including overtime which is where the $3500 estimate above comes in). I hold a permanent 12 month full-time position, and have over 5 years with my employer seniority wise. I have been renting a home for the past few years, and the owner has gone into foreclosure. This is forcing me to move with short notice - even though I am current on all of my payments. This is what my situation is. Just one note, I have an auto loan that I cosigned for that makes up roughly $200 a month of my debt obligations. My sister makes the payments on this loan and she has never missed a payment, nor will she in the future. Although this loan falls under my name, the monthly payments are not made by me. Hope all of this helps.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,707.00	Public Records On File:	0
Revolving Line Utilization:	90.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 645871

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645871	$10,000	$10,000	12.61%	1.00%	January 6, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645871. Member loan 645871 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,000 / month
Current employer:	Highland Al-Hujaz Company	Debt-to-income ratio:	20.88%
Length of employment:	< 1 year	Location:	Parker, CO

Home town:
Current & past employers:	Highland Al-Hujaz Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > Paying off higher interest unsecured loan and paying off a three credit cards.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	73
Revolving Credit Balance:	$395.00	Public Records On File:	0
Revolving Line Utilization:	3.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My mortgage balance is $175,200.00 and I don't have any HELOC I'm in the process of refinancing my home loan to a lower interest rate and they put the value at 190K
Why does it show your Revolving Credit Balance: at $395.00? What are you going to use this money for?	I have an unsecured loan with a $5,400 balance that I will be paying off along with one credit card of about $300 and then my wife has two credit cards, one with a $2,600 balance and another with $1,700 balance that I will be paying off.

Member Payment Dependent Notes Series 645882

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645882	$9,000	$9,000	12.61%	1.00%	January 6, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645882. Member loan 645882 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Enterprise Holdings Inc.	Debt-to-income ratio:	21.72%
Length of employment:	1 year	Location:	Phoenix, AZ

Home town:
Current & past employers:	Enterprise Holdings Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > Help me, help you! I'm a young advertising professional trying to refinance my high interest credit cards and finally pay off my college education. I have consistently made payments on time and currently face 29.99% interest rates. Instead of making minimum payments to keep afloat, I'd like to make actual progress on paying this back. Borrower added on 01/04/11 > I'm a young business professional looking to refinance my high interest credit cards (29.99%). The majority of this debt is from financing my education and moving half-way across the country to start my career. Current monthly payments total $342 and this loan would not only save $40/mo., but also thousands in interest over the three-year repayment period.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	12	Months Since Last Delinquency:	2
Revolving Credit Balance:	$10,042.00	Public Records On File:	0
Revolving Line Utilization:	31.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Enterprise Holdings Inc. and where did you work prior to that?	I'm currently a Management Trainee with Enterprise Rent-a-car and have worked with the company for 1.5 years. My last day with the company is actually this week and I have accepted a job offer with Yelp! Inc., as an account manager. That new position starts this Monday and has a salary increase of over 15% of my current salary. Prior to that I worked as a banquet server throughout my junior and senior years of college, while concurrently holding numerous leadership positions on campus including president of both my fraternity and my college chapter of the American Advertising Federation.

Member Payment Dependent Notes Series 645889

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645889	$25,000	$25,000	17.80%	1.00%	January 11, 2011	January 17, 2016	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645889. Member loan 645889 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,500 / month
Current employer:	J.D. Power and Associates	Debt-to-income ratio:	13.57%
Length of employment:	10+ years	Location:	Chatsworth, CA

Home town:
Current & past employers:	J.D. Power and Associates
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > We would like to use this money to consolidate and quickly pay off high interest credit card debt. I have been working at my job for over 10 years and together my husband and I have a steady 6 figure salary ($170K annually). My husband and I have never defaulted on any loans. Paying off this debt would really help us financially. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	62
Revolving Credit Balance:	$31,681.00	Public Records On File:	0
Revolving Line Utilization:	89.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your loan will attract many more investors if you verify your income with Lending Club. You can contact LC by phone 866 754-4094, email: support@lendingclub.com. 8am-5pm Monday-Friday. Some LC loan agents/ credit review staff members will tell you that you don't need to verify your income. Sometimes you might need to hint to the credit review staff member that you WANT to verify your income. If you do verify your income (usually means sending LC pay stubs, w2, etc.) It is a fact that most loans will receive funding much faster and have a much better chance of full funding. No response needed, just giving you some info. Thank You!	Thank you. I will have my income verified.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance of our mortgage and HELOC is $434K. Our home is worth approx. $410K.
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 371 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	1) I am a Director at a large Marketing research firm. My husband is a a sales rep. 2) Our goal is to pay it off in 4 years.
Please list credit card names, balances, interest rates and minimum payments that will be paid off with loan proceeds. What steps will you take to avoid similar future debt? Thanks in advance!	I'll answer your 2nd question first. In regard to how we plan to avoid similar debt, we have already cut up the cards and were relying more on cash. Also, we are on a strict budget. The following are the balances that we plan on paying off/partially paying off and the amount we will pay off (in balance and payment): Citibank- Balance of $13,500, Rate=29%, and minimum payment=$450 Chase- Balance of $650, Rate=27%, and minimum payment=$15 Wells Fargo (partial payoff)- Balance of $9500, rate=24%, and minimum payment=$280 (reflects min payment for the $9500 portion of the balance we are paying off.)
Please list your current debts; the balances owed, and, the interest rate on each debt. Thank you. IBEW 595 retired.	I listed the debts we planned on paying off including the interest rate, balances and minimum payment in one of the other investor's questions.
Since you mentioned a spouse, would you mind including his income as well? (Investors love dual income families.)	Yes, we are a dualed income family. Together we make $170k.
Hi there, Can you please outline your average monthly expenses (I.e. mortgage, car payments, student loans, utilities, cell phones, childcare costs, etc.). I have to admit that with making $170k per year, I am not understanding why you seem to have trouble paying off this debt within a reasonable time vs. having to get this loan even though the interest rate is better than your cards. We lenders see only a small amount of information and your credit report reflects a delinquency from 62 months ago. Do you have any idea what this was for? Thanks in advance for your answers to ALL questions.	The point of us getting this loan is to get a lower rate on the cards that have a higher interest. As for the deliquency from 5 years ago, please see my detailed explanation to the previous investor's question focused on the same topic. As far as our expenses. Here are some of the major ones: - Housing costs (including mortgage, home insurance, property taxes, security)=$3200 - Utilities- $300 - Transportation (including one car payment, car insurance on 2 cars, gas, repairs)=$1000 - Groceries=$400 - Childcare expenses = $1500 - Credit card minimums = $1400 (which will lower if I'm able to consolidate and lower the interest)
RE: "My husband and I have never defaulted on any loans." LC's info reports "Months Since Last Delinquency: 62" Please explain this discrepancy. thanks.	In 2005, I inadvertently forgot to send off a car payment. We had the money just an honest mistake on my part. The lender never called or sent us a letter but in going through our budget I realized my mistake and immediately sent the payment off. Unfortunately it was 2 days after the 30 day cutoff where they have to report to the credit bureau. That was my one and only late payment on any loan as you can see based on my credit report. By "not defaulting on any loan" I meant I have always paid back the money on every loan I've ever received including car payments and other loans.
Yes, we are a dualed income family. Together we make $170k. How in the world did you get into this mess making that much money? Something seems out of character.	I'm not sure how to respond other than to say that we obviously made some bad decision in using credit cards. Also, in terms of our income, we haven't always made that money. It has grown over time as our careers have progressed. We haven't always made that much money. We're doing everything we can to get back on track, stick to budgets and pay this debt off. I'm trying to be as transparent as I can to give you investors what you need to make a decision. Quite honestly, this is pretty embarassing. Thanks for your consideration.
1) What do you plan to do with your credit cards once you received this loan? 2) How long do you actually intend to keep this loan? Thank You	1.We plan on paying off the cards. We have cut up the cards and do not plan on using them for everyday use but will keep the accounts open for the time being, as closing them would not help our credit. 2. Our goal is to pay them off in 3 to 4 yrs.

Member Payment Dependent Notes Series 645907

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645907	$3,500	$3,500	12.61%	1.00%	January 6, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645907. Member loan 645907 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,750 / month
Current employer:	Grant Thornton LLP	Debt-to-income ratio:	12.84%
Length of employment:	1 year	Location:	Atlanta, GA

Home town:
Current & past employers:	Grant Thornton LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > Goal: Getting out of credit card debt. Loan will be used to pay off major credit card at lower interest rate.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,786.00	Public Records On File:	0
Revolving Line Utilization:	81.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 645985

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
645985	$7,800	$7,800	5.42%	1.00%	January 7, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 645985. Member loan 645985 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Hunter Industries	Debt-to-income ratio:	5.24%
Length of employment:	8 years	Location:	san diego, CA

Home town:
Current & past employers:	Hunter Industries
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,551.00	Public Records On File:	0
Revolving Line Utilization:	31.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	The funds will be used to pay off the current loan used to purchase the vehicle. Essentially, this is a refinance.
Hello. Your credit balance is shown as $13,551. Does this include the loan for the vehicle? Or do you have credit debts closer to $21,000? Wishing you the best in 2011.	The credit balance does not include the $8000 loan that I have for the vehicle. The $13,000 credit balance is was to take advantage of a zero% loan through Chase which I invested in the stock market.
What is Hunter Industries and what do you do there?	Hunter Industries is a manufacturer of irrigation equipment. Most people know our main competitor, Rainbird. I am a Marketing Product Manager at Hunter for the Controllers/Electronics division.

Member Payment Dependent Notes Series 646020

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646020	$10,000	$10,000	10.36%	1.00%	January 11, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646020. Member loan 646020 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Riva Restaurant	Debt-to-income ratio:	16.17%
Length of employment:	10+ years	Location:	Chicago, IL

Home town:
Current & past employers:	Riva Restaurant
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > Making a concerted effort to pay off all my credit cards and dump the ridiculous amount of interest I've been paying on those cards. Borrower added on 01/04/11 > I'm excited to be involved with Lending Club and their mission! I want to turn around and begin investing after getting my own credit cards paid off and cut up!

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	33
Revolving Credit Balance:	$14,555.00	Public Records On File:	1
Revolving Line Utilization:	90.40%	Months Since Last Record:	66
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 646037

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646037	$7,000	$7,000	12.98%	1.00%	January 10, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646037. Member loan 646037 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,083 / month
Current employer:	frog design	Debt-to-income ratio:	17.27%
Length of employment:	4 years	Location:	San Francisco, WA

Home town:
Current & past employers:	frog design
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	17	Months Since Last Delinquency:	21
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 646084

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646084	$10,750	$10,750	15.20%	1.00%	January 5, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646084. Member loan 646084 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Questmark Flooring	Debt-to-income ratio:	10.80%
Length of employment:	< 1 year	Location:	Pittsburgh, PA

Home town:
Current & past employers:	Questmark Flooring
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > I am looking to consolidate my student loans as well as my credit card to a lower interest rate

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,109.00	Public Records On File:	0
Revolving Line Utilization:	85.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 646105

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646105	$15,000	$15,000	13.72%	1.00%	January 7, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646105. Member loan 646105 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Carol Stream Fire	Debt-to-income ratio:	16.77%
Length of employment:	10+ years	Location:	Glen Ellyn, IL

Home town:
Current & past employers:	Carol Stream Fire
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > consolidate all revolving credit leaving only car loan still open,

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,699.00	Public Records On File:	1
Revolving Line Utilization:	44.20%	Months Since Last Record:	89
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Carol Stream Fire?	Firefighter/Paramedic
Hi, My questions are: (1) Transunion Credit Report shows 1 Public Record 89-months ago. Why the Chapter 7/11 Bankruptcy filing? Divorce? Job los? Medical? Other? (2) What is your position (brief job summary) with current employer? (3) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (4) Normally 300 loans listed daily; 457 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	1, bankruptcy was after a divorce, 2. firefighter/paramedic is just like it sounds, 16 years of shift work on an engine, truck, or ambulance. 3. Would love to pay off in less than 2 years. 1 1/2 - 2. 4. I will consider a partially funded as some of my current revolving credit is much higher than what is offered here. Thanks for your consideration. Happy New Year.

Member Payment Dependent Notes Series 646120

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646120	$3,900	$3,900	12.23%	1.00%	January 7, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646120. Member loan 646120 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	BMW of Farifax	Debt-to-income ratio:	19.44%
Length of employment:	1 year	Location:	Mclean, VA

Home town:
Current & past employers:	BMW of Farifax
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	58
Revolving Credit Balance:	$5,075.00	Public Records On File:	0
Revolving Line Utilization:	45.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for BMW of Farifax and where did you work prior to that?	I am a technician for BMW and before I worked for BMW I was in the BMW S.T.E.P. Program. Which is a school specifically designed for Technicians to be fully qualified to work on BMW vehicles.

Member Payment Dependent Notes Series 646158

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646158	$5,000	$5,000	12.98%	1.00%	January 11, 2011	January 17, 2014	January 17, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646158. Member loan 646158 was requested on January 3, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Panama City Open MRI	Debt-to-income ratio:	8.30%
Length of employment:	2 years	Location:	Panama City, FL

Home town:
Current & past employers:	Panama City Open MRI
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/11 > I plan to use the funds to pay off remaining credit card balances. I am an excellent borrower because I've received a loan from my bank and paid it off before the due date. I just need something where all my payments are in one bundle and not multple payments to have to keep up with. My job is very stable. I've been working at Panama City Open MRI a little over two years now.

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,600.00	Public Records On File:	0
Revolving Line Utilization:	70.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Panama City Open MRI and where did you work prior to that?	I'm a Patient Coordinator at Panama City Open MRI. Before that I use to work at Family Clinic for two and half years as a receptionist and medical records custodian.

Member Payment Dependent Notes Series 646216

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646216	$1,000	$1,000	9.25%	1.00%	January 7, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646216. Member loan 646216 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,200 / month
Current employer:	Subway	Debt-to-income ratio:	24.92%
Length of employment:	< 1 year	Location:	Laveen, AZ

Home town:
Current & past employers:	Subway
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 3, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,135.00	Public Records On File:	0
Revolving Line Utilization:	65.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 646257

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646257	$2,800	$2,800	9.62%	1.00%	January 6, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646257. Member loan 646257 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	Tech Credit Union	Debt-to-income ratio:	13.53%
Length of employment:	4 years	Location:	san jose, CA

Home town:
Current & past employers:	Tech Credit Union
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > I will be using these funds to consolidate and payoff my credit card with a much higher interest rate (24.9%). Capital One decided to raise the interest rate by almost 10%, which is ridiculous in my opinion. I have always made my payments on time, and can assure any investors that I will continue doing so. I have been a consultant for over 4 years, and continue to do well in the field. I have also graduated with a B.S In Business Finance. Please help me save money, while making you money on this guaranteed to be safe loan. Much appreciated.

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,686.00	Public Records On File:	0
Revolving Line Utilization:	78.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Tech Credit Union?	I've been a Consultant there for almost 4 years (will be in March). In addition, I've also graduated with my Bachelors in Business Finance. I had an unexpected car expense, so I had to use to credit card. The rate is ridiculously high though, nearly 25%. I stumbled across this website, and figured I'd give it a try. I can assure you that this loan will be paid on time, every time. Help me with a lower rate, and I will help you earn a higher one. Much appreciated, J

Member Payment Dependent Notes Series 646290

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646290	$21,000	$21,000	14.09%	1.00%	January 10, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646290. Member loan 646290 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,935 / month
Current employer:	Mayo Clinic	Debt-to-income ratio:	19.76%
Length of employment:	10+ years	Location:	Austin, MN

Home town:
Current & past employers:	Mayo Clinic
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > I'm just looking to consolidate the credit cards I had to use during my divorce so I can save some interest and time. I've been at my current place of employement for 12 years. I've never missed a payment on my credit cards. I currently pay around $850 a month on the cards this loan would help me pay off, so making my loan payments would not be an issue. I'm just trying to put my financial life back together now that the personal side of things are finally cleared up. Borrower added on 01/04/11 > Here are the debts, in the order that I would apply this loan, including APR, Minimum payment, and what I actually pay a month. OWE APR MIN PAY $2,679.44 31.99% $118.00 $400.00 $4,768.23 28.99% $148.00 $165.00 $8,293.50 24.74% $245.00 $250.00 $5,499.94 19.15% $148.00 $155.00 $768.81 15.9% $15.00 $50.00 I've been focusing on the top one for some time now. At the beginning of 2010 it was sitting at a little over $7000.00.

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,096.00	Public Records On File:	0
Revolving Line Utilization:	72.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 471 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	1. I'm an IT Systems Engineer. I specifically support system automation and monitoring. 2. Realistically I can see me paying this off in 2 years, maybe slightly over. My overall plan would be to focus on the amount not covered by the loan (that would still be at a higher interest rate) and once that is paid off, focus all my attention on the loan. So I'd make minimum payments for the initial months while I focused on the higher interest stuff, and then shift all that payment money towards the loan. Basically the same concept I've been using with my cards (I've paid 2 off and got the top one down as stated previously). 3. I would definitely take a partially funded loan if this did not get fully funded. Any assistance I can get in bringing down the high interest rates is a plus in my book.
Wow, you are using a logical and intelligent approach! Quite rare, here, in my experience... I am contributing $100 toward the funding of your loan. Please don't let us down!	Thank you. I try. ;-} And thank you for contributing. I appreciate the good faith. My budget is based around paying this off and has been working well so far.
Hi, Couple of questions: 1. ) Please list all your debts (all your open credit lines), APRs', outstanding balances, monthly payments for each, durations and please highlight the debt that is going to be paid-off/adjusted with this loan. 2.) Please list your take home pay, savings, all your households' expenses including mortage/rent, home-insurance, health-insurance payments, medication expenses & if any tax liens, alimony & child-care expenses? Tx	The Loan Description has the open lines of credit, APRs, outstanding balances, minimum payment, and the actual payment I make to those accounts that this loan would assist with. The two things that are missing from that list are my student loans, which I pay $275.35 to a month, and my car payment which has an outstanding balance of $4717.63, an APR of 6.49%, and a monthly payment of $196. Neither of these are included in this loan. $3052.66 is my monthly take home pay. I don't have any real savings right now because I put every penny I can towards this debt. I keep between $300-$500 around if I know I'm going to need it for something coming up. Otherwise, I tend to adjust what I overpay on bills if I need some quick cash for something (car repair, out of town trip for work, etc...). Other Expenses: Cell Phone $100.00 Internet $50.00 Car Insurance $60.00 Rent $300.00 Storage $210.00 Gas $200.00 Groceries $200.00 Misc $60.00
Why is your take-home pay only half of your gross pay? Is your tax rate high because of dual income?	I did have a second job for most of 2010, I don't any longer. My primary job no longer allows me to put in the extra hours at a second job. So I did not include any income from that job. I see what happened. I pulled up a previous copy of my spreadsheet when I posted before. My take home per month is actually $3494.94. And that will be going up a bit again in March/April when our raises kick in. Somewhere between $100-$200 a month. My take home is after medical, 403b (10% pre-tax at the moment), etc... is taken out. I also maxed out the amount of taxes that come out of my check for 2010 until I see how things play out with my taxes now that I'm no longer married.

Member Payment Dependent Notes Series 646291

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646291	$20,000	$20,000	14.09%	1.00%	January 10, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646291. Member loan 646291 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,917 / month
Current employer:	credit lenders service agency	Debt-to-income ratio:	15.60%
Length of employment:	10+ years	Location:	BLACKWOOD, NJ

Home town:
Current & past employers:	credit lenders service agency
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > Bill Consolidation Loan Borrower added on 01/05/11 > I intent to use this opportunity to consolidate all of my reveolving debt and become debt free in three years. Thanking you in advance for your assitance. Borrower added on 01/05/11 > I plan to use the funds to consolidate my revolving Debt. I have worked for a credit reporting agency for 25 years and understand what it takes to have a excellent credit rating. I have never been late with a payment. This opportunity and agressive plan will allow me to be debt free in 3 years. Thanking you in advance for considering my application.

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,235.00	Public Records On File:	0
Revolving Line Utilization:	71.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	Type your answer here. To consolidate my revolving debt and be debt free in three years. This will allow me to start planning and saving for my retirement.
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 471 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	Type your answer here. I am currently and EVP Compliance Officer of a credit reporting agency. I have been with the compnay since 1984 and left for a 5 years period to pursue my education. Due to the size of the loan and the payment, I forsee myself paying it back in the 3 years time frame. This aggressive plan is for reach my goal to be debt free and this potential opportunity will allow me to meet that goal and still contribute to my retirement plan. Funded at 60% will allow me to close all cards except one, anything below that will not improve my position. Thanking you in advance for your potential assistance.

Member Payment Dependent Notes Series 646293

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646293	$3,000	$3,000	9.99%	1.00%	January 6, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646293. Member loan 646293 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,167 / month
Current employer:	D.C. SUPERIOR COURT	Debt-to-income ratio:	19.13%
Length of employment:	10+ years	Location:	HYATTSVILLE, MD

Home town:
Current & past employers:	D.C. SUPERIOR COURT
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	34
Revolving Credit Balance:	$3,020.00	Public Records On File:	0
Revolving Line Utilization:	52.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for D.C. SUPERIOR COURT?	Administrative Assistant to a Judge

Member Payment Dependent Notes Series 646294

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646294	$6,500	$6,500	9.25%	1.00%	January 6, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646294. Member loan 646294 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Bray International	Debt-to-income ratio:	15.49%
Length of employment:	6 years	Location:	SPRING, TX

Home town:
Current & past employers:	Bray International
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	81
Revolving Credit Balance:	$6,301.00	Public Records On File:	0
Revolving Line Utilization:	71.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at Bray International?	I am responsible for the design and development of new products. Specifically, High Perfomance Butterfly Valves. I also perform certification testing, such as TA Luft, a German Fugitive Emmissions Certification. The training of new employees. Project management for junior level employees and contract employees. Finite Element Analysis. Checking of design drafters work. And, hydraulic/pneumatic actuator design and developement.

Member Payment Dependent Notes Series 646339

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646339	$6,000	$6,000	14.46%	1.00%	January 6, 2011	January 18, 2016	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646339. Member loan 646339 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,800 / month
Current employer:	KCS Railroad	Debt-to-income ratio:	12.60%
Length of employment:	10+ years	Location:	overland park, KS

Home town:
Current & past employers:	KCS Railroad
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	24
Revolving Credit Balance:	$2,964.00	Public Records On File:	0
Revolving Line Utilization:	24.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I have a few questions: What do you do for KCS Railroad? Can you explain the delinquency that is listed for 24 months ago? Can you give a brief overview of what this loan would be used for? (# of debts to consolidate, interest rates and amounts) Thanks!	I work as a rail traffic controller for KCS Railroad and have been emplyed since October of 1992. Basically i do the same thing that a air traffic controller does except with trains. This loan is for my honeymoon to australia after my marriage early this summer. I do not know of any delinquency listed and stay up with my finances pretty well.
What do you do for KCS Railroad?	i work as a rail traffic controller and have been with the company since october of 1992

Member Payment Dependent Notes Series 646345

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646345	$12,000	$12,000	14.83%	1.00%	January 11, 2011	January 18, 2016	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646345. Member loan 646345 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,186 / month
Current employer:	P2S Engineering,Inc	Debt-to-income ratio:	22.31%
Length of employment:	3 years	Location:	lakewood, CA

Home town:
Current & past employers:	P2S Engineering,Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > I Plan to pay off 6 credit cards that have fairly high min payments, I am always on-time and never miss a payment my credit score is very important to me. I am just getting overwhelmed with making min monthly payments and its frustrating that the balances are not going down as fast as I would like them to. Borrower added on 01/04/11 > I would also like to add that I plan on paying this loan off before the 5 year term.

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,398.00	Public Records On File:	0
Revolving Line Utilization:	84.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at P2S Engineering,Inc ?	Human Resources Recruitment Specialist
Please verify your income for us. What do you plan to do differently so you don't have a lot of credit card payments in the future and find yourself "overwhelmed"?	I make a little over $50k not including bonus or annual review. What I plan to do differently is not to make this mistake again! I was very young when I started using credit cards and now that I am older I have learned a valuable lesson and will be shredding all of them along with teaching me kids what I wasn't taught about the potential dangers of credit cards.

Member Payment Dependent Notes Series 646391

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646391	$4,000	$4,000	15.57%	1.00%	January 10, 2011	January 19, 2016	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646391. Member loan 646391 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,442 / month
Current employer:	Osborne Medina	Debt-to-income ratio:	24.70%
Length of employment:	9 years	Location:	ROCKY RIVER, OH

Home town:
Current & past employers:	Osborne Medina
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/11 > I'm buying a used boat for a great deal, and I don't want to pass it up. I am in a very stable job at a concrete plant and plant to stay here for a long time. I have never defaulted on a loan before and the only trouble I've had with collectors is through unforseen medical bills for my son.

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	53
Revolving Credit Balance:	$5,220.00	Public Records On File:	0
Revolving Line Utilization:	79.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	I am the dispatch/plant manager of Osborne Medina Inc. We are a concrete ready mix producer in Ohio. I run the day to day operations of the plant. I wanted the 5 year loan to keep the payments to a minimum. I currently have a small boat I'm trying to sell for about $3500. Once the boat sells I am planning to put the money back twards this loan.

Member Payment Dependent Notes Series 646406

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646406	$6,500	$6,500	12.98%	1.00%	January 6, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646406. Member loan 646406 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,108 / month
Current employer:	Cellerant Therapeutics	Debt-to-income ratio:	4.61%
Length of employment:	7 years	Location:	SAN FRANCISCO, CA

Home town:
Current & past employers:	Cellerant Therapeutics
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	7	Months Since Last Delinquency:	3
Revolving Credit Balance:	$14,250.00	Public Records On File:	0
Revolving Line Utilization:	82.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at Cellerant Therapeutics?	I'm the manager of the Manufacturing group.

Member Payment Dependent Notes Series 646416

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646416	$4,900	$4,900	9.99%	1.00%	January 7, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646416. Member loan 646416 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,302 / month
Current employer:	Department of Health and Human Services	Debt-to-income ratio:	11.09%
Length of employment:	< 1 year	Location:	Montgomery Village, MD

Home town:
Current & past employers:	Department of Health and Human Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > I have accumulated my spending while in grad school, fixing my car, and struggling through unemployment. I have finally graduated with my MPH and have found stable employment. I would like to finally be free of my credit card debt which has APR's of 24% (3200) and 14% (1500), and begin my life without using my credit cards as a crutch. This would really help me begin to be able to do that. Thank you for your time in reading this and I wish you an outstanding day. Sincerely, Rosanna G.

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,858.00	Public Records On File:	0
Revolving Line Utilization:	93.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) Would you please itemize the debt you are refinancing by account, balance, and APR? 2) What is the source of the debt (e.g. accumulated spending, large trip, medical bills, etc)?	3200 at 24% APR 1500 at 14% APR I have accumulated most of the spending from putting an engine in my car, and surviving while on unemployment. I am thankfully employed now, and would like to finally be debt free from my credit cards and move forward in my life. Sincerely, Rosanna G.

Member Payment Dependent Notes Series 646482

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646482	$4,000	$4,000	13.72%	1.00%	January 6, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646482. Member loan 646482 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,167 / month
Current employer:	CIGNA	Debt-to-income ratio:	7.75%
Length of employment:	10+ years	Location:	Drexel Hill, PA

Home town:
Current & past employers:	CIGNA
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1987	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	66
Revolving Credit Balance:	$16,965.00	Public Records On File:	0
Revolving Line Utilization:	84.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at CIGNA?	Thank you for your question. I have been with CIGNA for 16 of my 19 years in the insurance industry. While I am an Underwriter by trade, my role for the last 3.5 years is Director, Actuarial Risk Management, reporting directly to the Chief Actuary. The role involves macro level book of business analysis/interpretation/projections (Group Life, Accident, and Disability) -- the real value/impact of the role is tactical and strategic recommendations/actions that support profitable, long-term book of business growth.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Thank you for your question. The balance of my mortgage is approximately $240,000. No home equity loans or lines of credit. I switched from a 30 to a 15 year mortgage in the spring of 2009, at which time the house was appraised for $339,000. I believe the home prices in my neighborhood have been flat/down slightly over the past 18 months --- conservatively I'd say my house is worth $320,000 today.

Member Payment Dependent Notes Series 646491

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646491	$6,000	$6,000	14.09%	1.00%	January 6, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646491. Member loan 646491 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	L. L. Services	Debt-to-income ratio:	22.87%
Length of employment:	2 years	Location:	COHOES, NY

Home town:
Current & past employers:	L. L. Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2007	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,760.00	Public Records On File:	0
Revolving Line Utilization:	68.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at L. L. Services and where did you work before that?	Hello. I deliver legal documents, file with city and county courts, and bid on behalf of banks at foreclosure sales. Before that, I was a radio news anchor on Talk 1300 AM WGDJ. Thank-you for your interest.

Member Payment Dependent Notes Series 646509

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646509	$4,000	$4,000	14.09%	1.00%	January 6, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646509. Member loan 646509 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Compucom	Debt-to-income ratio:	14.94%
Length of employment:	4 years	Location:	HOUSTON, TX

Home town:
Current & past employers:	Compucom
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	21.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in your job at Compucom?	Im at Help Desk Analyst. I help people with their pc problems.

Member Payment Dependent Notes Series 646670

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646670	$12,000	$12,000	9.99%	1.00%	January 11, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646670. Member loan 646670 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Pioneer Hi-Bred Int'l	Debt-to-income ratio:	15.05%
Length of employment:	8 years	Location:	Litchfield, IL

Home town:
Current & past employers:	Pioneer Hi-Bred Int'l
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,207.00	Public Records On File:	0
Revolving Line Utilization:	69.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Pioneer?	Electrician
What do you do at your job? What is the total balance of the mortgage loans and any HELOC you owe on your home? What is the current market value of your home? (use zillow.com if unsure)	1) Electrician 2) 129,680.96 3) 140,000
What is Pioneer Hi-Bred Int'l and what do you do there?	Pioneer Hi-Bred is owned by DuPont. They are an equivalent to Monsanto. Our facility processes soybeans and wheat. Please feel free to visit Pioneer's website for a further understanding of the many aspects of Pioneer. I am an electrician in the Maintenance Department. My main task automation programming and repair.
Hello, Can you please detail the terms (amount and interest rate) of all the debt(s) you are looking to consolidate as well as the debt(s) you are not looking to consolidate? Secondly, has anything occurred to avoid accruing new debt?	I will be paying off 8 creditors. Interest rates vary from 14.99 - 21.99%. My vehicle and mortgage are the only other loans I will not be using against this loan. I have located the credit cards unaccessible for further use.
1.What is your NET monthly income? 2.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 3.Are you the sole wage earner? Thanks.	1) Net Income - $2600 2) Total Bills - $1799.99 (this does not include groceries, sundries, etc.) 3) My longtime girlfriend pays half the mortgage & cable. Most of her income goes toward paying for our (her) teenage children (teens). Checked out the price of insurance for two teenagers even with 'honor grade' discounts? Yikes! The oldest is in her second year of college (very proud of her) but not quite on her own yet.
Thank you, I will be investing in your loan. Please remember we all work extremely hard for our money and we're counting on you to pay us back.	I appreciate the faith and trust given to a complete stranger. I hope one day in the not too distant future to 'pay this forward'. Thank you.

Member Payment Dependent Notes Series 646686

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646686	$8,000	$8,000	14.46%	1.00%	January 11, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646686. Member loan 646686 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,033 / month
Current employer:	CSS Antenna	Debt-to-income ratio:	14.34%
Length of employment:	< 1 year	Location:	baltimore, MD

Home town:
Current & past employers:	CSS Antenna
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	81
Revolving Credit Balance:	$11,169.00	Public Records On File:	0
Revolving Line Utilization:	79.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at CSS Antenna and where did you work prior to that?	Type your answer here.Iam a machinist. worked for Helmut Guenschel Inc. for 8 years. machinist and welder fabricator there
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.11000.00 left on payment. 300000.00
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.11000.00. current value is300000.00

Member Payment Dependent Notes Series 646694

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646694	$25,000	$25,000	15.57%	1.00%	January 10, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646694. Member loan 646694 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,750 / month
Current employer:	Customs and Border Protection	Debt-to-income ratio:	6.74%
Length of employment:	10+ years	Location:	Los Angeles, CA

Home town:
Current & past employers:	Customs and Border Protection
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > I plan to use to the loan to pay off high creditcard balances. I have always made my payments on time, and have worked full-time for Customs and Border Protection for over 22 years. Additionally, I have paid my mortagage on time, and any other bills that I may have incurred. This loan will be perfect for me, because it will allow my to have one payment, whereas they have been broken up into two or three, and it will be paid off sooner than I would be able to, if things remained status quo. Thanking you in advance for your service.

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	72
Revolving Credit Balance:	$16,481.00	Public Records On File:	0
Revolving Line Utilization:	99.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 371 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	Thanks for your question. My position is a Customs Entry Officer with the Department of Homeland Security. Basically, my position entails controlling all of the documentation that comes into the port of Los Angeles/Long Beach for merchandise entering into the country from foreign ports. Additionally, I am responsible for verifying all customs duties that is collected at the Port of Los Angeles for merchandise, which is cleared by a Customs Broker, importers, personal shipments, and individuals.My main focus is to protect the American public from terrorist and weapon of mass destruction from entering the country.I would like to service the loan for the shortest period possible, depending on what the monthly payment, and interest rate would be. 2 to 3 yrs would be great. Although, 3 to 4-yrs may be more realistic. I would be willing to accept a partially funded loan, because it will allow me to pay off some of my higher APR interest debts, which would be to my advantage. Thank you so much for the question.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Thank you so much for the question. The total balance of my mortgage loan is approximately $400,000. There are no HELOC owed on the home. The current market value of the home is around $500,000 based on the homes which have recently sold in the neighborhood. Thanks for the question.
Please list balances, APRs, and monthly payments for the cards you will pay off wiht this loan. Thanks!	I will be paying off my Wells Fargo Visa credit card, which has a balance of approximately $15,000, and the APR is around 15 or 16. In additional, I have a small loan of around $2500 with Cashcall which has an outrageous APR of about 110% or so. My American Express balance is about $2600, and the full balance is paid in full each month.There is a small personal loan through the Credit Union that has a balance of about $1,094 and the APR is 10. Thanks for your consideration.
For each debt you play to pay off with this nearly 16% LC loan, please provide the AMOUNT of that particular debt and the RATE of that particular debt. Thanks.	Wells Fargo Credit Card $16,000 with a rate of 15-16%. American Express Credit Card $2500-3000 with balance to be paid in full monthly. Credit Union Personal Loan-$1094 with rate of about 12%. A few other small bills that could be paid off with the loan, if approved.
hi i'm very interested in funding your loan. two requests: 1) can you itemize your debts? please list lenders, amounts, interest rates, one per line. you are asking for $25,000 but i can only see $17,000 in debt from this end. 2) how secure is your job? any chance you'd not be there in the next 18 months? thanks!	Thanks for your email. I have a Wells Fargo Visa CreditCard with a balance of about $15,000-16000. The APR is around(15-16, I believe). American Expess Credit Card, where is around 2500 dollars that is to be paid in full each month. Harbor Area Postal Credit Union personal loan with a balance of about $1094, and a APR of about 10-12%. There are additional small bills that I would like to get rid of, if I am approved for the amount requested, or close to it. I should be at my job for the next 8 years, because that is when I am eligible for retirement. I am pretty much vested in my job, because I have been there for over 22 years, and right now, with the fight against terrorism, and weapons of mass destruction, I believe as a Customs employee, we are pretty safe. Thanks for your consideration.
If your current total revolving credit balance is only ~$16k, why are you asking for $25k?	The reason I am asking for that amount is because, I do have the American Express bill that is close to $3000.00, and the Personal Loan from the credit Union of about $1094 isn't showing, because I don't believe they report it. I am asking for that amount, because it will enable me to payoff any other small bills, which would allow me to be ahead of the game. Thanks.
Now it is three [3] times you've been asked to itemize each debt, including the APR. All 3 times you've said, "American Express Credit Card $2500-3000 with balance to be paid in full monthly" rather than "AMEX, $2856, 5%" or whatever. What is the rate on the AMEX -- it is beginning to look like you don't want to disclose this essential info. Thanks.	The reason I did not put a rate for American Express is because, I am not sure what the rate is, because I pay the full amount monthly(when it is due). I am at work, I can definitely check and see what their APR is. One of the advantages of the American Express Charge Card is being able to pay the balance in full when due. It isn't the standard Credit with a revolving charge. I will check, as soon as I can, to see what it is, because I know that they are getting their profit, even though each payment is made with the full balance. The reason it accumulated so high is because of an emergency trip that I had to make back to home(Texas) to check on elderly parents. Prior to that, it wasn't, and hopefully never will have that type of balance once its paid in full. Thanks for your question. Very legitimate.
Please list your take home pay, savings, all your households' expenses including mortage/rent, home-insurance, health-insurance payments, medication expenses & if any tax liens, alimony & child-care expenses? Tx	My take home pay is approximately $4000 a month. My household expenses varies: Gas-$52.00 a month. Water and Power varies, depending what season it is, but I would say$125.00. Mortgage-$1298.00, and home-insurance is included in the mortgage.Health-insurance is taken out of my overall gross income.Medication-$15.00 month. I have no tax liens, alimony or child-care expenses. Thank you so much for the message.
What were the circumstances that led you to take out the loan from Cashcall? How long ago was that? Also, have you checked what the APR on that Amex card is? Can you please list it here?	The circumstances that caused me to take out the Cashcall was to pay for a caregiver to provide services for my Mom and Dad during the evening hours. Since I am so far away, I wanted to make sure that they were being looked after, until I could make other arrangements. Also, that same situation somewhat sedwayed into me having to use the American Express Charge Card. Fortunately, I have that situation under control, and now, I want to focus on getting my business in order, and I believe this is the best, and most sure way, to move forward. I spoke with someone at American Express and they informed me that the APR is about 16%. I will try to find one of my statements, and verify that, or pull it up online. Thanks for your question and support.
Why are you asking for a loan at 15.57% when all but one of your rates on your current debts are equal or much lower? This will not save you any money.	Actually, I want one payment, and I believe in the long run that this will be more manageable, and it will also give me a relationship with The Lending Club in case I ever need to come back as an investor or customer. Thanks for your question.
Hi, I could be interested in financing your loan. Have 2 quick questions: 1) you said you had paid everything on time, in your loan profile it is a delinquency 72 months ago - can you shed some light on this. 2) my other question relates to the purpose of the loan - it seems to me that with the exception of the ridiculous 110% AR card your interest will not be significantly better that what you have currently. Is the "one payment per month" is so important to you to worth the hasstle going thru this? Thanks	I am really not sure what you are speaking of when you refer to the 72 months delinquency, because of right now, my credit score is considered Good/Excellent when compared to most, and with that type of delinquency, I really don't see how that could be. You must have an advantage on me, because all I saw was the score, but thanks for bringing that to my attention, because I will be getting a copy of my report real soon, and hopefully, I will see what you are referring to, because it doesn't seem accurate to me. I believe this will work for me now. Thank you for the posting.
It looks like you have gotten yourself into a bit of a financial hole due to some problems recently involving your parents, who live far away. Though I laud kids taking care of elderly parents, as a potential lender I am concerned that your continuing to bear this additional burden could put you under deeper financially. Are you the person who will be bearing the brunt of your parents' needs? If so, what kinds of issues will you be dealing with and what limits are you willing/able to set for yourself in this context?	Well. Thank you so much for the post, but as I had stated in some post awhile back, I believe everything is okay with my parents well-being now. I have moved forward in liquidating some of their assets(land, home), and moving them into a nice senior citizen environment, where they can get the care and attention that they need. I refuse to use any of their funds for my situation, because that is for them, and they worked hard for it. I have my own home, and if the worst case scenario, I could always downsize, and sell it, if it ever came to that. I believe doing this will give me the latitude to get ahead of the game, and actually be on the winning side. I don't anticipate any other problems with my parents, because there is enough in the nest egg to assist them, and my mom is 81 and dad is 84, and I have made the necessary steps for them if they should expire before me. Therefore, having to come out of the pocket for them anytime soon, is a non-issue, other than making a plane trip to visit. Thanks again.
You must understand this is a big loan and most loans do not fund. To help you get the loan funded, may I ask the following: What is your budget for the next 2 years if the loan does not fund? What is your budget for the next 2 years if the loan does fund? Will you verify your income? You can do this by contacting LC by phone 866 754-4094, 8am-5pm Monday-Friday or email: support@lendingclub.com and tell LC that you WANT them to verify your income to help your chance of your loan fully funding. You will need to send LC pay stubs, w2 etc by email or fax. (Sometimes LC tells you don???t NEED to verify your income, which is true. It???s also true that funders do not NEED to fund your loan. If LC verifies your income, it greatly increases your chances of being funded and not having your loan request rejected) Good Luck.	If the loan does not fund, there is always the option of downsizing my living arrangements. I could always move into a less expensive home(worst case scenario). The credit department have contacted me with some questions, and if they need the necessary documentation to verify income, I have no problem submitting that. Thanks so much for the question.
One question: Your profile it states your "Gross Income: $6,750 / month". But You said, "My take home pay is approximately $4000 a month" above. Where is the other 40% of your gross pay going besides taxes? Please list. Thank you.	I have money going into my retirement plan, social security, union dues, thrift savings plan, life insurance, savings account, and medicare. Thanks for the question.

Member Payment Dependent Notes Series 646705

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646705	$9,000	$9,000	12.23%	1.00%	January 7, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646705. Member loan 646705 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	Lakeshore Dairy	Debt-to-income ratio:	1.68%
Length of employment:	9 years	Location:	Stratford, CA

Home town:
Current & past employers:	Lakeshore Dairy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > Going to buy a diamond for my girl! I Plan on paying this loan back very quick within 6 to 9 months.

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	52
Revolving Credit Balance:	$2,155.00	Public Records On File:	0
Revolving Line Utilization:	34.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I don't actually own my home. And I don't pay rent. It is included with my job that comes with my salary. I put own because they didn't have an "other" option. My Dad is the owner of the house and the dairy I manage for him. I don't have any mortgage loans or HELOC or car loans. My truck is paid in full which I own and have the title too. Also I put on my profile that my gross income is 5000, that is actually my net income. Gross is 5489.06/month
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. I do not hold the title of the home. It is under the business' name. I don't pay any mortgage or rent on it. I have no loans or HELOC. Truck is paid in full and I have the title to that
What do you do at Lakeshore Dairy? To service a loan is to collect the payments and then apply the correct portions to principal and interest. LC services the loans. Borrowers do not typically service loans.	Type your answer here. I am the manager, which consists of me overseeing 17 employees. Currently milk 2600 cows and operation runs 24/7. As to the second part of your question I am not sure what you are asking

Member Payment Dependent Notes Series 646755

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646755	$18,000	$18,000	13.35%	1.00%	January 11, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646755. Member loan 646755 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	ActioNet Inc.	Debt-to-income ratio:	14.16%
Length of employment:	< 1 year	Location:	ODENTON, MD

Home town:
Current & past employers:	ActioNet Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > Hello World! :-) I am truly excited about LendingClub as this is an awesome, innovative and a new concept for me. I am currently looking to consolidate all my outstanding debt. My backgrouund is in Project Management/Operations Management (IT). I worked for my previous company for 4.5 years before my entire group was RIF due to a new buisness model. My goal is to have this loan paid off around the 30 month mark as I will be looking to utilize any "additional" income to make aggressive payments where possible. I understand that everyone works extremly hard and I take repayment seriously, I can tell you that I will be paying it FORWARD in the very near future and help those in need of financial support! I look forward to answering ANY and ALL questions you may have for me!...AGAIN...THANK YOU!!!!

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	31
Revolving Credit Balance:	$71,687.00	Public Records On File:	0
Revolving Line Utilization:	60.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 646797

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646797	$5,000	$5,000	13.35%	1.00%	January 7, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646797. Member loan 646797 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,167 / month
Current employer:	Washtenaw Auto Wash	Debt-to-income ratio:	6.26%
Length of employment:	3 years	Location:	Howell, MI

Home town:
Current & past employers:	Washtenaw Auto Wash
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/11 > this loan would be used to cover some debt and consolidate 2 credit cards to more easily pay them off.. i have had the same job for the last 3 years and have a stable monthly budget and will easily be able to cover the monthly payments

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,373.00	Public Records On File:	0
Revolving Line Utilization:	27.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 646830

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646830	$14,000	$14,000	12.61%	1.00%	January 10, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646830. Member loan 646830 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,750 / month
Current employer:	Formosa Plastics	Debt-to-income ratio:	19.48%
Length of employment:	3 years	Location:	PORT LAVACA, TX

Home town:
Current & past employers:	Formosa Plastics
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	38
Revolving Credit Balance:	$15,190.00	Public Records On File:	0
Revolving Line Utilization:	35.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please describe the delinquency that occurred 38 months ago? Also, please tell us what you've done to ensure the same will not occur again. Thank you!	My fiance passed away, and in all of that turmoil, one credit card bill that he took care of was forgotten. I have not had a delinquent payment since, and now manage all of my bills myself.
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	Bank of America - $2600, 21%, $100 per month Bank of America - $2700, 21%, $100 per month Capital One - $3600, 21%, $100 per month Sears - $2200, 28%, $100 per month Chase - $2900, 0%, $100 per month All will be paid off in full. I currently work on the environmental staff at a chemical plant. I work on permitting, air issues, registrations, and other various things that come up at a chemical plant associated with regulations and day to day operations.

Member Payment Dependent Notes Series 646870

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646870	$4,000	$4,000	14.54%	1.00%	January 11, 2011	January 23, 2014	January 23, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646870. Member loan 646870 was requested on January 9, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,167 / month
Current employer:	Parrot Cellular	Debt-to-income ratio:	11.14%
Length of employment:	2 years	Location:	vallejo, CA

Home town:
Current & past employers:	Parrot Cellular
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 9, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2007	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	36
Revolving Credit Balance:	$2,677.00	Public Records On File:	0
Revolving Line Utilization:	16.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I don't own my home, but my parents own the home and the value of it right now using zillow.com is $266,000.

Member Payment Dependent Notes Series 646901

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646901	$12,000	$12,000	13.35%	1.00%	January 10, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646901. Member loan 646901 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,417 / month
Current employer:	Event Rental	Debt-to-income ratio:	24.30%
Length of employment:	3 years	Location:	New Orleans, LA

Home town:
Current & past employers:	Event Rental
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > Recently began repayment period for/consolidated all of my student loans and looking to consolidate the last few debts into one convenient payment. Would prefer a lower interest rate, but more interested in paying this off in 3 years instead of taking 10 years the way it's currently structured. Revolving balance/utilization shown here is higher than accurate, as it includes a company credit card that's in my name.

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	51
Revolving Credit Balance:	$8,181.00	Public Records On File:	0
Revolving Line Utilization:	77.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The home is family owned. I maintain the house in exchange for rent, and have been applying the extra money to eradicating my debt. This aggressive restructuring is intended to have all of my debt gone in 5 years (unsecured debt gone in 3 when this loan is paid off, then student loan debt gone in the following two), rather than dragging those student loan payments out over 30 years.

Member Payment Dependent Notes Series 646958

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646958	$5,000	$5,000	13.72%	1.00%	January 10, 2011	January 18, 2016	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646958. Member loan 646958 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Allison Photography	Debt-to-income ratio:	5.17%
Length of employment:	8 years	Location:	Valdosta, GA

Home town:
Current & past employers:	Allison Photography
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	28
Revolving Credit Balance:	$3,948.00	Public Records On File:	0
Revolving Line Utilization:	23.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 646959

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646959	$7,000	$7,000	15.57%	1.00%	January 10, 2011	January 18, 2016	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646959. Member loan 646959 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	SPI	Debt-to-income ratio:	2.72%
Length of employment:	6 years	Location:	fort worth, TX

Home town:
Current & past employers:	SPI
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/04/11 > credit card refi Borrower added on 01/04/11 > Hi, I need this loan to refinance my higher APR credit cards. I would most likely pay off this loan in next 18-24 months. Thanks for your interest!

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	4
Revolving Credit Balance:	$7,042.00	Public Records On File:	0
Revolving Line Utilization:	48.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. What is SPI, and what is your job there? What is the interest rate on the card you plan to refi? Thanks.	I am an Engineer and Subject Matter Expert with Software Professionals. Interest rate on my cards range from 15 to 25%. Thanks!

Member Payment Dependent Notes Series 646974

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
646974	$3,000	$3,000	6.91%	1.00%	January 10, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 646974. Member loan 646974 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	n/a	Debt-to-income ratio:	2.20%
Length of employment:	n/a	Location:	white plains, NY

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

In trying to answer a second question about my loan, I said I was unemployed, which may have confused an issue. I am on Social Security Disability since I was 21 years. Since my parents passed away, I have been receiving 2000/mo. which is 24000 in a year,. These are the same figures I entered in my application to Lenders Club.My loan was approved.Could you add this line to my 2nd essay and therefore assure the person asking the question, that I have a subsidence for my payments. I receive Disability Insurance from Social Security. 2000/mo. which is 24000/year. Thank-you. Matthew Duckman

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1976	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,228.00	Public Records On File:	0
Revolving Line Utilization:	26.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Actually, I live in a one bedroom apartment, and I am not married. I do own the apartment, and hopefully,one day, it will act as collatteral towards, a larger home, or a larger apartment, that can be used for socialising with friends and family.I would estimate the cost of my current apartment between 185 and 200 k. Happy New Year and thank-you for considering to invest in my plan.
Could you please answer these questions as well. 1) Are you employed , and if so , where ? 2) If self employed , what sort of business?	The answer to your question is: No, I am currently unemployed;I am not self employed either,although for years I was working as an IMR for OutSource2000, and later the AHBWA (American Home Based Workers Administration.) I am interested in extending entrepreneurial skills and interests,into the development of the emerging World Market.I read the news (CNN and USA Today),and am avidly interested in trends of the world market,the ecosystem, the greenhouse effect, space travel,and everything else.At 57 years, I would still like to experience 'joy' and 'love'.

Member Payment Dependent Notes Series 647057

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647057	$4,000	$4,000	12.23%	1.00%	January 6, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647057. Member loan 647057 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Hatzel & Buehler	Debt-to-income ratio:	2.04%
Length of employment:	3 years	Location:	PHILADELPHIA, PA

Home town:
Current & past employers:	Hatzel & Buehler
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/11 > I am using this loan to buy a waverunner. I have the money in savings to back it up. My spouse and i bring in a six figure salary. I consider myself very low risk, never late on any bills in my life. My wife and i both save 25% of our wages and work steady jobs.

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,035.00	Public Records On File:	0
Revolving Line Utilization:	45.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I owe $130,000 current market value is $180,000. I don't have any money problems i just don't want to take from my savings. I would consider myself low risk. thanks

Member Payment Dependent Notes Series 647075

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647075	$2,000	$2,000	5.79%	1.00%	January 10, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647075. Member loan 647075 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,750 / month
Current employer:	Abbott House	Debt-to-income ratio:	18.04%
Length of employment:	1 year	Location:	White Plains, NY

Home town:
Current & past employers:	Abbott House
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,069.00	Public Records On File:	0
Revolving Line Utilization:	7.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 647079

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647079	$4,000	$4,000	12.23%	1.00%	January 7, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647079. Member loan 647079 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,458 / month
Current employer:	Clark County School District	Debt-to-income ratio:	18.14%
Length of employment:	10+ years	Location:	Las Vegas, NV

Home town:
Current & past employers:	Clark County School District
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,898.00	Public Records On File:	1
Revolving Line Utilization:	77.80%	Months Since Last Record:	94
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 647125

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647125	$9,600	$9,600	12.61%	1.00%	January 11, 2011	January 18, 2016	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647125. Member loan 647125 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,083 / month
Current employer:	Gastroenterology Associates of Tidewater	Debt-to-income ratio:	22.28%
Length of employment:	6 years	Location:	Chesapeake, VA

Home town:
Current & past employers:	Gastroenterology Associates of Tidewater
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	73
Revolving Credit Balance:	$8,716.00	Public Records On File:	0
Revolving Line Utilization:	55.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	(1) I am the Senior Research Coordinator at a Gastroenterology office. I run clinical trials for drug companies to get new medications approved through the FDA. (2) I am hoping to get the loan payed off quicker than 5 years.

Member Payment Dependent Notes Series 647126

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647126	$5,000	$5,000	10.36%	1.00%	January 10, 2011	January 18, 2014	January 18, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647126. Member loan 647126 was requested on January 4, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,130 / month
Current employer:	Witron Integrated Logistics	Debt-to-income ratio:	22.45%
Length of employment:	5 years	Location:	Glendale, AZ

Home town:
Current & past employers:	Witron Integrated Logistics
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/11 > This is to pay off a student loan with a much higher interest rate. I already have a loan with lending club and have never missed a single payment. Thanks for considering my loan.

A credit bureau reported the following information about this borrower member on January 4, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,971.00	Public Records On File:	0
Revolving Line Utilization:	55.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the interest rate and balance on your student loan?	The interest rate is 15.5%
What was your first Lending Club loan for?	The first lending club loan was for debt consolidation. This really helped me with credit card debt and has allowed me to not worry so much financially. Lending club is so awesome and I love that we cut out the banks. Thanks for considering my loan.

Member Payment Dependent Notes Series 647185

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647185	$1,000	$1,000	15.57%	1.00%	January 7, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647185. Member loan 647185 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,300 / month
Current employer:	IBM	Debt-to-income ratio:	12.12%
Length of employment:	< 1 year	Location:	Lansing, MI

Home town:
Current & past employers:	IBM
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1984	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	6
Revolving Credit Balance:	$12,118.00	Public Records On File:	0
Revolving Line Utilization:	97.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 647208

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647208	$2,000	$2,000	13.35%	1.00%	January 7, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647208. Member loan 647208 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,788 / month
Current employer:	Citibank	Debt-to-income ratio:	16.38%
Length of employment:	4 years	Location:	Astoria, NY

Home town:
Current & past employers:	Citibank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/11 > I just need a quick car loan, since I've already got a seller. This is much faster to get lending from than normal car financing venues.

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,438.00	Public Records On File:	0
Revolving Line Utilization:	63.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 647277

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647277	$16,000	$16,000	14.83%	1.00%	January 10, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647277. Member loan 647277 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	tire kingdom	Debt-to-income ratio:	7.48%
Length of employment:	2 years	Location:	dearing, GA

Home town:
Current & past employers:	tire kingdom
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > For first home and debt consolidating. Thank you Borrower added on 01/08/11 > Very dependable, just got stuck with alot of credit debt from a 9 yr relationship split. I have a very secure job at Tire Kingdom where I have been a manager going on 2 yrs. I thank those of you for giving me a chance at a new start and for considering my loan. Thank you. Borrower added on 01/09/11 > Very responsible Manager, going on two yrs at nationwide auto repair store. Very secure job Monthly expenses 1800 with 800 paying above min going towards credit cards....the rest covers apartment, gas, phone Thank you everyone who has considered my loan.

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,149.00	Public Records On File:	0
Revolving Line Utilization:	62.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is this intended to augment your down payment on a home?	It is intended to consolidate all my credit cards and pay for the home....
What is your position with Tire Kingdom and how long have you served in that position? What credit cards (including current balances, int. rates and min. payments) do you plan to consolidate? Good Luck.	I apologies but the info u request was submitted and denied approval to be released. I can tell u this... I'm a manager at Tire Kingdom for 2 yrs and love my job. My monthly expenses run from 1400.. My debt owed runs around 12000 all together. And yes I absolutely am going to consolidate. Thank you for considering my loan. Mark Richards
What are your monthly expenses?	Monthly expenses run around 1400-1800
Hi, Couple of questions: 1. ) Please list all your debts (all your open credit lines), APRs', outstanding balances, monthly payments for each, durations and please highlight the debt that is going to be paid-off/adjusted with this loan. 2.) Please list your take home pay, savings, all your households' expenses including mortage/rent, home-insurance, health-insurance payments, medication expenses & if any tax liens, alimony & child-care expenses? Tx 3.) What is 'Postal' ?	Thank you for showing interest. Take home pay is anywhere from 1100 to 2500 Yes my plan is to consolidate. Credit cards are (Bank of America, Apr 13.24, 500 credit limit, 362.54 balance owed, $15 payment) (Bank of America, Apr 8.24, 8000 credit limit, 7513.34 balance owed, $122 payment) (Capital One, Apr 17.9, 2000 credit limit, 7513.34 balance owed, $30 payment) (Discover, Apr 11.24, 2900 credit limit, 1484.61 balance owed, $40 payment) The remaining loan would be for a down payment on my first home. My rent right now runs $575 plus utils. The loan will pay off all debt and allow me to manage more efficiently. Postal is just a title I gave this loan bcause consolidating my debt will allow me to purchase an old post office that I want to convert to my home...it hard to imagine but it is actually very beautiful..Thank you for considering my loan.....Mark Richards
Please itemize your monthly expenses.	Credit cards 800 more than min payment Rent 640 include utilities Phone 177 gas 190

Member Payment Dependent Notes Series 647288

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647288	$1,000	$1,000	10.36%	1.00%	January 10, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647288. Member loan 647288 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,600 / month
Current employer:	n/a	Debt-to-income ratio:	4.94%
Length of employment:	2 years	Location:	lake charles, LA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/11 > Home loan

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1991	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	60
Revolving Credit Balance:	$2,700.00	Public Records On File:	0
Revolving Line Utilization:	87.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 647376

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647376	$5,600	$5,600	13.35%	1.00%	January 7, 2011	January 19, 2016	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647376. Member loan 647376 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Verizon Communications	Debt-to-income ratio:	18.80%
Length of employment:	6 years	Location:	Ventura, CA

Home town:
Current & past employers:	Verizon Communications
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/11 > Im getting Married in April and really need this loan to finish paying off the wedding and consolidating a few bills.

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,101.00	Public Records On File:	0
Revolving Line Utilization:	70.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	I am a technitoon for verizon communications I install cable telehpones into residental and businesses and been with the company 5 years. I plan to probuly pay it off in more like11/2- 2 years with tax returns, Im getting married in april and really need the loan to pay the wedding off and consolidate a few bills.
Hello, can you explain the 12K revolving credit balance? And what debt will you keep after getting this loan (assuming you will get the full 5K6)?	I recently did a consolidation loan for a bedroom set and cc I paid off and and I have a best buy cc. And this loan will not make any new debt I make good money and it will be very easy for me to pay back quickly sooner than later.. So I would have my car payment and 2 small credit cards and the revolving comes straight from my paycheck bi weekly.

Member Payment Dependent Notes Series 647383

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647383	$18,000	$18,000	13.72%	1.00%	January 10, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647383. Member loan 647383 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,042 / month
Current employer:	CallSource	Debt-to-income ratio:	4.11%
Length of employment:	5 years	Location:	West Hollywood, CA

Home town:
Current & past employers:	CallSource
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > This is a loan to payoff my high interest credit cards. I have a couple cards with what I consider to be rediculously high interest rates. I want to consolidate them into one large payment, and to be honest, out of priniciple, would rather pay anyone else the interest. I make a very good living, and plan to pay the entire loan off in the first year.

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,012.00	Public Records On File:	1
Revolving Line Utilization:	90.80%	Months Since Last Record:	94
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position with CallSource, and how long have you served in that position? Please give us details on the public record on file? Good Luck.	I have worked at CallSource for just under 5 years. I am currently a Sr Account Exec, which position I have held for the last 3 years. I have built a portfolio of approximately 4 million dollars over that 4 years, and am won of the fastest growing rep's in the companies history. Four million may not sound like that much, however we are only a forty million dollar a year, privately held company.
Hi, Couple of questions: 1. ) Please list all your debts (all your open credit lines), APRs', outstanding balances, monthly payments for each, durations and please highlight the debt that is going to be paid-off/adjusted with this loan. 2.) Please list your take home pay, savings, all your households' expenses including mortage/rent, home-insurance, health-insurance payments, medication expenses & if any tax liens, alimony & child-care expenses? Tx	Juniper Visa- $3850 Capital One Visa- $5000 Capital One Mastercard- $3000 Ameritrade Visa- $3000 HSBC Visa- $1500 This is all of my outstanding debt that will be paid off with this loan. My monthly take home ranges between $8000 - $13000. My rent is currently $1575. I own both my cars outright so don't have any car payments, and my only other expenses are really food and clothing. I am single so I live a rather comfortable lifestyle.
You forgot the second part of the question..... Please give us details on the public record on file?	I apologize. In my early twenties I was hit by some unfortunate medical bills that I was unable to cover. I didn't have the job I currently have since I was still in school, and was forced to file bk.
What is the public record from 94 months ago?	Answered in previous question.
I am interested in funding your loan. Can you please explain the public record on file?	Type your answer here.Answered in previous question.

Member Payment Dependent Notes Series 647471

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647471	$15,000	$15,000	12.98%	1.00%	January 11, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647471. Member loan 647471 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Hibernia Media	Debt-to-income ratio:	15.06%
Length of employment:	< 1 year	Location:	Hoboken, NJ

Home town:
Current & past employers:	Hibernia Media
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1983	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	28	Months Since Last Delinquency:	12
Revolving Credit Balance:	$20,927.00	Public Records On File:	0
Revolving Line Utilization:	40.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. 230,000.00. 2. Current value very conservative 400,000 Not really sure why this is important
The data we see shows a delinquency in the last year, that you've been at your job for less than a year and that there have been three credit inquires in the last six months. Please describe what led to this situation and why you we should feel comfortable investing in your loan request.	The delinquency was for $36.00. A total over sight on my part. Never thought it would be listed since it was paid. Yes, I have been at my job for less than a year but I over 10 year experience. Prior to this economic meltdown, changing jobs was never a problem.

Member Payment Dependent Notes Series 647641

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647641	$7,000	$7,000	12.61%	1.00%	January 7, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647641. Member loan 647641 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	Wheelabrator Technologies Inc.	Debt-to-income ratio:	10.43%
Length of employment:	2 years	Location:	Springfield, VT

Home town:
Current & past employers:	Wheelabrator Technologies Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > My goal with this loan is to pay off and consolidate several relatively small credit cards. This will streamline what I call the financial "clutter" in my monthly payments that I dislike very much. I have held this job since 10/2008 and previously I was employed with the same company for 29+ years before resigning to begin my current job.

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	34
Revolving Credit Balance:	$3,821.00	Public Records On File:	0
Revolving Line Utilization:	79.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Balance on the mortgage is $106,000.00. There are no home equity loans against it. I refinanced the home in August 2009 and it was appraised at $152,000.00.
What was the reason for the delinquency 34 months ago?	Two things were a factor. At the time my income was 1/3 less than it currently is now. Secondly, there was a death in the family that caused temporary but unavoidable expenses. i.e. travel, lost wages, rental, etc. I was not prepared for those expenses.

Member Payment Dependent Notes Series 647663

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647663	$8,500	$8,500	15.20%	1.00%	January 11, 2011	January 19, 2016	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647663. Member loan 647663 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	st. lukes hospital	Debt-to-income ratio:	18.57%
Length of employment:	10+ years	Location:	duluth, MN

Home town:
Current & past employers:	st. lukes hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/11 > Hi i just am need to borrow this money i was out sick of work ...with Hemolytic anemia ...they have it undercontrol and i need to pay some bills as i was out of work ... Thank You very much ... i will even pay it off early i plan ....

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1984	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	42
Revolving Credit Balance:	$8,973.00	Public Records On File:	0
Revolving Line Utilization:	69.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	Im a Inventory Coordinator in Healthcare ..i took the longer loan for lower payments at first i expect and will pay it off within 2 years ...im back working now and feel great...Thanks for the question?
Can you list the debts (amounts) you are carrying?	I have hospital bills when i was out of work about 1000...and about 8500 in credit card debt ...if you want a list individually ..i can sure do that when im home ...Thanks for the question
No response necessary. I funded your loan but please be careful with your spending. $8,500 in credit card debt is excessive given your income. Good luck!!	i totally understand ...just a tough year with things breaking and all that ..bless you ..thanks for helping ...

Member Payment Dependent Notes Series 647688

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647688	$15,250	$15,250	15.20%	1.00%	January 11, 2011	January 19, 2016	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647688. Member loan 647688 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,190 / month
Current employer:	FEDERAL GOV'T --SSA	Debt-to-income ratio:	23.41%
Length of employment:	10+ years	Location:	HOLBROOK, NY

Home town:
Current & past employers:	FEDERAL GOV'T --SSA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/11 > I have worked for the Federal Gov't since 1991 and have never been late on any payments. I want to consolodate my debts and become debt free.

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1991	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$44,685.00	Public Records On File:	0
Revolving Line Utilization:	51.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed daily; 471 are listed today. Not all will 100 pct fund, especially sizes $12K to $25K. Loans 60 percent, and more, funded, when their 14-days listing expires, are automatically eligible to be issued. When your loan listing expires, IF the loan ends more than 60 percent funded, will you accept partially funded loan? (Funding pace quickens closer loan approaches expiration. More advantageous to accept partially funded, lower APR interest loan to pay off higher APR interest debts. After 6-months on time payments, all borrowers are automatically eligible to relist loans for unfunded $ amount or list new loan.) Best wishes that your loan 100 percent quickly funds Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	i would estimate 4-5 yrs until paid off as i would like to make pymts of greater than the minimum. I would accept a partially funded loan. I am Program Leader and my unit is in charge of reviewing and analyzing workloads with an eye toward creating automated fixs for the more error prone types of cases.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	total balance is aprox 360K and the value is aprox 435K
Hi, you have a revolving credit balance of almost 45K? How exactly is that broken down? Thanks!	8600 discover /19000 citi bank / 8800 astoria federal /6500 sears MC.
Please list the credit card names, interest rates, balances and minimum monthly payments you now make. Which ones will be paid off with this loan? Thanks in advance!	i have listed my CC in a previous post. I will pay off discover and astoria as they have the highest rates..hope this helps..thanks
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	i have listed my CC in a previous post and my job description in my loan details. I will pay off discover and astoria as they have the highest rates..hope this helps..thanks
You must understand this is a big loan and most loans do not fund. To help you get the loan funded, may I ask the following: What is your budget for the next 2 years if the loan does not fund? What is your budget for the next 2 years if the loan does fund? Will you verify your income? You can do this by contacting LC by phone 866 754-4094, 8am-5pm Monday-Friday or email: support@lendingclub.com and tell LC that you WANT them to verify your income to help your chance of your loan fully funding. You will need to send LC pay stubs, w2 etc by email or fax. (Sometimes LC tells you don???t NEED to verify your income, which is true. It???s also true that funders do not NEED to fund your loan. If LC verifies your income, it greatly increases your chances of being funded and not having your loan request rejected) Good Luck.	My income has already been verified. I currently have enough income to pay my debts regardless of if the loan funds or not. i am just looking to consolodate my debts which have the highest intrest rates...so my budget over the next 2 yrs will not change.

Member Payment Dependent Notes Series 647751

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647751	$8,000	$8,000	9.25%	1.00%	January 10, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647751. Member loan 647751 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,250 / month
Current employer:	Ernst & Young LLP	Debt-to-income ratio:	11.14%
Length of employment:	3 years	Location:	Arcadia, CA

Home town:
Current & past employers:	Ernst & Young LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/11 > Consolidate higher interest credit card.

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,462.00	Public Records On File:	0
Revolving Line Utilization:	58.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
To help lenders (such as myself), please fill in some additional information: 1) Can you itemize your current debt by type of debt account, balance, and APR? 2) Which debt are you refinancing? 3) What are your plans for the remaining debt that this loan will not account for?	The purpose of this loan is to refiance a few consumer credit cards with various amounts totalling around 20K with interests rate ranging from 12-24% APR Monthly repayment is around 4% of total debt amount. The interest lowered through this loan will be used to accelerate payment for any balances not covered in the order of highest interest rate to the lowest until all balances are paid.
Please list the credit card names, balances, interest rates and minimum monthly payments you are making on the accounts that this loan will pay off. Thanks in advance!	6000 - 15%+ apr category 2000 - 10-15% apr category Monthly repayment is fix at $600 per month This loan will save me $350 per month which I will use to accelerate repayment for my other $12000 (12% apr) not covered by this loan. The new monthly target payment for the loan will go up to $750 due to savings from this loan.

Member Payment Dependent Notes Series 647810

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647810	$8,000	$8,000	16.32%	1.00%	January 10, 2011	January 19, 2016	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647810. Member loan 647810 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,208 / month
Current employer:	HP	Debt-to-income ratio:	17.23%
Length of employment:	2 years	Location:	Elk Grove, CA

Home town:
Current & past employers:	HP
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	7
Revolving Credit Balance:	$6,269.00	Public Records On File:	0
Revolving Line Utilization:	60.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The answer to 1) is yes i do. 2) the total balance is 180,000 and the market value is only about 175000. What do you mean by HELOC?
What are the balances and interest rates on your credit cards?	Do you want to know the exact? If so i can do that for you. I owe a little over 7000 and the interets rates are from 22-26%
Yes, please share the exact information: outstanding balances, APR, current monthly payment. You mentioned a little over $7,000; why are you asking for $8,000? Exact information will be helpful - thanks!	BofA-1945.00 (apr 24.96%) 56.00 American Express- 1983.00 (24.00%) 45.00 sears-1945 (24.45%) 45.00 Washingtion Mutual- 494 (26%) 25.00 HD- 456 (24%) 15.00 Im asking for 8000 because i lost my job two years ago and most of my savings went to paying my mortage and to stay a float. I want to have a little extra cash in my account just in case something comes up and i would rather pay in cash then use a credit card.
Please detail the CCs you plan to pay, their respective balances, APRs and monthly payments.	There are five credit cards BofA-1945.00 (apr 24.96%) 56.00 American Express- 1983.00 (24.00%) 45.00 sears-1945 (24.45%) 45.00 Washingtion Mutual- 494 (26%) 25.00 HD- 456 (24%) 15.00
Can you please explain your delinquencies?	what do you mean by delinquencies? I always pay things on time and if ive been late its because of a mishap on my bill pay and a confusion on the date is was due

Member Payment Dependent Notes Series 647897

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
647897	$9,250	$9,250	12.23%	1.00%	January 10, 2011	January 19, 2014	January 19, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 647897. Member loan 647897 was requested on January 5, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,083 / month
Current employer:	Rasmussen College	Debt-to-income ratio:	10.09%
Length of employment:	< 1 year	Location:	Brooklyn Park, MN

Home town:
Current & past employers:	Rasmussen College
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/05/11 > I am looking for a loan to reduce my debt and lower the interest on them to save more in the future. My credit cards currently accrue 29.99% interest rate on them. I am working full time at Rasmussen College. I have been there for about 6 months now. Previously, I was employed at TCF National Bank, St. Anthony, MN. I was the senior assistant manager at TCF and have been with them or almost 5 years. I left for a better salary and a different work environment and better benefis.

A credit bureau reported the following information about this borrower member on January 5, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	44
Revolving Credit Balance:	$9,718.00	Public Records On File:	0
Revolving Line Utilization:	46.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service loan (active status) before loan is paid off? Full term? Shorter: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Lender: 505570 Screen ID: U S Marine Corps Retired Location: Virginia Beach,VA	1.) I am the Student Finance Advisor, and I help students with Financial aid questions that is strictly related to government funding such as Pell grants, State grants, Federal grants, adn federal loans. I also ceritfy school loans for students and verify their enrollment. I process their loans and help them apply for private loans if necessary. I meet with students one-on-one by appointments daily to answer their questions and also to process their applications for aid. 2.) I really expect to pay off the loan in 2-3 years but not before that.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1.) Yes I hold the title to my home under my name. 2.) My total balance for my home is at $138,000.00 right now. My mortgage is $1034.00/mo. but my I have help with my mortgage payments because my mom lives there with me. She helps with $500/mo. 3.) I am not sure what the current market value is of my home, but I wouldn't think that it is less in value now, than since I've bought it.

Member Payment Dependent Notes Series 648007

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648007	$1,600	$1,600	15.20%	1.00%	January 10, 2011	January 20, 2016	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648007. Member loan 648007 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Norman Glavas Architects	Debt-to-income ratio:	1.59%
Length of employment:	6 years	Location:	Astoria, NY

Home town:
Current & past employers:	Norman Glavas Architects
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$815.00	Public Records On File:	0
Revolving Line Utilization:	22.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Norman Glavas Architects?	I work as a project captain in diferent types of cimercial and residential projects..
What do you intend to use this loan for?	I was planning to take a course in renewable energy ( solar and wind) but my wife gave birth ahead of schedule and I found myself I little bit short due to the extra expenses.... The course is being offered by cleanedison here in new York. Thank you on advance
It seems funny that you need a loan for less than 2000 when you make over 5000 every month. Can you explain?	I was planning to take a course in renewable energy ( solar and wind) but my wife gave birth ahead of schedule and I found myself I little bit short due to the extra expenses.... The course is being offered by cleanedison here in new York. Thank you on advance
Hi, Can you please explain what the loan is for? And being you make so much in salary per month why do you need a loan for such a low amount? Thanks.	I was planning to take a course in renewable energy ( solar and wind) but my wife gave birth ahead of schedule and I found myself I little bit short due to the extra expenses.... The course is being offered by cleanedison here in new York. Thank you on advance

Member Payment Dependent Notes Series 648017

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648017	$8,400	$8,400	12.61%	1.00%	January 10, 2011	January 20, 2014	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648017. Member loan 648017 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,917 / month
Current employer:	SL Green Realty Corp	Debt-to-income ratio:	13.55%
Length of employment:	10+ years	Location:	Mount Vernon, NY

Home town:
Current & past employers:	SL Green Realty Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > I intend to use my loan to finance the balance of the cost of my wedding that my fiance and I have not been able to save in time. My wedding is on 02/04/11 so I'll be able to pay back my loan fairly quickly.

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,277.00	Public Records On File:	0
Revolving Line Utilization:	87.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at SL Green Realty Corp?	I am a senior accounts payable specialist.

Member Payment Dependent Notes Series 648069

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648069	$4,200	$4,200	10.36%	1.00%	January 11, 2011	January 20, 2016	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648069. Member loan 648069 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,708 / month
Current employer:	Crestview Rehab	Debt-to-income ratio:	20.68%
Length of employment:	6 years	Location:	Lancaster, OH

Home town:
Current & past employers:	Crestview Rehab
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > I had a really bad flood in my basement which caused significant damage which I really need to get cleaned up and repaired.

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	74
Revolving Credit Balance:	$4,508.00	Public Records On File:	0
Revolving Line Utilization:	59.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Crestview Rehab?	I work in the Administrative Office as Secretary and Assistant to Admissions Department
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	I do not owe a mortgage, house value is approximately $110,000 at last appraisal, have lived in my home over 20 years

Member Payment Dependent Notes Series 648210

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648210	$5,000	$5,000	12.23%	1.00%	January 11, 2011	January 20, 2016	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648210. Member loan 648210 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,540 / month
Current employer:	Greiner Industries, Inc.	Debt-to-income ratio:	13.39%
Length of employment:	10+ years	Location:	Elizabethtown, PA

Home town:
Current & past employers:	Greiner Industries, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/07/11 > I am asking for this loan as a way for debt consolidation, plus a couple of items for our house (my children and I). This load would actually put money back into my pocket to get myself back to where i want to be.....becoming as close to debt free as I can. I would definitely plan to pay this loan off before full term. I am not one who jumps from job to job and have been blessed to be with the same company for 25 years (Greiner Industries, Inc. - steel fabricator/mechanical contractor). Thank you for your consideration

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1979	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	70
Revolving Credit Balance:	$3,115.00	Public Records On File:	0
Revolving Line Utilization:	26.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Greiner Industries, Inc.?	Type your answer here. I am a Project Manager at Greiner Industries, Inc...in other words, I receive inquiries from prospective customers for possible work (we are a steel fabricator/mechanical contractor). I review the drawings, plans, work scope, etc. and do a take off on materials and labor required to do this project, and then turn the pricing in to the customer. If we are blessed enough to win this project, I then follow it and manage it through all the stages until completion. I have worked for Greiner Industries, Inc for 25 years (actually March 3, 2011 will be my 25TH anniversary), with 15 + years as a project manager. I guess you can say i worked myself up through the ranks here.
Hello, I am interested in funding your loan but hope you wouldn't mind answering a few questions: What is it you do for a living? What is the reason you've accumulated CC (?) debt? What steps have you taken to avoid additional debt? I also see that you ask way more than the reported revolving credit balance of only US$ 3,115?	Type your answer here. I am a Project Manger for Greiner Industries, Inc. What i do is to take in prospective work from customers, do materials and labor take-offs and submit pricing back to the customer (we are a steel fabricator/mechanical contractor) If we are blessed enough to get this project, I will then manage it and follow it through all stages at our facility until completion. I have been with Greiner Industries, Inc. for 25 years (actually my 25TH anniversary is on March 3, 2011). Back about 8+ years ago, my ex-wife bascially destroyed my life. Through her actions, I lost my house and pretty much everything else. I have worked extremely hard to get my credit back up to a good standing, as it was as good as gold before this incident. This is one of the reasons I would really like this loan.....it would get rid of some bills and actually put some money back in my pocket. To try and avoid debt, I do not buy anything that is not totally necessary. And if I do purchase something, I try y darndest to pay it off before it's time. Thanks so much for your consideration.
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service (active status) loan before paid off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; today 481. Not all 100 pct fund, especially size $12K to $25K. Loans that 60 percent, and more, funded when their 14-days listing expire, automatically are eligible for issue. When listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens the closer all loans approach expiration. More advantageous to accept the partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on-time payments, borrowers automatically are eligible to relist their loans for unfunded $ amount or list new loan.) Best wishes loan is 100 percent funded. Lender: 505570 ID: U S Marine Corps Retired Location: Va Beach, VA	Type your answer here. My position with Greiner Industries, Inc. is a Project Manager....in other words, I will take in inquiries from prospective customers, do materials and labor take offs and submit the pricing back to the customer for their project (we are a steel fabricator/mechanical contractor). If we are blessed by getting the work, I will then manage it and follow it through all stages until completion. I have been with Greiner Industries, Inc for 25 years (actually March 3, 2011 will be my 25TH anniversary). As with any loans, I try to pay it off before it goes full term. I would really love to get the full amount on this loan as in reallity it would be a blessing and actually put money back in my pocket. Thank you for your time and consideration.
Received reply; Thanks. 25+ years longevity same employer deciding factor to fund portion your loan. But I (and many other lenders) need an approximate length of time IN-YEARS answer that you initially anticipate to service the loan: Full term 5-yrs? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? Thanks. Lender 505570 USMC RETIRED	Type your answer here. Right now, I must figure full term....but that being said, I do strive to get things paid ahead of time. I do not think it would be less than 4 years for sure.....more than likely between the 4-5 year range. Thanks one more time.

Member Payment Dependent Notes Series 648376

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648376	$9,000	$9,000	14.09%	1.00%	January 11, 2011	January 20, 2014	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648376. Member loan 648376 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	PlayHaven	Debt-to-income ratio:	13.79%
Length of employment:	1 year	Location:	San Francisco, CA

Home town:
Current & past employers:	PlayHaven
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > I plan to use the loan for unforeseen medical expenses as well as credit card refinancing. My job is very stable as I am working full-time at a salaried position. I have been working at my current job for one year with no foreseeable changes. The company I work for is growing and we just moved offices which adds to the stability of the company and thus my job. Borrower added on 01/06/11 > I plan to use the loan for unforeseen medical expenses as well as credit card refinancing. My job is very stable as I am working full-time at a salaried position. I have been working at my current job for one year with no foreseeable changes. The company I work for is growing and we just moved offices which adds to the stability of the company and thus my job.

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,787.00	Public Records On File:	0
Revolving Line Utilization:	82.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at PlayHaven and where did you work prior to that?	I am VP of Sales at PlayHaven. I work both in sales, marketing and business development. On a day to day basis, I manage a sales team and make sure our pipeline is healthy. Additionally, I monitor all of the marketing campaigns we have set up to make sure they continually optimized. I also do business development with premium developers in the mobile industry. Prior to working for PlayHaven, I worked an internship at an international, affiliate marketing company where I built, maintained and managed over 200 affiliate programs across multiple verticals. I also monitored metrics and made strategic recommendations to improve click-through, conversion and EPC.
Can you tell us more about the medical expenses? Are they complete or ongoing? Are they included in your current revolving balance? More info you can give us the better chance your loan will be fully funded.	The medical expenses are upcoming and require a series of non-invasive treatments. The treatments are for both of my legs. Without the treatment, I will still be able to walk and go about daily life normally; however, it will be in pain. They are not included in my current revolving balance, so the loan is to pay for the current upcoming procedures as well as my revolving balance.
Will this operation prohibit you from working for any length of time?	No, it will not have any impact on my operations at work aside from going to have treatments done.

Member Payment Dependent Notes Series 648385

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648385	$4,550	$4,550	13.72%	1.00%	January 10, 2011	January 20, 2014	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648385. Member loan 648385 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,722 / month
Current employer:	Office Depot	Debt-to-income ratio:	20.94%
Length of employment:	4 years	Location:	Phoenix, AZ

Home town:
Current & past employers:	Office Depot
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/06/11 > My mom is the most amazing woman that I know. She has always worked two jobs, never asks for anything from myself or my two other siblings, and is extremely supportive. My mom and I are the only income providers in a house of 7, now that my sister had twins in August. Every time she has taken vacation in the past it has been because of an emergency or to help someone else out. Now that the twins are here all of our extra money goes to them (since my sister is a stay at home mom and can't work). My mom has racked up too many vacation hours at one of her jobs and has to use it before it is taken away. I want to take that opportunity to give her a dream vacation in Hawaii. I can pay the loan off with the money from my job because my mom refuses to take money from me until she absolutely needs it. This will be my way of paying her back and giving her the chance to relax for once. Please help me fund this vacation as fast as possible. I would truly appreciate it. If you have any question please feel free to ask. Thanks for your time.

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,302.00	Public Records On File:	0
Revolving Line Utilization:	76.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Office Depot?	I work in the distribution center (warehouse) portion of the Office Depot chain. My official title is warehouse associate. This job is described as a person who pulls the requested materials made by a customer either online or by phone, verifies that all products are in the best condition, and packs it so that it can immediately shipped to the customer. However, on top of that, my specific job is in the computer room running batches. Throughout the work day I take every order sent to our facility and separate it according to department to ensure that the customer receives the correct products. I also take phone calls and track those orders customers claim to have never received or claim had errors.

Member Payment Dependent Notes Series 648535

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648535	$6,000	$6,000	14.83%	1.00%	January 11, 2011	January 20, 2016	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648535. Member loan 648535 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Bayfront Medical Center	Debt-to-income ratio:	21.21%
Length of employment:	5 years	Location:	clearwater, FL

Home town:
Current & past employers:	Bayfront Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,808.00	Public Records On File:	0
Revolving Line Utilization:	55.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service (active status) loan before paid off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Normally 300 loans listed; today 481. Not all 100 pct fund, especially size $12K to $25K. Loans that 60 percent, and more, funded when their 14-days listing expire, automatically are eligible for issue. When listing expires, IF loan 60 percent PLUS funded, will you accept the partially funded loan? (Funding pace quickens the closer all loans approach expiration. More advantageous to accept the partially funded, lower APR interest loan and pay off higher APR interest debts. After 6-months on-time payments, borrowers automatically are eligible to relist their loans for unfunded $ amount or list new loan.) Best wishes loan is 100 percent funded. Lender: 505570 ID: U S Marine Corps Retired Location: Va Beach, VA	1.I'm a charge nurse for a busy critical care unit at a level II trauma hospital, my job is to lead, give direction, education, and motivate my staff to give great patient care.2. I expect to pay off the loan in 3-4 years.3. I will only except a 100% funded loan and will have to use other avenues if not.
Hi, I am interested in funding your loan, however, I am slightly worried about your compounding debt outlook. What are your plans on paying off your existing debts? Do you see yourself taking out other debts such as a car loan or mortgage in the next six years?	In the next year i plan on decreasing my rent to at least 50%.My fiance and I have decided to move in with my future mother-in-law for the sole purpose of paying off debt and to save for buying a home.
Hello, I am interested in funding your loan, but have 2 questions: 1)What will be the combined annual income after you are married? 2) If for some unfortunate situation, you, your spouse, or both lose your jobs, what is your back up plan to pay off this loan?	1)110,000 2)I currently can pay for all both our combined bills with my salary, and if one of us were to lose there job we would move in with my mother and law and live almost rent free, we have already spoken about this in some depth.
Why are you borrowing money for a wedding? Don't you realize that starting of your married life in debt is no way to start a marriage, and it could cause serious problems for you. Instead, why not have a simple ceremony that does not require you to borrow funds to pay for it.	The fact is my fiance and I have been together for 8 years , and we both feel like this wedding is very important to both of us and both our families.We both feel very confidently that debt will not cause serious problems, as debt is a part of all marriage at some time.

Member Payment Dependent Notes Series 648678

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648678	$3,000	$3,000	16.32%	1.00%	January 10, 2011	January 20, 2014	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648678. Member loan 648678 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,500 / month
Current employer:	Zone 7 Water Agency	Debt-to-income ratio:	14.75%
Length of employment:	4 years	Location:	PLEASANTON, CA

Home town:
Current & past employers:	Zone 7 Water Agency
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,381.00	Public Records On File:	0
Revolving Line Utilization:	99.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain why you are moving and whether it will affect your employment situation.	Hi RagtopMINI, My one year lease recently ran out and I was unsure if I wanted to stay in that complex, so I have been going with a month-to-month. The complex managers are very adamant about residents being on long term leases and have been raising my month-to-month terms $100 each month. In 3 months I went from $1059 a month to $1400 a month. That is way too much for what i am getting. A co-worker told me last week that she is moving (she has an awesome duplex) and she could put in a good word for me with the owners of the property. The rent there is $1100 a month, but they want the resident to move in right away. I will have to double pay(for my curent place and the new place for a month), as well as pay a much larger deposit, and pay for moving costs. My job is still the same, I work for a public agency that is funded by water rates (not like people can stop drinking water). Thanks for your question!

Member Payment Dependent Notes Series 648683

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
648683	$11,200	$11,200	13.35%	1.00%	January 11, 2011	January 20, 2016	January 20, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 648683. Member loan 648683 was requested on January 6, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,375 / month
Current employer:	Terra Form Inc	Debt-to-income ratio:	11.47%
Length of employment:	5 years	Location:	grand bay, AL

Home town:
Current & past employers:	Terra Form Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 6, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,134.00	Public Records On File:	0
Revolving Line Utilization:	70.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. Do you hold the title to your home under your *own* name? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Yes I hold title to my current home and my rental house is in my name too. My rental house is the only mort loan i have at 82,000 bal. Its value is around 105,000. My primary residence is valued at around 75,000
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	I only owe a mortgage on my rental house. Payment is 476. My primary residence is paid off. Everything is in my name alone. My primary residence is estimated at 75,000 and my rental house around 105...mort bal on rental house is 82,000 I have no HELOC loans...I am using this loan instead of getting one to consolidate cc debt. I've lived in my current home 7 months...I lived in my now rental home for 5.5 years as previous residence.
Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month?	No spouse as of yet. My total NET income is around 2000 from my job and 875.00 from rental property
Would you please list the details of your debts: who you owe, current balance, interest rate, monthly amount paid, and which ones will be paid off by this loan? Also what do you do at your job? Thank you	I owe 82,000 on my rental house...pay 476.00 mo....get paid 875 mo from tenant. I have a wells fargo CC with 7800 on it. I pay a couple hundred a month on this one. Interest at 15%. It will be paid down to 3500.00 All my other cards will be paid off. Amex 1800, Bank of America 2300, Home Depot 2800, Best Buy 450. Average Interest rate of all cards around 16-17% No interest on store cards...all balance on home depot and best buy are promos. Majority of charges are due to remodeling my "now" primary residence that I bought in rough shape as a forclosure. I owe nothing on it and hold title. It is valued around 75,000. I am a supervisor and heavy equipment operator for a construcion company and have been with them since 2005
Hi, My questions are: (1) Initially selected 5-years length for loan's repayment terms. How long do you realistically expect to service (active status) loan before paid off? Full term? Shorter term: 4 to 5-yrs? 3 to 4-yrs? 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (2) Normally 300 loans listed; today 481. Not all $12K to $25K 100 pct fund. Loan 60 percent funded when 14-day listing expires, automatically eligible for issue. When listing expires, IF loan 60 percent funded, will you accept partially funded loan? (Funding pace quickens loan approaches expiration. More advantageous to accept partially funded lower APR interest loan to pay off higher APR interest debts. After 6-months payments, automatically eligible to relist unfunded $ amount or can list new loan.) Best wishes 100 percent funds. Lender: 505570 U S Marine Corps Retired Va Beach, VA	I expect to actually pay off this loan within 2 years. I just selected 5 to allow flexibility. Thanks for the info.. I will accept a partially funded loan

Member Payment Dependent Notes Series 649082

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649082	$9,200	$9,200	13.43%	1.00%	January 11, 2011	January 21, 2014	January 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649082. Member loan 649082 was requested on January 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,355 / month
Current employer:	State of California	Debt-to-income ratio:	22.00%
Length of employment:	10+ years	Location:	Roseville, CA

Home town:
Current & past employers:	State of California
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/07/11 > This loan will be pay off high interest debt ranging from 24 - 30%. My initial rates were 10 - 19%; however in the past 18 months, big banks have hiked my rates - even though I make my payments on time.

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	26
Revolving Credit Balance:	$9,643.00	Public Records On File:	1
Revolving Line Utilization:	81.00%	Months Since Last Record:	66
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the State of California?	I manage a program support unit where my primary responsibility is administrative oversight of my Department's statewide housing program. High level responsibilities include developing statewide policies and operating procedures, developing and monitoring corrective action plans, establishing goals, objectives, and priorities, and conducting research for the preparation of various Executive reports and Departmental "drills." In addition, I am responsible for managing staff in the development and management of the Divisional Support Budget. This includes monitoring expenditures and encumbrances, working with Accounting and Budget Offices to identify/resolve fiscal issues, and preparing the Monthly Budget Plan. Lastly, I am responsible for managing and directing personnel actions for the Division. This includes justifications for reclassifications and promotions, coordinating permanent and reimbursement position distribution with budgets, tracking positions and vacancies and working with management on identifying personnel and examination needs for the Program.
Hi, My questions are: (1) What is your position (brief job summary) with current employer? (2) Initially selected 3-years length for loan's repayment terms. How long do you realistically expect to service (active status) loan before paid off? Full term? Shorter term: 2 to 3-yrs? 1 to 2-yrs? Less than 1-yr? (3) Why the 1 Public Record 66-months ago? What was final disposition? Lenderr: 505570 ID: U S Marine Corps Retired Location: Va Beach, VA	Hello, Question 1: I manage a program support unit where my primary responsibility is administrative oversight of my Department's statewide housing program. High level responsibilities include developing statewide policies and operating procedures, developing and monitoring corrective action plans, establishing goals, objectives, and priorities, and conducting research for the preparation of various Executive reports and Departmental "drills." In addition, I am responsible for managing staff in the development and management of the Divisional Support Budget. This includes monitoring expenditures and encumbrances, working with Accounting and Budget Offices to identify/resolve fiscal issues, and preparing the Monthly Budget Plan. Lastly, I am responsible for managing and directing personnel actions for the Division. This includes justifications for reclassifications and promotions, coordinating permanent and reimbursement position distribution with budgets, tracking positions and vacancies and working with management on identifying personnel and examination needs for the Program. Questions 2: I realistically expect to repay the loan in 1.5to 2 years. I had developed a budget plan with my current interest rates and the debt payoff schedule resulted in 2 years, 3 months. With a lower interest rate, I have preliminarily calculated 1.5 - 2 years. Questions 3: The Public Record was the result of an unpaid collection that was eventually bought by a law firm. I was working with the law firm to try and reduce the debt owed, but they were unwilling to work with me. I repeatedly told them I was working on borrowing enough money to pay it off. I finally pulled together enough money to pay it off and on the very day I called to settle the debt, they had filed a case against me in court. I paid the law firm in full and the case was dismissed. Not that it matters but the two years prior to this, I had taken in a single parent with 3 children and ended up supporting them (and my 2 children) for almost 2 years. I had a very difficult time in bringing myself to a point where I could ask them to find other arrangements. But I finally reached the point where I could not let it affect my ability to care for my own family and they found other arrangements with family in another State.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I am in an unusual position because my home loan is through a family trust fund. I pay no interest. The balance on the loan is roughly $495,000 and the current market value of the home is $385,000. Unfortunately, negative equity is typical for my geographic area. I remember the days of instant equity.....

Member Payment Dependent Notes Series 649329

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
649329	$2,500	$2,500	10.37%	1.00%	January 11, 2011	January 21, 2014	January 21, 2016	$0

                This series of Notes was issued upon closing and funding of member loan 649329. Member loan 649329 was requested on January 7, 2011 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,812 / month
Current employer:	honda of america	Debt-to-income ratio:	15.77%
Length of employment:	10+ years	Location:	GREENVILLE, OH

Home town:
Current & past employers:	honda of america
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 7, 2011:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,916.00	Public Records On File:	0
Revolving Line Utilization:	68.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at honda of america?	I am a general associate,which means i work on the line in the plant.I build the engines for the accord&civic.
Can you please specify what type of home improvements project(s) you are looking to complete as well as why it's important to you?	I would like to to replace a glass door that leads to the outside with a solid door,so i can save on my energy bills.Plus i want to replace 2 bathroom fixtures.
Thank you, I will be investing in your loan. Please remember we all work extremely hard for our money and we're counting on you to pay us back.	Thank you!I appreciate your help.I will pay it back!

Prospectus Supplement (Sales Report) No. 1 dated January 11, 2011